     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 1998


                                                      REGISTRATION NO. 333-50117
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                          AMERICAN LAWYER MEDIA, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  2711                                 13-3980414
      (State or jurisdiction of              (Primary Standard Industrial          (I.R.S. Employer Identification
            incorporation                           Classification                             Number)
            or formation)                            Code Number)

                            ------------------------

                          AMERICAN LAWYER MEDIA, INC.
                             345 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 779-9200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                               WILLIAM L. POLLAK
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                          AMERICAN LAWYER MEDIA, INC.
                             345 PARK AVENUE SOUTH
                            NEW YORK, NEW YORK 10010
                                 (212) 779-9200
(Name, address, including zip code, and telephone number, including area code of agent for service)

                         ------------------------------

                                   COPIES TO:
                            ROBERT A. PROFUSEK, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939
                            ------------------------

            APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statements for the same offering. / /
                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               OTHER REGISTRANTS

                              JURISDICTION OF   PRIMARY STANDARD        I.R.S.           ADDRESS, INCLUDING ZIP CODE, AND
                               INCORPORATION       INDUSTRIAL          EMPLOYER            TELEPHONE NUMBER, INCLUDING
                                    OR         CLASSIFICATION CODE  IDENTIFICATION           AREA CODE, OF PRINCIPAL
NAME OF CORPORATION              FORMATION           NUMBER             NUMBER                   EXECUTIVE OFFICE
----------------------------  ---------------  -------------------  --------------  ------------------------------------------
ALM, LLC....................        New York             2711          13-3980414   600 Third Avenue
                                                                                    New York, New York 10016
                                                                                    (212) 973-2800

ALM Counsel
 Connect Inc................        Delaware             7375          13-3881178   600 Third Avenue
                                                                                    New York, New York 10016
                                                                                    (212) 973-2800

ALM IP, LLC.................        Delaware             6794          13-3962216   600 Third Avenue
                                                                                    New York, New York 10016
                                                                                    (212) 973-2800

Counsel Connect.............        New York             7375          13-3755486   600 Third Avenue
                                                                                    New York, New York 10016
                                                                                    (212) 973-2800

Counsel Connect, LLC........        Delaware             7375          13-3980414   600 Third Avenue
                                                                                    New York, New York 10016
                                                                                    (212) 973-2800

Law Journal Extra, Inc......        New York             7375          13-3806020   345 Park Avenue South
                                                                                    New York, New York 10010
                                                                                    (212) 779-9200

LegalTech, LLC..............        New York             7389          13-3273851   115 Central Park West
                                                                                    New York, New York 10023
                                                                                    (212) 877-5619

National Law
 Publishing Company, Inc....        New York             2711          13-3990318   345 Park Avenue South
                                                                                    New York, New York 10010
                                                                                    (212) 779-9200

The New York Law
 Publishing Company.........        New York             2711          13-3273851   345 Park Avenue South
                                                                                    New York, New York 10010
                                                                                    (212) 779-9200

NLP IP Company..............        Delaware             6794          13-3989917   345 Park Avenue South
                                                                                    New York, New York 10010
                                                                                    (212) 779-9200

PPC Publishing
 Corporation................        New York             2711          13-3285951   345 Park Avenue South
                                                                                    New York, New York 10010
                                                                                    (212) 779-9200

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1998


                          AMERICAN LAWYER MEDIA, INC.

                               OFFER TO EXCHANGE
                  ITS 9 3/4% SENIOR NOTES DUE 2007, SERIES B,
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2007

    ALM, LLC, ALM Counsel Connect Inc., ALM IP, LLC, Counsel Connect, Counsel Connect, LLC, Law Journal Extra, Inc., LegalTech, LLC, National Law Publishing Company, Inc., The New York Law Publishing Company, NLP IP Company and PPC Publishing Corporation, as Guarantors of the 9 3/4% Senior Notes Due 2007.


       THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME ON
                        JULY 16, 1998, UNLESS EXTENDED.


    American Lawyer Media, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 9 3/4% Senior Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 9 3/4% Senior Notes due 2007 (the "Old Notes") of which $175,000,000 aggregate principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes will bear a Series B designation,
(ii) the Exchange Notes will have been registered under the Securities Act and will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to the rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture dated as of December 22, 1997, as supplemented (the "Indenture") by and among the Company, the Guarantors and The Bank of New York, as trustee. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "The Exchange Offer" and "Description of the Notes."

    Interest on the Exchange Notes will be payable in cash semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. The Exchange Notes will mature on December 15, 2007, unless previously redeemed, and will not be subject to any sinking fund requirement. The Exchange Notes will be redeemable in cash at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon (and Liquidated Damages (as defined), if any) to the date of redemption. Prior to December 15, 2002, the Exchange Notes will also be subject to redemption, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (as defined) plus accrued and unpaid interest thereon (and Liquidated Damages, if any). Prior to December 15, 2000, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Exchange Notes at 109.75% of the aggregate principal amount so redeemed plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the redemption date with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) provided that at least $113.8 million aggregate principal amount of the Exchange Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Notes-- Optional Redemption."

    In the event of a Change of Control (as defined), holders of the Notes will have the right to require the Company to purchase the Exchange Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the purchase date. No assurance can be given that the Company will have sufficient funds available to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of the Notes--Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control." In addition, the Company is obligated in certain instances to offer to repurchase the Exchange Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the date of repurchase with the Net Cash Proceeds of certain asset sales. See "Description of the Notes--Certain Covenants-- Limitation on Sale of Assets and Subsidiary Stock."

                                             (COVER CONTINUED ON FOLLOWING PAGE)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES IN THE EXCHANGE OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                 The date of this Prospectus is June 17, 1998.

    The Exchange Notes will be senior unsecured general obligations of the Company, PARI PASSU in right of payment to all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future Subordinated Indebtedness (as defined) of the Company. As of December 31, 1997, after giving effect to the consummation of the Initial Offering (as defined), the Company and its subsidiaries had approximately $175 million aggregate principal amount of senior indebtedness outstanding. The Company's pro forma earnings were insufficient to cover fixed charges by approximately $16.1 million for the year ended December 31, 1997. The Exchange Notes will be fully and unconditionally guaranteed (the "Subsidiary Guarantees") on a joint and several and senior unsecured basis, by each of the Company's existing and future Restricted Subsidiaries (as defined) (each a "Guarantor" and collectively the "Guarantors"). See "Capitalization" and "Description of the Notes."


    The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on July 16, 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes with respect to the Exchange Offer, the Company will promptly return the Old Notes to the holders thereof. The Exchange Offer is not conditioned upon any minimum amount of Old Notes being tendered for exchange, but is otherwise subject to certain customary conditions. The Old Notes may be tendered only in integral multiples of $1,000. The Old Notes were sold by the Company on December 22, 1997 to Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and (iii) qualified buyers outside of the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement") in connection with the Initial Offering. See "The Exchange Offer."


    Based upon interpretations, by the staff of the Securities and Exchange Commission (the "Commission") set forth in certain no-action letters issued to third parties in similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than part of its market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer--Resale of the Exchange Notes." However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

    Holders of Old Notes not tendered and accepted in the Exchange Offer will continue to hold such Old Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act.

    The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

    There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes." Moreover, to the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected.

    Concurrently with the Initial Offering, American Lawyer Media Holdings, Inc. ("Holdings"), the parent company of the Company, sold $35 million in initial aggregate principal amount ($63.3 million principal amount at maturity) of its 12 1/4% Senior Discount Notes due 2008 (the "Old Discount Notes") (the "Initial Discount Note Offering," and together with the Initial Offering, the "Initial Offerings").

    Concurrently with this Exchange Offer, Holdings is offering to exchange (the "Discount Note Exchange Offer," and together with this Exchange Offer, the "Exchange Offers") $1,000 principal amount at maturity of its 12 1/4% Senior Discount Notes due 2008, Series B (the "Exchange Discount Notes"), registered under the Securities Act pursuant to a registration statement, for each $1,000 principal amount at maturity of its outstanding Old Discount Notes, of which $63.3 million aggregate principal amount at maturity is outstanding as of the date hereof. The Old Discount Notes and the Exchange Discount Notes are sometimes referred to herein collectively as the "Discount Notes." See "The Transactions" and "Description of Other Indebtedness--Description of the Discount Notes."

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

    NO PERSON IS AUTHORIZED IN CONNECTION WITH ANY OFFERING HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY GUARANTOR. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL, NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


    UNTIL SEPTEMBER 15, 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS.

    The Exchange Notes will be available initially only in book-entry form and the Company expects that the Exchange Notes issued pursuant to the Exchange Offer will be issued in the form of a Global Note (as defined), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only under limited circumstances as set forth in the Indenture. See "Description of the Notes--Book-Entry; Delivery and Form."

                             AVAILABLE INFORMATION

    The Company and the Guarantors have filed with the Commission a registration statement on Form S-4 (File No. 333-50117) (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    Upon the declaration by the Commission that the Exchange Offer Registration Statement is effective, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company has agreed that, whether or not it is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, for so long as the Old Notes or the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Old Notes and the Exchange Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial conditions and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See "Description of the Notes--Reports."

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus contains "forward-looking statements" that are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors such as those described under "Risk Factors." In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Prospectus will in fact transpire. Prospective purchasers are cautioned not to place undue reliance on these forward-looking statements. Neither the Company nor any Guarantor undertakes any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company, any Guarantor or persons acting on behalf of any of them are expressly qualified in their entirety by the discussion under "Risk Factors."

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION AND FINANCIAL DATA, INCLUDING THE FINANCIAL STATEMENTS AND NOTES THERETO, INCLUDED ELSEWHERE IN THIS PROSPECTUS. ON AUGUST 27, 1997, BUT EFFECTIVE AS OF AUGUST 1, 1997, ALM ACQUIRED SUBSTANTIALLY ALL OF THE ASSETS AND ASSUMED CERTAIN OF THE LIABILITIES RELATED TO AMERICAN LAWYER MEDIA, L.P. (THE "ALM ACQUISITION"). IN ADDITION, ON DECEMBER 22, 1997, ALM ACQUIRED ALL OF THE ISSUED AND OUTSTANDING CAPITAL STOCK OF NATIONAL LAW PUBLISHING COMPANY, INC. (THE "NLP ACQUISITION" AND, TOGETHER WITH THE ALM ACQUISITION, THE "ACQUISITIONS"). REFERENCES HEREIN TO THE COMPANY'S ESTIMATED CIRCULATION INCLUDE TOTAL PAID AND FREE CIRCULATION FOR ALL OF THE COMPANY'S PERIODICALS. REFERENCES HEREIN TO READERSHIP INCLUDE ESTIMATED CIRCULATION PLUS COMBINED PASS-ALONG READERSHIP UNADJUSTED FOR ANY OVERLAP WHICH EXISTS AMONG READERS OF THE COMPANY'S VARIOUS PUBLICATIONS. UNLESS THE CONTEXT OTHERWISE REQUIRES: (I) THE "COMPANY" REFERS TO AMERICAN LAWYER MEDIA, INC. AND ITS SUBSIDIARIES AFTER GIVING EFFECT TO THE ACQUISITIONS; (II) "ALM" REFERS TO AMERICAN LAWYER MEDIA, INC. AND ITS SUBSIDIARIES (AND TO ITS PREDECESSOR, ALM HOLDINGS, LLC) SINCE THE CONSUMMATION OF THE ALM ACQUISITION BUT PRIOR TO THE NLP ACQUISITION AND, WHERE APPLICABLE, TO AMERICAN LAWYER MEDIA, L.P. AND ITS SUBSIDIARIES PRIOR TO THE ALM ACQUISITION; (III) "OLD ALM" REFERS TO AMERICAN LAWYER MEDIA, L.P. AND ITS SUBSIDIARIES PRIOR TO THE ALM ACQUISITION; (IV) "NLP" REFERS TO NATIONAL LAW PUBLISHING COMPANY, INC. AND ITS SUBSIDIARIES PRIOR TO THE NLP ACQUISITION; AND (V) "INVESTORS" REFERS TO U.S. EQUITY PARTNERS, L.P. ("USEP") AND ITS AFFILIATES AND CERTAIN OTHER INVESTORS CONTROLLED BY OR MANAGED BY WP MANAGEMENT PARTNERS, LLC ("WPMP"), THE MERCHANT BANKING ARM OF WASSERSTEIN PERELLA GROUP, INC. ("WPG"). USEP, WPMP AND WPG ARE AFFILIATES OF WASSERSTEIN PERELLA SECURITIES, INC.

                                  THE COMPANY

COMPANY OVERVIEW

    The Company believes that the combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. The Company publishes 16 periodicals, including several leading national periodicals and regional publications serving four of the five largest state legal markets. The Company's nationally-recognized periodicals include THE AMERICAN LAWYER-REGISTERED TRADEMARK-, a monthly magazine containing articles and features targeted to attorneys practicing in large law firms, and THE NATIONAL LAW JOURNAL-REGISTERED TRADEMARK-, the nation's largest selling legal newspaper, which covers the law, lawyers and the business of the legal profession. The Company's regional publications are led by the NEW YORK LAW JOURNAL-REGISTERED TRADEMARK-, which has the largest paid circulation of any regional legal newspaper in the United States. In addition to the NEW YORK LAW JOURNAL, the Company publishes five other daily newspapers serving Georgia, Northern California, Miami, Fort Lauderdale and Palm Beach, as well as four weekly newspapers serving New Jersey, Texas, Washington, D.C. and Connecticut.

    The Company's periodicals are well established in their markets and are widely recognized for editorial excellence and for providing sophisticated news reporting and analysis of legal issues. The Company's newspapers function as professional tools that are indispensable to attorneys (particularly litigators) in their day-to-day practices, providing important information such as news, court opinions, court calendars and legal notices. The Company believes that its newspapers are among the leaders in their local markets as measured by paid circulation. In 1997, the Company's newspapers maintained an average subscription renewal rate of approximately 80%.

    In addition to the periodicals referred to above, the Company publishes CORPORATE COUNSEL MAGAZINE-TM-, a leading magazine for corporate in-house attorneys, LAW TECHNOLOGY PRODUCT NEWS-TM- and AMLAW TECH-TM-, two leading legal technology magazines, as well as IP WORLDWIDE-TM-, a leading specialty magazine focusing on intellectual property.

    The Company has also successfully established an ancillary products and services business that creates and packages information for attorneys and business professionals. This business includes a portfolio of publications covering a variety of specialized legal interests and practice areas, including 26 newsletters and 112 books on topics of national and regional interest. Each year, the Company organizes or sponsors numerous professional seminars and conferences that cover issues of current legal interest. The Company also provides case tracking and monitoring services and publishes various directories used by legal professionals.

    In addition, the Company has begun to develop an internet services business and currently has a number of law-related internet websites including LAW JOURNAL EXTRA!-REGISTERED TRADEMARK-, COUNSEL CONNECT-REGISTERED TRADEMARK-, CAL LAW-TM-, ILLINOIS LAW-TM- and TEX LAW-TM-. These websites give attorneys online access to news and other legal materials and facilitate the exchange of information among members of the legal community.

    The Company derives its revenues principally from advertising and subscriptions, with additional revenues generated by its ancillary products and services business. The Company had pro forma net revenues of approximately $105.9 million and pro forma EBITDA of approximately $26.3 million for the twelve months ended March 31, 1998. For the year ended December 31, 1997, and for the three months ended March 31, 1998, pro forma earnings were inadequate to cover fixed charges by approximately $16.1 million and $4.9 million, respectively. The Company's pro forma net loss was approximately $16.4 million for the year ended December 31, 1997. The Company's historical net loss was approximately $7.6 million and $4.3 million for the five months ended December 31, 1997 and for the three months ended March 31, 1998, respectively. For the three months ended March 31, 1998, approximately 56.7% of the Company's revenues were from advertising, 19.5% were from subscriptions, 21.3% were from ancillary products and services and 2.5% were from internet services.

    Because the Company's periodicals are the preeminent legal publications in each of their respective regional markets, they are relied upon by many advertisers as the primary advertising vehicle to reach attorneys in those markets. The Company believes that its large readership and broad coverage of the U.S. legal market uniquely positions the Company to enable national advertisers of law- and business-related products to reach the legal industry in a targeted and cost-efficient manner. The Company also believes that its newly-created national presence, combined with the affluence and other favorable demographic characteristics of its readership, will enhance its ability to attract national consumer advertisers, particularly those targeting upscale consumers.

    NLP has operated in a centralized manner and has focused on the continued development of its periodicals business and on expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business has from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its various periodicals, products and services to both readers and advertisers. The Company expects that implementing these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and accelerated growth in its ancillary products and services business.

BUSINESS STRATEGY

    ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    The Company believes that the ALM-NLP combination presents numerous cost savings opportunities including:

    - CONSOLIDATING AND REDUCING SG&A: Cost savings opportunities from the ALM-NLP combination include (i) consolidating and centralizing certain functions, including national advertising sales, accounting, tax, information systems, human resources, cash management, risk management and legal; (ii) reducing employee benefit costs through the combination of disparate employee plans and programs; (iii) reducing rent expense by combining ALM's and NLP's corporate headquarters into a single location; and (iv) taking advantage of increased purchasing power resulting from the expanded size of the Company.

    - CENTRALIZING ANCILLARY PRODUCTS AND SERVICES: The Company intends to draw on NLP's experience and success in product development by consolidating the development and marketing of various ancillary products and services across the broad regional coverage of ALM's publications to realize cost savings and efficiencies.

    - RATIONALIZING THE COMPANY'S INTERNET BUSINESS: The Company decided to shut down the Counsel Connect internet service and is currently transferring certain remaining components into a new combined service.

    The ALM-NLP combination is also expected to result in numerous revenue enhancement opportunities including:

    - LEVERAGING ANCILLARY PRODUCTS AND SERVICES: NLP has an extensive portfolio of ancillary products and services, including newsletters, books, seminars and conferences. The Company believes that the market penetration of these products and services will be substantially enhanced by selling across the combined companies through (i) advertising in all of the Company's periodicals, (ii) marketing to new customer lists, (iii) pursuing a broader direct mail effort and (iv) more aggressive telemarketing. The expanded scope of the operations created as a result of the ALM-NLP combination will allow the Company to develop and market new products and services that would not previously have been feasible.

    - ENHANCED ABILITY TO ATTRACT NATIONAL ADVERTISING: The Company believes that there are substantial opportunities to attract increased amounts of national advertising. As the nation's largest legal journalism organization with a combined readership of over one million, the Company believes it will be able to provide advertisers with a unique ability to effectively and efficiently reach the legal community on a national level. The Company intends to form a national sales group, which neither ALM nor NLP had prior to the combination. The Company also believes that it will be able to increasingly attract national consumer advertising directed toward the Company's large and affluent readership.

    - ACQUISITIONS AND DEVELOPMENT: While the Company publishes 16 periodicals, including periodicals in four of the five largest state legal markets as well as several national legal periodicals, the Company believes that there are numerous opportunities to expand into new markets. As a result of synergies among the Company's various publications and its resulting ability to efficiently create content, sell advertising and provide administrative services, the Company believes that it will be able to enter new markets with a competitive advantage. Accordingly, the Company intends to (i) selectively pursue acquisitions of additional regional legal publishing businesses and ancillary businesses, such as newsletters, books and seminars, (ii) create new publications in geographic areas in which the Company does not currently operate and (iii) develop ancillary products or services not currently offered by the Company.

OPERATING STRENGTHS

    The Company believes that it has the following operating strengths:

    HIGH REVENUE STABILITY. The Company's high subscription renewal rates (historically averaging approximately 80%) and high advertiser retention rates provide considerable revenue and profit stability and form a strong base of business from which to grow. The Company believes that its high subscription renewal rates result from (i) the high editorial quality of its publications,
(ii) its coverage of increasingly complex legal issues that are not adequately covered in other publications, and (iii) the indispensable nature of the Company's publications for the day-to-day practice of law for many attorneys. The Company attributes its high advertiser retention rates to the fact that its periodicals are the primary legal publication in their respective markets and are therefore relied upon by many advertisers as their primary vehicles for reaching attorneys in those markets.

    FAVORABLE CASH FLOW CHARACTERISTICS. The Company has favorable cash flow characteristics resulting from its stable revenues, high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. The Company outsources most of its printing and all of its distribution requirements to third parties. As a result, the Company requires minimal capital expenditures. Pro forma capital expenditures for the year ended December 31, 1997 were $1.3 million. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital. Due to the preeminent position of the Company's periodicals in each of its markets, the Company has been able to charge relatively high advertising rates and has enjoyed strong subscription pricing characteristics, resulting in consistently high operating margins.

    Net cash used in operating activities for the Company was approximately $3.2 million for the five months ended December 31, 1997 due to a net loss of approximately $7.6 million partially offset by depreciation and amortization of approximately $3.3 million. The approximately $7.6 million net loss includes a net loss of approximately $4.8 million for Counsel Connect whose operations were substantially shut down at the end of 1997. Net cash used in operating activities for Old ALM was approximately $0.7 million, $4.6 million and $5.5 million for the seven months ended July 31, 1997, the year ended December 31, 1996, and the year ended December 31, 1995, respectively. Included in the Old ALM numbers is net cash used in operating activities for Counsel Connect of approximately $2.8 million, $3.6 million and $6.8 million for the seven months ended July 31, 1997, the year ended December 31, 1996 and the year ended December 31, 1995, respectively. Net cash provided by operating activities for NLP was approximately $11.3 million, $6.6 million and $3.7 million for the period from January 1, 1997 through December 21, 1997, the year ended December 31, 1996, and the year ended December 31, 1995, respectively.

    DIVERSITY OF PUBLICATIONS. The Company publishes two leading national publications, THE AMERICAN LAWYER and THE NATIONAL LAW JOURNAL, several national specialty magazines including CORPORATE COUNSEL MAGAZINE, LAW TECHNOLOGY PRODUCT NEWS, AMLAW TECH and IP WORLDWIDE, and ten newspapers serving distinct state and local legal markets across the United States. With a diverse revenue base generated from numerous markets and from subscribers practicing in an array of specialty areas, the Company enjoys significant revenue and cash flow stability.

    EXPERIENCED STAFF. The Company's core group of editors, publishers and journalists have built their professional careers primarily in the legal publishing industry. These editors, publishers and journalists bring substantial experience to the Company as well as detailed knowledge of each of the Company's specific regional markets. Their local knowledge and depth of experience enable the Company to continue to provide thought-provoking coverage of the legal industry and develop new, innovative and informative periodicals, products and services.

                             CORPORATE ORGANIZATION

    The following chart summarizes the ownership structure of the Company and its primary operating entities and divisions.

                               [FLOWCHART]

                            COMPANY PRODUCT OFFERING

    BUSINESS                  ALM                                       NLP
-----------------  --------------------------  ------------------------------------------------------

   PERIODICALS
-----------------

Newspapers         NEW JERSEY LAW JOURNAL      NEW YORK LAW JOURNAL
                   TEXAS LAWYER                THE NATIONAL LAW JOURNAL
                   LEGAL TIMES
                   THE CONNECTICUT LAW
                   TRIBUNE
                   THE RECORDER
                   FULTON COUNTY DAILY REPORT
                   MIAMI DAILY BUSINESS
                   REVIEW
                   BROWARD DAILY BUSINESS
                   REVIEW
                   PALM BEACH DAILY BUSINESS
                   REVIEW

Magazines          THE AMERICAN LAWYER         LAW TECHNOLOGY PRODUCT NEWS
                   AMLAW TECH                  IP WORLDWIDE
                   CORPORATE COUNSEL MAGAZINE

ANCILLARY PRODUCTS AND SERVICES
-------------------------------------------------------------------------

Newsletters        CORPORATE CONTROL ALERT     ACCOUNTING FOR LAW FIRMS    THE INTERNET NEWSLETTER:
                                               THE BANKRUPTCY STRATEGIST     LEGAL & BUSINESS ASPECTS
                                               BUSINESS CRIMES BULLETIN:   LAW FIRM PARTNERSHIP &
                                                 COMPLIANCE AND              BENEFITS REPORT
                                                   LITIGATION              LEADER'S FRANCHISING
                                               CABLE TV AND NEW MEDIA        BUSINESS & LAW ALERT
                                               COMMERCIAL LEASING LAW &    LEGAL TECH
                                                 STRATEGY                  MARKETING FOR LAWYERS
                                               COMPUTER LAW STRATEGIST     THE MATRIMONIAL STRATEGIST
                                               THE CORPORATE COUNSELLOR    MEDICAL MALPRACTICE LAW &
                                               EMPLOYMENT LAW STRATEGIST     STRATEGY
                                               ENTERTAINMENT LAW &         MEDICAL/LEGAL ASPECTS OF
                                                 FINANCE                     BREAST IMPLANTS
                                               ENVIRONMENTAL COMPLIANCE    MONEY LAUNDERING LAW
                                                 AND LITIGATION STRATEGY     REPORT
                                               EQUIPMENT LEASING           MULTIMEDIA STRATEGIST
                                               HEALTH CARE FRAUD           NEW YORK REAL ESTATE LAW
                                               THE INTELLECTUAL PROPERTY     REPORTER
                                                 STRATEGIST                PRODUCT LIABILITY LAW &
                                                                             STRATEGY

Books              28 Books                    84 Books
Seminars           4 Seminars                  19 Seminars
Conferences        2 Conferences               1 Conference

Other              DAILY DECISION SERVICE      CASE ALERT SERVICE
                   Various Practice            MA/3000
                   Directories

INTERNET SERVICES
---------------------------------------------

                   COUNSEL CONNECT             LAW JOURNAL EXTRA!
                   CAL LAW
                   ILLINOIS LAW
                   TEX LAW

                                THE TRANSACTIONS

THE INITIAL OFFERING

    The Old Notes were sold by the Company on December 22, 1997 to the Initial Purchasers pursuant to a Purchase Agreement, dated December 22, 1997, among the Company, the Guarantors and the Initial Purchasers (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers pursuant to Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (iii) certain persons in offshore transactions in reliance on Regulation S under the Securities Act.

    Pursuant to the Purchase Agreement, the Company, the Guarantors and the Initial Purchasers entered into a Registration Rights Agreement, dated as of December 22, 1997 (the "Registration Rights Agreement"), which grants the holders of the Old Notes certain exchange and registration rights. The Exchange Offer is intended to satisfy such exchange rights, which rights terminate upon the consummation of the Exchange Offer.

    The Initial Offering was consummated on December 22, 1997 and was made in conjunction with a series of transactions, including the NLP Acquisition, the Equity Contribution (as defined below) and the repayment of the ALM Promissory Note and the WP Promissory Note and accrued interest thereon (together with the Initial Offering, the "Transactions").

THE ACQUISITIONS

    ALM ACQUISITION. On August 27, 1997, but effective as of August 1, 1997, the Investors, through ALM, consummated the ALM Acquisition, pursuant to which ALM purchased substantially all of the assets and assumed certain of the liabilities related to Old ALM. The purchase price for the ALM Acquisition was $63.0 million. The ALM Acquisition and the payment of related fees and expenses were financed through the issuance of a $31.5 million secured promissory note by ALM to the former owner of Old ALM (the "ALM Promissory Note") and the issuance of a $32.0 million equity bridge note by ALM to an affiliate of WPG (the "WP Promissory Note").

    NLP ACQUISITION. Pursuant to the Stock Purchase Agreement (as defined under the caption "Transactions--The Acquisitions--NLP Acquisition"), ALM purchased all of the issued and outstanding capital stock of NLP. The purchase price for the NLP Acquisition was $203.2 million. The NLP Acquisition was consummated on December 22, 1997.

THE FINANCINGS

    In order to finance the NLP Acquisition, to repay the ALM Promissory Note and the WP Promissory Note and accrued interest thereon, and to pay related fees, expenses and restructuring costs, the Company issued the Old Notes and entered into certain other financing transactions, as described below.

    EQUITY CONTRIBUTION. Holdings contributed an aggregate of $108.8 million (the "Equity Contribution") to the capital of the Company. The Equity Contribution consisted of (a) $75.0 million of capital invested in Holdings by the Investors and (b) net proceeds of approximately $33.8 million received by Holdings in connection with the Initial Discount Note Offering.

    INITIAL DISCOUNT NOTE OFFERING. Concurrently with the Initial Offering, Holdings offered $35.0 million initial aggregate principal amount of its Discount Notes, due 2008 (the "Discount Notes"), which will accrete at the rate of 12 1/4% compounded semi-annually to a par value of approximately $63.3 million on December 15, 2002. Thereafter, until maturity, cash interest on the 12 1/4% Discount Notes will accrue at the rate of 12 1/4% per annum and be payable semi-annually in arrears on June 15 and December 15 of each year. The Discount Notes are senior unsecured obligations of Holdings and will rank senior in right of payment to any existing and future subordinated indebtedness of Holdings. See "Description of Other Indebtedness--Description of the Discount Notes."

                              RECENT TRANSACTIONS

    LEGALTECH ACQUISITION. On March 3, 1998, a newly formed wholly-owned subsidiary of the Company purchased certain assets and assumed certain of the liabilities related to Corporate Presentations, Inc. ("Corporate Presentations" or "LegalTech"), a producer of trade shows, conferences and seminars relating to law and internet technology, for approximately $10.8 million in cash (the "LegalTech Acquisition"). The Company funded the LegalTech Acquisition with available cash flow. For the twelve months ended February 28, 1998, LegalTech had net revenues of approximately $2.6 million and EBITDA of approximately $1.1 million. See "Recent Transactions."

    LCL ACQUISITION. On April 22, 1998, effective as of April 1, 1998, the Company consummated the acquisition of substantially all of the legal publishing-related assets and assumed certain liabilities of Legal Communications, Ltd ("LCL") for an aggregate purchase price of approximately $20 million. LCL is a publisher of regional publications serving primarily the Pennsylvania legal community and a provider of certain membership-based online information services. For the twelve months ended March 31, 1998, LCL had net revenues of approximately $8.7 million and EBITDA of approximately $2.1 million. See "Recent Transactions."

    REVOLVING CREDIT FACILITY. On March 25, 1998, the Company entered into a five-year $40.0 million, senior secured revolving credit facility (the "Revolving Credit Facility") to be available for working capital and general corporate purposes, including acquisitions and capital expenditures. The Company intends to use the Revolving Credit Facility, in part, for the purposes of funding future acquisitions and internal product development and growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources" and "Description of Other Indebtedness--Revolving Credit Facility."

    ADDITIONAL EQUITY CONTRIBUTION. On April 14, 1998, Holdings contributed an aggregate of $15 million to the equity capital of the Company. The proceeds of the equity contribution are intended to be used to fund acquisitions and to provide capital for aggressive internal growth.

                                 THE INVESTORS

    All of the Company's equity securities are held by Holdings. All of Holdings' equity securities are currently held by U.S. Equity Partners, L.P. ("USEP"), its affiliates and a co-investor of USEP, which has granted to WP Management Partners, LLC ("WPMP") an irrevocable proxy to vote such equity securities held by such co-investor. WPMP is the general partner of USEP, a private equity fund sponsored by Wasserstein Perella Group, Inc. As the general partner of USEP, WPMP has the right to elect the members of the Board of Directors of Holdings and accordingly controls the policies and operations of Holdings and the Company on behalf of USEP. The Company's principal executive offices are located at 345 Park Avenue South, New York, New York 10010, and its telephone number at such address is (212) 779-9200.

                               THE EXCHANGE OFFER

Securities Offered................  $175,000,000 aggregate principal amount of 9 3/4% Senior
                                    Notes due 2007, Series B of the Company.

The Exchange Offer................  $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Old Notes. As of the
                                    date hereof, $175,000,000 aggregate principal amount of
                                    Old Notes is outstanding. The Company will issue the
                                    Exchange Notes to holders on or promptly after the
                                    Expiration Date.

                                    Based upon interpretations by the staff of the
                                    Commission set forth in certain no-action letters issued
                                    to third parties in similar transactions, the Company
                                    believes that the Exchange Notes issued pursuant to the
                                    Exchange Offer may be offered for resale, resold and
                                    otherwise transferred by any holder thereof (other than
                                    any such holder that is (i) an "affiliate" of the
                                    Company within the meaning of Rule 405 under the
                                    Securities Act or (ii) a broker-dealer that acquired the
                                    Old Notes in a transaction other than part of its
                                    market-making or other trading activities) without
                                    compliance with the registration and prospectus delivery
                                    requirements of the Securities Act, provided that such
                                    Exchange Notes are acquired in the ordinary course of
                                    such holder's business and that such holder has no
                                    arrangement or understanding with any person to
                                    participate in the distribution of such Exchange Notes.
                                    However, the Commission has not considered the Exchange
                                    Offer in the context of a no-action letter and there can
                                    be no assurance that the staff of the Commission would
                                    make a similar determination with respect to the
                                    Exchange Offer as in such other circumstances. Holders
                                    of Old Notes wishing to accept the Exchange Offer must
                                    represent to the Company, as required by the
                                    Registration Rights Agreement, that such conditions have
                                    been met. Each Participating Broker-Dealer that receives
                                    Exchange Notes for its own account pursuant to the
                                    Exchange Offer must acknowledge that it will deliver a
                                    prospectus in connection with any resale of such
                                    Exchange Notes. The Letter of Transmittal states that by
                                    so acknowledging and by delivering a prospectus, a
                                    Participating Broker-Dealer will not be deemed to admit
                                    that it is an "underwriter" within the meaning of the
                                    Securities Act. This Prospectus, as it may be amended or
                                    supplemented from time to time, may be used by a
                                    Participating Broker-Dealer in connection with resales
                                    of Exchange Notes received in exchange for Old Notes
                                    where such Old Notes were acquired by such Participating
                                    Broker-Dealer as a result of market-making activities or
                                    other trading activities. The Company has agreed that,
                                    for a period of 180 days after the Expiration Date, it
                                    will make this Prospectus available to any Participating
                                    Broker-Dealer for use in connection with any such
                                    resale. See "Plan of Distribution."

                                    Any holder who tenders in the Exchange Offer with the
                                    intention to participate, or for the purpose of
                                    participating, in a distribution of the Exchange Notes
                                    cannot rely on the position of the staff of the
                                    Commission enunciated in no-action letters and, in the
                                    absence of an exemption therefrom, must comply with the
                                    registration and prospectus delivery requirements of the
                                    Securities Act in connection with any resale
                                    transaction. Failure to comply with such requirements in
                                    such instance may result in such holder incurring
                                    liability under the Securities Act for which the holder
                                    is not indemnified by the Company.

Expiration Date...................  The Exchange Offer will expire at 5:00 p.m., New York
                                    City time, on July 16, 1998 unless the Exchange Offer is
                                    extended, in which case the term "Expiration Date" means
                                    the latest date and time to which the Exchange Offer is
                                    extended.

Accrued Interest on the Exchange
  Notes and the Old Notes.........  Each Exchange Note will bear interest from its issuance date. Holders of Old Notes that are accepted for
                                    exchange will receive, in cash, accrued interest thereon
                                    to, but not including, the issuance date of the Exchange
                                    Notes. Such interest will be paid with the first
                                    interest payment on the Exchange Notes. Interest on the
                                    Old Notes accepted for exchange will cease to accrue
                                    upon issuance of the Exchange Notes.

Conditions to the Exchange
  Offer...........................  The Exchange Offer is subject to certain customary conditions, which may be waived by the Company. See "The
                                    Exchange Offer--Conditions."

Procedures for Tendering
  Old Notes.......................  Each holder of Old Notes wishing to accept the Exchange
                                    Offer must complete, sign and date the accompanying
                                    Letter of Transmittal, or a facsimile thereof or
                                    transmit an Agent's Message (as defined) in connection
                                    with a book-entry transfer, in accordance with the
                                    instructions contained herein and therein, and mail or
                                    otherwise deliver such Letter of Transmittal, such
                                    facsimile or such Agent's Message, together with the Old
                                    Notes and any other required documentation to the
                                    Exchange Agent (as defined) at the address set forth
                                    herein. By executing the Letter of Transmittal or
                                    Agent's Message, each holder will represent to the
                                    Company that, among other things, (i) the Exchange Notes
                                    acquired pursuant to the Exchange Offer are being
                                    obtained in the ordinary course of business of the
                                    person receiving such Exchange Notes, whether or not
                                    such person is the holder, and (ii) that neither the
                                    holder nor any such other person (a) has any arrangement
                                    or understanding with any person to participate in the
                                    distribution of such Exchange Notes, (b) is engaging in
                                    or intends to engage in the distribution of such
                                    Exchange Notes, or (c) is an "affiliate," as defined
                                    under Rule 405 of the Securities Act, of the Company.
                                    See "The Exchange Offer--Procedures for Tendering" and
                                    "--Resale of Exchange Notes."

Untendered Old Notes..............  Following the consummation of the Exchange Offer, holders of Old Notes eligible to participate but who do
                                    not tender their Old Notes will not have any further
                                    exchange rights and such Old Notes will continue to be
                                    subject to certain restrictions on transfer.
                                    Accordingly, the liquidity of the market for such Old
                                    Notes could be adversely affected.

Consequences of Failure
  to Exchange.....................  The Old Notes that are not exchanged pursuant to the
                                    Exchange Offer will remain restricted securities.
                                    Accordingly, such Old Notes may be resold only (i) to
                                    the Company, (ii) pursuant to Rule 144A or Rule 144
                                    under the Securities Act or pursuant to some other
                                    exemption under the Securities Act, (iii) outside the
                                    United States to a foreign person pursuant to the
                                    requirements of Rule 904 under the Securities Act, or
                                    (iv) pursuant to an effective registration statement
                                    under the Securities Act. See "The Exchange
                                    Offer--Consequences of Failure to Exchange."

Shelf Registration Statement......  If any holder of the Old Notes (other than any such holder which is an "affiliate" of the Company within the
                                    meaning of Rule 405 under the Securities Act) is not
                                    eligible under applicable securities laws to participate
                                    in the Exchange Offer, and such holder has satisfied
                                    certain conditions relating to the provision of
                                    information to the Company for use therein, the Company
                                    has agreed to register the Old Notes on a shelf
                                    registration statement (the "Shelf Registration
                                    Statement") and use its reasonable best efforts to cause
                                    it to be declared effective by the Commission as
                                    promptly as practical on or after the consummation of
                                    the Exchange Offer. The Company has agreed to maintain
                                    the effectiveness of the Shelf Registration Statement
                                    for, under certain circumstances, a maximum of two
                                    years, to cover resales of the Old Notes held by any
                                    such holders.

Special Procedures for Beneficial
  Owners..........................  Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust
                                    company or other nominee and who wishes to tender should
                                    contact such registered holder promptly and instruct
                                    such registered holder to tender on such beneficial
                                    owner's behalf. If such beneficial owner wishes to
                                    tender on such owner's own behalf, such owner must,
                                    prior to completing and executing the Letter of
                                    Transmittal and delivering its Old Notes, either make
                                    appropriate arrangements to register ownership of the
                                    Old Notes in such owner's name or obtain a properly
                                    completed bond power from the registered holder. The
                                    transfer of registered ownership may take considerable
                                    time. The Company will keep the Exchange Offer open for
                                    not less than thirty days in order to provide for the
                                    transfer of registered ownership.

Guaranteed Delivery
  Procedures......................  Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who
                                    cannot deliver their Old Notes, the Letter of
                                    Transmittal or any other documents required by the
                                    Letter of Transmittal to the Exchange Agent (or comply
                                    with the procedures for book entry transfer) prior to
                                    the Expiration Date must tender their Old Notes
                                    according to the guaranteed delivery procedures set
                                    forth in "The Exchange Offer--Guaranteed Delivery
                                    Procedures."

Withdrawal Rights.................  Tenders may be withdrawn at any time prior to 5:00 p.m.,
                                    New York City time, on the Expiration Date.

Acceptance of Old Notes and
  Delivery of Exchange Notes......  The Company will accept for exchange any and all Old
                                    Notes which are properly tendered in the Exchange Offer
                                    prior to 5:00 p.m., New York City time, on the
                                    Expiration Date. The Exchange Notes issued pursuant to
                                    the Exchange Offer will be delivered promptly following
                                    the Expiration Date. See "The Exchange Offer--Terms of
                                    the Exchange Offer."

Use of Proceeds...................  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.

Registration Rights Agreement.....  The Exchange Offer is intended to satisfy the registration rights of Holders of Old Notes under the
                                    Registration Rights Agreement, which rights terminate
                                    upon consummation of the Exchange Offer. See "The
                                    Exchange Offer--Purpose and Effect of the Exchange
                                    Offer."

Exchange Agent....................  The Bank of New York (the "Exchange Agent").

                               THE EXCHANGE NOTES

General...........................  The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace)
                                    except that (i) the Exchange Notes will bear a Series B
                                    designation, (ii) the Exchange Notes shall have been
                                    registered under the Securities Act and will not bear
                                    legends restricting the transfer thereof, and (iii) the
                                    holders of Exchange Notes will not be entitled to the
                                    rights of holders of Old Notes under the Registration
                                    Rights Agreement, including the provisions providing for
                                    Liquidated Damages (as defined) in certain circumstances
                                    relating to the timing of the Exchange Offer, which
                                    rights will terminate when the Exchange Offer is
                                    consummated. See "The Exchange Offer--Purpose and Effect
                                    of the Exchange Offer." The Exchange Notes will evidence
                                    the same debt as the Old Notes and will be entitled to
                                    the benefits of the Indenture. See "Description of the
                                    Notes."

Maturity Date.....................  December 15, 2007.

Interest..........................  9 3/4% per annum on each outstanding Exchange Note payable on June 15 and December 15 of each year,
                                    commencing June 15, 1998 to the Persons in whose names
                                    such Notes are registered at the close of business on
                                    June 1 and December 1, respectively, immediately
                                    preceding such date.

Ranking...........................  The Exchange Notes will be senior unsecured general obligations of the Company, PARI PASSU in right of
                                    payment to all existing and future senior indebtedness
                                    of the Company and senior in right of payment to all
                                    Subordinated Indebtedness. The Exchange Notes will be
                                    effectively subordinated to all secured indebtedness of
                                    the Company and its Subsidiaries to the extent of the
                                    value of the assets securing such indebtedness. Each
                                    Subsidiary Guarantee (as defined) will be a senior
                                    unsecured general obligation of the respective
                                    Guarantor, PARI PASSU in right of payment to all
                                    existing and future senior indebtedness of such
                                    Guarantor and senior in right of payment to all existing
                                    and future indebtedness of such Guarantor that is
                                    subordinated to such Subsidiary Guarantee. See
                                    "Description of the Notes-- General."

Optional Redemption...............  The Notes may be redeemed on or after December 15, 2002 at the option of the Company, in whole or in part, at
                                    the redemption prices set forth herein, plus accrued and
                                    unpaid interest thereon (and Liquidated Damages, if any)
                                    to the date of redemption. The Notes will also be
                                    subject to redemption, at any time prior to December 15,
                                    2002, at the option of the Company, in whole or in part,
                                    at a redemption price equal to 100% of the principal
                                    amount thereof plus the applicable Make-Whole Premium
                                    plus accrued and unpaid interest thereon (and Liquidated
                                    Damages, if any). At any time or from time to time on or
                                    prior to December 15, 2000, the Company may redeem in
                                    the aggregate up to 35% of the aggregate principal
                                    amount of the Notes originally outstanding, at a
                                    redemption price of 109.75% of the aggregate principal
                                    amount so redeemed, together with accrued and unpaid
                                    interest (and Liquidated Damages, if any) to the date of
                                    redemption out of the Net Cash Proceeds of one or more
                                    Public Equity Offerings; PROVIDED, HOWEVER, that
                                    immediately following such redemption not less than
                                    $113.8 million aggregate principal amount of the Notes
                                    remains outstanding; and PROVIDED FURTHER, that such
                                    redemption shall occur within 90 days of the closing of
                                    such Public Equity Offering. See "Description of the
                                    Notes--Optional Redemption."

Change of Control.................  Upon a Change of Control, each holder of Exchange Notes will have the right to require the Company to repurchase
                                    all or any part of such holder's Exchange Notes at a
                                    repurchase price equal to 101% of the principal amount
                                    thereof plus accrued and unpaid interest thereon (and
                                    Liquidated Damages, if any) to the date of repurchase.
                                    No assurance can be given that the Company will have
                                    sufficient funds to satisfy its repurchase obligations
                                    with respect to the Exchange Notes following a Change of
                                    Control. See "Risk Factors--Possible Inability to
                                    Repurchase Notes Upon Change of Control," "Description
                                    of the Notes--Certain Covenants--Repurchase of Notes at
                                    the Option of the Holder Upon Change of Control" and
                                    "--Events of Default and Remedies."

Subsidiary Guarantees.............  The obligations of the Company under the Exchange Notes and the Indenture under which the Exchange Notes will be
                                    issued will be fully and unconditionally guaranteed, on
                                    a joint and several and senior unsecured basis, by each
                                    of the Company's existing and future Restricted
                                    Subsidiaries. As of the Issue Date (as defined), all of
                                    the Company's subsidiaries will be Restricted
                                    Subsidiaries and accordingly all such subsidiaries will
                                    be Guarantors. Each Subsidiary Guarantee will be
                                    unconditional, but limited in amount to the extent
                                    required by laws relating to fraudulent transfer or
                                    similar laws.

Restrictive Covenants.............  The Indenture under which the Exchange Notes will be issued contains certain covenants that, among other
                                    things, limit (i) the incurrence of additional
                                    indebtedness by the Company and its Restricted
                                    Subsidiaries, (ii) the payment of dividends and other
                                    restricted payments by the Company and its Restricted
                                    Subsidiaries, (iii) the creation of restrictions on
                                    distributions from Restricted Subsidiaries, (iv) asset
                                    sales, (v) transactions with affiliates, (vi) the
                                    incurrence of liens and (vii) mergers and
                                    consolidations. All these limitations and prohibitions,
                                    however, are subject to a number of important
                                    qualifications and exceptions. See "Description of the
                                    Notes--Certain Covenants."

                                  RISK FACTORS

    See "Risk Factors," which begins at page 19, for a discussion of certain factors that should be considered before tendering the Old Notes in exchange for the Exchange Notes.

                         SUMMARY PRO FORMA INFORMATION

    The following table sets forth summary pro forma operating data for the Company for the year ended December 31, 1997 and the three months ended March 31, 1998. The pro forma operating data gives effect to the Transactions and the Acquisitions discussed in "Pro Forma Financial Information" as if each such transaction had occurred on January 1, 1997 and 1998, respectively. The summary pro forma financial information is for illustrative purposes only and does not purport to be indicative of what the actual results of operations of the Company would have been for the periods presented had the Transactions and the Acquisitions in fact occurred at such prior times, nor does it purport to represent the Company's future results of operations. The summary pro forma information should be read in conjunction with the pro forma Statements of Operations and notes thereto included elsewhere in this Prospectus. See "Pro Forma Financial Information."

                          AMERICAN LAWYER MEDIA, INC.
                SUMMARY COMBINED PRO FORMA FINANCIAL INFORMATION

                                                                                                 THREE MONTHS
                                                                             YEAR ENDED             ENDED
                                                                          DECEMBER 31, 1997     MARCH 31, 1998
                                                                          -----------------  --------------------
                                                                                  (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.........................................................     $    57,958          $   14,954
    Subscription........................................................          21,483               5,140
  Ancillary Products and Services.......................................          22,600               5,628
  Internet Services.....................................................           1,149                 654
                                                                          -----------------         --------
        Total Revenues..................................................         103,190              26,376
                                                                          -----------------         --------
Operating Costs and Expenses:
  Editorial.............................................................          13,183               3,361
  Production and Distribution...........................................          22,557               5,472
  Selling...............................................................          16,507               4,250
  General and Administrative............................................          23,112               6,719
  Internet Services.....................................................           2,200               1,110
  Depreciation and Amortization.........................................          24,084               5,946
                                                                          -----------------         --------
        Total Operating Costs and Expenses..............................         101,643              26,858
                                                                          -----------------         --------
        Operating (loss) income.........................................           1,547                (482)
Interest expense, net...................................................         (17,680)             (4,382)
Other income (expense)..................................................         --                   --
                                                                          -----------------         --------
(Loss) before income taxes..............................................         (16,133)             (4,864)
Provision for income taxes..............................................             250                (937)
                                                                          -----------------         --------
Net (loss)..............................................................     $   (16,383)             (3,927)
                                                                          -----------------         --------
                                                                          -----------------         --------

OTHER DATA:
Pro forma EBITDA (1)(7).................................................     $    25,631          $    5,464
Pro forma Capital Expenditures (2)......................................           1,311                 209
Pro forma Interest Coverage Ratio (3)...................................            1.45x               1.25x
Pro forma Total Debt to EBITDA Ratio (4)................................            6.83x             --
Pro forma Earnings to Fixed Charges Ratio (5)...........................         --                   --

Historical EBITDA (1)(6)(8).............................................     $    14,706          $    5,082
Historical Capital Expenditures (6).....................................           2,850                 209
Historical Interest Coverage Ratio (3)(6)...............................            1.64x               1.16x
Historical Total Debt to EBITDA Ratio (4)(6)............................           11.90x             --
Historical Net Cash Provided by Operating Activities....................           7,437               5,594
Historical Net Cash Used in Investing Activities........................        (267,850)            (11,180)
Historical Net Cash Provided by Financing Activities....................         269,896              --

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

(FOOTNOTES CONTINUED FROM PREVIOUS PAGE)

------------------------

(1) "EBITDA" is defined as income before interest, income taxes, depreciation and amortization and gain on sale of assets. EBITDA is not a measure of performance under generally accepted accounting principles ("GAAP"). Items excluded from income in calculating EBITDA are significant components in understanding and evaluating the Company's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Excludes capital expenditures related to Counsel Connect of $1,539 in 1997.

(3) Ratio equal to EBITDA divided by interest expense.

(4) Ratio is equal to long-term debt divided by EBITDA for the year ended December 31, 1997.

(5) Earnings were inadequate to cover combined fixed charges by $16,133 and $4,864 for the year ended December 31, 1997 and the three months ended March 31, 1998.

(6) Historical disclosures are presented on a combined basis, whereby income statement information is aggregated for American Lawyer Media, L.P. for the seven months ended July 31, 1997, National Law Publishing Company, Inc. for the period from January 1, 1997 to December 21, 1997, and American Lawyer Media, Inc. for the five months ended December 31, 1997.

(7) Pro forma revenues & EBITDA for the previous five quarters and the twelve months ended March 31, 1998 ("LTM") were as follows:

                                                 SEPTEMBER    DECEMBER
                         MARCH 31,   JUNE 30,       30,          31,       MARCH 31,
                           1997        1997        1997         1997         1998         LTM
                        -----------  ---------  -----------  -----------  -----------  ---------
Revenues..............   $  23,684   $  26,666   $  25,200    $  27,640    $  26,376   $ 105,882
EBITDA................       4,815       6,843       6,572        7,401        5,464      26,280

(8) Excludes special compensation charge of $6,926 for the year ended December 31, 1997.

                  SUMMARY FINANCIAL INFORMATION AND OTHER DATA

    The following tables present summary historical financial information (i) for Old ALM, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, the three months ended March 31, 1997 and the seven months ended July 31, 1997 (ii) for NLP, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, the three months ended March 31, 1997 and the period from January 1, 1997 through December 21, 1997, and (iii) for the Company, as of and for the five months ended December 31, 1997 and the three months ended March 31, 1998. The summary financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical financial statements and notes thereto included elsewhere in this Prospectus.

          AMERICAN LAWYER MEDIA, L.P. AND AMERICAN LAWYER MEDIA, INC.
             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                                       AMERICAN
                                                                                                                        LAWYER
                                                                                                                      MEDIA, INC.
                                                                      PREDECESSOR COMPANY                             -----------
                                            ------------------------------------------------------------------------  FIVE MONTHS
                                                                                        THREE MONTHS   SEVEN MONTHS      ENDED
                                                     YEARS ENDED DECEMBER 31,               ENDED          ENDED       DECEMBER
                                            ------------------------------------------    MARCH 31,      JULY 31,         31,
                                              1993       1994       1995       1996         1997           1997          1997
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
                                                                           (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................  $  22,569  $  23,872  $  25,037  $  26,659    $   7,345      $  18,146     $  13,410
    Subscription..........................     10,242     10,483     10,884     11,304        2,716          6,719         5,260
  Ancillary Products and Services.........      7,374      7,980      8,387      8,467        1,826          4,532         4,142
  Internet Services.......................        135        685      3,238      5,474        1,052          2,148         1,162
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
        Total Revenues....................     40,320     43,020     47,546     51,904       12,939         31,545        23,974
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
Operating Costs and Expenses:
  Editorial...............................      7,109      7,075      7,073      7,141        1,707          4,023         3,323
  Production and Distribution.............     10,678     11,170     12,587     12,469        2,920          6,919         5,766
  Selling.................................      6,662      7,208      6,913      7,479        1,888          4,640         3,656
  General and Administrative..............     15,303     15,790     16,506     16,829        4,232          9,531         7,145
  Internet Services.......................      2,634      7,760     10,854     11,886        2,690          6,464         2,988
  Depreciation and Amortization...........      4,047      3,506      2,680      2,488          634          1,590         3,273
  Shutdown of Counsel Connect.............     --         --         --         --           --             --             3,000
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
        Total Operating Costs and
          Expenses........................     46,433     52,509     56,613     58,292       14,071         33,167        29,151
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
        Operating (loss)..................     (6,113)    (9,489)    (9,067)    (6,388)      (1,132)        (1,622)       (5,177)
Interest expense, net.....................       (478)      (667)    (1,384)    (1,972)        (576)        (1,420)       (2,420)
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
(Loss) before income taxes................     (6,591)   (10,156)   (10,451)    (8,360)      (1,708)        (3,042)       (7,597)
(Benefit) for income taxes................     --         --         --         --           --             --            --
(Loss) before minority interest...........     (6,591)   (10,156)   (10,451)    (8,360)      (1,708)        (3,042)       (7,597)
Minority interest.........................     --          1,847      2,334        172       --             --            --
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
Net (loss)................................  $  (6,591) $  (8,309) $  (8,117) $  (8,188)   $  (1,708)     $  (3,042)    $  (7,597)
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).................  $  (6,571) $  (6,376) $  (7,066) $  (7,009)   $  (5,014)     $  (5,895)    $  (6,846)
Total assets..............................     20,896     20,931     19,313     19,482       18,709         18,982       364,172
Long-term debt (including current
  maturities).............................     11,212     13,524     22,114     30,150       32,790         34,742       175,000
Partners' (deficit) and Stockholder's
  Equity..................................     (3,332)   (11,647)   (19,759)   (26,300)     (28,008)       (29,342)      101,178

OTHER DATA:
EBITDA (1)................................  $  (2,066) $  (5,983) $  (6,387) $  (3,900)   $    (498)     $     (32)    $  (1,904)
Capital Expenditures......................      1,088      1,488      1,481      2,202          583          1,971           364
Ratio of Earnings to Fixed Charges (2)....     --         --         --         --           --             --            --
Net Cash Provided by (Used in) Operating
  Activities..............................  $  (1,044) $  (5,892) $  (5,472) $  (4,552)   $  (1,116)     $    (677)    $  (3,178)
Net Cash Used in Investing Activities.....       (980)    (1,468)    (1,481)    (2,202)        (583)        (1,971)     (265,383)
Net Cash Provided by Financing
  Activities..............................      2,086      7,645      7,206      6,064        2,065          3,173       277,523
                                            ---------  ---------  ---------  ---------  -------------  -------------  -----------

                                            THREE MONTHS
                                                ENDED
                                              MARCH 31,
                                                1998
                                            -------------
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................    $  14,954
    Subscription..........................        5,140
  Ancillary Products and Services.........        5,628
  Internet Services.......................          654
                                            -------------
        Total Revenues....................       26,376
                                            -------------
Operating Costs and Expenses:
  Editorial...............................        3,361
  Production and Distribution.............        5,472
  Selling.................................        4,250
  General and Administrative..............        7,101
  Internet Services.......................        1,110
  Depreciation and Amortization...........        5,946
  Shutdown of Counsel Connect.............       --
                                            -------------
        Total Operating Costs and
          Expenses........................       27,240
                                            -------------
        Operating (loss)..................         (864)
Interest expense, net.....................       (4,382)
                                            -------------
(Loss) before income taxes................       (5,246)
(Benefit) for income taxes................         (937)
(Loss) before minority interest...........       (4,309)
Minority interest.........................       --
                                            -------------
Net (loss)................................    $  (4,309)
                                            -------------
                                            -------------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).................    $ (18,113)
Total assets..............................      363,060
Long-term debt (including current
  maturities).............................      175,000
Partners' (deficit) and Stockholder's
  Equity..................................       96,869
OTHER DATA:
EBITDA (1)................................    $   5,082
Capital Expenditures......................          209
Ratio of Earnings to Fixed Charges (2)....       --
Net Cash Provided by (Used in) Operating
  Activities..............................    $   5,594
Net Cash Used in Investing Activities.....      (11,180)
Net Cash Provided by Financing
  Activities..............................       --
                                            -------------


----------------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating Old ALM's and ALM's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Earnings were inadequate to cover combined fixed charges by $6,591, $10,156, $10,451, $8,360, $1,708, $3,042, $7,597, and $5,246 for the years ended
    December 31, 1993, 1994, 1995, 1996, the three months ended March 31, 1997, the seven months ended July 31, 1997, the five months ended December 31, 1997 and the three months ended March 31, 1998, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
             SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                        YEAR ENDED DECEMBER 31,
                                                                               ------------------------------------------
                                                                                 1993       1994       1995       1996
                                                                               ---------  ---------  ---------  ---------
                                                                                         (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising..............................................................  $  16,546  $  18,612  $  21,387  $  23,319
    Subscription.............................................................      8,610      9,105      9,694      9,759
  Ancillary Products and Services............................................     10,824     11,437     12,729     13,398
  Internet Services..........................................................     --         --            264        747
                                                                               ---------  ---------  ---------  ---------
        Total Revenues.......................................................     35,980     39,154     44,074     47,223
                                                                               ---------  ---------  ---------  ---------
Operating Costs and Expenses:
  Editorial..................................................................      4,811      5,451      5,778      5,929
  Production and Distribution................................................      7,009      7,621      8,146      8,679
  Selling....................................................................      7,693      8,831      9,776      8,991
  General and Administrative.................................................      7,109      7,726      7,620      8,047
  Internet Services..........................................................     --         --          2,947      1,704
  Depreciation and Amortization..............................................      3,087      3,130      6,329      7,487
  Special Compensation Charge................................................     --         --         --         --
                                                                               ---------  ---------  ---------  ---------
        Total Operating Costs and Expenses...................................     29,709     32,759     40,596     40,837
                                                                               ---------  ---------  ---------  ---------
        Operating income.....................................................      6,271      6,395      3,478      6,386
Interest expense, net........................................................     (4,487)    (4,734)    (5,458)    (6,013)
Other income (expense).......................................................       (284)      (320)      (211)       181
                                                                               ---------  ---------  ---------  ---------
Income (loss) before income taxes............................................      1,500      1,341     (2,191)       554
Benefit (provision) for income taxes.........................................       (777)      (763)       523     (3,007)
                                                                               ---------  ---------  ---------  ---------
Net income (loss) before cumulative effect of change in accounting
  principle..................................................................        723        578     (1,668)    (2,453)
Cumulative effect of change in accounting principle..........................      4,046     --         --         --
                                                                               ---------  ---------  ---------  ---------
Net income (loss)............................................................  $   4,769  $     578  $  (1,668) $  (2,453)
                                                                               ---------  ---------  ---------  ---------
                                                                               ---------  ---------  ---------  ---------
BALANCE SHEET DATA:
(At End of Period)
  Working capital (deficit)..................................................  $  (1,532) $  (2,868) $  (4,717) $  (2,081)
Total assets.................................................................     20,886     21,217    154,125    147,311
Long-term debt (including current maturities)................................     45,500     54,600     70,900     70,300
Stockholders' equity (deficit)...............................................    (33,945)   (44,842)    65,620     63,167

OTHER DATA:
EBITDA (1)...................................................................  $   9,358  $   9,525  $   9,807  $  13,873
Capital Expenditures: .......................................................        739      1,807        608        512
Ratio of Earnings to Fixed Charges (2).......................................      1.28x      1.24x     --          1.08x
Net Cash Provided by Operating Activities....................................  $   3,885  $   3,795  $   3,690  $   6,616
Net Cash Used in Investing Activities........................................       (739)    (1,807)      (608)      (529)
Net Cash Used in Financing Activities........................................     (3,980)    (2,375)    (3,351)    (5,600)
                                                                               ---------  ---------  ---------  ---------

                                                                                                    PERIOD FROM

                                                                                THREE MONTHS      JANUARY 1, 1997

                                                                                    ENDED             THROUGH

                                                                               MARCH 31, 1997    DECEMBER 21, 1997

                                                                               ---------------  -------------------


OPERATING DATA:
Revenues:
  Periodicals:
    Advertising..............................................................     $   6,349          $  26,402

    Subscription.............................................................         2,314              9,504

  Ancillary Products and Services............................................         2,861             13,926

  Internet Services..........................................................           271              1,109

                                                                                    -------            -------

        Total Revenues.......................................................        11,795             50,941

                                                                                    -------            -------

Operating Costs and Expenses:
  Editorial..................................................................         1,420              5,837

  Production and Distribution................................................         2,267              9,872

  Selling....................................................................         2,120              8,211

  General and Administrative.................................................         2,431              8,722

  Internet Services..........................................................           411              1,657

  Depreciation and Amortization..............................................         1,890              7,283

  Special Compensation Charge................................................        --                  6,926

                                                                                    -------            -------

        Total Operating Costs and Expenses...................................        10,539             48,508

                                                                                    -------            -------

        Operating income.....................................................         1,256              2,433

Interest expense, net........................................................        (1,378)            (5,137)

Other income (expense).......................................................        --                 --

                                                                                    -------            -------

Income (loss) before income taxes............................................          (122)            (2,704)

Benefit (provision) for income taxes.........................................          (754)            (2,508)

                                                                                    -------            -------

Net income (loss) before cumulative effect of change in accounting
  principle..................................................................          (876)            (5,212)

Cumulative effect of change in accounting principle..........................        --                 --

                                                                                    -------            -------

Net income (loss)............................................................     $    (876)         $  (5,212)

                                                                                    -------            -------

                                                                                    -------            -------

BALANCE SHEET DATA:
(At End of Period)
  Working capital (deficit)..................................................     $  (4,216)         $  (2,204)

Total assets.................................................................       145,383            139,610

Long-term debt (including current maturities)................................        66,200             59,500

Stockholders' equity (deficit)...............................................        62,290             64,782

OTHER DATA:
EBITDA (1)...................................................................     $   3,146          $   9,716

Capital Expenditures: .......................................................           170                515

Ratio of Earnings to Fixed Charges (2).......................................        --                 --

Net Cash Provided by Operating Activities....................................     $   3,966          $  11,292

Net Cash Used in Investing Activities........................................          (168)              (496)

Net Cash Used in Financing Activities........................................        (4,100)           (10,800)

                                                                                    -------            -------


----------------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating NLP's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Earnings were inadequate to cover combined fixed charges by $2,191, $122, and $2,704 for the year ended December 31, 1995, the three months ended March 31, 1997, and the period from January 1, 1997 through December 21, 1997, respectively.

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE NOTES REPRESENTS A HIGH DEGREE OF RISK. PRIOR TO TENDERING OLD NOTES IN EXCHANGE FOR EXCHANGE NOTES, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY ALL THE INFORMATION IN THIS PROSPECTUS AND, IN PARTICULAR, THE FOLLOWING RISK FACTORS.

    THIS PROSPECTUS CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE COMPANY'S CONTROL. FORWARD-LOOKING STATEMENTS ARE TYPICALLY IDENTIFIED BY THE WORDS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "ESTIMATE" AND SIMILAR EXPRESSIONS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE CONTEMPLATED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF FACTORS SUCH AS THOSE DESCRIBED UNDER "RISK FACTORS." IN LIGHT OF THESE RISKS AND UNCERTAINTIES, THERE CAN BE NO ASSURANCE THAT THE RESULTS AND EVENTS CONTEMPLATED BY THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS WILL IN FACT TRANSPIRE. PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS. NONE OF THE COMPANY OR ANY GUARANTOR UNDERTAKES ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. ALL SUBSEQUENT WRITTEN OR ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY, ANY GUARANTOR OR PERSONS ACTING ON BEHALF OF ANY OF THEM ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE DISCUSSION UNDER "RISK FACTORS."

SUBSTANTIAL LEVERAGE; LIQUIDITY

    The Company incurred a significant amount of indebtedness in connection with the Initial Offering. As of December 31, 1997, the Company's indebtedness was approximately $175.0 million and its stockholders' equity was approximately $101.2 million. For the five months ended December 31, 1997, the Company had an operating and net loss of approximately $5.1 million and $7.6 million, respectively. Old ALM had an operating and net loss of approximately $1.6 million and $3.0 million, respectively for the seven months ended July 31, 1997. NLP had a net loss of approximately $5.2 million for the period from January 1, 1997 through December 21, 1997. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Results of Operations." The Company's pro forma earnings were insufficient to cover pro forma fixed charges by $16.1 million for the year ended December 31, 1997 and $4.9 million for the three months ended March 31, 1998. See "Pro Forma Financial Information." In addition, the Company's strategy contemplates strategic acquisitions, and a portion of the cost of such acquisitions may be financed through the incurrence of additional indebtedness, subject to restrictions contained in the Indenture and the Revolving Credit Facility. There can be no assurance that financing will continue to be available on terms acceptable to the Company or at all.

    The level of the Company's indebtedness could have substantial consequences to holders of the Notes, including: (i) a substantial portion of the Company's cash flow from operations must be dedicated to debt service and will not be available for operations; (ii) the Company's ability to obtain additional financing in the future for working capital, investments, general corporate purposes or acquisitions may be limited; (iii) the Company's level of indebtedness could limit its flexibility in reacting to changes in the industry, competitive pressures and economic conditions generally; (iv) the Indenture and the Revolving Credit Facility contain financial and restrictive covenants, the failure to comply with which may result in an event of default which, if not cured or waived, could have a material adverse effect on the Company; and (v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage.

    The Company's ability to pay interest on the Notes and to satisfy its other debt obligations will depend upon its future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond its control. Historically, both NLP and Old ALM have experienced net losses. These losses have included substantial non-cash charges for amortization and the provision for taxes as well as losses resulting from the Counsel Connect business. In addition, the NLP results for fiscal 1997 include a significant one time special compensation charge. The Company anticipates that its operating cash flow, together with borrowings under the Revolving Credit Facility, will be sufficient to meet its operating expenses and to service its debt obligations as they become due. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its indebtedness, selling material assets or operations, reducing or delaying investments in its business, or seeking to raise additional debt or equity capital. There can be no assurance that any of these actions could be effected, or if they are effected, that they could be effected on a timely basis or on satisfactory terms, or that these actions would enable the Company to continue to satisfy its cash requirements. In addition, the terms of existing or future debt agreements, including the Indenture and the Revolving Credit Facility may prohibit the Company from adopting any of these alternatives. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the Notes" and "Description of Other Indebtedness--Revolving Credit Facility."

POSSIBLE INABILITY TO REPURCHASE NOTES UPON CHANGE OF CONTROL

    In the event of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part of such holder's Notes at the offer price specified therefor in the Indenture. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to purchase the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes by the terms of the relevant credit agreement. In such case, the Company's failure to purchase the tendered Notes would constitute an event of default under the Indenture which would, in turn, constitute a default under the Revolving Credit Facility or other credit agreement. Furthermore, no assurance can be given that the Company will have sufficient funds available to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of the Notes."

INTEGRATION OF COMPANIES AND LIMITED RELEVANCE OF HISTORICAL INFORMATION

    In August 1997, the Investors, through ALM, consummated the ALM Acquisition, and in December 1997, ALM consummated the NLP Acquisition. Prior to the Acquisitions, ALM and NLP operated independently, and the success of the Company will depend in part on the Company's ability to integrate the operations of these entities. The integration of the operations of ALM and NLP will entail the reorganization of certain functions to achieve the cost savings outlined in the business strategy and to realize the full potential of the business opportunities available to the combined company. There can be no assurance that the Company will be able to successfully integrate these businesses or that the Company will not encounter delays or incur unanticipated costs in such integration. As a result of the Acquisitions, the historical financial information of ALM, Old ALM and NLP presented in this Prospectus is of limited relevance in understanding what the results of operations, financial position or cash flows of the Company would have been for the historical periods presented had the Company in fact been organized and owned all of its current subsidiaries for such periods. See "Pro Forma Financial Information," "Selected Historical Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

DEPENDENCE ON SUCCESSFUL IMPLEMENTATION OF BUSINESS STRATEGY

    The Company plans to adopt a refined business and operating strategy. This strategy includes the implementation of certain operating improvements and the adoption of expanded circulation and advertising plans. There can be no assurance that the Company will be able to fully implement this new strategy or that the anticipated results of this strategy, including the reduction of certain operating expenses, will be realized. Implementation of this strategy could be affected by a number of factors beyond the Company's control, such as operating difficulties, increased operating costs, regulatory developments, general economic conditions, increased competition, or the inability to obtain adequate financing for its operations on suitable terms. In addition, after gaining experience with the Company's operations under its new strategy, the Company may decide to alter or discontinue certain aspects of its strategy. Any such failure to implement its new strategy may adversely affect the Company's ability to service its indebtedness, including its ability to make principal and interest payments on the Notes. See "Business--Business Strategy."

    The Company has reflected, on a pro forma basis for the year ended December 31, 1997 and the three months ended March 31, 1998, the anticipated benefits that may result from the operating improvements and cost reduction measures anticipated as a result of the implementation of the Company's strategy. The pro forma adjustments set forth in this Prospectus are based on a number of estimates and assumptions that, while considered reasonable by the Company, should not be viewed as indicative of either the results that would have occurred had the Company's strategy been implemented on the dates indicated or the Company's actual or future results or financial position. Prospective investors are cautioned not to place undue reliance on these adjustments. See "Pro Forma Financial Information."

RESTRICTIONS IMPOSED BY TERMS OF THE INDENTURE AND THE REVOLVING CREDIT FACILITY

    The Indenture and the Revolving Credit Facility impose certain operating and financial restrictions on the Company. The Revolving Credit Facility requires the Company to maintain specified financial ratios, among other obligations, including a maximum leverage ratio, a minimum interest coverage ratio and a minimum fixed charge coverage ratio, each as defined in the Revolving Credit Facility. In addition, the Revolving Credit Facility restricts, among other things, the ability of the Company and its subsidiaries to: (i) declare dividends or redeem or repurchase capital stock; (ii) prepay, redeem or purchase debt; (iii) incur liens and engage in sale/leaseback transactions; (iv) make loans and investments; (v) incur indebtedness and contingent obligations; (vi) amend or otherwise alter debt and other material agreements; (vii) make capital expenditures; (viii) engage in mergers, consolidations, acquisitions and asset sales; (ix) transact with affiliates and (x) alter their lines of business or accounting methods. See "Description of Other Indebtedness--Revolving Credit Facility." In addition, the Indenture limits, among other things, (i) the incurrence of additional indebtedness by the Company and its Restricted Subsidiaries, (ii) the payment of dividends and other restricted payments by the Company and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries, (iv) asset sales, (v) transactions with affiliates, (vi) the incurrence of liens and (vii) mergers and consolidations. For the year ended December 31, 1997, the Company's ratio of total indebtedness was in excess of that prescribed under the Indenture. As a result, neither the Company nor its Restricted Subsidiaries would currently be able to incur additional indebtedness. For the purposes of the Indenture, borrowings under the Revolving Credit Facility are a form of Permitted Indebtedness (as defined) and do not contravene the financial restriction regarding incurrence of additional indebtedness. See "Description of Notes--Certain Definitions." Further, the Company's ability to comply with such covenants may be affected by events beyond its control, including prevailing economic and financial conditions. A breach of any of these covenants could result in a default under the Revolving Credit Facility and/or the Indenture. Upon the occurrence of an event of default under the Revolving Credit Facility or the Indenture, the lenders under the Revolving Credit Facility could elect to declare all amounts outstanding thereunder, together with accrued and unpaid interest, to be immediately due and payable. If the Company were unable to repay any such amounts, such lenders could proceed against the collateral securing such indebtedness. If the lenders under the Revolving Credit Facility accelerate the payment of such indebtedness, there can be no assurance that the assets of the Company would be sufficient to repay in full such indebtedness and the other indebtedness of the Company, including the Notes. See "Description of the Notes--Certain Covenants" and "Description of Other Indebtedness."

CONCENTRATION OF REVENUE FROM CERTAIN PUBLICATIONS

    For the three months ended March 31, 1998, the NEW YORK LAW JOURNAL accounted for 25.2% of the Company's total revenues. The Company believes that the NEW YORK LAW JOURNAL will continue to represent a significant portion of the Company's total revenues in the future. While the Company has a broad range of publications, a significant decline in the performance of the NEW YORK LAW JOURNAL or any of the Company's other publications could have a material adverse effect on the Company's results of operations and its ability to service its indebtedness, including its ability to make principal and interest payments on the Notes. Further, as a result of the consolidated nature of the Company's advertising base, the Company may be more susceptible to adverse trends in the legal market than publishers with less industry concentration.

    A significant decline in paid circulation may have an adverse effect on the advertising revenues generated by the NEW YORK LAW JOURNAL. For the years ended December 31, 1996 and December 31, 1997, the paid circulation of the NEW YORK LAW JOURNAL declined by 0.5% and 1.1%, respectively. As demonstrated by the results for 1996 and 1997, the Company has been able to increase subscription prices to offset the decline in circulation.

ADVERTISING REVENUE

    The Company's largest single source of revenue is advertising. For the three months ended March 31, 1998, approximately 56.7% of the Company's revenues were from advertising. Advertising revenues of the publishing industry in general are cyclical and dependent upon general economic conditions. As compared to general-interest newspaper and magazine publishers, the Company believes that its advertising revenues are less susceptible to changes in general economic conditions due to the fact that a significant portion of the Company's advertising revenues are for products and services that are used exclusively by attorneys, law firms and corporate legal departments. There can be no assurance, however, that the Company's results of operations will not be adversely affected by general economic conditions in the future. The Company's revenues may also be affected by state or local government regulations, particularly with respect to the publication of legal-notice advertising. If states or localities in which the Company operates were to enact legislation modifying the manner, number or frequency of legal notice requirements, the Company's results of operations could be adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

FLUCTUATIONS IN PAPER COSTS AND POSTAL RATES

    For the three months ended March 31, 1998, the Company spent $1.2 million on paper and $0.7 million on postage, accounting for 4.5% and 2.8%, respectively, of total revenues for such period. While paper prices have historically shown considerable price volatility and postal rates have increased from time to time, due to their overall small expense as a percentage of revenues, the Company has generally been able to pass through such increased costs to advertisers and subscribers. No assurance can be given, however, that future fluctuations in paper prices or significant increases in postal rates will not have a material adverse effect on the results of operations and financial condition of the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

COMPETITION

    The Company competes for advertising and circulation revenues with publishers of other special-interest legal newspapers and magazines with similar editorial content. However, in most markets where the Company competes, its newspaper is the only newspaper serving the particular needs of the legal community. The Company also competes for advertising revenues with general-interest magazines, newspapers and other forms of media, including broadcast and cable television, radio, direct marketing and electronic media. The Company also faces competition from other legal publishers and legal service providers in its ancillary products and services business, including from book and newsletter publishers and internet and other online services, certain of which competitors are larger and have greater financial resources than the Company. There can be no assurance that the Company will be able to compete effectively with such competitors in the future. See "Business--Competition."

CONTROLLING STOCKHOLDER

    All of the Company's equity securities are held by Holdings. A majority of Holdings' equity securities are held by U.S. Equity Partners, L.P., and its affiliates. The general partner of U.S. Equity Partners, L.P., a private equity fund sponsored by WPG, is WPMP. As the general partner of U.S. Equity Partners, L.P., WPMP has the ability to elect all of the members of the Board of Directors of Holdings and accordingly controls the policies and operations of Holdings and the Company. Circumstances may occur in which the interests of the equity holders of the Company could be in conflict with the interests of the holders of the Notes. In addition, the direct and/or indirect equity investors in the Company may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the Notes. See "Principal Stockholders."

HOLDING COMPANY STRUCTURE; DEPENDENCE ON SUBSIDIARIES; LIMITATION ON ACCESS TO
  CASH FLOW OF SUBSIDIARIES

    The Company is structured as a holding company that owns all of the capital stock or member interests of the Company's operating subsidiaries. The Company's only significant asset is the capital stock or member interests of such operating subsidiaries. As a holding company, the Company is dependent on dividends or other intercompany transfers of funds from its subsidiaries to meet the Company's debt service and other obligations. The Company conducts its business through its subsidiaries, and all existing and future liabilities of the Company's subsidiaries will be effectively senior to the Notes. Consequently, the Company's cash flow and ability to service its debt obligations, including the Notes, are dependent upon the earnings of the subsidiaries and the distribution of those earnings to the Company, or upon loans, advances or other payments made by the subsidiaries to the Company. There can be no assurance that the earnings of the Company's subsidiaries will be adequate for the Company to service its debt obligations.

DEPENDENCE ON KEY PERSONNEL

    The success of the Company's operations may depend, in part, on the successful assimilation of its key personnel, including editors, publishers and journalists, as well as its ability to attract additional talented personnel to the Company as it implements its strategy. The Company has retained the services of certain key personnel of ALM and NLP, including editors, publishers and journalists, all of whom have significant experience in the publishing industry. Effective March 1998, the Company employed William L. Pollak as its President and Chief Executive Officer, replacing Randall J. Weisenburger. See "Certain Transactions." Although the Company believes it will be able to attract and retain talented personnel to the Company and that it could replace key personnel should the need arise, the inability to attract or retain such personnel could have a material adverse effect on the Company. See "Management--Directors, Executive Officers and Key Employees."

FRAUDULENT TRANSFER CONSIDERATIONS

    The Company's obligations under the Notes may be subject to review under state or federal fraudulent transfer laws in the event of the bankruptcy or other financial difficulty of the Company.

    Under those laws, if a court, in a lawsuit by an unpaid creditor or representative of creditors of the Company, such as a trustee in bankruptcy or the Company as a debtor in possession under chapter 11 of the United States Bankruptcy Code, were to find that when the Company issued the Notes, it (a) received less than fair consideration or reasonably equivalent value therefor, and (b) either (i) was or was rendered insolvent, (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (iii) intended to incur or believed (or reasonably should have believed) that it would incur debts beyond its ability to pay as such debts matured (or, in the event New York law is applicable, it is a defendant in an action for money damages or a judgment in such an action has been docketed against it, if, after final judgment for the plaintiff it fails to satisfy such judgment), the court could avoid the Notes and the Company's obligations thereunder, or subordinate the Notes to all of the Company's other obligations, and in either case order the return of any amounts paid thereunder to the Company or to a fund for the benefit of its creditors. It should be noted that a court could avoid the Notes and the Company's obligations thereunder without regard to factors (a) and (b) above if it found that the Company issued the Notes with actual intent to hinder, delay, or defraud its creditors.

    Similarly, a Subsidiary Guarantee may be subject to review in the event of the bankruptcy or other financial difficulty of any Guarantor. In that event, if a court found that when a Guarantor issued its guarantee (or, in some jurisdictions when it became liable to make payments thereunder), factors (a) and (b) above applied to such Guarantor (or if the court found that such Guarantor had issued its guarantee with actual intent to hinder, delay, or defraud its creditors), then the court could avoid the respective Subsidiary Guarantee and order the repayment of any amounts paid thereunder. A court will likely find that a Guarantor did not receive fair consideration or reasonably equivalent value for its guarantee to the extent that its liability thereunder exceeds any direct benefit it received from the issuance of the Notes.

    The Indenture limits the liability of each Guarantor under its guarantee to the maximum amount that it could pay without the guarantee being deemed a fraudulent transfer. See "Description of the Notes." There can be no assurance that (if this limitation is effective) the limited amount so guaranteed will suffice to pay amounts owed under the Notes in full.

    The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

    The Old Notes were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. Prior to the Exchange Offer, there has not been any public market for the Old Notes. The Old Notes have not been registered under the Securities Act and will be subject to restriction on transferability to the extent that they are not exchanged for Exchange Notes by holders who are entitled to participate in this Exchange Offer. The holders of Old Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Old Notes.

    The Exchange Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. The Initial Purchasers have advised the Company that they currently intend to make a market in the Exchange Notes, but they are not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer and the pendency of the Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Notes or as to the liquidity of the trading market for the Exchange Note. If a trading market does not develop or is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all. If a market for the Exchange Notes develops, any such market may be discontinued at any time.

    If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations and market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Exchange Notes may trade at discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES COULD ADVERSELY AFFECT HOLDERS

    Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tender of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof, and, upon consummation of the Exchange Offer certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                THE TRANSACTIONS

    The Initial Offering was consummated on December 22, 1997 and was made in conjunction with the Transactions.

THE ACQUISITIONS

    ALM ACQUISITION. On August 27, 1997, but effective as of August 1, 1997, the Investors, through ALM, consummated the ALM Acquisition, pursuant to which ALM purchased substantially all of the assets and assumed certain of the liabilities related to Old ALM. The purchase price for the ALM Acquisition was $63.0 million. The ALM Acquisition and the payment of related fees and expenses were financed through the issuance of the ALM Promissory Note, a $31.5 million secured promissory note issued by ALM to the former owner of Old ALM, and the issuance of the WP Promissory Note, a $32.0 million equity bridge note issued by ALM to an affiliate of WPG. The ALM Promissory Note accrued interest at a rate of 10% per annum. The WP Promissory Note accrued interest at a rate of 9% per annum.

    NLP ACQUISITION. Pursuant to a Stock Purchase Agreement, dated October 23, 1997 (the "Stock Purchase Agreement"), among ALM, Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and Mr. James A. Finkelstein, ALM purchased all of the issued and outstanding capital stock of NLP. The purchase price for the NLP Acquisition was $203.2 million. The NLP Acquisition was consummated on December 22, 1997.

THE FINANCINGS

    In order to finance the NLP Acquisition, to repay the ALM Promissory Note and the WP Promissory Note and accrued interest thereon, and to pay related fees, expenses and restructuring costs, the Company conducted the Initial Offering and entered into certain other financing transactions, as described below:

    EQUITY CONTRIBUTION. Holdings contributed an aggregate of $108.8 million to the capital of the Company. The Equity Contribution consisted of (a) $75.0 million of capital invested in Holdings by the Investors, and (b) net proceeds of approximately $33.8 million received by Holdings in connection with the Initial Discount Note Offering.

    INITIAL DISCOUNT NOTE OFFERING. Concurrently with the Initial Offering, Holdings offered $35.0 million initial aggregate principal amount of its Discount Notes, which will accrete at the rate of 12 1/4% compounded semi-annually to a par value of approximately $63.3 million by December 15, 2002. Thereafter, until maturity, cash interest on the Discount Notes will accrue at the rate of 12 1/4% per annum and be payable semi-annually in arrears on June 15 and December 15 of each year. The Discount Notes will be senior unsecured obligations of Holdings and will rank senior in right of payment to any existing and future subordinated indebtedness of Holdings. See "Description of Other Indebtedness--Description of the Discount Notes."

SOURCES AND USES OF FUNDS

    The following table illustrates the sources and uses of funds related to the Transactions (in millions).

SOURCES OF FUNDS                                                   USES OF FUNDS
------------------------------------------------------             ------------------------------------------------------
The Notes.............................................  $   175.0  Repayment of ALM Promissory Note (2)..................  $    32.5
Equity Contribution (1)...............................       75.0  Repayment of WP Promissory Note (3)...................       33.0
The Discount Notes....................................       33.8  NLP Acquisition.......................................      203.2
                                                                   One-time Restructuring Costs..........................        2.8
                                                                   Fees and Expenses.....................................       12.3
                                                        ---------                                                          ---------
Total Sources of Funds................................  $   283.8  Total Uses of Funds...................................  $   283.8
                                                        ---------                                                          ---------
                                                        ---------                                                          ---------

------------------------

(1) Represents the Equity Contribution of $75.0 million of capital invested in Holdings by the Investors.

(2) Represents repayment of the principal of and accrued but unpaid interest on the ALM Promissory Note. The ALM Promissory Note accrued interest at a rate of 10% per annum.

(3) Represents repayment of the principal of and accrued but unpaid interest on the WP Promissory Note. The WP Promissory Note accrued interest at a rate of 9% per annum.

                                USE OF PROCEEDS

    The net proceeds to the Company from the Initial Offering, approximately $169.8 million (after deducting discounts to the Initial Purchasers and other Initial Offering expenses), were used, together with the Equity Contribution, to consummate the NLP Acquisition, to repay principal of and accrued interest on each of the ALM Promissory Note and the WP Promissory Note, to pay certain fees and expenses and to pay one-time restructuring costs.

    The Exchange Offer, is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. In consideration for issuing the Exchange Notes contemplated in this Prospectus, the Company will receive Old Notes in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Notes (which replace the Old Notes), except as otherwise described herein.

                                 CAPITALIZATION

    The following table sets forth the consolidated capitalization of the Company as of December 31, 1997 and March 31, 1998 after giving effect to the Initial Offering and the application of the net proceeds received therefrom. The Old Notes surrendered in exchange for Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not result in any increase or decrease in the indebtedness of the Company. As such, no effect has been given to the Exchange Offer in the following capitalization table. The information in this table should be read in conjunction with "The Transactions," "Unaudited Combined Pro Forma Statements of Operations," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes thereto appearing elsewhere in this Prospectus.

                                                            DECEMBER 31, 1997  MARCH 31, 1998
                                                            -----------------  --------------
                                                                     (IN THOUSANDS)
Short-term debt:
  Short-term borrowings...................................         --                --
                                                                  --------     --------------
Long-term debt (less current portion):
  The Notes...............................................     $   175,000       $  175,000
                                                                  --------     --------------
    Total Long-term debt (less current portion)...........         175,000          175,000
                                                                  --------     --------------
Stockholder's equity:
  Additional paid-in capital(1)...........................         108,775          108,775
  Accumulated deficit.....................................          (7,597)         (11,906)
                                                                  --------     --------------
    Total Stockholder's equity............................         101,178           98,869
                                                                  --------     --------------
      Total capitalization................................     $   276,178       $  271,869
                                                                  --------     --------------
                                                                  --------     --------------

------------------------

(1) Represents the Equity Contribution.

                        PRO FORMA FINANCIAL INFORMATION

    The Unaudited Combined Pro Forma Statement of Operations for the year ended December 31, 1997 gives effect to the following transactions as if each such transaction occurred effective January 1, 1997: (i) the acquisition of Old ALM by ALM on August 27, 1997 which was accounted for as a purchase effective as of August 1, 1997; (ii) the acquisition of all of the issued and outstanding capital stock of NLP by ALM on December 22, 1997, which was accounted for as a purchase; (iii) the shutdown of Counsel Connect internet services; (iv) the elimination or reduction of certain costs and expenses as a result of the integration of ALM and NLP; and (v) the issuance of $175,000,000 aggregate principal amount of the Old Notes by ALM.

    The Unaudited Combined Pro Forma Statement of Operations for the three months ended March 31, 1998 gives effect to the elimination or reduction of certain costs and expenses as a result of the integration of ALM and NLP as if such transaction occurred effective January 1, 1998. All other transactions discussed in the above paragraph are reflected in the historical statement of operations for the three months ended March 31, 1998.


    The following pro forma financial information does not give effect to certain cost-savings or other synergistic benefits expected to be derived from the acquisitons of ALM and NLP such as the elimination of duplicative activities and overhead and other functions and the combination of purchasing, marketing and development initiatives. The Unaudited Combined Pro Forma Statements of Operations should be read in conjunction with the historical consolidated financial statements of the Company, Old ALM and NLP, including the notes thereto, included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Unaudited Combined Pro Forma Statements of Operations represent management's best estimate of the effects of the Transactions and the Acquisitions discussed above and do not purport to be indicative of the results that would have actually been obtained had such transactions been consummated for the years presented, or that may be obtained in the future.


                          AMERICAN LAWYER MEDIA, INC.
              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                                                  INTEGRATION OF
                                                                                                  ALM, INC. (A)   ALM AND NLP (B)
                                                                                                  -------------  -----------------
                                                                                                       (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.................................................................................    $  14,954        $  --
    Subscription................................................................................        5,140           --
  Ancillary Products and Services...............................................................        5,628           --
  Internet Services.............................................................................          654           --
                                                                                                  -------------        -------
      Total Revenues............................................................................       26,376           --
                                                                                                  -------------        -------
Operating Costs and Expenses:
  Editorial.....................................................................................        3,361           --
  Production and Distribution...................................................................        5,472           --
  Selling.......................................................................................        4,250           --
  General and Administrative....................................................................        7,101             (382)
  Internet Services.............................................................................        1,110           --
  Depreciation and Amortization.................................................................        5,946           --
                                                                                                  -------------        -------
      Total Operating Costs and Expenses........................................................       27,240             (382)
                                                                                                  -------------        -------
      Operating income (loss)...................................................................         (864)             382
Interest expense, net...........................................................................       (4,382)          --
                                                                                                  -------------        -------
Income (loss) before income taxes...............................................................       (5,246)             382
Provision (benefit) for income taxes............................................................         (937)          --
                                                                                                  -------------        -------
Net income (loss)...............................................................................    $  (4,309)       $     382
                                                                                                  -------------        -------
                                                                                                  -------------        -------
OTHER DATA:
EBITDA (c)........................................................................................................................
Capital Expenditures..............................................................................................................
Interest Coverage Ratio (d).......................................................................................................
Earnings to Fixed Charges Ratio (e)...............................................................................................
Fixed Charges Coverage Deficiency (f).............................................................................................

                                                                                                   COMBINED
                                                                                                   PRO FORMA
                                                                                                  -----------

OPERATING DATA:
Revenues:
  Periodicals:
    Advertising.................................................................................   $  14,954
    Subscription................................................................................       5,140
  Ancillary Products and Services...............................................................       5,628
  Internet Services.............................................................................         654
                                                                                                  -----------
      Total Revenues............................................................................      26,376
                                                                                                  -----------
Operating Costs and Expenses:
  Editorial.....................................................................................       3,361
  Production and Distribution...................................................................       5,472
  Selling.......................................................................................       4,250
  General and Administrative....................................................................       6,719
  Internet Services.............................................................................       1,110
  Depreciation and Amortization.................................................................       5,946
                                                                                                  -----------
      Total Operating Costs and Expenses........................................................      26,858
                                                                                                  -----------
      Operating income (loss)...................................................................        (482)
Interest expense, net...........................................................................      (4,382)
                                                                                                  -----------
Income (loss) before income taxes...............................................................      (4,864)
Provision (benefit) for income taxes............................................................        (937)
                                                                                                  -----------
Net income (loss)...............................................................................   $  (3,927)
                                                                                                  -----------
                                                                                                  -----------
OTHER DATA:
EBITDA (c)......................................................................................   $   5,464
Capital Expenditures............................................................................   $     209
Interest Coverage Ratio (d).....................................................................        1.25x
Earnings to Fixed Charges Ratio (e).............................................................      --
Fixed Charges Coverage Deficiency (f)...........................................................   $   4,864

                          AMERICAN LAWYER MEDIA, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                             (DOLLARS IN THOUSANDS)

(a) Represents the consolidated statement of operations of American Lawyer Media, Inc. for the three months ended March 31, 1998.

(b) The adjustment relates to the elimination or reduction of certain costs and expenses which have either already occurred or which will be eliminated or reduced as a result of activities expected to occur shortly following the completion of the Transactions, as follows:

Rent Expense (1)...............................................................  $      82
Employee Benefits (2)..........................................................        300
                                                                                 ---------
                                                                                 $     382
                                                                                 ---------
                                                                                 ---------

    ----------------------------

    (1) Represents the identified savings resulting principally from combining ALM's and NLP's office space, which is expected to be completed during 1998. This results from lower lease costs based on current available space and reduced space requirements and other factors. Savings resulting from consolidating various regional offices are also included.

    (2) The Company has completed a thorough analysis of ALM's and NLP's employee benefit programs and has identified various changes thereto including modifications to the medical and dental plan. These changes, which will bring ALM's benefits in line with NLP's plan, are currently being made.

(c) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating the Company's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statements data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(d) Ratio equal to EBITDA divided by interest expense.

(e) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges consist of interest expense, including amortization of deferred financing costs and the implied interest element of rent expense for the period. For purposes of calculating this ratio, earnings were negative and insufficient to cover fixed charges.

(f) Deficiency is equal to the shortfall in earnings to cover fixed charges.

                          AMERICAN LAWYER MEDIA, INC.

              UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997

                                                                                           PRO FORMA ADJUSTMENTS
                                                                                 ------------------------------------------
                                                                                    OLD ALM      ELIMINATION       NLP
                                                OLD                               ACQUISITION    OF COUNSEL    ACQUISITION
                                              ALM (A)      ALM (B)     NLP (C)        (D)        CONNECT (E)       (F)
                                            -----------  -----------  ---------  --------------  -----------  -------------
                                                                        (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................   $  18,146    $  13,410   $  26,402    $   --         $  --         $  --
    Subscription..........................       6,719        5,260       9,504        --            --            --
  Ancillary Products and Services.........       4,532        4,142      13,926        --            --            --
  Internet Services.......................       2,148        1,162       1,109        --             3,270        --
                                            -----------  -----------  ---------       -------    -----------  -------------
      Total Revenues......................      31,545       23,974      50,941        --             3,270        --
                                            -----------  -----------  ---------       -------    -----------  -------------
Operating Costs and Expenses
  Editorial...............................       4,023        3,323       5,837        --            --            --
  Production and Distribution.............       6,919        5,766       9,872        --            --            --
  Selling.................................       4,640        3,656       8,211        --            --            --
  General and Administrative..............       9,531        7,145       8,722        --            --            --
  Internet Services.......................       6,464        2,988       1,657        --            (8,909)       --
  Depreciation and Amortization...........       1,590        3,273       7,283         1,945        --             9,993
  Shutdown of Counsel Connect.............      --            3,000      --            --            (3,000)       --
  Special Compensation Charge.............      --           --           6,926        --            --            (6,926)
                                            -----------  -----------  ---------       -------    -----------  -------------
      Total Operating Costs and
        Expenses..........................      33,167       29,151      48,508         1,945       (11,909)        3,067
                                            -----------  -----------  ---------       -------    -----------  -------------
      Operating income (loss).............      (1,622)      (5,177)      2,433        (1,945)        8,639        (3,067)
Interest expense, net.....................      (1,420)      (2,420)     (5,137)       (2,656)       --             5,137
                                            -----------  -----------  ---------       -------    -----------  -------------
Income (loss) before income taxes.........      (3,042)      (7,597)     (2,704)       (4,601)        8,639         2,070
Provision (benefit) for income taxes......      --           --           2,508        --            --            (2,258)
                                            -----------  -----------  ---------       -------    -----------  -------------
Net income (loss).........................   $  (3,042)   $  (7,597)  $  (5,212)   $   (4,601)    $   8,639     $   4,328
                                            -----------  -----------  ---------       -------    -----------  -------------
                                            -----------  -----------  ---------       -------    -----------  -------------


                                            INTEGRATION                COMBINED
                                            OF ALM AND    FINANCING       PRO
                                              NLP(G)         (H)         FORMA
                                            -----------  -----------  -----------

OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................   $  --        $  --        $  57,958
    Subscription..........................      --           --           21,483
  Ancillary Products and Services.........      --           --           22,600
  Internet Services.......................      --           --            1,149
                                            -----------  -----------  -----------
      Total Revenues......................      --           --          103,190
                                            -----------  -----------  -----------
Operating Costs and Expenses
  Editorial...............................      --           --           13,183
  Production and Distribution.............      --           --           22,557
  Selling.................................      --           --           16,507
  General and Administrative..............      (2,286)      --           23,112
  Internet Services.......................      --           --            2,200
  Depreciation and Amortization...........      --           --           24,084
  Shutdown of Counsel Connect.............      --           --           --
  Special Compensation Charge.............      --           --           --
                                            -----------  -----------  -----------
      Total Operating Costs and
        Expenses..........................      (2,286)      --          101,643
                                            -----------  -----------  -----------
      Operating income (loss).............       2,286       --            1,547
Interest expense, net.....................      --          (11,184)     (17,680)
                                            -----------  -----------  -----------
Income (loss) before income taxes.........       2,286      (11,184)     (16,133)
Provision (benefit) for income taxes......      --           --              250
                                            -----------  -----------  -----------
Net income (loss).........................   $   2,286    $ (11,184)   $ (16,383)
                                            -----------  -----------  -----------
                                            -----------  -----------  -----------


OTHER DATA:
EBITDA (i)...........................................................................................................   $  25,631
Capital Expenditures (j).............................................................................................   $   1,311
Interest Coverage Ratio (k)..........................................................................................        1.45x
Earnings to Fixed Charges Ratio (l)..................................................................................      --
Fixed Charges Coverage Deficiency (m)................................................................................   $  16,133

                          AMERICAN LAWYER MEDIA, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1997 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(a) Represents the historical statement of operations of Old ALM for the seven months ended July 31, 1997.

(b) Represents the consolidated statement of operations of American Lawyer Media, Inc. for the five months ended December 31, 1997, after giving effect to the ALM Acquisition at August 1, 1997 and the NLP acquisition at December 22, 1997.

(c) Represents the historical statement of operations of NLP for the period from January 1, 1997 through December 21, 1997.

(d) Represents the adjustments to give effect to the ALM Acquisition as if it were consummated at January 1, 1997. The following adjustments were made:

AMORTIZATION:
Removal of historical amortization...........................................  $    (687)
Amortization of goodwill and intangibles.....................................      2,632
                                                                               ---------
                                                                               $   1,945
                                                                               ---------
                                                                               ---------

INTEREST EXPENSE:
Removal of Old ALM's interest expense on amounts due to General Partner......  $  (1,420)
Accrual of interest on WP Promissory Note (9% per annum).....................      1,936
Accrual of interest on ALM Promissory Note (10% per annum)...................      2,140
                                                                               ---------
                                                                               $   2,656
                                                                               ---------
                                                                               ---------

(e) Represents the removal of ALM's Internet Services (see Note 4 in the consolidated financial statements as of and for the five months ended December 31, 1997 of ALM) excluding administrative costs allocated by the corporate division of Old ALM.

(f) Represents the adjustments to give effect to the NLP Acquisition as if it were consummated at January 1, 1997. The following adjustments were made:

AMORTIZATION:
Removal of historical amortization...........................................  $  (6,709)
Amortization of goodwill and intangibles.....................................     16,702
                                                                               ---------
                                                                               $   9,993
                                                                               ---------
                                                                               ---------

       SPECIAL COMPENSATION CHARGE:

       Represents the elimination of the special compensation charge related to the buyout of management stock options in connection with the NLP Acquisition.

       INTEREST EXPENSE:

       Elimination of $5,137 of interest expense on the historical debt of NLP which was not acquired.

       INCOME TAXES:

       The income tax benefit considers the reversal of historical interest expense, the federal income tax benefit related to the filing of a consolidated tax return including ALM and the interest expense related to the Initial Offering. The resulting combined pro forma provision for income taxes reflects the provision for state income taxes due as a result of the requirement to file non-combined returns in certain states, principally New York.

                          AMERICAN LAWYER MEDIA, INC.

         NOTES TO UNAUDITED COMBINED PRO FORMA STATEMENT OF OPERATIONS
                    YEAR ENDED DECEMBER 31, 1997 (CONTINUED)

                             (DOLLARS IN THOUSANDS)

(g) The adjustment relates to the elimination or reduction of certain costs and expenses which have either already occurred or which will be eliminated or reduced as a result of activities expected to occur shortly following the completion of the Transactions, as follows:

Rent Expense (1).............................................................  $     326
Compensation of former ALM Chairman (2)......................................        200
Employee Benefits (3)........................................................      1,731
Other (4)....................................................................         29
                                                                               ---------
                                                                               $   2,286
                                                                               ---------
                                                                               ---------

    ----------------------------

    (1) Represents the identified savings resulting principally from combining ALM and NLP's office space, which is expected to be completed during 1998. This results from lower lease costs based on current available space and reduced space requirements and other factors. Savings resulting from consolidating various regional offices are also included.


    (2) Represents the historical compensation and benefits of the former Chairman of ALM, who resigned prior to the consummation of the ALM Acquisition. The Company intends to eliminate this position.


    (3) The Company has completed a thorough analysis of ALM and NLP's employee benefit programs (primarily retirement and health benefits) and has identified various changes thereto including the freeze of the ALM pension plan and modifications to the medical and dental plan. These changes, which will bring ALM's benefits in line with NLP's plan, are currently being made.

    (4) Represents Old ALM's share of losses from its interest in the Court TV Law Center joint venture. This joint venture was terminated in March, 1997.

(h) Adjustments with respect to interest expense are as follows:

Interest expense as if the Initial Offering had occurred on January 1, 1997:
  The Notes ($175,000) at a rate of 9.75%....................................  $  16,589
Removal of interest expense with respect to the ALM Promissory Note and the
  WP Promissory Note.........................................................     (6,030)
Amortization of deferred financing costs.....................................        625
                                                                               ---------
Total interest expense.......................................................  $  11,184
                                                                               ---------
                                                                               ---------

(i) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating the Company's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statements data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(j) Excludes capital expenditures related to COUNSEL CONNECT of $1,539.

(k) Ratio equal to EBITDA divided by interest expense.

(l) Earnings used in computing the ratio of earnings to fixed charges consist of income before provision for income taxes plus fixed charges. Fixed charges include interest expense and the implied interest element of rent expense for the period. For purposes of calculating this ratio, earnings were negative and insufficient to cover fixed charges.

(m) Deficiency is equal to the shortfall in earnings to cover fixed charges.

             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

    The following tables present selected historical financial information (i) for Old ALM, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, the three months ended March 31, 1997 and the seven months ended July 31, 1997, (ii) for NLP, as of and for the years ended December 31, 1993, 1994, 1995 and 1996, the three months ended March 31, 1997 and the period from January 1, 1997 through December 21, 1997, and (iii) for the Company, as of and for the five months ended December 31, 1997 and the three months ended March 31, 1998. The financial data for the Company, as of and for the five months ended December 31, 1997 and the financial data for Old ALM for the seven months ended July 31, 1997 and the years ended December 31, 1995 and 1996 were derived from financial statements audited by Arthur Andersen LLP. The financial data for NLP as of and for the period from January 1, 1997 through December 21, 1997 were derived from financial statements audited by Arthur Andersen LLP and financial data for NLP for the years ended December 31, 1995 and 1996 were derived from financial statements audited by Leslie Sufrin and Company, P.C. The audited financial statements and the related notes thereto are included elsewhere in this Prospectus. Unaudited financial data include (i) Old ALM financial data for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1997, (ii) NLP financial data for the years ended December 31, 1993 and 1994 and the three months ended March 31, 1997, and (iii) the Company's financial data for the three months ended March 31, 1998. In the opinion of management such unaudited financial data have been prepared on the same basis as the audited financial statements included elsewhere herein, and include all normal recurring adjustments necessary for a fair presentation of the financial position and results of operations for such periods. Results of operations for the interim periods presented are not necessarily indicative of the results of operations for the full year. The selected financial information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the historical and pro forma financial statements and notes thereto included elsewhere in this Prospectus. See "Pro Forma Financial Information" and "Index to Financial Statements."

                          AMERICAN LAWYER MEDIA, L.P.
                        AND AMERICAN LAWYER MEDIA, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                       PREDECESSOR COMPANY
                                            --------------------------------------------------------------------------
                                                                                                          SEVEN MONTHS
                                                     YEARS ENDED DECEMBER 31,             THREE MONTHS       ENDED
                                            -------------------------------------------  ENDED MARCH 31,    JULY 31,
                                               1993       1994       1995       1996          1997            1997
                                            ----------  ---------  ---------  ---------  ---------------  ------------

                                                                      (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................  $   22,569  $  23,872  $  25,037  $  26,659     $   7,345      $   18,146
    Subscription..........................      10,242     10,483     10,884     11,304         2,716           6,719
  Ancillary Products and Services.........       7,374      7,980      8,387      8,467         1,826           4,532
  Internet Services.......................         135        685      3,238      5,474         1,052           2,148
                                            ----------  ---------  ---------  ---------       -------     ------------
      Total Revenues......................      40,320     43,020     47,546     51,904        12,939          31,545
                                            ----------  ---------  ---------  ---------       -------     ------------
Operating Costs and Expenses:
  Editorial...............................       7,109      7,075      7,073      7,141         1,707           4,023
  Production and Distribution.............      10,678     11,170     12,587     12,469         2,920           6,919
  Selling.................................       6,662      7,208      6,913      7,479         1,888           4,640
  General and Administrative..............      15,303     15,790     16,506     16,829         4,232           9,531
  Internet Services.......................       2,634      7,760     10,854     11,886         2,690           6,464
  Depreciation and Amortization...........       4,047      3,506      2,680      2,488           634           1,590
  Shutdown of Counsel Connect.............      --         --         --         --            --              --
                                            ----------  ---------  ---------  ---------       -------     ------------
      Total Operating Costs and
        Expenses..........................      46,433     52,509     56,613     58,292        14,071          33,167
                                            ----------  ---------  ---------  ---------       -------     ------------
      Operating (loss)....................      (6,113)    (9,489)    (9,067)    (6,388)       (1,132)         (1,622)
Interest expense, net.....................        (478)      (667)    (1,384)    (1,972)         (576)         (1,420)
                                            ----------  ---------  ---------  ---------       -------     ------------
(Loss) before income taxes................      (6,591)   (10,156)   (10,451)    (8,360)       (1,708)         (3,042)
(Benefit) for income taxes................      --         --         --         --            --              --
Loss before minority interest.............      (6,591)   (10,156)   (10,451)    (8,360)       (1,708)         (3,042)
Minority interest.........................      --          1,847      2,334        172        --              --
                                            ----------  ---------  ---------  ---------       -------     ------------
Net (loss)................................  $   (6,591) $  (8,309) $  (8,117) $  (8,188)    $  (1,708)     $   (3,042)
                                            ----------  ---------  ---------  ---------       -------     ------------
                                            ----------  ---------  ---------  ---------       -------     ------------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).................  $   (6,571) $  (6,376) $  (7,066) $  (7,009)    $  (5,014)     $   (5,895)
Total assets..............................      20,896     20,931     19,313     19,482        18,709          18,982
Long-term debt (including current
  maturities).............................      11,212     13,524     22,114     30,150        32,790          34,742
Partners' (deficit) and Stockholder's
  equity..................................      (3,332)   (11,647)   (19,759)   (26,300)      (28,008)        (29,342)

OTHER DATA:
  EBITDA: (1).............................  $   (2,066) $  (5,983) $  (6,387) $  (3,900)    $    (498)     $      (32)
  Capital Expenditures:...................       1,088      1,488      1,481      2,202           583           1,971
  Ratio of Earnings to Fixed Charges(2)...      --         --         --         --            --              --
  Net Cash Provided by (Used in) Operating
    Activities............................  $   (1,044) $  (5,892) $  (5,472) $  (4,552)    $  (1,116)     $     (677)
  Net Cash Used in Investing Activities...        (980)    (1,468)    (1,481)    (2,202)         (583)         (1,971)
  Net Cash Provided by Financing
    Activities............................       2,086      7,645      7,206      6,064         2,065           3,173

                                               AMERICAN LAWYER MEDIA INC.
                                            ---------------------------------
                                               FIVE MONTHS      THREE MONTHS
                                                  ENDED         ENDED MARCH
                                            DECEMBER 31, 1997     31, 1998
                                            -----------------  --------------
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...........................     $    13,410       $   14,954
    Subscription..........................           5,260            5,140
  Ancillary Products and Services.........           4,142            5,628
  Internet Services.......................           1,162              654
                                            -----------------  --------------
      Total Revenues......................          23,974           26,376
                                            -----------------  --------------
Operating Costs and Expenses:
  Editorial...............................           3,323            3,361
  Production and Distribution.............           5,766            5,472
  Selling.................................           3,656            4,250
  General and Administrative..............           7,145            7,101
  Internet Services.......................           2,988            1,110
  Depreciation and Amortization...........           3,273            5,946
  Shutdown of Counsel Connect.............           3,000           --
                                            -----------------  --------------
      Total Operating Costs and
        Expenses..........................          29,151           27,240
                                            -----------------  --------------
      Operating (loss)....................          (5,177)            (864)
Interest expense, net.....................          (2,420)          (4,382)
                                            -----------------  --------------
(Loss) before income taxes................          (7,597)          (5,246)
(Benefit) for income taxes................         --                  (937)
Loss before minority interest.............          (7,711)          (4,309)
Minority interest.........................         --                --
                                            -----------------  --------------
Net (loss)................................     $    (7,597)      $   (4,309)
                                            -----------------  --------------
                                            -----------------  --------------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).................     $    (6,846)      $  (18,113)
Total assets..............................         364,172          363,060
Long-term debt (including current
  maturities).............................         175,000          175,000
Partners' (deficit) and Stockholder's
  equity..................................         101,178           96,869
OTHER DATA:
  EBITDA: (1).............................     $    (1,904)      $    5,082
  Capital Expenditures:...................             364              209
  Ratio of Earnings to Fixed Charges(2)...         --                --
  Net Cash Provided by (Used in) Operating
    Activities............................     $    (3,178)      $    5,594
  Net Cash Used in Investing Activities...        (265,383)         (11,180)
  Net Cash Provided by Financing
    Activities............................         277,322           --


------------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating Old ALM's and ALM's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Earnings were inadequate to cover combined fixed charges by $6,591, $10,156, $10,451, $8,360, $1,708, $3,042, $7,597 and $5,246 for the years ended
    December 31, 1993, 1994, 1995, 1996, the three months ended March 31, 1997, the seven months ended July 31, 1997, the five months ended December 31, 1997 and the three months ended March 31, 1998, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.
             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

                                                                                                                 PERIOD FROM
                                                                                                               JANUARY 1, 1997
                                                             YEAR ENDED DECEMBER 31,            THREE MONTHS       THROUGH
                                                    ------------------------------------------   ENDED MARCH    DECEMBER 21,
                                                      1993       1994       1995       1996       31, 1997          1997
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
                                                                              (DOLLARS IN THOUSANDS)
OPERATING DATA:
Revenues:
  Periodicals:
    Advertising...................................  $  16,546  $  18,612  $  21,387  $  23,319    $   6,349       $  26,402
    Subscription..................................      8,610      9,105      9,694      9,759        2,314           9,504
  Ancillary Products and Services.................     10,824     11,437     12,729     13,398        2,861          13,926
  Internet Services...............................     --         --            264        747          271           1,109
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
      Total Revenues..............................     35,980     39,154     44,074     47,223       11,795          50,941
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
Operating Costs and Expenses:
  Editorial.......................................      4,811      5,451      5,778      5,929        1,420           5,837
  Production and Distribution.....................      7,009      7,621      8,146      8,679        2,267           9,872
  Selling.........................................      7,693      8,831      9,776      8,991        2,120           8,211
  General and Administrative......................      7,109      7,726      7,620      8,047        2,431           8,722
  Internet Services...............................     --         --          2,947      1,704          411           1,657
  Depreciation and Amortization...................      3,087      3,130      6,329      7,487        1,890           7,283
  Special Compensation Charge.....................     --         --         --         --           --               6,926
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
      Total Operating Costs and Expenses..........     29,709     32,759     40,596     40,837       10,539          48,508
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
      Operating income............................      6,271      6,395      3,478      6,386        1,256           2,433
Interest expense, net.............................     (4,487)    (4,734)    (5,458)    (6,013)      (1,378)         (5,137)
Other income (expense)............................       (284)      (320)      (211)       181       --              --
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
Income (loss) before income taxes.................      1,500      1,341     (2,191)       554         (122)          2,704
Benefit (provision) for income taxes..............       (777)      (763)       523     (3,007)        (754)         (2,508)
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
Net income (loss) before cumulative effect of
  change in accounting principle..................        723        578     (1,668)    (2,453)        (876)         (5,212)
Cumulative effect of change in accounting
  principle.......................................      4,046     --         --         --           --              --
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
Net income (loss).................................  $   4,769  $     578  $  (1,668) $  (2,453)   $    (876)      $  (5,212)
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
                                                    ---------  ---------  ---------  ---------  -------------  ---------------
BALANCE SHEET DATA:
(At End of Period)
Working capital (deficit).........................  $  (1,532) $  (2,868) $  (4,717) $  (2,081)   $  (4,216)      $  (2,204)
Total assets......................................     20,886     21,217    154,125    147,311      145,383         139,610
Long-term debt (including current maturities).....     45,500     54,600     70,900     70,300       66,200          59,500
Stockholders' equity (deficit)....................    (33,945)   (44,842)    65,620     63,167       62,290          64,782

OTHER DATA:
  EBITDA: (1).....................................  $   9,358  $   9,525  $   9,807  $  13,873    $   3,146       $   9,716
  Capital Expenditures............................        739      1,807        608        512          170             515
  Ratio of Earnings to Fixed Charges(2)...........      1.28x      1.24x     --          1.08x       --              --
  Net Cash Provided by Operating Activities.......  $   3,885  $   3,795  $   3,690  $   6,616    $   3,966       $  11,292
  Net Cash Used in Investing Activities...........       (739)    (1,807)      (608)      (529)        (168)           (496)
  Net Cash Used in Financing Activities...........     (3,980)    (2,375)    (3,351)    (5,600)      (4,100)        (10,800)

------------------------

(1) EBITDA is not a measure of performance under GAAP. Items excluded from income in calculating EBITDA are significant components in understanding and evaluating NLP's financial performance. While EBITDA should not be considered in isolation or as a substitute for net income, cash flows from operating activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity, management understands that EBITDA is customarily used in evaluating publishing companies. The EBITDA measures presented herein may not be comparable to similarly titled measures of other companies.

(2) Earnings were inadequate to cover combined fixed charges by $2,191, $122 and $2,704 for the year ended December 31, 1995, the three months ended March 31, 1997, and the period from January 1, 1997 through December 21, 1997, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    In August 1997, the Investors, through ALM, consummated the ALM Acquisition, and in December 1997, ALM consummated the NLP Acquisition. Prior to the Acquisitions, ALM and NLP operated independently, and the success of the Company will depend in part on the Company's ability to integrate the operations of these entities. The integration of the operations of ALM and NLP will entail the reorganization of certain functions to achieve the cost savings outlined in the business strategy and to realize the full potential of the business opportunities available to the combined Company. There can be no assurance that the Company will be able to successfully integrate these businesses or that the Company will not encounter delays or incur unanticipated costs in such integration.

    The combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    Historically, NLP has operated in a centralized manner and has focused its resources on the continued development of its periodicals business as well as expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business has from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its periodicals, products and services to both readers and advertisers. The Company expects that the implementation of these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and an acceleration in the growth of the Company's ancillary products and services business.

    PURCHASE ACCOUNTING EFFECTS. The Acquisitions have been accounted for using the purchase method of accounting. The results of operations of Old ALM have been included in the financial statements of the Company since August 1, 1997, the effective date of the ALM Acquisition, and the results of operations of NLP have been included in the financial statements of the Company since December 22, 1997, the closing date of the NLP Acquisition. As a result, the Acquisitions will prospectively affect the Company's results of operations in certain significant respects. In connection with the ALM Acquisition, the purchase price was $63.0 million and the excess of the purchase price over the book value of net tangible assets acquired was $67.7 million. The aggregate purchase price for the NLP Acquisition was $203.2 million, and the excess of the purchase price over the book value of net tangible assets acquired was $257.6 million. The excess purchase price of both Acquisitions has been allocated to the tangible and intangible assets acquired by the Company based upon their respective fair values as of the acquisition date.

RESULTS OF OPERATIONS--ALM

    FOR THE THREE MONTHS ENDED MARCH 31, 1998 COMPARED TO THE THREE MONTHS ENDED
     MARCH 31, 1997

    REVENUE RECOGNITION. Periodical advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications.

    Periodical subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books, seminar and conference income, income from a daily fax service of court decisions and income from electronic products. Printing revenue is recorded upon shipment. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held. Daily fax service revenue is recognized upon fulfillment of orders. Income from electronic products is recognized monthly as the service is provided.

    Internet Services revenues consist primarily of revenues from subscriptions and advertising. Internet subscription income is recognized on a pro-rata basis over the life of a subscription, generally one year. Internet advertising revenues are recognized upon the release of an advertisement on the website.

    The following discussion compares the financial results of the Company for the three months ended March 31, 1998 to financial informaiton for the three months ended March 31, 1997 which was derived from the combination of Old ALM and NLP. As a result, the financial information for the combined three months ended March 31, 1997 has not been prepared on a basis in conformity with GAAP. The following table presents the calculation for such combined period and for the three months ended March 31, 1998 (in thousands):

                                                                              AMERICAN LAWYER MEDIA,
                                           OLD ALM       NLP      COMBINED             INC.
                                         -----------  ---------  -----------  -----------------------
                                                                               FOR THE THREE MONTHS
                                             FOR THE THREE MONTHS ENDED                ENDED
                                                   MARCH 31, 1997                 MARCH 31, 1998
                                         -----------------------------------  -----------------------
OPERATING DATA:
Revenues:
  Periodicals
    Advertising........................       7,345       6,349      13,694             14,954
    Subscription.......................       2,716       2,314       5,030              5,140
  Ancillary Products and Services......       1,826       2,861       4,687              5,628
  Internet Services....................       1,052         271       1,323                654
                                         -----------  ---------  -----------            ------
      Total revenues...................      12,939      11,795      24,734             26,376
                                         -----------  ---------  -----------            ------
Operating Costs and Expenses:
  Editorial............................       1,707       1,420       3,127              3,361
  Production and Distribution..........       2,920       2,267       5,187              5,472
  Selling..............................       1,888       2,120       4,008              4,250
  General and Administrative...........       4,232       2,431       6,663              7,101
  Internet Services....................       2,690         411       3,101              1,110
  Depreciation and Amortization........         634       1,890       2,524              5,946
                                         -----------  ---------  -----------            ------
      Total Operating Costs and
        Expenses.......................      14,071      10,539      24,610             27,240
      Operating income/(loss)..........      (1,132)      1,256         124               (864)
                                         -----------  ---------  -----------            ------
                                         -----------  ---------  -----------            ------

    OVERVIEW. Net revenues increased by $1.6 million, or 6.6% from $24.7 million for the three months ended March 31, 1997 to $26.4 million for the three months ended March 31, 1998. Total operating costs and expenses increased $2.6 million, or 10.7%, from $24.6 million for the three months ended March 31, 1997 to $27.2 million for the three months ended March 31, 1998 due to a $3.4 million increase in depreciation and amortization resulting from the Acquisitions. As a result, operating income decreased $1.0 million, from operating income of $0.1 million for the three months ended March 31, 1997 to an operating loss of $0.9 million for the three months ended March 31, 1998, while EBITDA increased $2.4 million, or 91.9%, from $2.6 million for the three months ended March 31, 1997 to $5.1 million for the three months ended March 31, 1998. Internet Services revenues decreased $0.7 million, or 50.6%, from $1.3 million for the three months ended March 31, 1997 to $0.7 million for the three months ended March 31, 1998. Internet Services expenses decreased $2.0 million, or 64.2%, from $3.1 million for the three months ended March 31, 1997 to $1.1 million for the three months ended March 31, 1998. Accordingly, excluding the net operating loss from Internet Services, operating income decreased $2.3 million, or 116.8%, from $2.0 million operating income for the three months ended March 31, 1997 to a $0.3 million operating loss for the three months ended March 31, 1998, while EBITDA increased $1.1 million, or 25.1%, from $4.4 million to $5.5 million over the same periods.

    REVENUES. Advertising revenues increased $1.3 million, or 9.2%, from $13.7 million for the three months ended March 31, 1997 to $15.0 million for the three months ended March 31, 1998. This increase was due principally to an increase in advertising rates as well as an overall increase in advertising pages.

    Subscription revenues increased $0.1 million, or 2.2%, from $5.0 million for the three months ended March 31, 1997 to $5.1 million for the three months ended March 31, 1998. Increases in subscription rates at all publications were partially offset by slight decreases in paid circulation.

    Revenues from ancillary products and services increased $0.9 million, or 20.1%, from $4.7 million for the three months ended March 31, 1997 to $5.6 million for the three months ended March 31, 1998. Revenues from two seminars held in the first quarter of 1998 were recorded while no seminars were conducted in the first quarter of 1997. In addition, a portion of the book sales historically recorded in the fourth quarter were shipped and included in the first quarter results of 1998.

    Revenues from Internet Services decreased $0.7 million, or 50.6%, from $1.3 million for the three months ended March 31, 1997 to $0.7 million for the three months ended March 31, 1998. This decrease is attributable primarily to the shut down of Counsel Connect, Old ALM's Internet service. This shut down is part of management's strategy to focus on internet services that will better enhance its existing product base. This strategy includes an increased emphasis on advertising revenue which was 29.0% higher in the first quarter of 1998 than the first quarter of 1997.

    OPERATING EXPENSES. Total operating costs and expenses increased $2.6 million, or 10.7%, from $24.6 million for the three months ended March 31, 1997 to $27.2 million for the three months ended March 31, 1998 due to a $3.4 million increase in depreciation and amortization resulting from the Acquisitions.

    Editorial expenses increased $0.2 million, or 7.5%, from $3.1 million for the three months ended March 31, 1997 to $3.4 million for the three months ended March 31, 1998 as a number of vacant positions were filled.

    Production and distribution expenses increased $0.3 million, or 5.5%, from $5.2 million for the three months ended March 31, 1997 to $5.5 million for the three months ended March 31, 1998. This increase is primarily the result of the increased book sales recorded in the first quarter. Higher paper usage at the Company's printing facilities also contributed to this increase.

    Selling expenses increased $0.2 million, or 6.0%, from $4.0 million for the three months ended March 31, 1997 to $4.3 million for the three months ended March 31, 1998. This increase is primarily due to higher subscription promotion costs as well as increased commissions resulting from the increased advertising revenue.

    General and administrative expenses increased $0.4 million, or 6.6%, from $6.7 million for the three months ended March 31, 1997 to $7.1 million for the three months ended March 31, 1998. This increase is primarily the result of costs associated with one-time charges and salary increases.

    Internet Services expenses decreased $2.0 million, or 64.2%, from $3.1 million for the three months ended March 31, 1997 to $1.1 million for the three months ended March 31, 1998. This decrease is the direct result of the shut down of Counsel Connect.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses increased $3.4 million, or 135.6%, from $2.5 million for the three months ended March 31, 1997 to $5.9 million for the three months ended March 31, 1998. These expenses are not comparable for the two periods due to purchase accounting adjustments related to the Acquisitions.

    OPERATING INCOME. As a result of the above factors, operating income decreased $1.0 million from an operating income of $0.1 million for the three months ended March 31, 1997 to an operating loss of $0.9 million for the three months ended March 31, 1998, while EBITDA increased $2.4 million, or 91.9%, from $2.6 million for the three months ended March 31, 1997 to $5.1 million for the three months ended March 31, 1998.

    CAPITAL EXPENDITURES. Capital expenditures decreased $0.5 million, or 72.2%, from $0.8 million for the three months ended March 31, 1997 to $0.2 million for the three months ended March 31, 1998 reflecting the discontinued investment in the infrastructure of Counsel Connect.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

    REVENUE RECOGNITION. ALM recognizes advertising revenues on the issue date of the related publications. Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices. Advertising revenues billed and/or received for advertisements to be released in future months are included in deferred revenue. Subscription revenues are deferred and recognized on a pro rata basis over the term of the related subscription, principally one year. Ancillary products and services revenues consist primarily of sales of professional books, subscriptions to newsletters, seminar and conference income and income from electronic products. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as periodical subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held.

    The following discussion for the year ended December 31, 1997 is derived from the financial information for Old ALM for the seven months ended July 31, 1997 and for ALM for the five months ended December 31, 1997, including adjustments for the ALM Acquisition and financial information for NLP for the period from December 22, 1997 through December 31, 1997. As a result, the financial information for the combined year ended December 31, 1997 has not been prepared on a basis in conformity with GAAP. The following table presents the calculation for such combined period and for the year ended December 31, 1996 (in thousands):


                                                       OLD ALM             AMERICAN LAWYER MEDIA, INC.
                                             ----------------------------  ----------------------------
                                                                                            COMBINED
                                                 YEAR       SEVEN MONTHS    FIVE MONTHS       YEAR
                                                 ENDED          ENDED          ENDED          ENDED
                                             DECEMBER 31,     JULY 31,     DECEMBER 31,   DECEMBER 31,
                                                 1996           1997           1997           1997
                                             -------------  -------------  -------------  -------------
OPERATING DATA:
Revenues:
  Periodicals
    Advertising............................       26,659         18,146         13,410         31,556
    Subscription...........................       11,304          6,719          5,260         11,979
  Ancillary Products and Services..........        8,467          4,532          4,142          8,674
  Internet Services........................        5,474          2,148          1,162          3,310
                                                  ------         ------         ------         ------
      Total revenues.......................       51,904         31,545         23,974         55,519
                                                  ------         ------         ------         ------
Operating Costs and Expenses:
  Editorial................................        7,141          4,023          3,323          7,346
  Production and Distribution..............       12,469          6,919          5,766         12,685
  Selling..................................        7,479          4,640          3,656          8,296
  General and Administrative...............       16,829          9,531          7,145         16,676
  Internet Services........................       11,886          6,464          2,988          9,452
  Depreciation and Amortization............        2,488          1,590          3,273          4,863
  Shut down of Counsel Connect.............       --             --              3,000          3,000
                                                  ------         ------         ------         ------
      Total Operating Costs and Expenses...       58,292         33,167         29,151         62,318
                                                  ------         ------         ------         ------
      Operating (loss).....................       (6,388)        (1,622)        (5,177)        (6,799)
                                                  ------         ------         ------         ------
                                                  ------         ------         ------         ------

    INTERNET SERVICES. ALM's prior Internet service, Counsel Connect, incurred material expenses for the years ended December 31, 1996 and December 31, 1997 due to the nature of the service. Counsel Connect was a service which attempted to serve all the Internet needs of its lawyer subscribers: security, connectivity, customer service and editorial content. The technology necessary to provide and support these services necessitated material spending on connectivity costs, outside system providers and internal personnel to do programming and handle customer inquiries. The ambitious editorial content, which included seminars and discussions forums also resulted in spending material amounts on editorial staff and outside content providers. In an attempt to enroll enough subscribers to cover these costs there was also a material amount spent on advertising and sales efforts.

    Due to these costs and lack of sufficient associated revenues, the Company decided to shut down Counsel Connect and transfer certain remaining components into a new combined service. These components include trademarks, trade names, customer lists, and certain Counsel Connect employees. The new service will not be an Internet service provider. The Company has also made the decision to eliminate the high level of Internet security which was an integral part of Counsel Connect's intended appeal to its lawyer subscribers. This decision creates a simpler Internet site and eliminates the need for technical and customer service employees.

    The Company's decision to shut down Counsel Connect was made in light of the NLP acquisition and the changes discussed above have since been implemented. Counsel Connect's employees have been reduced from 41 in December 1997 to 16 as of May 15, 1998. The contracts with Counsel Connect's Internet providers have been or are in the process of being renegotiated or terminated. The following comparison of the years ended December 31, 1996 and 1997 excludes operating data relating to Counsel Connect. Management believes that a comparison which excludes such operating data provides a more meaningful discussion of ALM's results of operations for such periods.


    Net operating losses for Internet Services were $6.4 million for the year ended December 31, 1996 and $9.1 million for the year ended December 31, 1997. The historical financial data for ALM for the five months ended December 31, 1997 includes expenses of $5.9 million related to the shut down. This amount includes Internet Services operating expenses of $2.9 million as well as a provision of $3.0 million to cover severance costs, uncollectible receivables, writedown of computer and network equipment and the termination or restructuring of certain contracts related to network services that provided internet access.



    OVERVIEW. Net revenues (excluding Counsel Connect) increased $5.8 million, or 12.4%, from $46.4 million for the year ended December 31, 1996 to $52.2 million for the year ended December 31, 1997. Total operating costs and expenses (excluding Counsel Connect) increased $3.5 million, or 7.5%, from $46.4 million to $49.9 million over the same periods. Operating income (excluding Counsel Connect) increased $2.3 million from breakeven for the year ended December 31, 1996 to $2.3 million for the year ended December 31, 1997 while EBITDA (excluding Counsel Connect) increased $4.7 million from $2.5 million to $7.2 million over the same periods.


    REVENUES. Advertising revenues increased $4.9 million, or 18.4%, from $26.7 million for the year ended December 31, 1996 to $31.6 million for the year ended December 31, 1997. The increase in advertising revenues was primarily attributable to an increase in the total volume of advertising pages stemming, in part, from both the increase in the frequency of CORPORATE COUNSEL MAGAZINE and from strong legal industry trends.

    Subscription revenues increased $0.7 million, or 6.0%, from $11.3 million for the year ended December 31, 1996 to $12.0 million for the year ended December 31, 1997. While total paid circulation remained essentially constant, subscription rates increased relative to the same period in 1996. A portion of the increase in subscription revenues was also attributable to ALM's newly initiated efforts to convert its CORPORATE COUNSEL MAGAZINE from free distribution to a paid subscriber base as well as the inclusion of NLP's subscription revenue for the period from December 22, 1997 through December 31, 1997 of $0.3 million.

    Revenues from ancillary products and services increased $0.2 million, or 2.4%, from $8.5 million for the year ended December 31, 1996 to $8.7 million for the year ended December 31, 1997. The increase is due to the inclusion of NLP's ancillary revenue of $0.5 million for the period from December 22, 1997 through December 31, 1997.

    OPERATING EXPENSES. Total operating costs and expenses (excluding Counsel Connect) increased $3.5 million, or 7.5%, from $46.4 million for the year ended December 31, 1996 to $49.9 million for the year ended December 31, 1997. Editorial expenses increased $0.2 million, or 2.9%, from $7.1 million for the year ended December 31, 1996 to $7.4 million for the year ended December 31, 1997 due to the inclusion of NLP's editorial expenses of $0.2 million for the period from December 22, 1997 through December 31, 1997. Production and distribution expenses increased $0.2 million, or 1.7%, from $12.5 million for the year ended December 31, 1996 to $12.7 million for the year ended December 31, 1997 due to the inclusion of NLP's production and distribution cost of $0.3 million for the period from December 22, 1997 through December 31, 1997. Selling expenses increased $0.8 million, or 10.9%, from $7.5 million for the year ended December 31, 1996 to $8.3 million for the year ended December 31, 1997. This increase was a direct result of increased advertising sales and associated commissions as well as the inclusion of $0.4 million of NLP expenses for the period from December 22, 1997 through December 31, 1997. General and administrative expenses decreased $0.2 million, or 0.9%, from $16.8 million to $16.7 million over the same periods. This decrease was due, in part, to the elimination in 1997 of certain executive bonus compensation for the former Chairman of Old ALM, who resigned prior to the ALM Acquisition.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses were $2.5 million for the year ended December 31, 1996 and $4.9 million for the year ended December 31, 1997. These expenses are not comparable for the two periods due to purchase accounting adjustments related to the ALM and NLP Acquisitions. Amortization of goodwill and intangibles related to the acquisitions for the five months ended December 31, 1997 was $2.4 million.


    OPERATING INCOME. As a result of the foregoing factors, operating income (excluding Counsel Connect) increased $2.3 million from breakeven for the year ended December 31, 1996 to $2.3 million for the year ended December 31, 1997. EBITDA (excluding Counsel Connect) increased $4.7 million from $2.5 million for the year ended December 31, 1996 to $7.2 million for the year ended December 31, 1997.


    CAPITAL EXPENDITURES. Capital expenditures for the year ended December 31, 1997 were $0.8 million excluding $1.5 million for Internet Services. The majority of such expenditures related to ongoing activities. Capital expenditures for the year ended December 31, 1996 were $1.1 million excluding $1.1 million for Internet Services.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    OVERVIEW. Net revenues increased $4.4 million, or 9.2%, from $47.5 million for the year ended December 31, 1995 to $51.9 million for the year ended December 31, 1996. Excluding Internet Services, revenues increased $2.1 million, or 4.8%, from $44.3 million to $46.4 million. Operating costs and expenses increased $1.7 million, or 3.0%, from $56.6 million to $58.3 million while operating costs and expenses excluding Internet Services increased $0.6 million, or 1.4%, from $45.8 million to $46.4 million. Operating loss decreased $2.7 million, or 29.5%, from $9.1 million for the year ended December 31, 1995 to $6.4 million for the year ended December 31, 1996. Excluding Internet Services, operating income increased $1.5 million from an operating loss of $1.5 million for the year ended December 31, 1995 to breakeven for the year ended December 31, 1996. EBITDA increased $2.5 million from a loss of $6.4 million for the year ended December 31, 1995 to a loss of $3.9 million for the year ended December 31, 1996. Excluding Internet Services, EBITDA increased $1.3 million, or 104.4%, from $1.2 million to $2.5 million.

    REVENUES. Advertising revenues increased $1.6 million, or 6.5%, from $25.0 million for the year ended December 31, 1995 to $26.7 million for the year ended December 31, 1996. This increase was attributable, in large part, to a marked increase in advertising volume caused both by heightened demand for law-related advertising in general and by the introduction of a new publication, AMLAW TECH. This new magazine, coupled with an additional issue of CORPORATE COUNSEL MAGAZINE, resulted in increased total advertising pages in 1996. In its first year of publication, AMLAW TECH generated $0.5 million of advertising revenues. Advertising revenue growth is also due, in part, to an increase in advertising rates.

    Subscription revenues increased $0.4 million, or 3.9%, from $10.9 million for the year ended December 31, 1995 to $11.3 million for the year ended December 31, 1996. An increase in subscription rates was offset, in part, by a minimal decrease in circulation.

    Revenues from ancillary products and services increased $0.1 million, or 1.0%, from $8.4 million for the year ended December 31, 1995 to $8.5 million for the year ended December 31, 1996. This increase was due, in part, to the introduction of a new regional lecture series, partially offset by a decrease in revenues at ALM's printing facilities.

    Revenues from Internet Services increased $2.2 million, or 69.1%, from $3.2 million for the year ended December 31, 1995 to $5.5 million for the year ended December 31, 1996. This increase resulted from increased usage stemming from heightened interest in law-related issues. Increased revenues were specifically attributable to an increase in both the number of subscribers and subscription rates.

    OPERATING EXPENSES. Operating costs and expenses increased $1.7 million, or 3.0%, from $56.6 million for the year ended December 31, 1995 to $58.3 million for the year ended December 31, 1996. Editorial expenses remained essentially constant at $7.1 million for the years ended December 31, 1995 and December 31, 1996. Production and distribution expenses decreased $0.1 million, or 0.9%, from $12.6 million for the year ended December 31, 1995 to $12.5 million for the year ended December 31, 1996. The additional costs associated with the publication of a new quarterly magazine, AMLAW TECH, were offset by cost reductions at ALM's printing facilities. Selling expenses increased $0.6 million, or 8.2%, from $6.9 million for the year ended December 31, 1995 to $7.5 million for the year ended December 31, 1996. This increase was a direct result of increased advertising sales and associated commissions. General and administrative expenses increased by $0.3 million, or 2.0%, from $16.5 million for the year ended December 31, 1995 to $16.8 million for the year ended December 31, 1996. The majority of this increase was attributable to an increase in employee benefit expenses. Internet Services expenses increased $1.0 million, or 9.5%, from $10.9 million for the year ended December 31, 1995 to $11.9 million for the year ended December 31, 1996. This increase was due both to increased costs associated with growing customer usage and to operating expenses related to COUNSEL CONNECT'S transition from a proprietary system to an internet-based system.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expenses decreased $0.2 million, or 7.2%, from $2.7 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996.

    OPERATING INCOME. As a result of the above factors, operating loss decreased $2.7 million, or 29.5%, from $9.1 million for the year ended December 31, 1995 to $6.4 million for the year ended December 31, 1996. Excluding Internet Services, operating income increased $1.5 million from an operating loss of $1.5 million for the year ended December 31, 1995 to breakeven for the year ended December 31, 1996. EBITDA increased $2.5 million from a loss of $6.4 million for the year ended December 31, 1995 to a loss of $3.9 million for the year ended December 31, 1996. Excluding Internet Services, EBITDA increased $1.3 million, or 104.4%, from $1.2 million for the year ended December 31, 1995 to $2.5 million for the year ended December 31, 1996.

    CAPITAL EXPENDITURES. Capital expenditures were $2.2 million for the year ended December 31, 1996, including $1.1 million for Internet Services. Capital expenditures for the year ended December 31, 1995 were $1.5 million, including $0.6 million for Internet Services.

RESULTS OF OPERATIONS--NLP

    REVENUE RECOGNITION. NLP recognizes advertising revenues, net of related advertising agency commissions, on the issue date of the related publications, except for revenue from certain classified advertisements which are recognized when the last of a series of advertisements runs. Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices. Advertising fees billed and/or received for advertisements to be released in future months are included in deferred revenue. Subscription revenues are deferred and recognized on a pro rata basis over the term of the related subscription, generally one year. Ancillary revenues consist principally of sales of professional books, subscriptions to newsletters, seminar and conference income and income from electronic products. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held. Internet Services revenues consist primarily of revenues from display advertising on LAW JOURNAL EXTRA! Internet advertising revenues are recognized, net of related advertising agency commissions, during the period in which the advertisement runs on the service.

    YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996.

    The following discussion for the year ended December 31, 1997 is derived from the financial information for NLP until the consummation of the NLP Acquisition, which occurred on December 22, 1997. As a result, the financial information for the year ended December 31, 1996 is compared to the period from January 1, 1997 through December 21, 1997.

    OVERVIEW. Net revenues increased by $3.7 million, or 7.9%, from $47.2 million for the year ended December 31, 1996 to $50.9 million for the year ended December 31, 1997. Total operating costs and expenses increased $7.7 million, or 18.8%, from $40.8 million to $48.5 million. As a result, operating income decreased $4.0 million, or 61.9%, from $6.4 million to $2.4 million. Included in the operating costs for 1997, however, was a special compensation charge of $6.9 million reflecting stock option and bonus payments related to the sale of NLP, which were paid by the sellers. Without this charge, total operating costs and expenses increased at a rate substantially less than the rate of increase in revenues over the same period, increasing only $0.8 million, or 1.8%, from $40.8 million to $41.6 million with operating income increasing $3.0 million, or 46.6%, from $6.4 million to $9.4 million. Internet Services revenues increased $0.4 million, or 48.5%, from $0.7 million for the year ended December 31, 1996 to $1.1 million for the year ended December 31, 1997, while Internet Services expenses remained essentially constant at $1.7 million for the same periods. Accordingly, excluding both the special compensation charge and the net operating loss from Internet Services, operating income would have increased $2.6 million, or 34.9%, from $7.3 million to $9.9 million, while EBITDA would have increased $2.4 million, or 15.9%, from $14.8 million to $17.2 million over the same periods.

    REVENUES. Advertising revenues increased $3.1 million, or 13.2%, from $23.3 million for the year ended December 31, 1996 to $26.4 million for the year ended December 31, 1997. This increase was due principally to an increase in advertising rates, an overall increase in advertising pages and the publication of three additional issues of LAW TECHNOLOGY PRODUCT NEWS partially offset by the inclusion of the results from the final eleven days of 1997 in the Company's figures. In relation to advertising revenues, this period includes seven issues of the NEW YORK LAW JOURNAL and two issues of the THE NATIONAL LAW JOURNAL.

    Subscription revenues decreased $0.3 million, or 2.6%, from $9.8 million for the year ended December 31, 1996 to $9.5 million for the year ended December 31, 1997 due to the inclusion of the results from the final eleven days of 1997 in the Company's figures. Otherwise, increases in subscription rates at both the NEW YORK LAW JOURNAL and THE NATIONAL LAW JOURNAL were largely offset by decreases in paid circulation at both publications.

    Revenues from ancillary products and services increased $0.5 million, or 3.9%, from $13.4 million for the year ended December 31, 1996 to $13.9 million for the year ended December 31, 1997. Significant growth was realized in newsletters, seminars, books (driven by the addition of four new titles) and MA/3000, NLP's case tracking and docketing service, as well as a 31.4% increase in royalty income from licensing NLP's proprietary content to third party information providers. Overall however, the increase was partially offset by the inclusion of the results from the final eleven days of 1997 in the Company's figures. In addition, a portion of the book update sales historically recorded in the fourth quarter were not shipped, and therefore not recorded, until 1998.

    Revenues from Internet Services increased $0.4 million, or 48.5%, from $0.7 million for the year ended December 31, 1996 to $1.1 million for the year ended December 31, 1997. This increase is attributable primarily to strong growth in display advertising on LAW JOURNAL EXTRA!. Internet advertising revenues have grown rapidly since the conversion of LAW JOURNAL EXTRA! from a proprietary online system to a predominantely advertising-supported web-based service at the end of 1995.

    OPERATING EXPENSES. Total operating costs and expenses increased $7.7 million, or 18.8%, from $40.8 million, or 86.5% of revenues, for the year ended December 31, 1996 to $48.5 million, or 95.2% of revenues, for the year ended December 31, 1997. Included in the operating costs for 1997 however, was a special compensation charge of $6.9 million reflecting stock option and bonus payments related to the sale of NLP which were paid by the sellers. Without this charge, total operating costs and expenses increased at a rate substantially less than the rate of increase in revenues over the same period, increasing only $0.8 million, or 1.8% from $40.8 million to $41.6 million. Due to the nature of the business, incremental revenue growth often does not require corresponding increases in operating expenses. Editorial expenses decreased slightly, by $0.1 million, or 1.6%, from $5.9 million for the year ended December 31, 1996 to $5.8 million for the year ended December 31, 1997, reflecting the inclusion of the results from the final eleven days of 1997 in the Company's figures. Editorial expenses consist primarily of salaries of editorial staff and fees paid to outside contributors. While the overall change in editorial expenses was insignificant, changes were made to the mix of editorial staff to add coverage of certain areas that have strong advertiser support.

    Production and distribution expenses increased $1.2 million, or 13.7%, from $8.7 million for the year ended December 31, 1996 to $9.9 million for the year ended December 31, 1997. This increase is primarily the result of a change in the expense classification of fulfillment costs of 1.0 million from selling to production and distribution. Otherwise, the marginal increase of $0.2 million, or 1.9%, was attributable primarily to LAW TECHNOLOGY PRODUCT NEWS, which experienced an increase in production and distribution expenses of 39.2% due to the addition of three issues and an increase in controlled circulation of 10,000 per issue, partially offset by the final seven issues of the NEW YORK LAW JOURNAL and two issues of THE NATIONAL LAW JOURNAL which are included in the Company's results.

    Selling expenses decreased $0.8 million, or 8.7% from $9.0 million for the year ended December 31, 1996 to $8.2 million for the year ended December 31, 1997. This decrease is primarily the result of a change in the expense classification of fulfillment costs of $1.0 million from selling to production and distribution and of bad debt expense of $0.7 million from selling to general and administrative. Without these changes, the increase of $0.9 million, or 10.8%, is primarily due to higher subscription promotion costs, an increase in efforts designed to update and improve the controlled circulation list of LAW TECHNOLOGY PRODUCT NEWS, and a 17.3% increase in commission expense directly related to the increase in advertising sales.

    General and administrative expenses increased $0.7 million, or 8.4%, from $8.0 million for the year ended December 31, 1996 to $8.7 million for the year ended December 31, 1997. This increase is primarily the result of a change in the expense classification of bad debt expenses of $0.7 million from selling to general and administrative. Without this change, general and administrative expenses remained essentially constant despite the increase in revenues.

    Internet Services expenses remained essentially constant at $1.7 million for the years ended December 31, 1996 and 1997. Such expenses are comprised primarily of website maintenance costs, advertising sales expenses and expenses related to editorial staff for the LAW JOURNAL EXTRA! service.

    Depreciation and amortization expenses decreased by $0.2 million, or 2.7%, from $7.5 million for the year ended December 31, 1996 to $7.3 million for the year ended December 31, 1997.

    OPERATING INCOME. As a result of the above factors, and without the special compensation charge of $6.9 million, operating income would have increased $3.0 million, or 46.6%, from $6.4 million, or 13.5% of revenues, for the year ended December 31, 1996 to $9.4 million, or 18.4% of revenues, for the year ended December 31, 1997 and EBITDA would have increased $2.8 million, or 20.0%, from $13.9 million, or 29.4% of revenues, for the year ended December 31, 1996 to $16.6 million, or 32.7% of revenues, for the year ended December 31, 1997. The increase in operating margins was due to NLP's ability to hold increases in operating costs and expenses to 1.8% while revenues grew at 7.9%.

    CAPITAL EXPENDITURES. Capital expenditures remained essentially constant at $0.5 million for the years ended December 31, 1996 and 1997.

    YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    OVERVIEW. Net revenues increased by $3.1 million, or 7.0%, from $44.1 million for the year ended December 31, 1995 to $47.2 million for the year ended December 31, 1996. Total operating costs and expenses increased at a rate substantially less than the rate of increase in revenues over the same period, increasing $0.2 million, or 0.5%, from $40.6 million to $40.8 million. As a result, operating income increased $2.9 million, or 83.6%, from $3.5 million to $6.4 million, while EBITDA increased $4.1 million, or 41.8%, from $9.8 million to $13.9 million. Internet Services revenues increased $0.4 million, or 133.0%, from $0.3 million for the year ended December 31, 1995 to $0.7 million for the year ended December 31, 1996, while Internet Services expenses decreased by $1.2 million, or 41.4%, from $2.9 million to $1.7 million for the same periods.

    During 1995, the Company determined that its provisions for doubtful accounts with respect to revenues recognized in years prior to 1995, principally with respect to its legal advertising revenues, should be increased by $946,000 due to, among other things, the concentration of credit risk associated with its advertising agents. This additional provision for doubtful accounts has been included in selling expense for the twelve months ended December 31, 1995. Excluding these additional provisions and excluding the net operating loss from Internet Services, EBITDA increased by $0.9 million, or 6.2%, from $14.0 million for the year ended December 31, 1995 to $14.8 million for the year ended December 31, 1996.

    REVENUES. Advertising revenues increased $1.9 million, or 8.9%, from $21.4 million for the year ended December 31, 1995 to $23.3 million for the year ended December 31, 1996. This increase was due principally to an increase in advertising rates, the increase from two to six in the number of issues of IP WORLDWIDE and strong growth in advertising revenue at LAW TECHNOLOGY PRODUCT NEWS.

    Subscription revenues increased by $0.1 million, or 1.0%, from $9.7 million for the year ended December 31, 1995 to $9.8 million for the year ended December 31, 1996. Increases in subscription rates at both the NEW YORK LAW JOURNAL and THE NATIONAL LAW JOURNAL were largely offset by a small decrease in the number of paid subscriptions to both publications.

    Revenues from ancillary products and services increased by $0.7 million or 5.5% from $12.7 million for the year ended December 31, 1995 to $13.4 million for the year ended December 31, 1996. This increase was due principally to increases in revenues from MA/3000 and from books (driven by the addition of four new titles in 1996).

    Revenues from Internet Services increased by $0.4 million, or 133.0%, from $0.3 million for the year ended December 31, 1995 to $0.7 million for the year ended December 31, 1996. Advertising revenues from LAW JOURNAL EXTRA! increased dramatically, more than offsetting the corresponding decline in subscription revenues, as LAW JOURNAL EXTRA! completed its conversion from a subscriber-oriented proprietary system to a free, advertising-based website.

    OPERATING EXPENSES. Total operating costs and expenses increased $0.2 million, or 0.5%, from $40.6 million, or 92.1% of revenues, for the year ended December 31, 1995 to $40.8 million, or 86.5% of revenues, for the year ended December 31, 1996. Editorial expenses increased minimally, by $0.1 million, or 1.7%, from $5.8 million for the year ended December 31, 1995 to $5.9 million for the year ended December 31, 1996.

    Production and distribution expenses increased by $0.6 million, or 7.4%, from $8.1 million for the year ended December 31, 1995 to $8.7 million for the year ended December 31, 1996. Much of this increase is attributable to the reallocation of production staff from LAW JOURNAL EXTRA!, the expenses of which are accounted for separately, to other areas following the completion of the LAW JOURNAL EXTRA! start up and conversion. The increase from two to six in the number of issues of IP WORLDWIDE also contributed to this increase, partially offset by decreases in paper costs.

    Selling expenses decreased by $0.8 million, or 8.2%, from $9.8 million for the year ended December 31, 1995 to $9.0 million for the year ended December 31, 1996. This decrease is due primarily to the additional provisions in 1995 discussed in the overview above, partially offset by an increase in commissions related to the increase in advertising sales and to increased advertising sales efforts related to the increase in number of issues of IP WORLDWIDE.

    General and administrative expenses increased $0.4 million, or 5.3%, from $7.6 million for the year ended December 31, 1995 to $8.0 million for the year ended December 31, 1996. This increase was due in part to the re-allocation of staff from LAW JOURNAL EXTRA! following completion of its start up and conversion.

    Internet Services expenses decreased $1.2 million, or 41.4%, from $2.9 million for the year ended December 31, 1995 to $1.7 million for the year ended December 31, 1996. This decrease resulted primarily from a dramatic reduction in staff as well as in advertising and promotion expenses relating to LAW JOURNAL EXTRA! due to its shift away from a subscriber-based system following the completion of its start up and conversion.

    Depreciation and amortization expenses increased $1.2 million, or 19.0%, from $6.3 million for the year ended December 31, 1995 to $7.5 million for the year ended December 31, 1996. This increase resulted primarily from the amortization of goodwill created by the acquisition of NLP by Boston Ventures Limited Partnership IV, Boston Ventures Limited Partnership IVA and James A. Finkelstein in December 1995, partially offset by the write off in 1995 of unamortized deferred financing costs in connection with such acquisition.

    OPERATING INCOME. As a result of the above factors, operating income increased $2.9 million, or 82.9%, from $3.5 million, or 7.9% of revenues, for the year ended December 31, 1995 to $6.4 million, or 13.5% of revenues, for the year ended December 31, 1996, and EBITDA increased $4.1 million, or 41.8%, from $9.8 million, or 22.2% of revenues, for the year ended December 31, 1995 to $13.9 million, or 29.4% of revenues, for the year ended December 31, 1996.

    CAPITAL EXPENDITURES. Capital expenditures decreased by $0.1 million, or 16.7%, from $0.6 million for the year ended December 31, 1995 to $0.5 million for the year ended December 31, 1996.

PRO FORMA LIQUIDITY AND CAPITAL RESOURCES

    WORKING CAPITAL. The Company had historically financed its working capital and capital expenditures through operating activities, and in the case of Old ALM, borrowings from its parent company. Old ALM's use of cash was substantially due to the operation of the Counsel Connect business. See "Business-- Operating Strengths--Favorable Cash Flow Characteristics." The Company has favorable cash flow characteristics resulting from its high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital.

    LIQUIDITY. For the last twelve months ended March 31, 1998, the Company's ratio of total indebtedness to pro forma EBITDA was approximately 6.66 to 1 and accordingly, neither the Company nor its Restricted Subsidiaries would currently be able to incur additional indebtedness. For the purposes of the

Indenture, the borrowings under Revolving Credit Facility are a form of Permitted Indebtedness (as defined) and do not contravene the financial restriction regarding incurrence of additional indebtedness. See "Description of Notes--Certain Definitions." The Company's principal sources of funds are anticipated to be cash flows from operating activities, which may be supplemented by borrowings under the Revolving Credit Facility. For a description of certain provisions of the Revolving Credit Facility, see "Description of Other Indebtedness--Revolving Credit Facility." See also "Risk Factors--Substantial Leverage; Liquidity." Based upon the successful implementation of its strategy, the Company believes that these funds will be sufficient to meet its current and future financial obligations, including the payment of principal and interest on the Notes, working capital, capital expenditures and other obligations. No assurance can be given, however, that this will be the case. The Company's future operating performance and ability to service or refinance the Notes and to repay, extend or refinance any credit agreements to which it is a party will be subject to future economic conditions and to financial, business and other factors, many of which are beyond the Company's control. See "Risk Factors."

    CAPITAL EXPENDITURES. The Company's operations are not capital intensive. Capital expenditures were $0.2 million for the three months ended March 31, 1998. Capital spending in 1998 is expected to be $3.5 million. This is higher than historical and expected future spending due to the anticipated consolidation of ALM and NLP offices in 1998. The Company currently anticipates total capital expenditures of approximately $3.5 million in fiscal 1998. This is higher than historical and expected future spending due to the anticipated consolidation of ALM and NLP offices in 1998.

    NET CASH USED IN OPERATING ACTIVITIES. Net cash provided by operating activities was $5.6 million for the three months ended March 31, 1998, primarily due to a net loss of $4.3 million offset by depreciation and amortization of $5.9 million and an accrual of $4.3 million for interest expense on the Senior Notes which will be paid in June 1998. Net cash used in operating activities was approximately $3.2 million for the five months ended December 31, 1997 due to a net loss of $7.6 million partially offset by depreciation and amortization of $3.3 million. The net loss includes a $4.8 million loss for Counsel Connect whose operations were shut down at the end of 1997.

    NET CASH USED IN INVESTING ACTIVITIES. Net cash used in investing activities was $11.2 million for the three months ended March 31, 1998. In March 1998, the Company acquired Corporate Presentations, Inc. for $10.8 million in cash and incurred $0.2 million of deal costs. In addition, capital expenditures were $0.2 million for the three months ended March 31, 1998. Net cash used in investing activities was approximately $265.4 million for the five months ended December 31, 1997 consisting primarily of the purchase prices for the ALM Acquisition and the NLP Acquisition.

    NET CASH PROVIDED BY FINANCING ACTIVITIES. There was no cash used by or provided from financing activities in the three months ended March 31, 1998. Net cash provided by financing activities for the Company was $277.5 million for the five months ended December 31, 1997. In December 1997, Holdings contributed $108.8 million of capital and the Company issued $175.0 million of 9 3/4% Senior Notes to finance the ALM Acquisition and the NLP Acquisition.

YEAR 2000 COMPLIANCE

    The Company is in the process of modifying, upgrading or replacing its computer software applications and systems which the Company expects will accommodate the "Year 2000" dating changes necessary to permit correct recording of year dates for 2000 and later years. The Company does not expect that the cost of its Year 2000 compliance program will be material to its financial condition or results of operations. The Company believes that it will be able to achieve compliance by the end of 1999, and does not currently anticipate any material disruption in its operations as the result of any failure by the Company to be in compliance. The Company does not currently have any information concerning the compliance status of its suppliers and customers.

                                    BUSINESS

    UNLESS REFERENCE IS MADE SPECIFICALLY TO ALM OR NLP, THE DISCUSSIONS IN THIS SECTION REFER TO THE COMPANY AFTER GIVING EFFECT TO THE ACQUISITIONS.

COMPANY OVERVIEW

    The Company believes that the combination of ALM and NLP creates the nation's largest legal journalism organization, with estimated readership of over one million. The Company publishes 16 periodicals, including several leading national periodicals and regional publications serving four of the five largest state legal markets. The Company's nationally-recognized periodicals include THE AMERICAN LAWYER, a monthly magazine containing articles and features targeted to attorneys practicing in large law firms, and THE NATIONAL LAW JOURNAL, the nation's largest selling legal newspaper, which covers the law, lawyers and the business of the legal profession. The Company's regional publications are led by the NEW YORK LAW JOURNAL, which has the largest circulation of any regional legal newspaper in the United States. In addition to the NEW YORK LAW JOURNAL, the Company publishes five other daily newspapers serving Georgia, Northern California, Miami, Fort Lauderdale and Palm Beach, as well as four weekly newspapers serving New Jersey, Texas, Washington, D.C. and Connecticut.

    The Company's periodicals are well established in their markets and are widely recognized for editorial excellence and for providing sophisticated news reporting and analysis of legal issues. The Company's newspapers function as professional tools that are indispensable to attorneys (particularly litigators) in their day-to-day practices, providing important information such as news, court opinions, court calendars and legal notices. The Company believes that its newspapers are among the leaders in their local markets as measured by paid circulation. In 1997, the Company's newspapers maintained an average subscription renewal rate of approximately 80%.

    In addition to the periodicals referred to above, the Company publishes CORPORATE COUNSEL MAGAZINE, a leading magazine for corporate in-house attorneys, LAW TECHNOLOGY PRODUCT NEWS and AMLAW TECH, two leading legal technology magazines, as well as IP WORLDWIDE, a leading specialty magazine focusing on intellectual property.

    The Company has also successfully established an ancillary products and services business that creates and packages information for attorneys and business professionals. This business includes a portfolio of publications covering a variety of specialized legal interests and practice areas, including 25 newsletters and 112 books on topics of national and regional interest. Each year, the Company organizes or sponsors numerous professional seminars and conferences that cover issues of current legal interest. The Company also provides case tracking and monitoring services and publishes various directories used by legal professionals.

    In addition, the Company has begun to develop an internet services business and currently has a number of law-related internet websites including LAW JOURNAL EXTRA!, COUNSEL CONNECT, CAL LAW, ILLINOIS LAW and TEX LAW. These websites give attorneys online access to news and other legal materials and facilitate the exchange of information among members of the legal community.

    The Company derives its revenues principally from advertising and subscriptions, with additional revenues generated by its ancillary products and services business. The Company had pro forma net revenues of $105.9 million and pro forma EBITDA of $26.3 million for the twelve months ended March 31, 1998. For the three months ended March 31, 1998, approximately 56.7% of the Company's revenues were from advertising, 19.5% were from subscriptions, 21.3% were from ancillary products and services and 2.5% were from Internet Services.

    Because the Company's periodicals are the preeminent legal publications in each of their respective regional markets, they are relied upon by many advertisers as the primary advertising vehicle to reach attorneys in those markets. The Company believes that its large readership and broad coverage of the U.S. legal market uniquely position the Company to enable national advertisers of law- and business-related products to reach the legal industry in a targeted and cost-efficient manner. The Company also believes that its newly-created national presence, combined with the affluence and other favorable demographic characteristics of its readership, will enhance its ability to attract national consumer advertisers, particularly those targeting upscale consumers.

    NLP has operated in a centralized manner and has focused on the continued development of its periodicals business and on expanding into various ancillary products and services, including books, newsletters and seminars. ALM, on the other hand, has operated eight autonomous regional businesses and has focused primarily on developing a geographically diverse periodicals business (although each regional business has from time to time developed various ancillary products and services). The Company intends to centralize and consolidate its ancillary products and services business as well as certain selling, general and administrative functions. Furthermore, the Company intends to aggressively cross-sell its various periodicals, products and services to both readers and advertisers. The Company expects that implementing these elements of its business strategy will result in substantial cost savings, enhanced subscription and advertising revenues and accelerated growth in its ancillary products and services business. No assurance can be given, however, that the implementation of the Company's business strategy will result in such consequences.

BUSINESS STRATEGY

    ALM's geographic breadth and emphasis on high-quality editorial content have placed it at the forefront of legal journalism; NLP's historical marketing strengths and meticulous business execution have permitted it to produce consistently high levels of operating profit and cash flow. The fundamental strategy underlying the ALM-NLP combination is to leverage the strengths of both businesses by adopting the best practices of each across the Company as a whole and to capitalize on the opportunities inherent in the combination.

    The Company believes that the ALM-NLP combination presents numerous cost savings opportunities including:

    - CONSOLIDATING AND REDUCING SG&A: Cost savings opportunities from the ALM-NLP combination include (i) consolidating and centralizing certain functions, including national advertising sales, accounting, tax, information systems, human resources, cash management, risk management and legal; (ii) reducing employee benefit costs through the combination of disparate employee plans and programs; (iii) reducing rent expense by combining ALM's and NLP's corporate headquarters into a single location; and (iv) taking advantage of increased purchasing power resulting from the expanded size of the Company.

    - CENTRALIZING ANCILLARY PRODUCTS AND SERVICES: The Company intends to draw on NLP's experience and success in product development by consolidating the development and marketing of various ancillary products and services across the broad regional coverage of ALM's publications to realize cost savings and efficiencies.

    - RATIONALIZING THE COMPANY'S INTERNET BUSINESS: The Company decided to shut down the Counsel Connect internet service and is currently transferring certain remaining components into a new combined service.

    The ALM-NLP combination is also expected to result in numerous revenue enhancement opportunities including:

    - LEVERAGING ANCILLARY PRODUCTS AND SERVICES: NLP has an extensive portfolio of ancillary products and services, including newsletters, books, seminars and conferences. The Company believes that the market penetration of these products and services will be substantially enhanced by selling across the combined companies through (i) advertising in all of the Company's periodicals, (ii) marketing to new customer lists, (iii) pursuing a broader direct mail effort and (iv) more aggressive telemarketing. The expanded scope of the operations created as a result of the ALM-NLP combination will allow the Company to develop and market new products and services that would not previously have been feasible.

    - ENHANCED ABILITY TO ATTRACT NATIONAL ADVERTISING: The Company believes that there are substantial opportunities to attract increased amounts of national advertising. As the nation's largest legal journalism organization with a combined readership of over one million, the Company believes it will be able to provide advertisers with a unique ability to effectively and efficiently reach the legal community on a national level. The Company intends to form a national sales group, which neither ALM nor NLP had prior to the combination. The Company also believes that it will be able to increasingly attract national consumer advertising directed toward the Company's large and affluent readership.

    - ACQUISITIONS AND DEVELOPMENT: While the Company publishes 16 periodicals including periodicals in four of the five largest state legal markets and several national legal periodicals, the Company believes that there are numerous opportunities to expand into new markets. As a result of synergies among the Company's various publications and its resulting ability to efficiently create content, sell advertising and provide administrative services, the Company believes that it will be able to enter new markets with a competitive advantage. Accordingly, the Company intends to (i) selectively pursue acquisitions of additional regional legal publishing businesses and ancillary businesses, such as newsletters, books and seminars, (ii) create new publications in geographic areas in which the Company does not currently operate and (iii) develop ancillary products or services not currently offered by the Company.

OPERATING STRENGTHS

    The Company believes that it has the following operating strengths:

    HIGH REVENUE STABILITY. The Company's high subscription renewal rates (historically averaging approximately 80%) and high advertiser retention rates provide considerable revenue and profit stability and form a strong base of business from which to grow. The Company believes that its high subscription renewal rates result from (i) the high editorial quality of its publications,
(ii) its coverage of increasingly complex legal issues that are not adequately covered in other publications, and (iii) the indispensable nature of the Company's publications for the day-to-day practice of law for many attorneys. The Company attributes its high advertiser retention rates to the fact that its periodicals are the primary legal publications in their respective markets and are therefore relied upon by many advertisers as their primary vehicles for reaching attorneys in those markets.

    FAVORABLE CASH FLOW CHARACTERISTICS. The Company has favorable cash flow characteristics resulting from its stable revenues, high level of advance payments by subscribers, low working capital investment, minimal capital expenditure needs, predictable cost structure and high margins. The Company outsources most of its printing and all of its distribution requirements to third parties. As a result, the Company requires minimal capital expenditures. Capital expenditures for the three months ended March 31, 1998 were approximately $0.2 million. Because cash receipts associated with subscriptions are received toward the beginning of a subscription cycle, the Company's periodicals business requires minimal investment in working capital. Due to the preeminent position of the Company's periodicals in each of its markets, the Company has been able to charge relatively high advertising rates and has enjoyed strong subscription pricing characteristics, resulting in consistently high operating margins.

    DIVERSITY OF PUBLICATIONS. The Company publishes two leading national publications, THE AMERICAN LAWYER and THE NATIONAL LAW JOURNAL, several national specialty magazines including CORPORATE COUNSEL MAGAZINE, LAW TECHNOLOGY PRODUCT NEWS, AMLAW TECH and IP WORLDWIDE, and ten newspapers serving distinct state and local legal markets across the United States. With a diverse revenue base generated from numerous legal markets and from subscribers practicing in an array of specialty areas, the Company enjoys significant revenue and cash flow stability.

    EXPERIENCED STAFF. The Company's core group of editors, publishers and journalists have built their professional careers primarily in the legal publishing industry. These editors, publishers and journalists bring substantial experience to the Company as well as detailed knowledge of each of the Company's markets. Their local knowledge and depth of experience enable the Company to continue to provide thought-provoking coverage of the legal industry and develop new, innovative and informative periodicals, products and services.

PRODUCT LINES

    PERIODICALS. The Company's newspaper and magazine business publishes 16 national, regional and local periodicals that serve legal and business professionals. The Company's periodicals have a combined circulation of approximately 260,000. Based on various independent subscriber surveys and management's estimates, the Company believes that the pass-along rate for its publications results in an estimated combined readership of over one million. The subscription renewal rate for the Company's periodicals averages approximately 80%.

    NEWSPAPERS. The Company's newspapers provide news, features, analysis and commentary about the world of law and advocacy. Feature articles and stories covering the local, state and federal courts and law firms are supplemented by reports and analyses of cutting-edge legal issues. The Company is committed to providing high quality and balanced coverage of its local markets. Most of the Company's newspapers serve as the newspaper of record for their respective legal markets. Lawyers look to the newspapers for reports on local court rulings and opinions, as well as information regarding local court dockets.

    The Company publishes 11 newspapers including THE NATIONAL LAW JOURNAL, the leading national legal newspaper based on paid circulation in the United States, NEW YORK LAW JOURNAL, which has the largest circulation of any regional legal newspaper, as well as nine other daily and weekly newspapers. In aggregate, the Company's newspapers serve eight state markets, including New York, New Jersey, Washington, D.C., Georgia, Florida, Texas, Northern California and Connecticut, which cover approximately 46% of all active attorneys in the United States. Each of the Company's regional newspapers has a significant presence in its respective market. However, with publications in only eight of the top 20 state legal markets, the Company is still positioned for significant growth and further market penetration.

    The following table sets forth information regarding the Company's newspapers:

                                   NEWSPAPERS

                                                                                                        ESTIMATED
                                                                            YEAR OF        TOTAL          TOTAL
                     TITLE                                MARKET           FOUNDING    CIRCULATION(1) READERSHIP(2)
------------------------------------------------  ----------------------  -----------  -------------  -------------
WEEKLY NEWSPAPERS
THE NATIONAL LAW JOURNAL........................  National                      1978        37,622        163,800
NEW JERSEY LAW JOURNAL..........................  New Jersey                    1878         9,346         58,200
TEXAS LAWYER....................................  Texas                         1985        10,250         64,600
LEGAL TIMES.....................................  Washington, D.C.              1978        10,815         75,900
THE CONNECTICUT LAW TRIBUNE.....................  Connecticut                   1974         3,082         22,600

DAILY NEWSPAPERS
NEW YORK LAW JOURNAL............................  New York                      1888        15,335         66,300
THE RECORDER....................................  Northern California           1877         8,456         51,400
FULTON COUNTY DAILY REPORT......................  Georgia                       1890         6,799         38,900
MIAMI DAILY BUSINESS REVIEW.....................  South Florida                 1926         5,092         37,400
BROWARD DAILY BUSINESS REVIEW...................  South Florida                 1926         2,771         20,400
PALM BEACH DAILY BUSINESS REVIEW................  South Florida                 1926         2,000         14,800

------------------------

(1) References in the table above to the Company's total circulation include total paid and free circulation.

(2) References in the table above to the Company's estimated total readership include total circulation plus combined pass-along readership unadjusted for any overlap which exists among readers of the Company's various publications. Pass-along rates are determined for the Company's publications by third-party subscriber surveys and are defined for any given publication as the number of readers in addition to each paid subscriber.

    MAGAZINES. THE AMERICAN LAWYER anchors the Company's magazine portfolio. Founded in 1979, THE AMERICAN LAWYER is a glossy magazine that features stories on the strategies, successes, failures and personalities of the most important figures in the legal world. The target audience for the publication is attorneys practicing in large law firms and corporate legal departments across the United States. THE AMERICAN LAWYER has been the winner of National Magazine awards granted by the American Society of Magazine Editors four times, and has been nominated for 22 such awards since its founding.

    The Company's other magazines focus on specific practice areas or segments within the legal profession and certain topics applicable to the business of law. The Company's specialty legal magazines include CORPORATE COUNSEL MAGAZINE, one of the nation's largest magazines focused on issues of importance to in-house lawyers at large and mid-size corporations, and IP WORLDWIDE, which covers developments in intellectual property law. The Company also publishes the two leading technology magazines targeted to the legal community, AMLAW TECH and LAW TECHNOLOGY PRODUCT NEWS, which focus on information technology and its applications to the practice of law. AMLAW TECH is targeted toward partners at law firms with purchase-making authority, while LAW TECHNOLOGY PRODUCT NEWS is targeted toward attorneys and information services departments in law offices.

    The Company publishes the following five magazines:

                                   MAGAZINES

                                                                                                    ESTIMATED
                                                   YEAR OF                             TOTAL          TOTAL
                     TITLE                        FOUNDING         FREQUENCY       CIRCULATION(1) READERSHIP(2)
-----------------------------------------------  -----------  -------------------  -------------  -------------
THE AMERICAN LAWYER............................        1979   10 times per year         17,005        125,800
AMLAW TECH.....................................        1996   4 times per year          30,000         60,000(3)
CORPORATE COUNSEL MAGAZINE.....................        1994   6 times per year          38,300         76,600(3)
IP WORLDWIDE...................................        1995   6 times per year          10,000         20,000(3)
LAW TECHNOLOGY PRODUCT NEWS....................        1993   15 times per year         55,000        110,000(3)

------------------------

(1) References in the table above to the Company's total circulation include total paid and free circulation.

(2) References in the table above to the Company's estimated total readership include total circulation plus combined pass-along readership unadjusted for any overlap which exists among readers of the Company's various publications.

(3) These magazines are distributed primarily free of charge. For these publications, the Company assumes only two readers per copy.

    NEWSLETTERS. The Company's newsletter division publishes 26 newsletters which cover specialized legal practice areas. Circulation for the Company's newsletters ranges from approximately 300 to 1,700, with an average circulation of over 700. The total number of paid subscribers for all newsletters was approximately 18,000 as of December 31, 1997. Because the editorial content of the Company's newsletters is targeted toward the particular interests of lawyers practicing in various specialty areas, a typical monthly newsletter supports a subscription rate of over $100 per year.

    Of the Company's 26 newsletters, only CORPORATE CONTROL
ALERT-REGISTERED TRADEMARK-, the Company's leading newsletter, was developed by ALM. CORPORATE CONTROL ALERT is targeted to a broad audience of attorneys, investment bankers and corporate executives, providing exclusive reports on corporate takeovers worldwide and commands a subscription price significantly higher than the Company's other newsletters. The Company believes that circulation of existing newsletters can be increased substantially by beginning to market NLP's newsletters to subscribers in ALM's regional markets. In addition, the Company believes that a significant number of new titles can be developed and marketed to the Company's combined customer base. Due to low production costs and inventory requirements, the Company estimates that the break-even number of subscribers for a newsletter is approximately 350.

    The following table sets forth a list of the Company's newsletters:

                                  NEWSLETTERS

Accounting for Law Firms                       The Intellectual Property Strategist
The Bankruptcy Strategist                      The Internet Newsletter: Legal &
Business Crimes Bulletin: Compliance             Business Aspects
  and Litigation                               Law Firm Partnership & Benefits Report
Cable TV and New Media                         Leader's Franchising Business & Law Alert
Commercial Leasing Law & Strategy              Legal Tech
Computer Law Strategist                        Marketing for Lawyers
Corporate Control Alert                        The Matrimonial Strategist
The Corporate Counsellor                       Medical Malpractice Law & Strategy
Employment Law Strategist                      Medical/Legal Aspects of Breast Implants
Entertainment Law & Finance                    Money Laundering Law Report
Environmental Compliance and                   Multimedia Strategist
  Litigation Strategy                          New York Real Estate Law Reporter
Equipment Leasing                              Product Liability Law & Strategy
Health Care Fraud

    BOOKS. The Company currently publishes 112 books on a broad array of legal topics. These books generally focus on practical legal subjects that arise in the daily professional lives of lawyers. Most of the Company's books are updated once or twice per year with inserts to keep the material current. These updates are inexpensive to produce and are viewed by attorneys as necessary to preserve the utility of the original texts. Because updates generate recurring revenues and have higher margins than the original books, the Company focuses on publishing books that cover particularly dynamic areas of law that lend themselves to frequent supplementation.

    The Company most often develops the concept for a new book and then solicits an author to write the text. However, in certain cases, the Company has received unsolicited manuscripts which it has ultimately published. Authors tend to be receptive to working with the Company because its established market presence and its reputation for high-quality legal journalism lend credibility to an author's work. Authors are also attracted by the Company's ability to efficiently promote a new book and its author through the Company's many publications. Authors who have written books for the Company include prominent attorneys and judges such as Martin Lipton, Judge Jed Rakoff, James Freund and James Goodale.

    Historically, most of ALM's books have focused on state issues, while NLP's books have dealt primarily with national legal topics. The Company intends to capitalize on the growing complexity of the law and the increasing need for well-written legal information about emerging practice areas by aggressively marketing applicable book titles in its periodicals and newsletters. The Company believes that its book business will benefit from the combined national reach of its newspapers and magazines, which should provide an efficient marketing platform for the Company's legal products.

    The following table sets forth the Company's current offering of books:

                                     BOOKS
                            STATE AND LOCAL SUBJECTS

Connecticut Appellate Practice and Procedure              Insurance Laws
Connecticut Criminal Caselaw Handbook                     Marketing and Maintaining a Family Law Mediation
Connecticut Foreclosures                                    Practice
Connecticut Labor and Employment Law                      Mediation: A Texas Practice Guide
Connecticut Summary Process Manual                        New Jersey Employment Law
Connecticut Unfair Trade Practices Act                    New Jersey Insurance Law
Connecticut Uninsured and Underinsured Motorist           New Jersey Product Liability Law
Courtroom Success: A View From the Bench                  Pleadings and Pretrial Practice (Connecticut)
Dallas County Bench Book (Texas)                          Representing Clients in Mediation
Encyclopedia of New Jersey Causes of Action               Tarrant County Bench Book (Texas)
Georgia Bench Book                                        Travis County Bench Book (Texas)
Guide to Connecticut Limited Liability Companies          Texas Criminal Codes and Rules
Handbook of Forms for the Connecticut Family Lawyer       Texas Legal Malpractice
Harris County Bench Book (Texas)                          Texas Legal Research
                                                          Visiting Judges Bench

                               NATIONAL SUBJECTS

A Practical Guide to Equal Employment Opportunity
A Practical Guide to the Occupational Safety and Health Act
Acquisitions Under the Hart-Scott-Rodino Antitrust Improvements Act
All About Cable
Anatomy of a Merger: Strategies and Techniques for Negotiating Corporate
  Acquisitions
Antitrust Basics
Antitrust: An Economic Approach
Changing the Situs of a Trust
Class Actions: The Law of 50 States
Communications Law and Practice
Computer Law: Drafting and Negotiating Forms and Agreements
Corporate Internal Investigations
Corporate Sentencing Guidelines: Compliance and Mitigation
Divorce, Separation and the Distribution of Property
Doing Business on the Internet
Due Diligence in Business Transactions
Employee Benefits Law: ERISA and Beyond
Raoul Felder's Encyclopedia of Matrimonial Clauses
Environmental Enforcement: Civil and Criminal
Environmental Law Lexicon
Environmental Regulation of Real Property
Estate Planning
Executive Compensation
Executive Stock Options and Stock Appreciation Rights
Federal Bank Holding Company Law
Federal Rules of Civil Procedure
Federal Taxation of Intellectual Property Transfers
Federal Taxation of Real Estate
Federal Taxation of S Corporations
Federal Trade Commission: Law, Practice and Procedure
Ferrara on Insider Trading and The Wall
Franchising: Realities and Remedies
Franchising: Realities and Remedies Forms Volume
Going Private
Ground Leases and Land Acquisition Contracts
Health Care Fraud
Hospital Liability
"I'd Rather Do It Myself": How to Set Up Your Own Law Firm
Insurance Coverage Disputes
Intellectual Property Law: Commercial, Creative and Industrial Property Internet and Online Law
Law and Business in the European Single Market
Law Firm Accounting and Financial Management
Lawyering: A Realistic Approach to Legal Practice
Legal Research and Law Library Management
Lender Liability and Banking Litigation
Licensing of Intellectual Property
Marketing the Law Firm: Business Development Techniques
Maximizing Law Firm Profitability: Hiring, Training and
  Developing Productive Lawyers
Merit Systems Protection Board: Rights and Remedies
Model Terms of Engagement
Modern Visual Evidence
Multifamily Housing: Federal Programs for the Private Sector
Multimedia Law: Forms and Analysis
Negotiated Acquisitions of Companies, Subsidiaries and Divisions
Negotiating and Drafting Office Leases
Negotiation: Strategies for Law and Business
Partnership and Joint Venture Agreements
Private Real Estate Syndications
Product Liability
Product Liability: Winning Strategies and Techniques
Products Liability: Recreation and Sports Equipment
Real Estate, A Guide for the Profession
Real Estate Financing
Reducing Personal Income Taxes: A Guide to Deductions and Credits
Reorganizations under Chapter 11 of the Bankruptcy Code
RICO: Civil and Criminal, Law and Strategy
Savings Institutions: Mergers, Acquisitions and Conversions
Securities Regulation: Liabilities and Remedies
Sex Discrimination and Sexual Harassment in the Workplace
Shareholder Derivative Litigation: Besieging the Board
Shopping Center and Store Leases
Start-Up Companies: Planning, Financing and Operating the Successful Business State Antitrust Law
Structured Settlements and Periodic Payment Judgments
Takeovers and Freezeouts
Tax Aspects of Divorce and Separation
The Law and Practice of Secured Transactions: Working with Article 9
The Preparation and Trial of Medical Malpractice Cases
Trade Secrets
Travel Law
Use of Statistics in Equal Employment Opportunity Litigation
White Collar Crime: Business and Regulatory Offenses
Winning Attorney's Fees from the U.S. Government

    SEMINARS AND CONFERENCES. The Company conducts a number of seminars and conferences for lawyers and other professionals in related fields. The Company's seminars complement its other products and services both by serving as powerful marketing vehicles for the Company's existing books and newsletters, and by generating ideas for new seminars, books and newsletters. Seminars also introduce the Company to lawyers who may subsequently write articles or books for the Company.

    In addition to its seminar business, the Company operates a small number of conferences. While its seminars typically involve one or more speakers making presentations to groups of 75 to 250 people, conferences generally feature an array of booths and presentations from various participants over the course of several days. The Company currently operates four conferences, and plans to coordinate additional related conferences in the coming years. The Company believes that its current status as a leading provider of law-related technology conferences will enable it to provide similar conferences more frequently and in different geographic regions in the future. By establishing a series of recurring conferences, the Company expects to benefit from both a returning core of attendees and word-of-mouth publicity.

    The Company believes that its new combined national presence will enable it to increase revenues generated by its seminar and conference business. The Company expects that it will be able to leverage the overhead costs of developing a seminar by holding the same seminar in multiple cities. Furthermore, by cross-selling those seminars and conferences that have appeal throughout its national network, the Company expects to increase attendance at each individual event.

    The following table sets forth the seminars and conferences held in 1997:

                                    SEMINARS

New Jersey Civil Caselaw Review

Acquisitions of Subsidiaries, Divisions and Private Companies

The American Lawyer's Management Roundtable

The Art of Due Diligence and Related Drafting Techniques

Baker's Dozen: Using 13 Recent Supreme Court Cases to Improve Your Personal
  Injury Practice

Computer Law: Negotiating Complex Transactions

Distribution and Dealer Termination

Employment Compensation Strategies

Entire Controversy Pathfinder

General Counsel Conference

Transferring and Protecting Intellectual Property in Mergers and Acquisitions

Joint Ventures & Strategic Alliances

Law Firm Financial Management and Accounting

Lead Liability Litigation: Legal and Business Issues

Legal and Business Aspects of the Internet

Legal Ethics in the Electronic Age

Negotiating Contracts in the Entertainment Industry

Negotiating Corporate Acquisitions

Obstetrical Malpractice: Failure to Diagnose Fetal Distress

Securities Practice in the Electronic Era

Sports Law: Representing and Advising Athletes, Teams, Leagues and Sports
  Associations

Trial of an Obstetrical Malpractice Case

Valuation of a Professional Practice

                                  CONFERENCES

Law Tech

Legal Tech Net

Southeastern Law Tech

    INTERNET SERVICES. The Company operates several legal websites including LAW JOURNAL EXTRA!, COUNSEL CONNECT, CAL LAW, ILLINOIS LAW and TEXAS LAW. LAW JOURNAL EXTRA!, one of the largest commercial legal websites, provides up-to-date legal news and information from NLP's publications as well as a variety of other sources as a convenient gateway to other legal information on the Internet. COUNSEL CONNECT, the leading subscription-based website, offers subscribers a wide range of legal information, including various online seminars and discussion groups, legal news and other services that assist attorneys in the day-to-day practice of law. While COUNSEL CONNECT is a subscriber-based legal website, the rapid evolution of the Internet has rendered its business model uneconomic. As such, the Company is in the process of discontinuing COUNSEL CONNECT and transferring those elements of the service with a strong subscriber following as well as COUNSEL CONNECT'S trade name, subscriber lists and related technology to a new enhanced service. The Company's combined Internet strategy is to develop several websites combining COUNSEL CONNECT'S subscriber-based model with LAW JOURNAL EXTRA!'S advertising-based model and to supplement the combined services with various online commerce initiatives. The Company believes the integration of these alternative models will create a flexible platform from which to broadly serve the diverse needs of the legal community.

    OTHER PRODUCTS AND SERVICES. The Company's uniquely focused customer base and extensive access to legal information has enabled the Company to create a wide array of high margin ancillary businesses, including: (i) MA/3000-REGISTERED TRADEMARK-, a case tracking and docketing software package that allows litigators in New York to track court activity published in the NEW YORK LAW JOURNAL, and (ii) DAILY DECISION SERVICE-TM-, a service which offers subscribers faxed copies on request of both published and unpublished New Jersey state and federal court opinions.

MARKETING AND SALES

    At March 31, 1998, the Company had approximately 190 employees whose responsibilities included attracting new subscribers and advertisers for its periodicals and marketing and selling its ancillary products and services. The Company's regional businesses have focused their sales efforts primarily on local advertisers. The Company intends to establish a national sales staff to oversee the sales and servicing of national accounts in an effort to substantially increase the quantity of its national advertising. The Company believes that its extensive readership base gives it a unique opportunity to create a channel through which advertisers can efficiently reach a large percentage of the nation's attorneys with a single advertising purchase. Furthermore, the Company intends to aggressively cross-sell its periodicals and ancillary products and services to its combined customer base.

PRINTING AND DISTRIBUTION

    Layouts for the Company's publications are prepared in-house, while the large majority of the Company's printing activities, and all of its distribution activities, are outsourced. The Company believes that its relationships with its printers and distributors are good. Due to economies of scale resulting from the Acquisitions, the Company believes that opportunities may exist to streamline certain elements of production and distribution and to purchase raw materials more effectively. See "Risk Factors-- Fluctuations in Paper Costs and Postal Rates" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Overview."

COMPETITION

    The Company competes for advertising and subscription revenues with publishers of special-interest legal newspapers and magazines with similar editorial content. However, in most of the Company's markets, its newspaper is the only newspaper focused on serving the legal community. The Company also competes for advertising revenues with other national legal publications, as well as general-interest magazines and other forms of media, including broadcast and cable television, radio, direct marketing and electronic media. Factors which may affect competition for advertisers include effective costs of such advertising compared to other forms of media, and the size and characteristics of the readership of the Company's publications. In competing with general-interest publishers and other forms of media for advertising, the Company believes it offers a more cost-effective means of reaching the legal community in each of its regional markets. The Company also faces significant competition from other legal publishers and legal service providers in its ancillary products and services business.

INTELLECTUAL PROPERTY

    The Company owns a number of registered and unregistered trademarks for use in connection with its business, including trademarks in the titles of its major periodicals such as THE AMERICAN LAWYER-REGISTERED TRADEMARK-, CORPORATE COUNSEL MAGAZINE-TM-, THE NATIONAL LAW JOURNAL-REGISTERED TRADEMARK-, and NEW YORK LAW JOURNAL-REGISTERED TRADEMARK-. Provided that trademarks remain in continuous use in connection with similar goods or services, their term can be perpetual, subject, with respect to registered trademarks, to the timely renewal of such registrations in the United States Patent and Trademark Office.

    The Company approaches copyright ownership with respect to its publications in the same manner as is customary within the publishing industry generally. Consequently, the Company owns the copyright in all of its newspapers, magazines and newsletters, as compilations, and also owns the copyright in most of its books. With respect to the specific articles in its publications, the Company generally obtains the assignment of all right, title and interest in original materials created by the Company's full-time journalists and editors as well as by paid contributors. For articles authored by outside contributors, the Company generally obtains only the exclusive "first-time publication" and non-exclusive republication rights. Judicial opinions, court schedules and docketing information are provided to the Company directly by the courts, on a non-exclusive basis, and are public information. The Company also claims ownership of the copyright in its MA/3000-REGISTERED TRADEMARK- tracking and docketing software. See "--Product Lines--Other Products and Services." Copyrights in software can be enforced against plagiarists of the source code or the copyrightable "look and feel" of the program, but do not protect the concepts and ideas contained in the program, nor do they prevent others from developing a competing case tracking and docketing program.

    The Company licenses the content of certain of its publications and forms to third parties, including West Publishing Company, and LEXIS/NEXIS, on a non-exclusive basis, for republication and dissemination on electronic databases marketed by the licensees. After the expiration of their initial terms (the latest of which is October 1999), the licenses automatically renew, subject to either parties' right to terminate at the end of each subsequent term.

    Some of the Company's products, such as the DAILY DECISION SERVICE-TM-, utilize the extensive databases of court decisions compiled by the Company. The Company also has extensive subscriber and other customer databases which it believes would be extremely difficult to replicate. The Company attempts to protect these databases and lists as trade secrets by restricting access thereto and/or by the use of non-disclosure agreements. There can be no assurance, however, that the means taken to protect the confidentiality of these items will be sufficient, or that others will not independently develop similar databases and customer lists.

PROPERTIES

    The Company operates from various locations throughout the United States. Its corporate headquarters are based in New York. Information relating to the Company's corporate headquarters and other significant regional offices which are owned or leased is set forth in the following table:

                                                                                                       LEASE
                    STREET ADDRESS                             CITY/STATE         SQUARE FOOTAGE    EXPIRATION
-------------------------------------------------------  -----------------------  --------------  ---------------

345 Park Avenue South..................................  New York, NY                   55,000        Sept. 2008
600 Third Avenue.......................................  New York, NY                   23,125         Dec. 1998
238 Mulberry Street....................................  Newark, NJ                      7,022         Dec. 2006
625 Polk Street........................................  San Francisco, CA               7,100         Apr. 2000
900 Jackson Street.....................................  Dallas, TX                     10,190         Dec. 2003
1005 Congress Street...................................  Austin, TX                      1,992          May 1999
815 Walker Street......................................  Houston, TX                     1,724          May 2001
190 Pryor Street, S.W..................................  Atlanta, GA                    20,000             Owned
1730 M Street, N.W.....................................  Washington, DC                  8,856         Mar. 2001
1 Post Road............................................  Fairfield, CT                   6,520         Dec. 2002
1 S.E. Third Avenue....................................  Miami, FL                      19,742        Sept. 2004
150 N.E. 7th Street....................................  Miami, FL                      17,001        Sept. 2004
633 South Andrews Avenue...............................  Fort Lauderdale, FL             3,408         Jan. 2008
100 South Dixie Highway................................  W. Palm Beach, FL               3,053         Jan. 1999

EMPLOYEES AND LABOR RELATIONS

    As of March 31, 1998, the Company employed approximately 735 full-time employees. Of the Company's employees, 19 are engaged in typesetting and page-layout in NLP's composing room, certain of whom are subject to a collective bargaining agreement scheduled to expire on March 30, 2000. The Company believes that its relations with its employees are satisfactory.

LEGAL PROCEEDINGS

    The Company is a party to various litigation matters incidental to the conduct of its business. The Company does not believe that the outcome of any of the matters in which it is currently involved will have a material adverse effect on its financial condition or on the results of its operations.

                              RECENT TRANSACTIONS

    LEGALTECH ACQUISITION. On March 3, 1998, a newly formed wholly-owned subsidiary of the Company purchased all of the assets and assumed certain of the liabilities related to Corporate Presentations for approximately $10.8 million in cash. The Company funded the LegalTech Acquisition with available cash flow. For the twelve months ended February 28, 1998, LegalTech had net revenues of approximately $2.6 million and EBITDA of approximately $1.1 million.

    Corporate Presentations is a leading producer of trade shows and conferences relating to law practice technology. Under its LegalTech-Registered Trademark-tradename, Corporate Presentations produces conferences and exhibitions in New York City, Los Angeles, Chicago, Atlanta and Washington. The conferences are generally three-day events that include vendor exhibits, a seminar program and a variety of workshops and focus sessions. Attendees typically include attorneys in private practice, corporate counsel, law firm administrators and information technology personnel, while exhibitors include a wide variety of software, hardware, publishing and other technology product related companies. The Company believes Corporate Presentations benefits greatly from its relationships with co-sponsors. For example, Price Waterhouse is responsible for coordinating the seminar programs at all LegalTech events and, as a result, regularly invites its law practice and law technology consulting clients to LegalTech events, providing LegalTech vendors with an increasingly diversified audience.

    LCL ACQUISITION. On April 22, 1998, effective as of April 1, 1998, the Company consummated the acquisition of substantially all of the legal publishing-related assets and assumed certain liabilities of LCL, for total consideration of approximately $20 million. For the twelve months ended March 31, 1998, LCL had net revenues of approximately $8.7 million and EBITDA of approximately $2.1 million.

    LCL is a multi-media publisher of regional publications serving primarily the Pennsylvania statewide legal community and the metropolitan Philadelphia legal community. LCL's two principal publications have a combined circulation of approximately 6,000. LCL publishes through four divisions: (i) the newspaper/newsletter division; (ii) the reference text division; (iii) the specialty publishing division; and (iv) the electronic publishing division. The newspaper/newsletter division is anchored by THE LEGAL INTELLIGENCER, a daily newspaper serving metropolitan Philadelphia. The newspaper/newsletter division also produces a weekly newspaper, PENNSYLVANIA LAW WEEKLY, and a monthly newsletter, legal.online, which is offered in both print and electronic form. The reference text division offers digested court information and decisions through a series of texts. The specialty publishing division provides third-party services for the Philadelphia Bar Association and the Pennsylvania Trial Lawyers Association. LCL's relationships with the Associations enables LCL to have access to more than 25,000 attorneys in Pennsylvania. The electronic publishing division provides access to content and to assorted company products through a set of internet sites, foremost among them PALAWNET, a paid-access site comprised of all the current and archival content of LCL's publications.

    REVOLVING CREDIT FACILITY. On March 25, 1998, the Company entered into a five-year $40.0 million, senior secured revolving credit facility (the "Revolving Credit Facility") to be available for working capital and general corporate purposes, including acquisitions and capital expenditures. The Company intends to use the Revolving Credit Facility, in part, for the purposes of funding future acquisitions and internal product development and growth. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Pro Forma Liquidity and Capital Resources" and "Description of Other Indebtedness--Revolving Credit Facility."

    ADDITIONAL EQUITY CONTRIBUTION. On April 14, 1998, Holdings contributed an aggregate of $15 million to the equity capital of the Company. The proceeds of the equity contribution are intended to be used to fund acquisitions and to provide capital for aggressive internal growth.

                                   MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS AND KEY EMPLOYEES

    The following table sets forth certain information regarding (i) the executive officers and directors of the Company and Holdings, (ii) the executive officers and key employees of ALM, LLC, and (iii) the executive officers and key employees of NLP, as of March 31, 1998.

NAME                                        AGE                                 POSITION
---------------------------------------  ---------  -----------------------------------------------------------------

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AND HOLDINGS
Bruce Wasserstein......................         50  Chairman and Director
William L. Pollak......................         42  President, Chief Executive Officer and Director
Anup Bagaria...........................         25  Director
Michael J. Biondi......................         40  Director
Robert C. Clark........................         54  Director
Donald G. Drapkin......................         50  Director
James A. Finkelstein...................         49  Director
Andrew G.T. Moore, II..................         62  Director
Randall J. Weisenburger................         39  Director

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ALM, LLC
Joseph Calve...........................         44  Editor and Publisher of TEXAS LAWYER
Eric Effron............................         43  Editor and Publisher of LEGAL TIMES
S. Richard Gard, Jr....................         38  Editor and Publisher of FULTON COUNTY DAILY REPORT
Joanne Harras..........................         36  Vice President, Finance
Tom Januszewski........................         31  Publisher of THE CONNECTICUT LAW TRIBUNE
Aric Press.............................         48  Editor-in-Chief of THE AMERICAN LAWYER
Peter Scheer...........................         47  Editor and Publisher of THE RECORDER
Robert Steinbaum.......................         46  Publisher of NEW JERSEY LAW JOURNAL
Edward Wasserman.......................         49  Chairman and Editor-in-Chief of DAILY BUSINESS REVIEW

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF NLP
James A. Finkelstein...................         49  President and Chief Executive Officer of NLP
Steven Farbman.........................         37  Senior Vice President and Chief Operating Officer of NLP
Ben Gerson.............................         49  Editor-in-Chief of THE NATIONAL LAW JOURNAL
Ruth Hochberger........................         47  Editor-in-Chief of NEW YORK LAW JOURNAL
Alan Kaplan............................         53  Vice President of NLP
Paul Mastronardi.......................         39  Vice President, Finance of NLP
Rose-Ann Morangelli....................         49  Vice President and Director of Marketing of NLP
Kevin Vermuelen........................         34  Vice President of Sales; Associate Publisher, LAW TECHNOLOGY
                                                    PRODUCT NEWS
Mark S. Winwood........................         46  President of Law Journal Information Systems
Stuart Wise............................         45  Publisher of Leader Publications

    Each Director is elected annually and serves until the next annual meeting of stockholders or until his or her successor is duly elected and qualified. The Directors are each compensated $20,000 per year for their service as Directors and receive reimbursement of expenses incurred from their attendance at Board of Directors meetings. Directors will also be eligible to participate in an equity participation plan to be established.

EXECUTIVE OFFICERS AND DIRECTORS OF THE COMPANY AND HOLDINGS

    BRUCE WASSERSTEIN is Chairman of the Board of Directors of ALM and Holdings. He is Chairman, Chief Executive Officer and founder of WPG. Previously, Mr. Wasserstein served as a Director and the Chairman of Maybelline, Inc. and as a Director of Collins & Aikman Corp. Before establishing WPG, Mr. Wasserstein was Co-Head of Investment Banking at The First Boston Corporation, and a Managing Director and Member of its Management Committee. Prior to joining First Boston in 1977, Mr. Wasserstein was an attorney at Cravath, Swaine & Moore in New York City. Mr. Wasserstein graduated with honors from the University of Michigan in 1967. In 1971 he graduated from Harvard Business School as a Baker Scholar with high distinction, and earned a J.D., CUM LAUDE, from Harvard Law School. In 1972 he was a Knox Traveling Fellow at Cambridge University, graduating with a graduate diploma in Comparative Legal Studies in Economic Regulation. Mr. Wasserstein is a member of the Council on Foreign Relations. He has served as a member of the SEC's Advisory Committee on Tender Offers and as a member of the Visiting Committees of Harvard Law School and the University of Michigan.

    WILLIAM L. POLLAK has served as President, Chief Executive Officer and Director since March 1998. Before joining the Company, Mr. Pollak spent 16 years at the New York Times, where he held a variety of positions, most recently as Executive Vice President, Circulation. Mr. Pollak received an M.B.A. from Harvard Business School in 1982 and a B.A. from Harvard College in 1978.

    ANUP BAGARIA has served as a Director of ALM and Holdings since their founding. He is a Vice President of WP Management Partners, LLC. He graduated from the Massachusetts Institute of Technology in 1993 and since then has been a member of the merchant banking group of Wasserstein Perella & Co., Inc.

    MICHAEL J. BIONDI has served as a Director of ALM and Holdings since March 1998. He is Chairman and Chief Executive Officer of Wasserstein Perella & Co., Inc. Mr. Biondi holds M.B.A. and J.D. degrees from the Wharton School and the University of Pennsylvania Law School, respectively. Prior to joining Wasserstein Perella, Mr. Biondi was a member of the First Boston Mergers & Acquisitions Group, and practiced law at Skadden, Arps, Slate, Meagher & Flom.

    ROBERT C. CLARK has served as a Director of ALM and Holdings since their founding. He has been Dean of the Harvard Law School since 1989 and is Royall Professor of Law. Mr. Clark joined Harvard Law School in 1979 after four years at Yale Law School, where he was a tenured professor. Mr. Clark is a corporate law specialist and author of numerous texts and legal articles. Prior to his academic career, he was an attorney with Ropes & Gray. Professor Clark has a Ph.D. from Columbia University and a J.D. MAGNA CUM LAUDE from Harvard Law School. He is currently a Director of Collins & Aikman Corp. and of Beneficial Corporation. He was previously a Director of Maybelline, Inc.

    DONALD G. DRAPKIN has served as a Director of ALM and Holdings since their founding. He has been a Director and Vice Chairman of MacAndrews & Forbes Holdings Inc. and various of its affiliates since March 1987. Prior to joining MacAndrews & Forbes, Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom for more than five years. Mr. Drapkin also is a Director of the following corporations which file reports pursuant to the Exchange Act:
Algos Pharmaceutical Corporation, Black Rock Asset Investors, Cardio Technologies, Inc., The Cosmetic Center, Inc., The Coleman Company, Inc., Coleman Worldwide Corporation, Genta, Inc., Marvel III Holdings Inc., Revlon Consumer Products Corporation, Revlon, Inc., Revlon Worldwide Inc., Playboy Enterprises, Inc., Weider Nutrition International, Inc., and VIMRx Pharmaceuticals Inc. On December 27, 1996, Marvel Holdings Inc., Marvel (Parent) Holdings Inc., Marvel Entertainment Group, Inc., of which Mr. Drapkin was a Director, and several of their respective subsidiaries, and Marvel III Holdings Inc., of which Mr. Drapkin is a Director, filed voluntary petitions for reorganization under Chapter 11 of the United States Bankruptcy Code.

    JAMES A. FINKELSTEIN has served as a Director of ALM and Holdings since March 1998.

    ANDREW G. T. MOORE, II has served as a Director of ALM and Holdings since their founding. He is a Managing Director of Wasserstein Perella and is a former Justice of the Delaware Supreme Court. Justice Moore served on the Delaware Supreme Court for 12 years until 1994. Justice Moore has served as the Lehmann Distinguished Visiting Professor of Law at Washington University in St. Louis. He has also served as an adjunct professor of law at the Georgetown University Law Center, University of Iowa College of Law and Widener University School of Law, where he taught seminars in advanced corporation law. He also teaches comparative principles of international corporation law at the Tulane University Institute of European Legal Studies in Paris, and has been a guest lecturer at various law schools and national corporate law programs in the United States, Canada and Europe. He graduated from Tulane University with B.B.A. and J.D. degrees. He served as law clerk to Delaware Chief Justice Charles L. Terry, Jr. in 1963. From 1964-1982 Justice Moore practiced law in Wilmington, Delaware, primarily in the field of corporate litigation. He was a partner of the firm of Connolly, Bove, Lodge & Hutz.

    RANDALL J. WEISENBURGER has served as a Director of ALM and Holdings since their founding. He is a Managing Director of Wasserstein Perella & Co., Inc. ("Wasserstein Perella") and is the President and CEO of WP Management Partners, LLC. Mr. Weisenburger is a Director and the Co-Chairman of Collins & Aikman Corp. and a Director of Sunbelt Manufacturing, Inc., Alliance Entertainment Corp. and Yardley of London, Inc. Previously, Mr. Weisenburger was a Director and Vice Chairman of Maybelline, Inc. and a Director of Pneumo Abex Corp. Mr. Weisenburger is a founding member of Wasserstein Perella. He holds an M.B.A. from the Wharton School of Business, where he was named the Henry Ford II Scholar, and a B.S. in Accounting and Finance from Virginia Tech.

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF ALM, LLC

    JOSEPH CALVE has served as Editor and Publisher of TEXAS LAWYER since 1995. Prior to that, he was employed at THE CONNECTICUT LAW TRIBUNE. Mr. Calve is a former practicing attorney, specializing in litigation at two firms, Cole & Deitz in New York City and Rucci, Gruss, Jex & Gleason in Darien, Connecticut. Mr. Calve received his J.D. from Western New England College School of Law in 1985, his M.A. from New York University and his B.A. from the University of Colorado in 1981 and 1977, respectively.

    ERIC EFFRON has served as Editor and Publisher of LEGAL TIMES since 1991. From 1986 to 1991, he served in a number of editorial posts at LEGAL TIMES. Prior to such time, his journalism experience included positions at THE NATIONAL LAW JOURNAL, THE LOS ANGELES DAILY JOURNAL and THE NEW HAVEN REGISTER. Mr. Effron received an M.S. from the Columbia University Graduate School of Journalism in 1979 and a B.A., MAGNA CUM LAUDE, from Clark University in 1977.

    S. RICHARD GARD, JR. has served as Editor and Publisher of FULTON COUNTY DAILY REPORT since 1995. He has held several editorial positions at FULTON COUNTY DAILY REPORT since joining as one of its first staff reporters in 1987. Prior to that, Mr. Gard was an associate at Carter & Ansley, an Atlanta law firm, where he had an insurance defense and general civil litigation practice. Mr. Gard received his J.D. from the University of Georgia School of Law in 1984 and a B.A. with distinction from the University of Virginia in 1981.

    JOANNE HARRAS has served as Vice President, Finance of ALM, LLC since 1995. She joined Old ALM in 1987 as Assistant Controller and served as the Controller of The American Lawyer magazine group from 1991 to 1995. Prior to joining Old ALM, Ms. Harras was employed for three years with Seymour Schneidman and Associates, a mid-size accounting firm specializing in publishing. Ms. Harras graduated from Pace University in 1983 with a B.B.A. in Accounting and is a Certified Public Accountant.

    TOM JANUSZEWSKI has served as Publisher of THE CONNECTICUT LAW TRIBUNE since January, 1998. Prior to that, Mr. Januszewski served as New England regional director for Counsel Connect. He graduated from

Fairfield University with a B.A. in English in 1988 and earned his law degree from the Quinnipiac College School of Law in 1993. After graduation, he worked as a content developer for GTE Main Street, an interactive television project. He created programming and contributed to the design and operation of the service.

    ARIC PRESS has served as Editor-in-Chief of THE AMERICAN LAWYER magazine since January 1998. From 1979 to January 1998, he was employed at NEWSWEEK magazine where he most recently served as a senior editor. At NEWSWEEK, Mr. Press was responsible for supervising law, science, education, religion and sports coverage. Mr. Press received his J.D. from New York University and his B.A. from Cornell University.

    PETER SCHEER has served as Editor and Publisher of THE RECORDER since 1991. Mr. Scheer started with Old ALM in 1987 as publisher of LEGAL TIMES. Prior to joining Old ALM, Mr. Scheer was a lawyer specializing in appellate litigation in Washington, D.C. and held various government and private legal positions since his graduation from Harvard Law School in 1978. He graduated PHI BETA KAPPA from Amherst College in 1973.

    ROBERT STEINBAUM has served as Publisher of the NEW JERSEY LAW JOURNAL since 1987. Prior to that, he was an Assistant U.S. Attorney in Newark, New Jersey and a private practitioner in Washington, D.C. and Newark, New Jersey. Mr. Steinbaum received his J.D. from Georgetown University Law Center in 1976 and a B.A. degree, MAGNA CUM LAUDE, from Yale University in 1973.

    EDWARD WASSERMAN is Chairman and Editor-in-Chief of South Florida's three DAILY BUSINESS REVIEWS. Before joining Old ALM in 1986, he served as Executive Business Editor of THE MIAMI HERALD. Mr. Wasserman received a Ph.D. from the London School of Economics in 1980, a Masters of Philosophy from the University of Paris in 1972 and a B.A. degree, CUM LAUDE, in politics and economics from Yale University in 1970.

EXECUTIVE OFFICERS AND KEY EMPLOYEES OF NLP

    JAMES A. FINKELSTEIN joined The New York Law Publishing Company in 1970 and became its President and Chief Executive Officer in 1974. In addition, he currently serves as President and Chief Executive Officer of NLP and is the founder and Publisher of THE NATIONAL LAW JOURNAL and the Publisher of the NEW YORK LAW JOURNAL. Mr. Finkelstein holds a B.A. from New York University and an Honorary Doctor of Laws degree from Hofstra Law School. He currently serves on the Faculty of Arts and Sciences Board of Overseers at New York University.

    STEVEN FARBMAN has served in a variety of capacities at NLP since January 1986, including President of Law Journal Seminars-Press since 1988 and Senior Vice President and Chief Operating Officer since 1992. Prior to joining NLP, Mr. Farbman spent two years as Business Manager of NEW YORK CONSTRUCTION NEWS, a weekly newspaper based in New York City and worked in marketing for Warner Communications, Inc. Mr. Farbman graduated from The George Washington University in Washington, D.C.

    BEN GERSON has served as Editor-in-Chief of THE NATIONAL LAW JOURNAL since 1994. He originally joined NLP in 1981 as News Editor and later became Legal Editor for THE NATIONAL LAW JOURNAL. From 1986 to 1990, he served as the founding editor of the Op-Ed page for NEW YORK NEWSDAY, and later became Sunday and Op-Ed Editor for both LONG ISLAND NEWSDAY and NEW YORK NEWSDAY. He received his J.D. from Boston College Law School in 1979 and his B.A. degree from Brandeis University in 1970.

    RUTH HOCHBERGER has served as Editor-in-Chief of the NEW YORK LAW JOURNAL since 1989. She originally joined NLP in 1976 as a feature reporter for the NEW YORK LAW JOURNAL and was founding publisher of NLP's newsletter division, Leader Publications, before returning to the NEW YORK LAW JOURNAL in 1989. Ms. Hochberger received her J.D. in 1975 and her B.A. degree from Boston College in 1972.

    ALAN KAPLAN has been a Vice President of NLP since 1993. Mr. Kaplan originally joined NLP in 1982 responsible for special projects. He became President of Law Journal Seminars-Press in 1983 and held that position until 1987, at which time he left NLP. Mr. Kaplan rejoined NLP in 1993 and is currently working on performance improvement programs at NLP's newsletter division. Mr. Kaplan holds a B.A. from Tufts University and a J.D., MAGNA CUM LAUDE, from New York Law School.

    PAUL MASTRONARDI joined NLP in March 1996 as Chief Financial Officer and was elected Vice President, Finance in April 1996. He served as Director of Financial Planning for Bantam Doubleday Bell, a division of Bertelsmann Inc., from April 1995 to March 1996. Prior to that time, Mr. Mastronardi spent fourteen years at Gruner & Jahr USA Publishing, where he served in a variety of capacities, including Staff Accountant, Manager of Information Systems, Senior Financial Manager and Director of Financial Planning. Mr. Mastronardi holds a B.S. in Accounting and an M.S. in Finance from St. John's University.

    ROSE-ANN MORANGELLI has been a Vice President and Director of Marketing for NLP since 1990. Prior to such time, Ms. Morangelli served as Vice President of Law Journal Seminars-Press. Ms. Morangelli joined NLP when Law Journal Seminars-Press was launched in 1971. She was previously employed by the Practicing Law Institute.

    KEVIN VERMUELEN has been a Vice President of Sales for NLP since 1996. In addition, he also serves as Associate Publisher of LAW TECHNOLOGY PRODUCT NEWS and Director of Advertising for the NEW YORK LAW JOURNAL. Mr. Vermuelen joined NLP in October 1992. He previously worked for Miller Freeman and Gordon Publications as a Regional Manager. Mr. Vermuelen graduated from Brockport State University in 1985.

    MARK S. WINWOOD has been a President of NLP's Law Journal Information Systems Division since 1986. Mr. Winwood joined NLP as Assistant Editor on the founding staff of THE NATIONAL LAW JOURNAL in 1978 and served as Art Director during the first five years of its publication. Mr. Winwood was responsible for the 1986 startup of Law Journal Information Systems, and supervises, on a daily basis, all aspects of the division's operations.

    STUART WISE has been Publisher of Leader Publications at NLP since 1990. Mr. Wise joined NLP in 1980. He has worked in the Newsletter Division since 1987, when he became Managing Editor. In 1990 Mr. Wise became the Publisher of the division with overall responsibility for the day-to-day editorial and business operations.

EXECUTIVE COMPENSATION

    The Company was formed in August 1997 and did not conduct any operations or have any employees prior to the ALM Acquisition in August 1997. For the year ended December 31, 1997, the only executive officers of the Company were Randall
J. Weisenburger, who served as President and Chief Executive Officer, and Anup Bagaria, who served as Vice President and Secretary of the Company. Neither of Mr. Weisenburger or Mr. Bagaria received compensation from any person in respect of their service rendered to the Company. Effective March 1998, the Company hired William L. Pollak as its President and Chief Executive Officer, replacing Mr. Weisenburger. See "Certain Transactions."

INCENTIVE COMPENSATION PROGRAMS

    As part of its business strategy, the Company intends to adopt a new compensation program for key employees designed to more closely link compensation to the Company's overall performance. Furthermore, for senior executives, the Company intends to establish a long-term incentive compensation program setting aside options to purchase between 3.0% and 5.0% of the Company's common stock. The Company has made no final determination with respect to whom such securities will be issued.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board has established an Executive Committee and intends to establish two other standing committees: (i) an Audit Committee and (ii) Compensation Committee. There is no standing nominating committee of the Board.

    The Executive Committee consists of three members, currently Bruce Wasserstein, Randall J. Weisenburger and Anup Bagaria. The Executive Committee has been delegated the authority to approve (i) the acquisition and divestiture by the Company or an affiliate of the Company of all or a portion of one or more business entities for a price of up to $25 million, (ii) the appointment of senior officers of the Company or its affiliates and termination of such employment, (iii) the preparation and approval of short-term and long-term budgets, and (iv) other material policy-level decisions to the extent permitted by the Delaware General Corporation Law.

    The Audit Committee shall review and, as it shall deem appropriate, recommend to the Board internal accounting and financial controls for the Company and auditing practices and procedures to be employed in the preparation and review of financial statements of the Company. The Audit Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Company and the scope of the audit to be undertaken by such accountants. Arthur Andersen LLP presently serves as the independent auditors of the Company. The Company expects that two or three Directors will be appointed to the Audit Committee.

    The Compensation Committee shall review and, as it deems appropriate, recommend to the Board policies, practices and procedures relating to the compensation of managerial employees and the establishment and administration of employee benefit plans. The Compensation Committee shall have and exercise all authority under any employee stock option plans of the Company, if any, as the committee therein specified (unless the Board resolution appoints any other committee to exercise such authority), and shall otherwise advise and consult with the officers of the Company as may be requested regarding managerial personnel policies. The Company expects that two or three Directors will be appointed to the Compensation Committee.

                              CERTAIN TRANSACTIONS

    The Company is a wholly-owned subsidiary of Holdings. A majority of Holdings' equity securities are held by USEP and its affiliates. USEP is a Delaware limited partnership investment fund of which WPMP is the general partner. WPMP is controlled by Wasserstein Perella & Co., Inc. In accordance with the Notes, WPMP is entitled to receive a monitoring fee in respect of any year. The monitoring fee will be based on customary arrangements in similar transactions. The monitoring fee will be a flat fee, in an amount not to exceed $1.0 million per year, based on services rendered by WPMP to the Company. Services to be provided by WPMP will or may include advice regarding the strategic direction and focus of the business of the Company, the oversight of the senior management team of the Company and the monitoring of the Company generally. No monitoring fee was charged during 1997. For advisory services rendered by WPMP to the Company in connection with the LegalTech Acquisition, the Company paid WPMP a fee of 1% of the purchase price for LegalTech. For advisory services rendered by WPMP to the Company in connection with the LCL Acquisition, the Company paid WPMP a fee of 1% of the purchase price for LCL. See "Recent Transactions."

    The Company may engage in transactions with its affiliates, including entities owned or controlled by certain of its principal shareholders. The Company believes that such transactions will be no more favorable to the Company than similar transactions with non-affiliates. The Indenture contains a covenant requiring that transactions with affiliates of the Company be on terms substantially as favorable to the Company as would be obtainable by the Company at the time in a comparable arm's length transaction with a person other than an affiliate. See "Description of the Notes--Certain Covenants--Limitation on Transactions with Affiliates."

    The Company has an employment agreement with William L. Pollak which provides for the employment of Mr. Pollak with the Company as President and Chief Executive Officer (effective March 9, 1998) until March 9, 2003, unless sooner terminated (the "Employment Period"). The employment agreement provides for an annual base salary of $400,000, subject to annual increases commencing on March 9, 1999. In addition to the base salary, the employment agreement provides for a bonus of $400,000 after the first year of the Employment Period and a bonus of not less than 50% and not more than 150% of the base salary, as determined by the Board of Directors, in each of the remaining years of the Employment Period. Mr. Pollak will also receive a payment for options granted to him and forfeited upon his resignation from THE NEW YORK TIMES COMPANY. The employment agreement provides that if Mr. Pollak's employment is terminated by the Company without cause, or by Mr. Pollak with good reason, Mr. Pollak will be entitled to severance equal to the total value of Mr. Pollak's salary through the termination date to the extent accrued, but unreimbursed, and his salary for one year commencing on the termination date and any accrued but unpaid bonus.

                             PRINCIPAL STOCKHOLDERS

    All of the outstanding shares of the Company are beneficially owned by Holdings. The following table sets forth certain information regarding beneficial ownership of Holdings by (i) each person (or group of affiliate persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock of Holdings, (ii) each Director, Director nominee, and the Chief Executive Officer and Vice President of the Company, and (iii) all directors and executive officers of the Company as a group.

NAME AND ADDRESS                                           NUMBER OF SHARES OF   PERCENTAGE OF TOTAL SHARES
OF BENEFICIAL OWNER                                           COMMON STOCK      OF COMMON STOCK OUTSTANDING
---------------------------------------------------------  -------------------  ----------------------------
U.S. Equity Partners, L.P. (1)...........................          36,996                    36.996%
ALM Offshore Intermediate Holdings, Inc. (2).............          14,411                    14.411%
Wasserstein & Co., Inc.(3)...............................         100,000                   100.000%

------------------------

(1) Includes approximately 3.4% of the issued and outstanding common stock of Holdings held by a co-investor of U.S. Equity Partners, L.P. ("USEP"), which has granted to WPMP, the general partner of USEP, an irrevocable proxy to vote such shares of common stock. Wasserstein & Co., Inc. has shared voting and dispositive power with respect to the shares held by USEP. See footnote
    (3).

(2) ALM Offshore Intermediate Holdings, Inc. ("ALM Offshore") is a wholly-owned subsidiary of U.S. Equity Partners (Offshore), L.P. Wasserstein & Co., Inc. has shared voting and dispositive power with respect to the shares held by ALM Offshore. See Footnote (3).

(3) Includes 36,996 shares as to which Wasserstein & Co., Inc. shares voting and dispositive power with USEP and 14,411 shares as to which Wasserstein & Co., Inc. shares voting and dispositive power with ALM Offshore.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Old Notes were originally sold by the Company on December 22, 1997 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to (i) qualified institutional buyers in reliance on Rule 144A under the Securities Act (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and (iii) certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition of the Purchase Agreement, the Company and the Guarantors entered into the Registration Rights Agreement with the Initial Purchasers pursuant to which the Company and the Guarantors have agreed, for the benefit of the holders of the Old Notes, at the Company's cost, (i) to file the Exchange Offer Registration Statement within 120 days after the date of the original issue of the Old Notes with the Commission with respect to the Exchange Offer for the Exchange Notes; (ii) use its reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the date of the original issuance of the Old Notes and (iii) use its best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and to cause the Exchange Offer to be consummated no later than the 30th business day after it is declared effective by the Commission. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Exchange Notes in exchange for surrender of the Old Notes. For each Old Note surrendered to the Company pursuant to the Exchange Offer, the holder of such Old Note will receive an Exchange Note having a principal amount equal to that of the surrendered Old Note. Interest on each Old Note will accrue from the last interest payment date on which interest was paid on the Old Note surrendered in exchange therefor or, if no interest has been paid on such Old Note, from the date of its original issue. Interest on each Exchange Note will accrue from the date of its original issue.

    The Registration Rights Agreement provides that (i) if the Company fails to file an Exchange Offer Registration Statement with the Commission on or prior to the 120th day after the date of original issue of the Old Notes, (ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day after the date of original issue of the Old Notes, (iii) the Exchange Offer is not consummated on or before the 30th business day after the Exchange Offer Registration Statement is declared Effective, (iv) if obligated to file the Shelf Registration Statement and the Company fails to file the Shelf Registration Statement with the Commission on or prior to the 30th business day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 90th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities (as defined below), such time of non-effectiveness or non-useability (each, a "Registration Default"), the Company and the Guarantors agree to pay to each holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.10 per week per $1,000 in principal amount of Transfer Restricted Securities held by such holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of Liquidated Damages shall increase by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.25 per week, per $1,000 in principal amount of Transfer Restricted Securities. The Company and the Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. All accrued Liquidated Damages shall be paid by the Company and the Guarantors to holder entitled thereto in the same manner as interest payments on the Notes on semi-annual damages payment dates which correspond to interest payment dates for the Notes.

    For the purposes of the Registration Rights Agreement, "Transfer Restricted Securities" means each Old Note until the earliest of the date of which (i) such Old Note is exchanged in the Exchange Offer and entitled to be resold to the public by the holder thereof without complying with the prospectus delivery requirements of the Securities Act, (ii) such Old Note has been disposed of in accordance with the Shelf Registration Statement, (iii) such Old Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (iv) such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act or is salable pursuant to Rule 144(k) under the Securities Act.

    Holders of Old Notes will be required to make certain representations to the Company (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above.

    The foregoing is a summary of the material terms and provisions of the Registration Rights Agreement. This summary does not purport to be a complete and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

    Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

    The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation,
(ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.


    As of the date of this Prospectus, $175,000,000 aggregate principal amount of Old Notes were outstanding. The Company has fixed the close of business on June 16, 1998 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.


    Holders of Old Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or in the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

    The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of the receiving the Exchange Notes from the Company.

    If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on July 16, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.


    In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    If in the reasonable opinion of the Company any of the conditions set forth below under "-- Conditions" shall not have been satisfied, the Company may (i) delay accepting any Old Notes, extend the Exchange Offer or terminate the Exchange Offer by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

    If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a Prospectus supplement that will be distributed to all holders, and the Company will extend the Exchange Offer for a minimum term of between five and ten business days, depending upon the significance of the amendment and the manner of disclosure to holders, if the Exchange Offer would otherwise expire during such five to ten business day period. During any extension of the Expiration Date, all Old Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by the Company.

INTEREST ON THE EXCHANGE NOTES

    The Exchange Notes will bear interest from their date of issuance. Holders of Old Notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the Exchange Notes. Such interest will be paid with the first interest payment on the Exchange Notes on June 15, 1998 to persons who are registered holders of the Exchange Notes on June 15, 1998. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the Exchange Notes.

    Interest on the Exchange Notes is payable semi-annually on each June 15 and December 15 commencing on June 15, 1998.

PROCEDURES FOR TENDERING

    Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal or transmit an Agent's Message in connection with a book-entry transfer, and mail or otherwise deliver such Letter of Transmittal or such facsimile or Agent's Message, together with the Old Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Notes, Letter of Transmittal or Agent's Message and other required documents must be completed and received by the Exchange Agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

    The term "Agent's Message" means a message, transmitted by a book-entry transfer facility to, and received by, the Exchange Agent forming a part of a confirmation of a book-entry, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the Old Notes that such participant has received and agrees: (i) to participate in the Automated Tender Option Program ("ATOP"); (ii) to be bound by the terms of the Letter of Transmittal; and (iii) that the Company may enforce such agreement against such participant.

    By executing the Letter of Transmittal or Agent's Message, each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Resale of the Exchange Notes."

    The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal or Agent's Message.

    THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY CONFIRMED BY THE EXCHANGE AGENT. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

    Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

    If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

    If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

    The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereto, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, unless an Agent's Message is received by the Exchange Agent in compliance with ATOP, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any person shall incur any liability for failure to give such notification. Tender of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

    (a) the tender is made through an Eligible Institution; and

    (b) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of the such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) (or, in the case of a book-entry transfer, an Agent's Message) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

    (c) the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at the Book Entry Transfer Facility), together with a Letter of Transmittal (of facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

    Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

    Notwithstanding any other term of the Exchange Offer, if in the reasonable opinion of the Company any of the conditions listed below have not been met, the Company shall not be required to accept for exchange, or exchange Notes for, any Old Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

    (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer, or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

    (b) any law, statue, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

    (c) any governmental approval has not been obtained, which approval the Company shall, in its discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If in the reasonable opinion of the Company any of the conditions above are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

    The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

BY REGISTERED OR CERTIFIED        FACSIMILE TRANSMISSION      BY HAND OR OVERNIGHT
MAIL:                                     NUMBER:             DELIVERY:
The Bank of New York           (Eligible Institutions Only)   The Bank of New York
101 Barclay Street, 7E                (212) 815-6339          101 Barclay Street
New York, New York 10286                                      Corporate Trust Services
Attn: Reorganization Section                                  Window
                                   CONFIRM BY TELEPHONE       Ground Level
                                 OR FOR INFORMATION CALL:     New York, New York 10286
                                      (212) 815-5788          Attn: Reorganization
                                                                    Section--Floor 7E

    DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

    The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

    The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted to the Exchange Agent, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

    The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be capitalized and expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144A under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iii) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (iv) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

    Based upon interpretations by the staff of the Commission set forth in certain no-action letters issued to third parties in similar transactions, the Company believes that the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is (i) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that acquired the Old Notes in a transaction other than part of its market-making or other trading activities) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the Staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances.

    As contemplated by the Registration Rights Agreement and the staff's no-action letters referred to above, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Exchange Notes are to be acquired by the holder or the person receiving such

Exchange Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging and does not intend to engage, in distribution of the Exchange Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act, and (v) the holder or any such other person acknowledges that if such holder or any other person participates in the Exchange Offer for the purpose of distributing the Exchange Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes and cannot rely on those no-action letters. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution." For a description of the procedures for resales by Participating Broker-Dealers, see "Plan of Distribution."

    In the event that changes in the law or the applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 180 days of the date of the original issuance of the Old Notes, the Company will
(i) file the Shelf Registration Statement covering the resale of the Old Notes,
(ii) use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and (iii) use its reasonable best efforts to keep effective the Shelf Registration Statement for two years after its effective date. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each applicable holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resale of the Old Notes. A holder of the Old Notes that sells such Old Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations). In addition, each holder of the Notes will be required to deliver information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Exchange Offer Registration Statement.

                            DESCRIPTION OF THE NOTES

    The Exchange Notes will be issued under an Indenture, dated as of December 22, 1997, among the Company, the Guarantors and The Bank of New York, as trustee (the "Trustee"). The terms of the Exchange Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date of the Indenture. The Exchange Notes are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture and the Trust Indenture Act for a statement of them. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and (iii) the holders of Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for the payment of Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. The following is a summary of the material terms and provisions of the Exchange Notes. This summary does not purport to be a complete description of the Exchange Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Exchange Notes and the Indenture (including the definitions contained therein). A copy of the form of Indenture may be obtained from the Company by any holder or prospective investor upon request. Definitions relating to certain capitalized terms are set forth under "--Certain Definitions" and throughout this description. Capitalized terms that are used but not otherwise defined herein have the meanings assigned to them in the Indenture and such definitions are incorporated herein by reference. Wherever particular provisions of the Indenture are referred to in this summary, such provisions are incorporated by reference as a part of the statements made and such statements are qualified by such reference.

GENERAL

    The Exchange Notes will be senior unsecured, general obligations of the Company, limited in aggregate principal amount to $175.0 million. The Exchange Notes will be fully and unconditionally guaranteed on a joint and several and senior unsecured basis by each of the Company's present and future Restricted Subsidiaries (the "Guarantors"). The obligations of each Guarantor under its guarantee, however, will be limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. See "Certain Bankruptcy Limitations" below. As of the Issue Date, all of the Company's Subsidiaries will be Restricted Subsidiaries and, accordingly, all such Subsidiaries will be Guarantors. The Exchange Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

    The Exchange Notes will mature on December 15, 2007. The Exchange Notes will bear interest at the rate per annum stated on the cover page hereof from December 22, 1997 or from the most recent Interest Payment Date to which interest has been paid or provided for, payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1998, to the Persons in whose names such Notes are registered at the close of business on the June 1 and December 1, respectively, immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

    Principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose, which office or agency shall be maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at the addresses set forth upon the registry books of the Company. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by the Company, the Company's office or agency will be the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

HOLDING COMPANY STRUCTURE

    The Company conducts its operations through its Subsidiaries. Accordingly, the Company's ability to meet its cash obligations is dependent upon the ability of its Subsidiaries to make cash distributions to the Company. Furthermore, any right of the Company to receive the assets of any such Subsidiary upon such Subsidiary's liquidation or reorganization (and the consequent right of the Holders of the Notes to participate in the distribution of the proceeds of those assets) effectively will be subordinated by operation of law to the claims of such Subsidiary's creditors (including trade creditors) and holders of its preferred stock, except to the extent that the Company is itself recognized as a creditor or preferred stockholder of such Subsidiary, in which case the claims of the Company would still be subordinate to any indebtedness or preferred stock of such Subsidiary senior in right of payment to that held by the Company.

CERTAIN BANKRUPTCY LIMITATIONS

    Holders of the Notes will be direct creditors of each Guarantor by virtue of its guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor's obligations under its guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its guarantee exceeds the economic benefits it receives in the Offering. The obligations of each Guarantor under its guarantee will be limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holders the benefit of such provision. See "Risk Factors--Fraudulent Transfer Considerations."

    If the obligations of a Guarantor under its guarantee were avoided, holders of Notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the Notes.

OPTIONAL REDEMPTION

    The Company will not have the right to redeem any Notes prior to December 15, 2002, except as described in the following paragraphs. The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after December 15, 2002, upon not less than 30 days' nor more than 60 days' notice to each holder of Notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing December 15 of the years indicated below, in each case (subject to the right of holders of record on a Record Date to receive the corresponding accrued and unpaid interest due thereon (and the corresponding Liquidated Damages, if any) on an Interest Payment Date corresponding to such Record Date that is on or prior to such Redemption Date) together with accrued and unpaid interest (and Liquidated Damages, if any) thereon to the Redemption
Date:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
2002..............................................................................     104.875%
2003..............................................................................     103.250%
2004..............................................................................     101.625%
2005 and thereafter...............................................................     100.000%

    Notwithstanding the foregoing, at any time or from time to time on or prior to December 15, 2000, the Company may (but shall not have the obligation to) redeem in the aggregate up to 35% of the aggregate principal amount of the Notes originally outstanding, at a redemption price of 109.75% of the aggregate principal amount so redeemed, together with accrued and unpaid interest (and Liquidated Damages, if any) to the date of redemption out of the Net Cash Proceeds of one or more Public Equity Offerings; PROVIDED HOWEVER, that immediately following such redemption not less than $113.8 million aggregate principal amount of the Notes remains outstanding, and PROVIDED FURTHER, that such redemption shall occur within 90 days of the closing of such Public Equity Offering.

    If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate; PROVIDED, that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. If any Note is redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

    The Notes will also be subject to redemption at any time or from time to time prior to December 15, 2002 upon not less than 10 nor more than 20 days' notice to each Holder of Notes redeemed, at the option of the Company, in whole or in part, in integral multiples of $1,000, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest (and Liquidated Damages, if any) to but excluding the Redemption Date. "Make-Whole Premium" means, with respect to a Note at any time, the greater of (a) 9.75% of the principal amount of such Note and (b) the excess of (i) the present value at such time discounted from the first date on which such Note could be redeemed at the option of the Company, of the principal amount at maturity of such Note plus the amount of premium that would be due on such Note were it to be received on the first date on which such Note could be redeemed at the option of the Company, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (ii) the then outstanding principal amount of such Note. "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the then remaining Weighted Average Life to Maturity of the Notes (calculated as if the first date on which the Notes can be redeemed at the option of the Company were the final maturity of the Notes); PROVIDED, HOWEVER, that if such Weighted Average Life to Maturity of the Notes is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such Weighted Average Life to Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    The Notes will not have the benefit of any sinking fund.

CERTAIN COVENANTS

    REPURCHASE OF NOTES AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL

    The Indenture provides that in the event that a Change of Control has occurred, each Holder will have the right, at such Holder's option, pursuant to an offer (subject only to conditions required by applicable law, if any) by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any part of such Holder's Notes (PROVIDED, that the principal amount of such Notes must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 60 Business Days after the date of occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the "Change of Control Purchase Price"), together with accrued and unpaid interest (and Liquidated Damages, if any) to the Change of Control Purchase Date. The Change of Control Offer shall be made within 30 Business Days following a Change of Control and shall remain open for at least 20 Business Days following the mailing of such Change of Control Offer but in no event longer than 30 Business Days, unless required by law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company promptly shall purchase all Notes properly tendered in response to the Change of Control Offer.

    As used herein, a "Change of Control" means (a) any merger or consolidation of the Company with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner" (as defined in Rules 13(d) and 14(d) of the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of members of the board of directors, managers, or trustees, as applicable, of the transferee(s) or surviving entity or entities, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than a Permitted Transferee, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of Equity Interests of the Company then outstanding normally entitled to vote in elections of members of the board of directors, managers, or trustees, as applicable, or (c) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the holders of Equity Interests of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

    On or before the Change of Control Purchase Date, the Company will (a) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), of all Notes so tendered and (c) deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The Paying Agent promptly will pay the Holders of Notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any), and the Trustee promptly will authenticate and deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be delivered promptly by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The Change of Control purchase feature of the Notes may make more difficult or discourage a takeover of the Company, and, thus, the removal of incumbent management.

    The phrase "all or substantially all" of the assets of the Company will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of "all or substantially all" of the assets of the Company has occurred. In addition, no assurances can be given that the Company will be able to acquire any or all of the Notes tendered upon the occurrence of a Change of Control.

    Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

    If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the person in whose name a Note is registered at the close of business on such Record Date, and such accrued and unpaid interest (and Liquidated Damages, if applicable) will not be payable to holders who tender the Notes pursuant to the Change of Control Offer.

    LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS

    The Indenture provides that, except as set forth in this covenant, the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, issue, assume, guarantee, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur" or, as appropriate, an "incurrence"), any Indebtedness (including Acquired Indebtedness), other than Permitted Indebtedness, unless (a) after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the ratio of the total Indebtedness of the Company and its Restricted Subsidiaries (excluding any Indebtedness owed to a Restricted Subsidiary by any other Restricted Subsidiary or the Company and any Indebtedness owed to the Company by any Restricted Subsidiary) to the Company's Consolidated EBITDA (determined on a PRO FORMA basis for the last four fiscal quarters of the Company for which financial statements are available at the date of determination) is less than (i) 6.5 to 1 if the Indebtedness is incurred prior to December 15, 1999 and (ii) 6.0 to 1 if the Indebtedness is incurred on or after December 15, 1999, and (b) no Default or Event of Default shall have occurred and be continuing at the time of the incurrences of such Indebtedness (the "Incurrence Date") or as a consequence of the incurrence of such Indebtedness. In determining the ratio of total Indebtedness to Consolidated EBITDA for purposes of the immediately preceding sentence, (a) if the Indebtedness which is the subject of a determination under this provision is Acquired Indebtedness, or Indebtedness incurred in connection with the simultaneous acquisition of any Person, business, property or assets, then such ratio shall be determined by giving effect to (on a PRO FORMA basis, as if the transaction had occurred at the beginning of the four-quarter period) both the incurrence or assumption of such Acquired Indebtedness or such other Indebtedness by the Company or any Restricted Subsidiary (together with any other Acquired Indebtedness or other Indebtedness incurred or assumed by the Company or any Restricted Subsidiary in connection with acquisitions consummated by the Company or any Restricted Subsidiary during such four-quarter period) and the inclusion in the Company's Consolidated EBITDA of the Consolidated EBITDA of the acquired Person, business, property or assets and any PRO FORMA expense and cost reductions calculated on a basis consistent with Regulation S-X under the Securities Act as in effect and as applied as of the Issue Date (together with the Consolidated EBITDA of, and PRO FORMA expense and cost reductions relating to, any other Person, business, property or assets acquired or disposed of by the Company during such four-quarter period) and (b) if since the end of such four-quarter period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit

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Indebtedness has been permanently repaid and has not been replaced),
Indebtedness as of the end of such four-quarter period shall be calculated after giving effect on a PRO FORMA basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged as of the beginning of such four-quarter period.

    Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary of the Company (including upon designation of any subsidiary or other Person as a Restricted Subsidiary) or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company shall be deemed to have been incurred at the time such Person becomes such a Restricted Subsidiary of the Company or is merged with or into or consolidated with the Company or a Restricted Subsidiary of the Company, as applicable.

    LIMITATION ON RESTRICTED PAYMENTS

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a PRO FORMA basis, (a) a Default or an Event of Default shall have occurred and be continuing, (b) the Company is not permitted to incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant, or (c) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving effect to such proposed Restricted Payment, from and after the Issue Date, would exceed the sum of (i) 50% of the aggregate Adjusted Consolidated Net Income of the Company for the period (taken as one accounting period), commencing January 1, 1998, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation (or, in the event Adjusted Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus (ii) the aggregate Net Cash Proceeds received by the Company from the sale of its Qualified Equity Interests (other than (A) to a Subsidiary of the Company and (B) to the extent applied in connection with a Qualified Exchange), after the Issue Date, plus (iii) 100% of the aggregate amount of cash and the Determined Fair Market Value of property other than cash contributed to the capital of the Company following the Issue Date, plus (iv) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or a Restricted Subsidiary convertible or exchangeable for Qualified Equity Interests of the Company (less the amount of any cash or other property (other than such Qualified Equity Interest) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange), plus (v) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash, or otherwise liquidated or repaid for cash, the amount of the cash return of capital with respect to such Restricted Investment (less any taxes and transaction costs associated with such sale or liquidation), plus (vi) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, transfers or conveys assets to, or is liquidated into, the Company or a Restricted Subsidiary, the Determined Fair Market Value of Investment of the Company or a Restricted Subsidiary, as the case may be, in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed.

    The provisions of the immediately preceding paragraph will not prohibit (a) a Qualified Exchange or (b) the payment of any dividend on Qualified Equity Interests within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions. In addition, clauses (b) and (c) of the immediately preceding paragraph will not prohibit (a) repurchases of Equity Interests of Holdings or the Company (or the payment of dividends to Holdings to be applied to such repurchases) from officers or employees of Holdings or its Subsidiaries, including the Company, upon death, disability or termination of employment in an aggregate amount with respect to all officers and employees not to exceed $250,000 per year or $2.0 million in the aggregate on

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
and after the Issue Date, and repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represent a portion of the exercise price of such options; (b) dividends or other Restricted Payments to Holdings, which do not in the aggregate exceed (i) the actual amount used by Holdings to pay legal fees and expenses, audit expenses, Commission filing fees, corporate franchise or similar taxes plus (ii) the actual amount used by Holdings to pay directors' fees, employee costs and miscellaneous administrative expenses, PROVIDED that the aggregate amount expended in any calendar year for the purposes set forth in this subclause (ii) shall not exceed $250,000 plus
(iii) payments to Holdings to permit Holdings to pay federal, state, local or foreign tax liabilities, not to exceed with respect to any calendar year the amount of all such tax liabilities that would be otherwise payable by the Company and its Subsidiaries to the appropriate taxing authorities if they filed separate tax returns for such calendar year, but only to the extent that Holdings has an obligation to pay such tax liabilities relating to the assets, operations or capital of the Company and its Subsidiaries, PROVIDED, HOWEVER, that (x) in determining the amount of any such tax payment that is permitted to be paid by the Company and its Subsidiaries in respect of their federal income tax liability, such payment shall be determined on the basis of assuming that the Company is the parent company of an affiliated group filing a consolidated federal income tax return and that Holdings and each such Subsidiary is a member of such affiliated group and (y) any payments made pursuant to this subclause
(iii) shall either be used by Holdings to pay such tax liabilities within 90 days of Holdings' receipt of such payment or refunded to the payee; and PROVIDED, FURTHER, that the amount of all payments made pursuant to this clause
(b) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (c) distributions not to exceed $100,000 in the aggregate to Holdings to make payments of Liquidated Damages to the holders of Holdings Discount Notes as may be required under the registration rights agreement relating to the Holdings Notes, (d) the purchase or redemption of any Indebtedness from the Net Cash Proceeds of any Asset Sale to the extent permitted by the terms of the "Limitation on Sales of Assets and Subsidiary Stock" covenant, (e) the purchase or redemption of any Indebtedness following a Change of Control pursuant to provisions of such Indebtedness substantially similar to those described under the "Repurchase of Notes at the Option of Holder upon a Change of Control" covenant above after the Company shall have complied with the provisions under such covenant, including the payment of the applicable Change of Control Purchase Price, (f) the payment by the Company or any Restricted Subsidiary of monitoring fees paid to WPMP or an Affiliate not in excess of $1.0 million in respect of any year, whether or not actually paid in such year or deferred and paid in any subsequent year; PROVIDED that the obligation to pay any such fees shall be subordinated to the Notes, (g) payments by the Company or any of its Restricted Subsidiaries to Wasserstein Perella or an Affiliate made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the Board of Directors of the Company in good faith, and (h) Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or any of its Restricted Subsidiaries, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (h), less any return of capital realized or any repayment of principal received on such Investments, or any release or other cancellation of any guarantee constituting such Investment, which has not at such time been reinvested in Investments made pursuant to this clause (h), does not exceed $5.0 million, PROVIDED, that the aggregate amount of all such Investments in Unrestricted Subsidiaries shall not exceed $5.0 million at any one time outstanding. The full amount of any Restricted Payment made pursuant to clauses (a), (d), (e) and (h) of the immediately preceding sentence, however, will be deducted in the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (c) of the immediately preceding paragraph.

    For purposes of this covenant, the amount of any Restricted Payment, if other than in cash, shall be the Determined Fair Market Value thereof; PROVIDED, that in the case of a Restricted Payment consisting of a Restricted Investment arising as the result of the designation of a Restricted Subsidiary as an

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Unrestricted Subsidiary, the amount of the Investment in such Unrestricted
Subsidiary resulting therefrom shall, if greater than $5.0 million, be determined by the opinion of a Third-Party Evaluator.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED
     SUBSIDIARIES

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any Restricted Subsidiary to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, the Company or any Restricted Subsidiary, except (a) restrictions imposed by the Notes or the Indenture, (b) restrictions imposed by other indebtedness of the Company (which may also be guaranteed by the Guarantors) ranking PARI PASSU with the Notes or the Guarantees, as applicable, provided such restrictions are no more restrictive than those imposed by the Indenture and the Notes, (c) restrictions imposed by applicable law, (d) existing restrictions under Indebtedness outstanding on the Issue Date, (e) restrictions pursuant to any Credit Agreement or any amendment thereto whether or not such Credit Agreement is in effect on the Issue Date or is placed into effect later, or any Refinancing Indebtedness in respect thereof (PROVIDED any restrictions or requirements of any such amendment or Refinancing Indebtedness are no more restrictive than those imposed by any Credit Agreement as of the first date after the Issue Date that such Credit Agreement is in place), (f) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any Person, property, asset, or business acquired by the Company or any Restricted Subsidiary, which restrictions in each case existed at the time of Acquisition, were not put in place in connection with or in anticipation of such Acquisition and are not applicable to any Person, property, asset or business other than the Person, property, asset or business acquired, (g) restrictions solely with respect to a Restricted Subsidiary of the Company imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Restricted Subsidiary, PROVIDED such restrictions apply solely to the Equity Interests or assets of such Restricted Subsidiary which are being sold, (h) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to paragraph
(f) of the definition of "Permitted Indebtedness" PROVIDED such restrictions relate only to the transfer of the property acquired with the proceeds or otherwise secured by such Purchase Money Indebtedness, and (i) in connection with and pursuant to permitted Refinancings, replacements or restrictions imposed pursuant to clause (a), (b), (d), (e), (f) or (h) of this paragraph that are not more restrictive than those being replaced and do not apply to any other person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced. Notwithstanding the foregoing, neither (a) customary provisions restricting subletting or assignment of any lease or other contract entered into in the ordinary course of business, consistent with industry practice, nor (b) Liens permitted under the terms of the Indenture on assets securing indebtedness under the Credit Agreement or Purchase Money Indebtedness incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such agreement or assets, as the case may be.

    LIMITATION ON LIENS SECURING INDEBTEDNESS

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets, now owned or acquired on or after the date of the Indenture, or upon any income or profits therefrom unless the Company provides, and causes its Restricted Subsidiaries to provide, concurrently therewith, that the Notes are equally and ratably so secured, PROVIDED that, if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the Notes with the same relative priority as such Subordinated Indebtedness shall have with respect to the Notes.

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
    LIMITATION ON SALE OF ASSETS AND SUBSIDIARY STOCK

    The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of its property, business or assets, including by merger or consolidation (in the case of a Restricted Subsidiary of the Company), and including any sale or other transfer or issuance of any Capital Stock of any Restricted Subsidiary, whether by the Company or a Restricted Subsidiary of either or through the issuance, sale or transfer of Capital Stock by a Restricted Subsidiary, and including any sale and leaseback transaction (any of the foregoing, an "Asset Sale"), unless
(a)(i) within 270 days after the date of such Asset Sale, the Net Cash Proceeds therefrom (the "Asset Sale Offer Amount") are applied to the optional redemption of the Notes in accordance with the terms of the Indenture or any other Indebtedness of the Company ranking on a parity with the Notes from time to time outstanding with similar provisions requiring the Company to make an offer to purchase or to redeem such Indebtedness with the proceeds of asset sales, PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding, or to the repurchase of the Notes and such other Indebtedness pursuant to a cash offer (subject only to conditions required by applicable law, if any) (PRO RATA in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the Notes and such other Indebtedness then outstanding) (the "Asset Sale Offer") at a purchase price of 100% of principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the "Asset Sale Offer Price") together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment or (ii) within 270 days following such Asset Sale, the Asset Sale Offer Amount is (A) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 90 days) in a Person, business, assets or property which in the good faith reasonable judgment of the Board of Directors will constitute or be a part of a Related Business of the Company or such Restricted Subsidiary (if it continues to be a Subsidiary) immediately following such transaction or (B) used to retire or repay Indebtedness of the Company and/or any Restricted Subsidiary that ranks senior to or PARI PASSU with the Notes and/or the Guarantees or to permanently reduce the amount of such Indebtedness (provided that, in the case of a revolving credit arrangement or similar arrangement that makes credit available, such commitment is permanently reduced by such amount), or (b) with respect to any Asset Sale or related series of Asset Sales involving securities, property or assets with an aggregate Determined Fair Market Value in excess of $500,000, at least 75% of the consideration for such Asset Sale or series of related Asset Sales consists of (x) cash or Cash Equivalents or (y) property or assets usable by the Company or any Restricted Subsidiary in the ordinary course of conduct of a Related Business; PROVIDED, that if the Fair Market Value of property or assets of the kind specified in this subclause (y) exceeds $5.0 million, then the Fair Market Value thereof shall be determined by a Third-Party Evaluator; and PROVIDED, FURTHER, that the principal amount of the following shall be deemed to be cash for purposes of this clause (b): (i) any Indebtedness (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary that is assumed or forgiven by the transferee of any such assets and (ii) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 30 days of the closing of such Asset Sale (but in the case of this subclause (ii), only to the extent of the cash received), (c) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a PRO FORMA basis, to, such Asset Sale, and (d) the Company or such Restricted Subsidiary, as applicable, receives at least Determined Fair Market Value for such Asset Sale.

    The Indenture provides that an Acquisition of Notes pursuant to an Asset Sale Offer may be deferred until the accumulated Net Cash Proceeds from Asset Sales not applied to the uses set forth above (the "Excess Proceeds") exceeds $5.0 million. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement but in no event longer than 30 Business Days (the "Asset Sale Offer Period").

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
Not later than five Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Notes or any other Indebtedness properly tendered (on a PRO RATA basis if the Asset Sale Offer Amount is insufficient to purchase all Notes and any other Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued and unpaid interest and Liquidated Damages, if any). To the extent that the aggregate amount of Notes and such other Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, the Company may use any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the Indenture, and following each Asset Sale Offer the Excess Proceeds amount shall be reset to zero. If required by applicable law, the Asset Sale Offer Period may be extended as so required; however, if so extended it shall nevertheless constitute an Event of Default if within 60 Business Days of its commencement the Asset Sale Offer is not consummated or the properly tendered Notes are not purchased pursuant thereto. The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Asset Sale Offer the aggregate principal amount of Notes purchased by the Company in open-market transactions (I.E., excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of the Indenture) within the previous 270 days immediately preceding the close of the Asset Sale Offer Period.

    Notwithstanding the foregoing provisions of the prior paragraph:

        (a) the Company and its Restricted Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign or otherwise dispose of inventory, other personal property and services in the ordinary course of business;

        (b) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant "Limitation on Merger, Sale or Consolidation" and the covenant "Limitation on Restricted Payments";

        (c) the Company and its Restricted Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of the business of the Company or such Restricted Subsidiary, as applicable;

        (d) the Company and its Restricted Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to the Company or any of its Restricted Subsidiaries;

        (e) the Company and its Restricted Subsidiaries may surrender or waive contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

        (f) the Company and its Restricted Subsidiaries may grant Liens not prohibited by the Indenture;

        (g) the Company and its Restricted Subsidiaries may engage in any transaction or series of related transactions that would otherwise be an Asset Sale where the Determined Fair Market Value of the assets sold, leased, conveyed or otherwise disposed of was less than $500,000; and

        (h) the Company and its Restricted Subsidiaries may sell or discount, in each case without recourse (other than recourse for a breach of a representation or warranty), accounts receivable arising in the ordinary course of business, but only in connection with the collection or compromise thereof.

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
    The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly make any Asset Sale of any of the Equity Interests of any Restricted Subsidiary except pursuant to an Asset Sale of all the Equity Interests of such Restricted Subsidiary.

    Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable Federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, compliance by the Company or any of its Subsidiaries with such laws and regulations shall not in and of itself cause a breach of its obligations under such covenant.

    If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and such interest (or Liquidated Damages, if applicable) will not be payable to Holders who tender Notes pursuant to such Asset Sale Offer.

    LIMITATION ON TRANSACTIONS WITH AFFILIATES

    The Indenture provides that neither the Company nor any of its Restricted Subsidiaries will be permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an "Affiliate Transaction"), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), (a) unless it is determined that the terms of such Affiliate Transaction are fair and reasonable to the Company, and no less favorable to the Company than could have been obtained in an arm's length transaction with a non-Affiliate, (b) if involving consideration to either party in excess of $1.0 million, unless such Affiliate Transaction(s) is evidenced by an Officers' Certificate addressed and delivered to the Trustee certifying that such Affiliate Transaction (or Transactions) has been approved by a resolution of the Board of Directors and (c) if involving consideration to either party in excess of $5.0 million, unless in addition the Company, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view from a Third-Party Evaluator.

    LIMITATION ON MERGER, SALE OR CONSOLIDATION

    The Indenture provides that the Company will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of Affiliated Persons or adopt a plan of liquidation, unless (a) either (i) the Company is the continuing entity or (ii) the resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture; (b) no Default or Event of Default shall exist or shall occur immediately after giving effect on a PRO FORMA basis to such transaction; (c) immediately after giving effect to such transaction on a PRO FORMA basis, the Consolidated Net Worth of the consolidated surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, is at least equal to the Consolidated Net Worth of the Company immediately prior to such transaction; and (d) unless such transaction is solely the merger of the Company and one of its previously existing Wholly-Owned Restricted Subsidiaries which is also a Guarantor and which transaction is not in connection with any other transaction immediately after giving effect to such transaction on a PRO FORMA basis, the consolidated resulting, surviving or transferee entity or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation, would immediately thereafter be permitted to

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
incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant above.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company or consummation of a plan of liquidation in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made or, in the case of a plan of liquidation, the entity which receives the greatest value from such plan of liquidation shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries, the Company's interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    LIMITATION ON LINES OF BUSINESS

    The Indenture provides that neither the Company nor any Restricted Subsidiary shall directly or indirectly engage to any substantial extent in any line or lines of business activity other than that which, in the reasonable good faith judgment of the Board of Directors of the Company, is a Related Business.

    FUTURE GUARANTORS

    The Indenture provides that all Subsidiaries of the Company (other than Unrestricted Subsidiaries) substantially all of whose assets are located in the United States or that conduct substantially all of their business in the United States shall be Guarantors. In addition, the Company will not, and will not permit any Restricted Subsidiary to, make any Investment in any Subsidiary that is not a Guarantor, unless either (i) such Investment is permitted by the "Limitation on Restricted Payments" covenant above or (ii) such Subsidiary executes a Subsidiary Guarantee and delivers an opinion of counsel in accordance with the provisions of the Indenture. Notwithstanding anything herein or in the Indenture to the contrary, if any Subsidiary of the Company that is not a Guarantor (other than an Unrestricted Subsidiary) guarantees any other Indebtedness of the Company or any Subsidiary of the Company that is a Guarantor, or the Company or a Subsidiary of the Company pledges more than 65% of the capital stock of such Subsidiary to a United States lender, then such Subsidiary must become a Guarantor.

    RELEASE OF GUARANTORS

    The Indenture provides that no Guarantor shall consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another person unless (a) subject to the provisions of the following paragraph and certain other provisions of the Indenture, the person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such person shall unconditionally guarantee, on a senior subordinated basis, all of such Guarantor's obligations under such Guarantor's guarantee, and the Indenture on the terms set forth in the Indenture; and (b) immediately before and immediately after giving effect to such transaction on a PRO FORMA basis, no Default or Event of Default shall have occurred or be continuing.

    Upon the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of all of the Capital Stock or other Equity Interests of a Guarantor or of all or substantially all of its assets, in either case, to an entity which is not a Guarantor, or the designation of a Restricted Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the Indenture (including, without limitation, the provisions of the "Limitations on Sale of Assets and Subsidiary Stock" covenant and

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the "Limitation on Restricted Payments" covenant), or the release of a Guarantor from its obligations under any Credit Agreement by the lenders thereunder, such Guarantor will be deemed released from its obligations under its guarantee of the Notes; PROVIDED, HOWEVER, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any Indebtedness of the Company or any other Subsidiary of the Company shall also terminate upon such release, sale or transfer.

    LIMITATION ON STATUS AS INVESTMENT COMPANY

    The Indenture prohibits the Company and its Subsidiaries from taking any action or conducting their businesses and operations in such a way as would cause them to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or would otherwise cause them to become subject to regulation under the Investment Company Act.

REPORTS

    The Indenture provides that whether or not the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and, to each holder and to prospective purchasers of Notes identified to the Company by an Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management's discussion and analysis of financial condition and results of operations that would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports that it is or would have been required to file with the Commission.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture defines an Event of Default as (a) the failure to pay any installment of interest (or Liquidated Damages, if any) on the Notes as and when the same becomes due and payable and the continuance of any such failure for 30 days, (b) the failure to pay all or any part of the principal, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, or otherwise, (c) the failure by either of the Company or any Restricted Subsidiary to observe or perform any other covenant or agreement contained in the Notes or the Indenture and the continuance of such failure for a period of 45 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding specifying the default and demanding that same be remedied,
(d) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries, (e) a default in Indebtedness of the Company or any of its Restricted Subsidiaries with an aggregate principal amount in excess of $5.0 million (i) resulting from the failure to pay principal at final maturity or (ii) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity, and (f) final unsatisfied judgments not covered by insurance aggregating in excess of $5.0 million, at any one time rendered against the Company or any of its Significant Subsidiaries and not stayed, bonded or discharged within 60 days. The Indenture will provide that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (d) above with respect to the Company or any Significant Subsidiary), then in every such case, unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders

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of at least 25% in aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) thereon to be due and payable immediately. If an Event of Default specified in clause (d) above occurs with respect to the Company or any Significant Subsidiary, all principal of, premium, if any, and accrued and unpaid interest (and Liquidated Damages, if any) on all the outstanding Notes will be immediately due and payable without any declaration or other act on the part of Trustee or the Holders. The Holders of a majority in aggregate principal amount of Notes generally are authorized to rescind any such acceleration if all existing Events of Default (other than (a) the non-payment of the principal of, premium, if any, and accrued and unpaid interest and Liquidated Damages, if any, on the Notes which have become due solely by such acceleration, (b) with respect to defaults with respect to any provision requiring a supermajority approval to amend, which default may only be waived by such a supermajority and (c) with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected) have been cured or waived as provided in the Indenture.

    Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

    Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Registrar. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such Note, a new Note or Notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the Notes or portions thereof called for redemption, unless the Company defaults in the payment thereof.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for (a) the rights of Holders to receive payment in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payments, (c) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (d) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default and Remedies" will no longer constitute Events of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance, (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders cash in U.S. dollars, non-

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callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and Liquidated Damages on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default or Default resulting from the borrowing of funds to be applied to such deposit); (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (f) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (g) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (h) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (i) certain other customary conditions precedent are satisfied.

    If the funds deposited with the Trustee to effect Legal Defeasance or Covenant Defeasance are insufficient to pay the principal of, premium, if any, and interest on the Notes when due, then the obligations of the Company and the Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

DESIGNATION OF RESTRICTED AND UNRESTRICTED SUBSIDIARIES

    The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, PROVIDED, that (a) no Default or Event of Default is existing or will occur as a consequence thereof, (b) immediately after giving effect to such designation, on a PRO FORMA basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to clause (a) of the first paragraph of the "Limitation on Incurrence of Additional Indebtedness" covenant and (c) the amount of the Investment in such Unrestricted Subsidiary (as determined pursuant to the definition of "Investment" below) is permitted to be made under the "Limitation on Restricted Payments" covenant. Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture, and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the "Limitation on Incurrence of Additional Indebtedness" covenant, the Company shall be in default of such

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covenant). The Board of Directors of the Company may at any time designate any
Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (a) such Indebtedness is permitted under the "Limitation on Incurrence of Additional Indebtedness" covenant and (b) no Default or Event of Default would be in existence immediately following such designation.

AMENDMENTS AND SUPPLEMENTS

    The Indenture contains provisions permitting the Company, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; PROVIDED, that no such modification may, without the consent of Holders of at least 66 2/3 % in aggregate principal amount of Notes at the time outstanding, modify the provisions (including the defined terms used therein) of the covenant "Repurchase of Notes at the Option of the Holder upon a Change of Control" in a manner adverse to the holders and, PROVIDED, FURTHER, that no such modification may, without the consent of each Holder affected thereby: (a) change the Stated Maturity on any Note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption at the option of the Company thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at the option of the Company, on or after the Redemption Date), or reduce the Change of Control Purchase Price or the Asset Sale Offer Price or alter the provisions (including the defined terms used therein) regarding the right of the Company to redeem the Notes in a manner adverse to the Holders, or (b) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture, or
(c) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

    In connection with any amendment, supplement or waiver under the Indenture, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

NO PERSONAL LIABILITY OF MEMBERS, PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

    The Indenture provides that no direct or indirect holder of Equity Interests, member, management committee member, partner, employee, officer or director, as such, past, present or future of the Company, the Guarantors or any successor entity shall have any personal liability in respect of the obligations of the Company or the Guarantors under the Indenture or the Notes solely by reason of his or its status as such stockholder, member, partner, employee, officer or director.

GOVERNING LAW

    The Indenture provides that it, the Notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflict of law to the extent that the application of the law of another jurisdiction would be required thereby.

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THE TRUSTEE

    The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

    The Indenture and the provisions of the Trust Indenture Act contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; PROVIDED, that if the Trustee acquires any conflicting interest as described in the Trust Indenture Act, it must eliminate such conflict or resign.

CERTAIN DEFINITIONS

    Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

    "ACQUIRED INDEBTEDNESS" means Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Restricted Subsidiaries or is assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person.

    "ACQUISITION" means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person or any division or line of business of such Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

    "ACQUISITION TRANSACTIONS" means the Acquisition of National Law Publishing Company, Inc. by the Company, including the related financing transactions.

    "ADJUSTED CONSOLIDATED NET INCOME" means, with respect to any Person, for any Period, the Consolidated Net Income of such Person for such Period plus any non-cash charges for such Period relating to the amortization of goodwill or other intangibles or any other purchase accounting adjustment resulting from any acquisition.

    "AFFILIATE" means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that with respect to ownership interest in the Company and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to constitute control.

    "BENEFICIAL OWNER" or "BENEFICIAL OWNER" for purposes of the definitions of "Change of Control" and "Affiliate" has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares or other Equity Interests that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

    "BOARD OF DIRECTORS" means, with respect to any Person, the board of directors (or, in the case of a partnership, limited liability company or similar entity, the management committee or other body exercising substantially similar functions) of such Person or any committee of the Board of Directors of

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such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

    "BUSINESS DAY" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

    "CAPITAL STOCK" means (a) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (b) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

    "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CASH EQUIVALENTS" means (i) marketable direct obligations issued or unconditionally guaranteed by the U.S. Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having at least the second highest rating obtainable from either Standard & Poor's Rating Group ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having at least the second highest rating obtainable from either S&P or Moody's;
(iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having at the date of acquisition combined capital and surplus of not less than $500.0 million; (v) shares of any money market mutual fund that (a) has its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $500.0 million and (c) has at least the second highest rating obtainable from either S&P or Moody's; and (vi) repurchase agreements with respect to, and which are fully secured by a perfected security interest in, obligations of a type described in clause (i) or clause (ii) above and are with any commercial bank described in clause (iv) above.

    "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the Adjusted Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (a) consolidated income tax expense, (b) consolidated depreciation and amortization expense, PROVIDED that consolidated depreciation and amortization of a Subsidiary that is a less than wholly owned subsidiary shall only be added to the extent of the equity interest of the Company in such Subsidiary, (c) Consolidated Fixed Charges, and (d) all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) less, to the extent included in the calculation of Consolidated Net Income, the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated EBITDA for such period or any prior

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period, PROVIDED that with respect to the Company each of the foregoing items shall be determined on a consolidated basis with respect to the Company and its Restricted Subsidiaries only.

    "CONSOLIDATED FIXED CHARGES" of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness, (ii) the interest portion of all deferred payment obligations, and (iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptances and letters of credit financings and currency and Interest Swap or Hedging Obligations, in each case to the extent attributable to such period, and
(b) the amount of dividends accrued or payable (or guaranteed) by such person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person's wholly owned subsidiaries). For purposes of this definition, (a) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (b) interest expense attributable to any Indebtedness represented by the guarantee by such Person or a Subsidiary of such Person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

    "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains (but not losses) which are either extraordinary (as determined in accordance with GAAP) or are nonrecurring (including any gain from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),
(b) the net income, if positive, of any Person, other than a Restricted Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Restricted Subsidiary of such Person during such period, but in any case not in excess of such Person's PRO RATA share of such Person's net income for such period, (c) the net income or loss of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition, and (d) the net income, if positive, of any of such Person's Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

    "CONSOLIDATED NET WORTH" of any Person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its Consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity), (a) the amount of any such stockholders' equity attributable to Disqualified Equity Interests or treasury stock of such Person and its Consolidated Subsidiaries, (b) all upward revaluations and other write-ups in the book value of any asset of such person or a Consolidated Subsidiary of such Person subsequent to the Issue Date, and (c) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.

    "CONSOLIDATED SUBSIDIARY" means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

    "CREDIT AGREEMENT" means an agreement by and among the Company (which term, for purposes of this definition only, shall also include any of the Company's affiliates that shall be a party thereto) and the lenders, arrangers and syndication agents from time to time party thereto providing for a senior revolving

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credit facility or similar facility, as such Credit Agreement and/or related documents may be amended, restated, supplemented, renewed, replaced, refinanced, restructured or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, PROVIDED that any such Credit Agreement may be secured. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any such Credit Agreement and all refundings, refinancings and replacements thereof, including any agreement (a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder, so long as borrowers and guarantors include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (d) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

    "DETERMINED FAIR MARKET VALUE" shall mean Fair Market Value as determined by the Board of Directors, except that with respect to the evaluation of any Person, business, property, asset or transaction, or series or group thereof, involving more than $5.0 million, Determined Fair Market Value shall be determined by a Third-Party Evaluator.

    "DISQUALIFIED EQUITY INTERESTS" means (a) except as set forth in (b), with respect to any Person, Equity Interests of such Person that, by its terms, or by the terms of any agreement or Instrument pursuant to which such Equity Interests are issued, or by the terms of any security into which such Equity Interest is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such Person or any of its Restricted Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes and (b) with respect to any Restricted Subsidiary of such Person (including with respect to any Restricted Subsidiary of the Company), any Equity Interests other than any common equity with no preference, privileges, or redemption or repayment provisions.

    "EQUITY INTEREST" of any Person means any shares, interests, participations or other equivalents (however designated) in such Person's equity, and shall in any event include any Capital Stock issued by, or partnership or membership interests in, such Person.

    "EXEMPTED AFFILIATE TRANSACTION" means (a) transactions with any officer, director, partner or managing member in his or her capacity as such, entered into in the ordinary course of business, including without limitation customary employee, director or manager compensation or indemnification arrangements approved by the Board of Directors of the Company, (b) Permitted Investments and transactions otherwise permitted under the terms of the "Limitation on Restricted Payments" covenant discussed above, and (c) transactions solely between the Company and any of its Restricted Subsidiaries or solely among Restricted Subsidiaries of the Company.

    "FAIR MARKET VALUE" means, with respect to any Person, business, asset, property or transaction, the price that could be negotiated in an arm's length, free market transaction, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

    "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

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
    "INDEBTEDNESS" of any Person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such person in accordance with GAAP, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors; (b) all liabilities and obligations, contingent or otherwise, of such Person (i) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (ii) relating to any Capitalized Lease Obligation, or (iii) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit other than trade letters of credit, to the extent not issued pursuant to the Credit Agreement or any Refinancing Indebtedness in respect thereof, but only to the extent such letters of credit are drawn upon and not paid or reimbursed by the Company within 30 days of incurrence; (c) all net obligations of such Person under Interest Swap or Hedging Obligations; (d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or that is otherwise its legal liability or which are secured by any assets or property of such person and all obligations to purchase, redeem or acquire any Equity Interests; (e) any and all refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to (in any such case, which increases the principal amount of Indebtedness thereunder or the assets covered by any associated Lien), any liability of the kind described in any of the preceding clauses (a), (b), (c) or
(d), or this clause (e), whether or not between or among the same parties; and
(f) all Disqualified Equity Interests of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends) but only to the extent such obligations arise on or prior to the Stated Maturity of the Notes. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Equity Interests which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Equity Interests, such Fair Market Value to be determined in good faith by the Board of Directors (or managing general partner) of the issuer of such Disqualified Equity Interests.

    "INTEREST SWAP OR HEDGING OBLIGATION" means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

    "INVESTMENT" by any Person in any other Person means (without duplication)
(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership, membership or other ownership interests or other securities, including any options or warrants, of such other Person or any agreement to make any such acquisition; (b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable, trade credit, endorsements for collection or deposits arising in the ordinary course of business); (c) other than guarantees of Indebtedness to the extent permitted by the "Limitation on Incurrence of Additional Indebtedness" covenant, the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other

                                       96
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Person; (d) the making of any capital contribution by such person to such other
Person; and (e) the designation by the Board of Directors of the Company of any Person (including without limitation a Restricted Subsidiary) to be an Unrestricted Subsidiary. The Company shall be deemed to make an Investment in an amount equal to the Determined Fair Market Value of the net assets of any Restricted Subsidiary (or, if neither the Company nor any of its Restricted Subsidiaries has theretofore made an Investment in such Subsidiary, in an amount equal to the Investments being made), at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from the Company or a Restricted Subsidiary of the Company shall be deemed an Investment valued at its Determined Fair Market Value at the time of such transfer.

    "ISSUE DATE" means the date of first issuance of the Notes under the Indenture.

    "LIEN" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

    "NET CASH PROCEEDS" means the aggregate amount of cash or Cash Equivalents received by the Company in the case of a sale of Qualified Equity Interests and by the Company and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Equity Interests upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of the Company that were issued for cash on or after the Issue Date, the amount of cash originally received by the Company upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Equity Interests, and, in the case of an Asset Sale only, less (i) the amount (estimated reasonably and in good faith by the Company) of income, franchise, sales and other applicable taxes required to be paid by the Company or any of its respective Subsidiaries in connection with such Asset Sale and (ii) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provide credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender; (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

    "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

    "PERMITTED INDEBTEDNESS" means any of the following:

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        (a) Indebtedness of the Company and its Restricted Subsidiaries, as
    applicable, evidenced by the Notes and the Guarantees and represented by the Indenture up to the amounts specified therein as of the date thereof;

        (b) Refinancing Indebtedness incurred by the Company or a Restricted Subsidiary, as applicable, with respect to any Indebtedness described in clause (a), (c), (f), (g) or (h) of this definition or incurred under the first paragraph of the covenant "Limitation on Incurrence of Additional Indebtedness," or which is Existing Indebtedness (after giving effect to the Transactions), PROVIDED that (i) any such Refinancing Indebtedness that is secured refinances only other Indebtedness that is similarly secured and (ii) such secured Refinancing Indebtedness, to the extent secured, is secured only by the assets that secured the Indebtedness so refinanced;

        (c) Indebtedness of the Company and its Restricted Subsidiaries solely in respect of bankers acceptances, letters of credit and performance or surety bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money of others), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in the Company's industry; PROVIDED, that the aggregate principal amount of such Indebtedness at any one time outstanding (including any Refinancing Indebtedness in respect thereof) shall not exceed $2.5 million;

        (d) Indebtedness of the Company to any Restricted Subsidiary, and Indebtedness of any Restricted Subsidiary to any other Restricted Subsidiary or to the Company; PROVIDED, that (i) in the case of Indebtedness of the Company, the Company's Obligations under such Indebtedness shall be unsecured and, whether or not expressly so stated in writing, shall be deemed to be subordinated in all respects to the Company's Obligations under the Notes and the Indenture and (ii) the date of any event that causes such Restricted Subsidiary no longer to be a Restricted Subsidiary shall be considered the Incurrence Date of the Obligations in respect of such Indebtedness;

        (e) Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, and Guarantees by the Company of any Indebtedness of any Restricted Subsidiary, in each case that is otherwise permitted to be incurred pursuant to the Indenture;

        (f) Purchase Money Indebtedness incurred by the Company and its Restricted Subsidiaries on or after the Issue Date, PROVIDED, that (i) the aggregate principal amount of such Indebtedness incurred on or after the Issue Date and outstanding at any time pursuant to this paragraph (f) (including any Refinancing Indebtedness with respect to such Indebtedness) shall not exceed $2.0 million, and (ii) in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with GAAP) to the Company or such Restricted Subsidiary, as applicable, of the property so purchased or leased;

        (g) provided that no Event of Default shall have occurred and be continuing, unsecured Indebtedness of the Company and its Restricted Subsidiaries (in addition to Indebtedness permitted by any other clause of this definition) in an aggregate principal amount outstanding at any time (including Refinancing Indebtedness in respect thereof) of up to $5.0 million (which, if such Indebtedness is incurred under a Credit Agreement, may be secured indebtedness);

        (h) Indebtedness of the Company and its Restricted Subsidiaries pursuant to any Credit Agreement up to an aggregate principal amount outstanding at any time (including any Refinancing Indebtedness with respect to such Indebtedness) of $40.0 million, minus the amount of any such Indebtedness
    (i) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (a)(ii)(B) of the first paragraph of the "Limitation on Sale of Assets and Subsidiary Stock" covenant, or (ii) assumed by a transferee in an Asset Sale;

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        (i) Indebtedness arising from agreements of the Company or a Restricted
    Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary; PROVIDED, HOWEVER, that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed 25% of the gross proceeds (with proceeds other than cash or Cash Equivalents being valued at the fair market value thereof by the Board of Directors of the Company at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition; and

        (j) Interest Swap or Hedging Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap or Hedging Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary; PROVIDED, HOWEVER, that such Interest Swap or Hedging Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap or Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap or Hedging Obligations relates.

    "PERMITTED INVESTMENT" means Investments in (a) any of the Notes; (b) Cash Equivalents; (c) intercompany indebtedness to the extent permitted under clause
(d) of the definition of "Permitted Indebtedness"; (d) any Investments in the Company or any Restricted Subsidiary by the Company or another Restricted Subsidiary, as applicable; (e) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company; (f) Investments in existence on the Issue Date; (g) loans and advances to employees of the Company or any of its Subsidiaries in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances; (h) stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding; (i) Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted under the terms of the Indenture to be received by the Company or its Restricted Subsidiaries in connection with an Asset Sale; (j) Interest Swap or Hedging Obligations to the extent permitted under the definition of "Permitted Indebtedness"; (k) any issuance of Equity Interests of the Company or any Restricted Subsidiary in exchange for Equity Interests, property or assets of another Person (l) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons; (m) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or licenses or leases of intellectual property, in any case, in the ordinary course of business; and (n) additional Investments in an aggregate amount not exceeding $1.0 million at any one time outstanding.

    "PERMITTED LIEN" means (a) Liens existing on the Issue Date; (b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with GAAP; (c) statutory liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business, PROVIDED that (i) the underlying obligations are not overdue for a period of more than 30 days or (ii) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiary, as the case may be, in accordance with GAAP; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

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(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or any of its Restricted Subsidiaries) or interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (f) Liens arising by operation of law in connection with judgments, but only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto; (g) pledges or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security legislation; (h) Liens securing the Notes; (i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into the Company or a Restricted Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, PROVIDED that such Liens were in existence prior to the date of such Acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets; (j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to clause (f) of the definition of "Permitted Indebtedness," PROVIDED, such Liens relate solely to the property which is subject to such Purchase Money Indebtedness; (k) leases or subleases granted to other persons in the ordinary course of business not materially interfering with the conduct of the business of the Company or any of its Restricted Subsidiaries or materially detracting from the value of the relative assets of the Company or any Restricted Subsidiary; (l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company or any of its Subsidiaries in the ordinary course of business; (m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the Notes in any material respect than the terms of the Liens securing such refinanced Indebtedness provided that the Indebtedness secured is not increased and the lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; (n) Liens arising under options or agreements to sell assets; (o) other Liens securing obligations incurred in the ordinary course of business, which obligations do not exceed $1.0 million in the aggregate at any one time outstanding; (p) Liens securing Interest Swap or Hedging Obligations; (q) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or any Wholly-owned Restricted Subsidiary; (r) Liens securing the Obligations under a Credit Agreement; and (s) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (r); PROVIDED, that any such extension, renewal or replacement shall not extend to any additional property or assets.

    "PERMITTED TRANSFEREE" means Holdings, U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P. or any of their respective Affiliates or successors. The term "Permitted Transferee" shall be deemed to include any other holder or holders of Equity Interests of the Company having ordinary voting power if Wasserstein Perella, or any Affiliate thereof, shall hold the irrevocable general proxy of each such holder in respect of the shares held by such Holder.

    "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

    "PREFERRED EQUITY INTEREST" of any Person means any Equity Interest of such Person that has preferential rights to any other Equity Interest of such Person with respect to dividends or redemptions or upon liquidation.

    "PUBLIC EQUITY OFFERING" means a public offering by the Company or Holdings of shares of its common stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Qualified Equity Interests; PROVIDED, HOWEVER, that in connection with any such Public Equity Offering by Holdings the net proceeds of such Public Equity Offering are contributed to the Company as equity.

    "PURCHASE MONEY INDEBTEDNESS" of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease

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Obligation, the lease) or construction of any real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of the Company, is directly related to a Related Business of the Company and which is incurred concurrently with such acquisition and is secured only by the assets so financed.

    "QUALIFIED EQUITY INTERESTS" means any Equity Interests of the Company that are not Disqualified Equity Interests.

    "QUALIFIED EXCHANGE" means any legal defeasance, redemption, retirement, repurchase or other acquisition of Equity Interests or Indebtedness of the Company issued on or after the Issue Date with the Net Cash Proceeds received by the Company from the substantially concurrent sale of Qualified Equity Interests or any exchange of Qualified Equity Interests for any Equity Interests or Indebtedness of the Company issued on or after the Issue Date.

    "REFINANCING INDEBTEDNESS" means Indebtedness (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness in a principal amount or having a liquidation preference not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or liquidation preference of the Indebtedness so refinanced (including premiums, if any, and fees in connection therewith) and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; PROVIDED, that (A) such Refinancing Indebtedness shall (I) not have a Weighted Average Life to Maturity shorter than that of the Indebtedness to be so refinanced at the time of such Refinancing and (II) in all respects, be no less subordinated or junior, if applicable, to the rights of Holders of the Notes than was the Indebtedness to be refinanced, (B) such Refinancing Indebtedness shall have no installment of principal (or mandatory redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness to be so refinanced which was scheduled to come due prior to the Stated Maturity, and
(C) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the Notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

    "RELATED BUSINESS" means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of the Company are reasonably related businesses.

    "RESTRICTED INVESTMENT" means, in one or a series of related transactions, any Investment, other than investments in Cash Equivalents and other Permitted Investments; PROVIDED, HOWEVER, that a merger of another Person with or into the Company or a Restricted Subsidiary otherwise permitted in accordance with the terms of the Indenture shall not be deemed to be a Restricted Investment so long as the surviving entity is the Company or a Wholly-Owned Restricted Subsidiary.

    "RESTRICTED PAYMENT" means, with respect to any Person, (a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent or Subsidiary of such Person, (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any Subsidiary or parent of such Person,
(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

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(d) any Restricted Investment by such Person; PROVIDED, HOWEVER, that the term
"Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Equity Interests of such issuer; (ii) any dividend, distribution or other payment to the Company or to any Restricted Subsidiary, by any Restricted Subsidiary; and (iii) dividends or distributions by a Restricted Subsidiary of the Company, provided that to the extent that a portion of such dividend or distribution is paid to a holder of Equity Interests of such Restricted Subsidiary other than the Company or a Restricted Subsidiary, such portion of such dividend or distribution is not greater than such holder's pro rata aggregate common equity interest in such Restricted Subsidiary.

    "RESTRICTED SUBSIDIARY" means a Subsidiary of the Company other than an Unrestricted Subsidiary.

    "SIGNIFICANT SUBSIDIARY" shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

    "STATED MATURITY," when used with respect to any Note, means December 15, 2007.

    "SUBORDINATED INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary that is expressly subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto to the Notes or such Guarantee, as applicable.

    "SUBSIDIARY," with respect to any Person, means (a) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (b) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or (c) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner and in which such Person, directly or indirectly, at the date of determination thereof has at least a majority ownership interest. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of the Company.

    "THIRD-PARTY EVALUATOR" shall mean an investment banking firm of national reputation that is not an Affiliate of the Company or a Subsidiary; provided, that, if the subject matter, type or scope of the evaluation is outside the scope of evaluation customarily done by investment banking firms, then such Third-Party Evaluator shall be an accounting firm or appraisal or valuation firm of national reputation that is not an Affiliate of, and is otherwise independent of, the Company and its Subsidiaries.

    "UNRESTRICTED SUBSIDIARY" means any Subsidiary of the Company that does not own any Capital Stock of, or own or hold any Lien on any property of, the Company or any other Restricted Subsidiary of the Company and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of the Company); PROVIDED, that such Subsidiary (a) shall not engage, to any substantial extent, in any line or lines of business activity other than a Related Business, (b) has no Indebtedness other than Non-Recourse Debt, (c) is a Person with respect to which neither the Company nor any of the Subsidiaries has any direct or indirect obligation to subscribe for additional Equity Interests or maintain or preserve such Person's financial condition or to cause such Person to achieve any specified level of operating results, and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

    "U.S. GOVERNMENT OBLIGATIONS" means direct noncallable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

    "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

    "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Equity Interests of which are owned by the Company or one or more Wholly-Owned Restricted Subsidiaries of the Company (other than directors' qualifying shares and nominal amounts required to be held by foreign nationals under applicable law).

BOOK-ENTRY; DELIVERY AND FORM

    The Exchange Notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Note"). The Global Note will be deposited upon issuance with the Trustee, as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant as described below. Notes sold to Institutional Accredited Investors may be represented by the Global Note or, if such an investor may not hold an interest in the Global Note, a certificated Note.

    Except as set forth below, the Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Note may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Notes for Certificated Notes."

    The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between the Direct Participants through electronic book-entry changes in accounts of the Direct Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect custodial relationship with a Direct Participant (collectively, the "Indirect Participants"). DTC may hold securities beneficially owned by other persons only through the Direct Participants or the Indirect Participants, and such person's ownership interest and transfer of ownership interest will be recorded on the records of the Direct Participants and the Indirect Participants, and not on the records maintained by DTC.

    DTC has also advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Note, DTC will credit the accounts of Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Note allocated by the Initial Purchasers to such Direct Participants and (ii) DTC will maintain records of the ownership interests of such Participants in the Global Note and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

    The laws of some states require that certain persons take physical delivery in definitive, certificated form of securities that they own. This may limit or curtail the ability to transfer beneficial interests in the

Global Note to such persons. Because DTC can act only on behalf of the Direct Participants, which in turn act on behalf of the Indirect Participants and others, the ability of a person having beneficial interests in the Global Note to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of such Notes, see "--Exchange of Book-Entry Notes for Certificated Notes."

    EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTE WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

    Under the terms of the Indenture, the Company and the Trustee will treat persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

    DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

    The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds.

    DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose account with DTC interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given such direction. However, if any of the events described under "--Exchange of Book-Entry Notes for Certificated Notes" occurs, DTC reserves the right to exchange the Global Note for Notes in certificated form and to distribute such Notes to its Direct Participants.

    The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

    Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in the Global Note among accountholders in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee nor any agent of the Company or the Trustee will have any responsibility for the performance by DTC or its respective participants, indirect participants or accountholders of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

    The Global Note is exchangeable for definitive Notes in registered certificated form if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depository for the Global Note and the Company thereupon fails to appoint a successor depository within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that they elect to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for the Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

    DTC has advised the Company that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more Direct Participants to whose account interests in the Global Note are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction.

    Neither the Company nor the Trustee will be liable for any delay by the holder of the Global Note or the DTC in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or the DTC for all purposes.

                       DESCRIPTION OF OTHER INDEBTEDNESS

REVOLVING CREDIT FACILITY

    The Company has entered into a $40.0 million, five-year senior secured revolving credit facility (the "Revolving Credit Facility") with a group of banks to be available for working capital and general corporate purposes, including acquisitions and capital expenditures.

    GUARANTEES; SECURITY. The Revolving Credit Facility is guaranteed by Holdings and by all existing and future subsidiaries of the Company. In addition, the Revolving Credit Facility is secured by a first priority security interest in substantially all of the properties and assets of the Company and its existing and future domestic subsidiaries, including a pledge of all of the stock of such subsidiaries, and a pledge by Holdings of all of the stock of the Company.

    INTEREST. The Revolving Credit Facility bears interest at a fluctuating rate determined by reference to (i) the Base Rate (as defined in the Revolving Credit Facility) plus a margin ranging from .25% to 1.5%, or (ii) the Eurodollar Rate (as defined in the Revolving Credit Facility) plus a margin ranging from 1.25% to 2.5%, as the case may be. The applicable margin is based on the Company's consolidated total leverage ratio.

    The Base Rate equals the higher of (a) the rate of interest publicly announced from time to time by Bank of America as its reference rate, or (b) the Federal funds rate plus .5%. The Eurodollar Rate is based on (i) the interest rate per annum at which deposits in U.S. Dollars are offered by Bank of America's applicable lending office to major banks in the offshore market in an aggregate principal amount approximately equal to the amount of the loan made to the Company, and (ii) the maximum reserve percentage in effect under regulations issued from time to time by the Federal Reserve Board.

    FEES. The Company is required to pay customary fees with respect to the Revolving Credit Facility, including an up-front arrangement fee, annual administrative agency fees, and commitment fees on the unused portion of the Revolving Credit Facility.

    COMMITMENT REDUCTIONS. The commitments of the lenders under the Revolving Credit Facility are required to be reduced to the extent of the proceeds of asset sales and certain financings.


    COVENANTS; EVENTS OF DEFAULT. The Revolving Credit Facility contains customary covenants commensurate with the size of the Revolving Credit Facility that restrict the ability of the Company to take certain actions. Such covenants restrict the ability of the Company to, among other things: (i) declare dividends or redeem or repurchase capital stock; (ii) incur liens and engage in sale and leaseback transactions; (iii) make loans and investments; (iv) incur indebtedness and contingent obligations; (v) make capital expenditures; (vi) engage in mergers, consolidations, acquisitions and asset sales; (vii) enter into transactions with affiliates; and (viii) make changes in their lines of business or accounting methods. In general, such covenants are subject to materiality concepts and baskets and other exceptions. The Company is also required to comply with certain financial covenants, including: (i) a maximum total leverage ratio; (ii) a minimum interest coverage ratio; and (iii) a minimum fixed charge coverage ratio. The Revolving Credit Facility also contains customary affirmative covenants and events of default, including a Change of Control, as defined therein. As of June 1, 1998 (the most recent practicable measurement date), the Company was in compliance with all applicable financial covenants referred to in the immediately preceding sentence.


DESCRIPTION OF THE DISCOUNT NOTES

    Concurrent with the Initial Offering, Holdings offered $35.0 million initial aggregate principal amount (accreting to approximately $63.3 million aggregate principal amount at maturity) of its 12 1/4% Senior Discount Notes due 2008.

    The Discount Notes were issued at a substantial discount to their principal amount at maturity. The issue price to investors per Discount Note was $553.14, which represents a yield to maturity on the Discount Notes of 12 1/4% per annum (computed on a semi-annual bond equivalent basis). A holder of Discount Notes will be required to include the accretion of the original issue discount as gross income for U.S. federal income tax purposes prior to the receipt of the cash payments to which such income is attributable.

    Interest on the Discount Notes will not accrue or be payable prior to December 15, 2002. Thereafter, interest on the Discount Notes will accrue on the principal amount at maturity at a rate of 12 1/4% per annum, and will be payable semiannually on each June 15 and December 15, commencing June 15, 2003.

    The Discount Notes will be senior unsecured general obligations of Holdings and will rank senior in right of payment to any subordinated indebtedness of Holdings. The Discount Notes will be effectively subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables, of subsidiaries of Holdings (including the Notes offered hereby).

    The Discount Notes will be redeemable at the option of Holdings, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth in the Discount Note indenture, together with accrued and unpaid interest thereon (and Liquidated Damages, if any) to the redemption date. The Discount Notes will also be subject to redemption, at any time or from time to time prior to December 15, 2002, at the option of Holdings, in whole or in part, at a redemption price equal to 100% of the Accreted Value thereof plus the applicable Make-Whole Premium plus accrued and unpaid interest thereon (and Liquidated Damages), if any, to but excluding the Redemption Date. In addition, Holdings, at its option, may redeem all, but not less than all, of the principal amount of the Discount Notes outstanding at any time on or prior to December 15, 2000 at a redemption price equal to 109.75% of the Accreted Value (as defined in the Discount Note indenture) thereof, out of the net proceeds of one or more Public Equity Offerings, PROVIDED, HOWEVER, that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

    Upon the occurrence of a Change of Control, each holder of the Discount Notes will be entitled to require Holdings to purchase such holder's Discount Notes at a purchase price equal to (i) 101% of the Accreted Value thereof, if the repurchase date is on or prior to December 15, 2002 or (ii) 101% of the principal amount at maturity thereof, together with accrued and unpaid interest thereon and Liquidated Damages, if any, to the repurchase date, if such date is after December 15, 2002.

    Holdings will be obligated in certain instances to make an offer to repurchase the Discount Notes at a purchase price equal to (i) 100% of the Accreted Value thereof, if the repurchase date is on or prior to December 15, 2002, or (ii) 100% of the principal amount at maturity thereof, together with accrued and unpaid interest thereon to the purchase date, with the net cash proceeds of certain asset sales, if such date is after December 15, 2002, and Liquidated Damages, if any.

    The Discount Note Indenture under which the Old Discount Notes were issued will contain certain covenants that, among other things, will limit (i) the incurrence of additional indebtedness by Holdings and its Restricted Subsidiaries (including the Company), (ii) the payment of dividends and other restricted payments by Holdings and its Restricted Subsidiaries, (iii) the creation of restrictions on distributions from Restricted Subsidiaries of Holdings, (iv) asset sales, (v) transactions with affiliates, (vi) the incurrence of liens and (vii) mergers and consolidations. These limitations are subject to a number of important exceptions.

    Pursuant to a registration rights agreement among Holdings and the Initial Purchasers, Holdings must use its reasonable best efforts to file within 120 days, and cause to become effective within 180 days, of the date of issuance of the Discount Notes an Exchange Offer Registration Statement (as defined in such agreement) with respect to an offer to exchange the Old Discount Notes for notes of Holdings with terms substantially identical to the Old Discount Notes.

    The net proceeds from the sale of the Old Discount Notes was used to make a capital contribution to the Company.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The following discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice. There can be no assurance that the Internal Revenue Service (the "Service") will not take a contrary view, and no ruling from the Service has been or will be sought. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conditions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to holders. Certain holders (including insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) may be subject to special rules not discussed below. The Company recommends that each holder consult such holder's own tax advisor as to the particular tax consequences of exchanging such holder's Old Notes for Exchange Notes, including the applicability and effect of any state, local or foreign tax laws.

    The Company believes that the exchange of Old Notes for Exchange Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Exchange Notes will not be considered to differ materially in kind or extent from the Old Notes. Rather, the Exchange Notes received by a holder will be treated as a continuation of the Old Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Old Notes for Exchange Notes pursuant to the Exchange Offer.

                              PLAN OF DISTRIBUTION


    Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with the resale of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, they will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any such resale. In addition, until September 15, 1998 (90 days after the date of the Prospectus), all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.


    The Company will not receive any proceeds from any sales of the Exchange Notes by Participating Broker Dealers. Exchange Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells the Exchange Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

    The validity of the Exchange Notes offered hereby will be passed upon for the Company and the Guarantors by Jones, Day, Reavis & Pogue, New York, New York.

                                    EXPERTS

    Old ALM's consolidated balance sheets as of December 31, 1995 and 1996 and its respective statements of operations and cash flows for the years then ended, Old ALM's consolidated balance sheet as of July 31, 1997 and its respective statements of operations and cash flows for the seven months then ended, the Company's consolidated balance sheet as of December 31, 1997, and its respective statements of operations and cash flows for the five months then ended and NLP's consolidated balance sheet as of December 21, 1997 and the related statements of operations and cash flows for the period from January 1, 1997 through December 21, 1997, included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

    NLP's consolidated balance sheets as of December 31, 1995 and 1996, and its statements of operations and cash flows for each of the years then ended, included in this Prospectus, have been audited by Leslie Sufrin and Company, P.C., independent certified public accountants, as stated in their report herein.

                         INDEX TO FINANCIAL STATEMENTS


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CONSOLIDATED FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA, INC.
Unaudited Consolidated Balance Sheet as of March 31, 1998 of American Lawyer Media, Inc..................        F-3
Unaudited Consolidated Statement of Operations for the Three Months Ended March 31, 1998 of American
  Lawyer Media, Inc......................................................................................        F-4
Unaudited Consolidated Statement of Changes in Stockholders' Equity for the Three Months Ended March 31,
  1998 of American Lawyer Media, Inc.....................................................................        F-5
Unaudited Consolidated Statement of Cash Flows for the Three Months Ended March 31, 1998 of American
  Lawyer Media, Inc......................................................................................        F-6
Notes to Unaudited Consolidated Financial Statements March 31, 1998 of American Lawyer Media, Inc........        F-7
Independent Auditor's Report of the Financial Statements as of and for the Five Months Ended December 31,
  1997 of American Lawyer Media, Inc.....................................................................       F-12
Consolidated Balance Sheet as of December 31, 1997 of American Lawyer Media, Inc.........................       F-13
Consolidated Statement of Operations for the Five Months Ended December 31, 1997 of American Lawyer
  Media, Inc.............................................................................................       F-14
Consolidated Statement of Changes in Stockholder's Equity for the Five Months Ended December 31, 1997 of
  American Lawyer Media, Inc.............................................................................       F-15
Consolidated Statement of Cash Flows for the Five Months Ended December 31, 1997 of American Lawyer
  Media, Inc.............................................................................................       F-16
Notes to the Consolidated Financial Statements as of December 31, 1997 of American Lawyer Media, Inc.....       F-17

FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA, L.P. (OLD ALM)
Independent Auditor's Report of the Financial Statements as of and for the Seven Months Ended July 31,
  1997 of American Lawyer Media, L.P.....................................................................       F-27
Balance Sheet as of July 31, 1997 of American Lawyer Media, L.P..........................................       F-28
Statement of Operations for the Seven Months Ended July 31, 1997 of American Lawyer Media, L.P...........       F-29
Statement of Changes in Partners' Capital and Accumulated Deficit for the Seven Months Ended July 31,
  1997 of American Lawyer Media, L.P.....................................................................       F-30
Statement of Cash Flows for the Seven Months Ended July 31, 1997 of American Lawyer Media, L.P...........       F-31
Notes to the Financial Statements as of July 31, 1997 of American Lawyer Media, L.P......................       F-32
Unaudited Balance Sheet as of March 31, 1997 of American Lawyer Media, L.P...............................       F-37
Unaudited Statement of Operations for the Three Months Ended March 31, 1997 of American Lawyer Media,
  L.P....................................................................................................       F-38
Unaudited Statement of Changes in Partners' Capital and Accumulated Deficit for the Three Months Ended
  March 31, 1997 of American Lawyer Media, L.P...........................................................       F-39
Unaudited Statement of Cash Flows for the Three Months Ended March 31, 1997 of American Lawyer Media,
  L.P....................................................................................................       F-40
Notes to Unaudited Financial Statements as of March 31, 1997 of American Lawyer Media, L.P...............       F-41

FINANCIAL STATEMENTS OF AMERICAN LAWYER MEDIA, L.P. (OLD ALM)
Independent Auditor's Report of the Financial Statements as of and for the Years Ended December 31, 1996
  and 1995 of American Lawyer Media, L.P.................................................................       F-44
Balance Sheets as of December 31, 1996 and 1995 of American Lawyer Media, L.P............................       F-45


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
Statements of Operations for the Years Ended December 31, 1996 and 1995 of American Lawyer Media, L.P....       F-46
Statements of Changes in Partners' Capital and Accumulated Deficit for the Years Ended December 31, 1996
  and 1995 of American Lawyer Media, L.P.................................................................       F-47
Statements of Cash Flows for the Years Ended December 31, 1996 and 1995 of American Lawyer Media, L.P....       F-48
Notes to the Financial Statements as of December 31, 1996 and 1995 of American Lawyer Media, L.P.........       F-49

CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL LAW PUBLISHING COMPANY, INC.
Independent Auditor's Report of the Consolidated Financial Statements as of and for the Period from
  January 1, 1997 through December 21, 1997 of National Law Publishing Company, Inc......................       F-54
Consolidated Balance Sheet as of December 21, 1997 of National Law Publishing Company, Inc...............       F-55
Consolidated Statement of Operations for the Period from January 1, 1997 through December 21, 1997 of
  National Law Publishing Company, Inc...................................................................       F-56
Consolidated Statement of Stockholders' Equity for the Period from January 1, 1997 through December 21,
  1997 of National Law Publishing Company, Inc...........................................................       F-57
Consolidated Statement of Cash Flows for the Period from January 1, 1997 through December 21, 1997 of
  National Law Publishing Company, Inc...................................................................       F-58
Notes to the Consolidated Financial Statements as of December 21, 1997 of National Law Publishing
  Company, Inc...........................................................................................       F-59
Unaudited Consolidated Balance Sheet as of March 31, 1997 of National Law Publishing Company, Inc........       F-67
Unaudited Consolidated Statement of Operations for the Three Months Ended March 31, 1997 of National Law
  Publishing Company, Inc................................................................................       F-68
Unaudited Consolidated Statement of Stockholder's Equity for the Three Months Ended March 31, 1997 of
  National Law Publishing Company, Inc...................................................................       F-69
Unaudited Consolidated Statement of Cash Flows for the Three Months Ended March 31, 1997 of National Law
  Publishing Company, Inc................................................................................       F-70
Notes to Unaudited Consolidated Financial Statements as of March 31, 1997 of National Law Publishing
  Company, Inc...........................................................................................       F-71

CONSOLIDATED FINANCIAL STATEMENTS OF NATIONAL LAW PUBLISHING COMPANY, INC.
Independent Auditor's Report of the Consolidated Financial Statements as of and for the Years Ended
  December 31, 1996 and 1995 of National Law Publishing Company, Inc.....................................       F-74
Consolidated Balance Sheets as of December 31, 1996 and 1995 of National Law Publishing Company, Inc.....       F-75
Consolidated Statements of Operations for the Years Ended December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-76
Consolidated Statements of Stockholders' Equity (Deficiency) for the Years Ended December 31, 1996 and
  1995 of National Law Publishing Company, Inc...........................................................       F-77
Consolidated Statements of Cash Flows for Years Ended December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-78
Notes to the Consolidated Financial Statements as of December 31, 1996 and 1995 of National Law
  Publishing Company, Inc................................................................................       F-79

                          AMERICAN LAWYER MEDIA, INC.

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1998

                     (IN THOUSANDS; EXCEPT PER SHARE DATA)

                                                                                                        MARCH 31,
                                                                                                           1998
                                                                                                        ----------
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................................  $    3,367
  Accounts receivable, net of allowance for doubtful accounts and returns of $3,231...................      11,275
  Inventories, net....................................................................................       1,324
  Other current assets................................................................................       3,363
                                                                                                        ----------
    Total current assets..............................................................................      19,329
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of $1,095.............       5,358
INTANGIBLE ASSETS, net of accumulated amortization of $4,608..........................................     160,552
GOODWILL, net of accumulated amortization of $3,228...................................................     168,155
DEFERRED FINANCING COSTS net of accumulated amortization of $184......................................       6,600
DEFERRED INCOME TAXES.................................................................................       2,878
OTHER ASSETS..........................................................................................         188
                                                                                                        ----------
    Total assets......................................................................................  $  363,060
                                                                                                        ----------
                                                                                                        ----------
                                 LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................................................................  $    2,690
  Accrued expenses....................................................................................      11,191
  Accrued interest payable............................................................................       4,740
  Deferred income (including deferred subscription income of $16,680).................................      18,821
                                                                                                        ----------
    Total current liabilities.........................................................................      37,442
                                                                                                        ----------
SENIOR NOTES..........................................................................................     175,000
                                                                                                        ----------
DEFERRED INCOME TAXES.................................................................................      50,522
                                                                                                        ----------
OTHER NONCURRENT LIABILITIES..........................................................................       3,227
                                                                                                        ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY
  Common stock--$.01 par value; 1,000 shares authorized; 100 issued and outstanding...................      --
  Paid-in-capital.....................................................................................     108,775
  Accumulated deficit.................................................................................     (11,906)
                                                                                                        ----------
    Total stockholder's equity........................................................................      96,869
                                                                                                        ----------
    Total liabilities and stockholder's equity........................................................  $  363,060
                                                                                                        ----------
                                                                                                        ----------

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                          AMERICAN LAWYER MEDIA, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                                                           1998
                                                                                                         ---------
NET REVENUES:
  Periodicals
    Advertising........................................................................................  $  14,954
    Subscription.......................................................................................      5,140
  Ancillary Products and Services......................................................................      5,628
  Internet Services....................................................................................        654
                                                                                                         ---------
      Total net revenues...............................................................................     26,376
                                                                                                         ---------
OPERATING EXPENSES:
  Editorial............................................................................................      3,361
  Production and Distribution..........................................................................      5,472
  Selling..............................................................................................      4,250
  General and Administrative...........................................................................      7,101
  Internet Services....................................................................................      1,110
  Depreciation and Amortization........................................................................      5,946
                                                                                                         ---------
      Total operating expenses.........................................................................     27,240
                                                                                                         ---------
      Operating loss...................................................................................       (864)
INTEREST EXPENSE, net..................................................................................     (4,382)
                                                                                                         ---------
      Loss before income taxes.........................................................................     (5,246)
BENEFIT FOR INCOME TAXES...............................................................................        937
                                                                                                         ---------
      Net Loss.........................................................................................  $  (4,309)
                                                                                                         ---------
                                                                                                         ---------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                 COMMON STOCK        ADDITIONAL
                                                           ------------------------   PAID-IN
                                                             SHARES      PAR VALUE    CAPITAL     NET LOSS     TOTAL
                                                           -----------  -----------  ----------  ----------  ----------
BALANCE AT DECEMBER 31, 1997.............................         100    $      --   $  108,775  $   (7,597) $  101,178
  Net loss...............................................          --           --           --      (4,309)     (4,309)
                                                                -----        -----   ----------  ----------  ----------
BALANCE AT MARCH 31, 1998................................         100    $      --   $  108,775  $  (11,906) $   96,869
                                                                -----        -----   ----------  ----------  ----------
                                                                -----        -----   ----------  ----------  ----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                 (IN THOUSANDS)

                                                                                                           1998
                                                                                                        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................................................................  $   (4,309)
  Adjustments to reconcile net loss to net cash provided by operating activities-
    Depreciation and amortization.....................................................................       5,946
    Decrease (increase) in-
      Accounts receivable, net........................................................................       1,285
      Inventories.....................................................................................         158
      Other current assets............................................................................         (97)
      Deferred financing costs........................................................................        (348)
      Other assets....................................................................................          26
    Increase (decrease) in-
      Accounts payable................................................................................        (776)
      Accrued expenses................................................................................      (1,076)
      Accrued interest payable........................................................................       4,266
      Deferred income.................................................................................       1,649
      Other noncurrent liabilities....................................................................      (1,130)
                                                                                                        ----------
        Total adjustments.............................................................................       9,903
                                                                                                        ----------
        Net cash provided by operating activities.....................................................       5,594
                                                                                                        ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures................................................................................        (189)
  Purchase of business:
      Cost in excess of net assets of company acquired................................................     (11,262)
      Acquisition related costs and expenses..........................................................         262
                                                                                                        ----------
        Net cash used in investing activities.........................................................     (11,189)
                                                                                                        ----------
        Net decrease in cash and cash equivalents.....................................................      (5,595)

CASH AND CASH EQUIVALENTS, beginning of period........................................................       8,962
                                                                                                        ----------
CASH AND CASH EQUIVALENTS, end of period..............................................................  $    3,367
                                                                                                        ----------
                                                                                                        ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for -
      Income taxes....................................................................................  $      234
                                                                                                        ----------
      Interest........................................................................................  $        3
                                                                                                        ----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1998

1. ACQUISITIONS

    Pursuant to an Asset Purchase Agreement dated as of March 3, 1998, among Corporate Presentations, Inc., its sole stockholder and LegalTech, LLC, a wholly-owned indirect subsidiary of American Lawyer Media, Inc., LegalTech, LLC agreed to purchase substantially all of the assets and assume certain of the liabilities of Corporate Presentations, Inc. for approximately $10,800,000 (the "LegalTech Acquisition"). Corporate Presentations, Inc. is a producer of tradeshows and conferences for the legal community. For advisory services rendered to the Company (as defined below) in connection with the LegalTech Acquisition, the Company paid WPMP (as defined below), an affiliate of American Lawyer Media Holdings, Inc. ("Holdings"), a fee of 1% of the purchase price of the LegalTech Acquisition.

    The LegalTech Acquisition has been accounted for under the purchase method and the results of operations of the acquired business have been included in the financial statements since the date of acquisition (March 3, 1998). The excess of the purchase price over net assets acquired was allocated to goodwill. In the accompanying consolidated statement of operations, the excess of purchase price over net assets acquired is being amortized over fifteen years.

    The following unaudited pro forma information presents a summary of consolidated results of operations of the Company as if the LegalTech Acquisition had occurred on January 1, 1998 (in thousands):

                                                                                FOR THE THREE
                                                                                 MONTHS ENDED
                                                                                MARCH 31, 1998
                                                                                --------------
Net revenues..................................................................    $   26,707
Net loss......................................................................        (4,547)
                                                                                     -------

    These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on January 1, 1998, or of future results of operations of the consolidated entities.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of American Lawyer Media, Inc. and its wholly-owned subsidiaries, ALM, LLC, Counsel Connect, LLC, and National Law Publishing Company, Inc. ("NLP"), and the Company's 99% owned subsidiary, ALM IP, LLC, which, unless the context otherwise requires, are collectively referred to herein as the "Company". The accounts of NLP include its wholly-owned subsidiary NLP IP Company. Intercompany transactions and balances have been eliminated in consolidation.

    The unaudited consolidated financial statements for the three months ended March 31, 1998 have been prepared in accordance with the instructions to Form 10-Q and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for such periods. They do not, however, include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.

                          AMERICAN LAWYER MEDIA, INC.

                                 MARCH 31, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    For further information, reference is made to the consolidated financial statements for the fiscal year ended December 31, 1997 and the footnotes related thereto included in the Company's 1997 Annual Report on Form 10-K from which the December 31, 1997 balances presented herein have been derived. The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results of operations for the full year.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, for which the Company believes it has adequately provided.

REVENUE RECOGNITION

    Periodical advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications.

    Periodical subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books, seminar and conference income, income from a daily fax service of court decisions and income from electronic products. Printing revenue is recorded upon shipment. Book and directory revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held. Daily fax service revenue is recognized upon fulfillment of orders. Income from electronic products is recognized monthly as the service is provided.

    Internet Service revenues consist primarily of revenues from subscriptions and advertising. Internet subscription income is recognized on a pro-rata basis over the life of a subscription, generally one year. Internet advertising revenues are recognized upon the release of an advertisement on the website.

                          AMERICAN LAWYER MEDIA, INC.

                                 MARCH 31, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of $2,360,100 and $1,772,000 are included in accounts receivable in the accompanying consolidated March 31, 1998 and December 31, 1997 balance sheets, respectively.

ADVERTISING AND PROMOTION COSTS

    Advertising and promotion expenditures, which totaled approximately $1,314,200 for the three months ended March 31, 1998, are expensed as the related advertisements or campaigns are released.

CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper and related binding materials utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost, with the exception of fixed assets acquired as part of the acquisition on August 27, 1997, effective as of August 1, 1997, of substantially all of the publishing-related assets and assumption of certain of the liabilities of American Lawyer Media, L.P. by the Company (the "ALM Acquisition") and the acquisition on December 22, 1997 of all of the issued and outstanding capital stock of NLP (the "NLP Acquisition"), which are stated at approximate fair market value as of the date of the acquisitions. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated remaining useful lives of the assets acquired as part of the ALM Acquisition and the NLP Acquisition. Assets purchased after the ALM Acquisition and the NLP Acquisition are depreciated using the straight-line method over the following estimated useful lives:

Buildings.........................................................   25 years
Furniture, machinery and equipment................................  5-9 years
Computer equipment and software...................................  3-6 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life.

GOODWILL

    Goodwill represents the excess of purchase price over the fair value of net assets acquired. It is stated at cost less accumulated amortization and is amortized on a straight-line basis over a fifteen-year useful life. The Company periodically assesses the recoverability of goodwill by determining whether the

                          AMERICAN LAWYER MEDIA, INC.

                                 MARCH 31, 1998

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) amortization of goodwill over its estimated remaining life can be recovered through projected undiscounted future consolidated operating cash flows.

INTANGIBLE ASSETS

    Intangible assets represent advertiser commitments, trademarks, customer and subscriber lists and non-compete agreements. They are stated at cost less accumulated amortization and are amortized on a straight-line basis over a weighted average useful life of fifteen years.

INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting and the tax basis of the Company's assets and liabilities and principally consist of nondeductible goodwill and identified intangibles relating to NLP, accelerated depreciation, allowance for doubtful accounts, certain accrued liabilities not currently deductible for tax purposes and net operating loss carryforwards.

REPORTING COMPREHENSIVE INCOME

    Effective with fiscal years beginning after December 15, 1997, companies are required to adopt the Statement of Financial Accounting Standards (SFAS) No. 130 "Reporting Comprehensive Income." The Statement establishes standards for the reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Comprehensive income includes net income and other comprehensive income, which comprises certain specific items reported directly in stockholder's equity. Other comprehensive income comprises items such as unrealized gains and losses on debt and equity securities classified as available-for-sale securities, minimum pension liability adjustments, and foreign currency translation adjustments. Since the Company does not currently have any of these other comprehensive income items, the Company's comprehensive income equals its net income. Therefore, SFAS No. 130 has no impact on the way the Company reports or has reported its financial statements.

3. DEBT

    On December 22, 1997, the Company issued $175,000,000 of 9.75% senior notes ("Senior Notes") due December 15, 2007. The Senior Notes accrue interest at 9.75% which is payable in cash semi-annually on June 15 and December 15 (beginning June 15, 1998). The Senior Notes are fully and unconditionally guaranteed on a joint and several and senior unsecured basis by each of the Company's existing and future subsidiaries. The Senior Notes may be redeemed at any time by the Company, in whole or in part, at various redemption prices that include accrued and unpaid interest as well as any existing liquidating damages. The Senior Notes contain certain covenants that, among other things, limit the incurrence of additional indebtedness by the Company and its subsidiaries, the payment of dividends and other restricted payments by the Company and its subsidiaries, asset sales, transactions with affiliates, the incurrence of liens, and mergers and consolidations. Financing costs associated with this debt have been capitalized and are being amortized over the term of the Senior Notes. Amortization of deferred financing costs is recorded as interest expense in the accompanying consolidated statement of operations. Assuming there is no redemption of the Senior Notes prior to maturity, the entire principal will be payable on December 15, 2007.

                          AMERICAN LAWYER MEDIA, INC.

                                 MARCH 31, 1998

3. DEBT (CONTINUED)
    On March 25, 1998, Holdings and the Company (as the "Borrower") entered into a Credit Agreement with various banks that established a combined revolving loan commitment in the initial principal amount of $40,000,000 (the "Revolving Credit Facility"). Financing costs associated with the Revolving Credit Facility have been capitalized and are being amortized over the term of the agreement. The Revolving Credit Facility is guaranteed by Holdings and by all subsidiaries of the Company. In addition, the Revolving Credit Facility is secured by a first priority security interest in substantially all of the properties and assets of the Company and its domestic subsidiaries, including a pledge of the equity securities of such subsidiaries, and a pledge by Holdings of all of the stock of the Company. The Revolving Credit Facility bears interest at a fluctuating rate determined by reference to (i) the Base Rate (as defined in the Revolving Credit Facility) plus a margin ranging from .25% to 1.5%, or (ii) the Eurodollar Rate (as defined in the Revolving Credit Facility) plus a margin ranging from 1.25% to 2.5%, as the case may be. The applicable margin is based on the Company's consolidated total leverage ratio. The Base Rate equals the higher of (a) the rate of interest publicly announced from time to time by Bank of America as its reference rate, or (b) the Federal funds rate plus .5%. The Eurodollar Rate is based on (i) the interest rate per annum at which deposits in U.S. Dollars are offered by Bank of America's applicable lending office to major banks in the offshore market in an aggregate principal amount approximately equal to the amount of the loan made to the Company, and (ii) the maximum reserve percentage in effect under regulations issued from time to time by the Federal Reserve Board. The Company is also required to pay customary fees with respect to the Revolving Credit Facility, including an up-front arrangement fee, annual administrative agency fees, and commitment fees on the unused portion of the Revolving Credit Facility. The Revolving Credit Facility includes both affirmative and negative covenants that include meeting certain financial ratios. As of March 31, 1998, there was no debt outstanding under the Revolving Credit Facility.

4. SUBSEQUENT EVENTS

    On April 22, 1998, effective as of April 1, 1998, the Company consummated the acquisition of substantially all of the legal publishing-related assets and assumed certain liabilities of Legal Communications, Ltd ("LCL") for an aggregate purchase price of approximately $20 million. LCL is a publisher of regional legal publications. For advisory services rendered to the Company in connection with the LCL Acquisition, the Company paid WP Management Partners, LLC ("WPMP"), an affiliate of Holdings, a fee of 1% of the purchase price of the LCL Acquisition.

    On April 14, 1998, Holdings contributed an aggregate of $15,000,000 to the equity capital of the Company. The proceeds of the equity contribution are intended to be used to fund acquisitions and to provide capital for aggressive growth.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, Inc.:

    We have audited the accompanying consolidated balance sheet of American Lawyer Media, Inc. (a Delaware corporation) as of December 31, 1997 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the five months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the five months then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998

                          AMERICAN LAWYER MEDIA, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1997
                                 (IN THOUSANDS)

                                                                                                           1997
                                                                                                        ----------
                                                ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...........................................................................  $    8,962
  Accounts receivable, net of allowance for doubtful accounts and returns of $3,236...................      12,560
  Inventories, net....................................................................................       1,482
  Other current assets................................................................................       3,266
                                                                                                        ----------
      Total current assets............................................................................      26,270
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of $613...............       5,630
INTANGIBLE ASSETS, net of accumulated amortization of $1,855..........................................     163,305
GOODWILL, net of accumulated amortization of $498.....................................................     159,623
DEFERRED FINANCING COSTS..............................................................................       6,252
DEFERRED INCOME TAXES.................................................................................       2,934
OTHER ASSETS..........................................................................................         158
                                                                                                        ----------
      Total assets....................................................................................  $  364,172
                                                                                                        ----------
                                                                                                        ----------

                                       LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable....................................................................................  $    3,466
  Accrued expenses....................................................................................      12,478
  Deferred income (including deferred subscription income of $16,502).................................      17,172
                                                                                                        ----------
      Total current liabilities.......................................................................      33,116
                                                                                                        ----------
SENIOR NOTES..........................................................................................     175,000
                                                                                                        ----------
DEFERRED INCOME TAXES.................................................................................      51,515
                                                                                                        ----------
OTHER NONCURRENT LIABILITIES..........................................................................       3,363
                                                                                                        ----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDER'S EQUITY
  Common stock--$.01 par value; 1,000 shares authorized; 100 issued and outstanding...................      --
  Paid-in-capital.....................................................................................     108,775
  Accumulated deficit.................................................................................      (7,597)
                                                                                                        ----------
      Total stockholder's equity......................................................................     101,178
                                                                                                        ----------
      Total liabilities and stockholder's equity......................................................  $  364,172
                                                                                                        ----------
                                                                                                        ----------

The accompanying notes to consolidated financial statements are an integral part of this balance sheet.

                          AMERICAN LAWYER MEDIA, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)


                                                                                                           1997
                                                                                                        ----------
NET REVENUES:
  Periodicals
    Advertising.......................................................................................  $   13,410
    Subscription......................................................................................       5,260
  Ancillary Products and Services.....................................................................       4,142
  Internet Services...................................................................................       1,162
                                                                                                        ----------
      Total net revenues..............................................................................      23,974
                                                                                                        ----------
OPERATING EXPENSES:
  Editorial...........................................................................................       3,323
  Production and Distribution.........................................................................       5,766
  Selling.............................................................................................       3,656
  General and Administrative..........................................................................       7,145
  Internet Services...................................................................................       2,988
  Depreciation and Amortization.......................................................................       3,273
  Shutdown of Counsel Connect.........................................................................       3,000
                                                                                                        ----------
      Total operating expenses........................................................................      29,151
                                                                                                        ----------
      Operating loss..................................................................................      (5,177)
INTEREST EXPENSE, net.................................................................................      (2,420)
                                                                                                        ----------
      Loss before income taxes........................................................................      (7,597)
PROVISION FOR INCOME TAXES............................................................................      --
                                                                                                        ----------
      Net Loss........................................................................................  $   (7,597)
                                                                                                        ----------
                                                                                                        ----------


The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                  COMMON STOCK        ADDITIONAL
                                                            ------------------------   PAID-IN
                                                              SHARES      PAR VALUE    CAPITAL    NET LOSS      TOTAL
                                                            -----------  -----------  ----------  ---------  -----------
INCEPTION.................................................      --        $  --       $   --      $  --      $   --
  Issuance of common stock................................         100       --          108,775     --          108,775
  Net loss................................................      --           --           --         (7,597)      (7,597)
                                                                   ---   -----------  ----------  ---------  -----------
BALANCE AT DECEMBER 31, 1997..............................         100    $  --       $  108,775  $  (7,597) $  (101,178)
                                                                   ---   -----------  ----------  ---------  -----------
                                                                   ---   -----------  ----------  ---------  -----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997

                                 (IN THOUSANDS)

                                                                                                          1997
                                                                                                       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...........................................................................................  $    (7,597)
  Adjustments to reconcile net loss to net cash used in operating activities-
      Depreciation and amortization..................................................................        3,273
      Decrease (increase) in-
        Accounts receivable, net.....................................................................          515
        Inventories..................................................................................          (74)
        Other current assets.........................................................................         (487)
        Other assets.................................................................................           89
      Increase (decrease) in-
        Accounts payable.............................................................................        1,200
        Accrued expenses.............................................................................         (666)
        Deferred income..............................................................................         (466)
        Other noncurrent liabilities.................................................................        1,035
                                                                                                       -----------
          Total adjustments..........................................................................        4,419
                                                                                                       -----------
          Net cash used in operating activities......................................................       (3,178)
                                                                                                       -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures...............................................................................         (364)
  Purchase of businesses:
        Negative working capital, other than cash....................................................        9,229
        Plant, property and equipment................................................................       (8,058)
        Intangible assets............................................................................     (165,160)
        Deferred income taxes........................................................................       50,107
        Other noncurrent assets......................................................................         (595)
        Cost in excess of net assets of company acquired.............................................     (160,121)
        Acquisition related costs and expenses.......................................................        9,579
                                                                                                       -----------
          Net cash used in investing activities......................................................     (265,383)
                                                                                                       -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contribution...............................................................................      108,775
  Issuance of notes, net of fees and expenses of $6,252..............................................      168,748
  Assumption of affiliate note in connection with acquisition........................................       32,000
  Repayment of affiliate note........................................................................      (32,000)
  Note payable assumed in connection with acquisition................................................       31,500
  Repayment of note payable..........................................................................      (31,500)
                                                                                                       -----------
          Net cash provided by financing activities..................................................      277,523
                                                                                                       -----------
          Net increase in cash.......................................................................        8,962
CASH, at inception...................................................................................      --
CASH, end of period..................................................................................  $     8,962
                                                                                                       -----------
                                                                                                       -----------
SUPPLEMENTAL DISCLOSURES:
  Cash paid during the period
      Income taxes...................................................................................  $   --
                                                                                                       -----------
                                                                                                       -----------
      Interest.......................................................................................  $     1,954
                                                                                                       -----------
                                                                                                       -----------

The accompanying notes to consolidated financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1997

1. ORGANIZATION AND OPERATIONS

    American Lawyer Media, Inc. (the "Company") is a wholly owned subsidiary of American Lawyer Media Holdings, Inc. (formerly Cranberry Partners, LLC ("Cranberry")). Except with respect to the acquisitions and financing discussed below, the Company has no operating activities or operating assets and liabilities.

    Cranberry, a Delaware limited liability company, was formed on August 1, 1997. On August 27, 1997 (the "ALM Acquisition Closing"), Cranberry acquired substantially all of the assets and liabilities of American Lawyer Media, L.P. ("Old ALM") for $63,000,000. The acquisition was effective retroactively to July 31, 1997. As of the ALM Acquisition Closing, all of the membership interests of Cranberry were held by W.P. Management Partners, LLC on behalf of U.S. Equity Partners, L.P. and certain of its affiliates. Old ALM is a publisher of legal publications, which includes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and MIAMI DAILY BUSINESS REVIEW. In addition, Old ALM operates Counsel Connect, a membership-based online service exclusively for lawyers and legal professionals. The Company's operations are based in New York with regional offices in seven states and the District of Columbia.

    Prior to the ALM Acquisition Closing, Cranberry formed ALM Holdings, LLC, a Delaware limited liability company, and ALM Holdings, LLC formed two wholly owned subsidiaries, ALM, LLC (a New York limited liability company) and Counsel Connect, LLC (a Delaware limited liability company) and one 99% owned subsidiary (the remaining 1% of which was, as of the ALM Acquisition Closing, held by W.P. Management Partners, LLC on behalf of U.S. Equity Partners, L.P. and certain of its affiliates), ALM IP, LLC (a Delaware limited liability company). On the ALM Acquisition Closing, Cranberry transferred all of the non-intellectual property publishing assets and liabilities acquired from Old ALM to ALM, LLC, all the non-intellectual property Counsel Connect assets and liabilities acquired from Old ALM to Counsel Connect, LLC, and all of the intellectual property assets acquired from Old ALM to ALM IP, LLC.

    On November 26, 1997, Cranberry was merged with and into ALM Capital Corp. (a Delaware corporation), and ALM Capital Corp. was simultaneously renamed American Lawyer Media Holdings, Inc. ("Holdings"). Also on November 26, 1997, ALM Holdings, LLC was merged with and into ALM Capital Corp. II (a Delaware corporation), and ALM Capital Corp. II was simultaneously renamed American Lawyer Media, Inc.

    In December 1997, Holdings received capital contributions from its stockholders, Wasserstein & Co., Inc., U.S. Equity Partners, L.P. and U.S. Equity Partners (Offshore), L.P., totaling $75 million. On December 22, 1997, Holdings issued $35 million of 12.25% Senior Discount Notes in an offering under Rule 144A promulgated under the Securities Act of 1933, as amended (the "Act"). Simultaneously, Holdings contributed capital of $108.8 million to the Company. Also on December 22, 1997, the Company issued $175 million of 9.75% Senior Notes in an offering under Rule 144A promulgated under the Act. The Company used a portion of the capital and the proceeds from the Company's 144A offering to acquire all of the outstanding capital stock of National Law Publishing Company, Inc. (a Delaware corporation) ("Old NLP") for approximately $203 million (the "NLP Acquisition") through a wholly owned subsidiary, NLP Acquisition Co., Inc. (a New York corporation) ("Acquisition"). Old NLP was then, on December 22, 1997, merged with and into Acquisition with Acquisition surviving. Subsequent to the merger, Acquisition was renamed National Law Publishing Company, Inc. ("NLP"). At the closing of the NLP Acquisition, all intellectual property of NLP and its subsidiaries was transferred to NLP IP Company, a wholly owned subsidiary of NLP. Old NLP is a publisher of legal publications, which include NEW YORK LAW JOURNAL, THE

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

1. ORGANIZATION AND OPERATIONS (CONTINUED)
NATIONAL LAW JOURNAL and LAW TECHNOLOGY PRODUCT NEWS. In addition, Old NLP operates LAW JOURNAL EXTRA!, a membership-based internet service for lawyers and legal professionals, publishes legal text and provides seminars targeted at the U.S. legal community.

2. ACQUISITIONS

    The ALM Acquisition has been accounted for under the purchase method and the results of operations of the acquired publishing business have been included in the financial statements since the date of acquisition (August 1, 1997). The excess of the purchase price over net assets acquired is as follows (in thousands):

Total purchase price......................................             $  63,000
  Reimbursement from seller...............................                  (110)
                                                                       ---------
Adjusted purchase price...................................                62,890
  Historical net liabilities at July 31, 1997.............     29,342
  Elimination of historical intangible assets.............      5,545
  Assets and liabilities not assumed/acquired.............    (34,702)
  Adjustment to record fixed assets at fair value.........       (365)
  Writeoff of leasehold improvements......................        445
                                                            ---------
Net liabilities assumed...................................                   265
Adjustment for acquisition related costs and expenses.....                 4,546
                                                                       ---------
                                                                          67,701
Identified intangibles....................................               (59,770)
                                                                       ---------
Excess of purchase price over net assets acquired.........             $   7,931
                                                                       ---------
                                                                       ---------

    In the accompanying statement of operations, the excess of purchase price over net assets acquired are being amortized over fifteen years. As previously discussed, the identified intangibles were transferred to ALM IP, LLC and are being amortized on a straight-line basis over a weighted average useful life of fifteen years. ALM IP, LLC licenses the identified intangibles, ALM IP, LLC's only principal asset, to ALM, LLC and Counsel Connect, LLC at a market royalty rate.

    The NLP Acquisition has been accounted for under the purchase method and the results of operations of the acquired publishing business have been included in the financial statements since the date of acquisition (December 22, 1997). The excess of the purchase price over net assets acquired is as follows (in thousands):

Total purchase price....................................             $ 203,218
  Historical net assets at December 22, 1997............    (64,782)
  Elimination of historical intangible assets...........    122,351
  Elimination of historical debt........................    (59,500)
  Adjustment to record assets at fair value.............      1,153
                                                          ---------
Net assets acquired.....................................                  (778)
Provision of deferred income taxes principally related
  to identified intangibles.............................                50,107
Adjustment for acquisition related costs and expenses...                 5,033
                                                                     ---------
                                                                       257,580
Identified intangibles..................................              (105,390)
                                                                     ---------
Excess of purchase price over net assets acquired.......             $ 152,190
                                                                     ---------
                                                                     ---------

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

2. ACQUISITIONS (CONTINUED)
    In the accompanying statement of operations, the excess of purchase price over net assets acquired are being amortized over fifteen years. As previously discussed, the identified intangibles were transferred to NLP IP Company and are being amortized on a straight-line basis over a weighted average useful life of fifteen years. NLP IP Company licenses the identified intangibles, NLP IP Company's only principal asset, to the Company at a market royalty rate.

    The results of operations of NLP are included in the accompanying consolidated statement of operations for the period from December 22, 1997 to December 31, 1997. The following unaudited pro forma information presents a summary of consolidated results of operations of the Company as if the NLP Acquisition had occurred on August 1, 1997 (in thousands):

                                                                                 FOR THE FIVE
                                                                                 MONTHS ENDED
                                                                                 DECEMBER 31,
                                                                                     1997
                                                                                 -------------
Net revenues...................................................................    $  45,766
Net loss.......................................................................    $   6,960

    These unaudited pro forma results have been prepared for comparative purposes only and include certain adjustments, such as additional amortization expense as a result of goodwill and other intangible assets, and interest expense on acquisition debt. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on August 1, 1997, or of future results of operations of the consolidated entities.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company, its wholly-owned subsidiaries (ALM, LLC, Counsel Connect, LLC, and National Law Publishing Company, Inc.) and its 99% owned subsidiary, ALM IP, LLC. The accounts of National Law Publishing Company, Inc. include its wholly-owned subsidiary, NLP IP Company. Intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, the Company is

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) exposed to a certain level of credit concentration risk in this area, which the Company believes it has adequately provided for.

REVENUE RECOGNITION

    Periodical Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications.

    Periodical Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books, seminar and conference income, income from a daily fax service of court decisions and income from electronic products. Printing revenue is recorded upon shipment. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar and conference revenues are recognized when the seminar or conference is held. Daily fax service revenue is recognized upon fulfillment of orders. Income from electronic products is recognized monthly as the service is provided.

    Internet Service revenues consist primarily of revenues from subscriptions and advertising. Internet subscription income is recognized on a pro-rata basis over the life of a subscription, generally one year. Internet advertising revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of $1,772,000 are included in accounts receivable in the accompanying consolidated balance sheet.

ADVERTISING AND PROMOTION COSTS

    Advertising and promotion expenditures, which totaled approximately $778,500 for the year ended December 31, 1997, are expensed as the related advertisements or campaigns are released.

CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper and related binding materials utilized by the Company and it's outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost, with the exception of fixed assets acquired as part of the ALM and NLP Acquisitions, which are stated at approximate fair market value as of the date of the acquisitions. Significant improvements are capitalized, while expenditures for maintenance and repairs are

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated remaining useful lives of the assets acquired as part of the ALM and NLP Acquisitions. Assets purchased after the ALM and NLP Acquisitions are depreciated using the straight-line method over the following estimated useful lives:

Buildings.........................................................   25 years
Furniture, machinery and equipment................................  5-9 years
Computer equipment and software...................................  3-6 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life.

GOODWILL

    Goodwill represents the excess of purchase price over the fair value of net assets acquired. It is stated at cost less accumulated amortization and is amortized on a straight-line basis over a fifteen-year useful life. The Company periodically assesses the recoverability of goodwill by determining whether the amortization of goodwill over its estimated remaining life can be recovered through projected undiscounted future consolidated operating cash flows.

INTANGIBLE ASSETS

    Intangible assets represent advertiser commitments, trademarks, customer and subscriber lists and non-compete agreements. They are stated at cost less accumulated amortization and are amortized on a straight-line basis over a weighted average life of fifteen years.

ACCRUED EXPENSES

    Included in accrued expenses on the accompanying balance sheet is approximately $1,851,000 of fees and costs related to the acquisition of Old ALM and NLP.

4. SHUTDOWN OF COUNSEL CONNECT

    The Company has operated Counsel Connect, a major legal internet site, since 1993. Counsel Connect operated as a subscription based service offering users the opportunity to exchange legal information such as court opinions, insights about judges and legal opinions and special written work. The Company, through Counsel Connect, provided general internet access (as an "internet service provider") to its subscribers.


    Since its inception, Counsel Connect has incurred substantial operating losses. The Company has determined that it will cease to operate Counsel Connect and has begun the wind down of its operations. Staff reductions and curtailments of operating activities have already taken place commencing with the ALM Acquisition in August, 1997. In connection with the NLP Acquisition, the Company acquired LAW JOURNAL EXTRA!, a legal internet site. The Company is currently transferring certain Counsel Connect assets (e.g., tradename, customer lists) to a new combined service. The transfer will be substantially completed by July 1, 1998. Included in the Internet Services revenue and expense line items in the accompanying statement of operations are revenues and expenses of $1,122,000 and $2,945,000, respectively, related to Counsel Connect. The accompanying statement of operations includes a provision of $3,000,000 related to the shutdown of Counsel Connect to cover severance costs of $200,000, uncollectible receivables of $500,000, writedown of computer and network equipment of $2,000,000 and termination of

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

4. SHUTDOWN OF COUNSEL CONNECT (CONTINUED)

contracts related to network services which provided Internet access of $300,000. The provision is a preliminary estimate of the total costs associated with these items.


5. INCOME TAXES

    Deferred income taxes are provided for the temporary differences between the financial reporting and the tax basis of the Company's assets and liabilities and principally consist of nondeductible goodwill and identified intangibles relating to NLP, accelerated depreciation, allowance for doubtful accounts, certain accrued liabilities not currently deductible for tax purposes and net operating loss carryforwards.

    The reconciliation between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to loss before income taxes is as follows for the five months ended December 31, 1997:

Federal statutory income taxes.....................................  $  (2,582)
Permanent differences (principally goodwill and intangible
  amortization)....................................................        194
State and local income taxes.......................................       (456)
Other..............................................................       (126)
Valuation allowance................................................      2,970
                                                                     ---------
                                                                     $  --
                                                                     ---------
                                                                     ---------

    Upon the creation of American Lawyer Media, Inc. discussed in Note 1, the Company changed its tax status from an LLC to a C Corporation on November 26, 1997. As of that date, a net deferred tax asset of $1,224,000 was recorded relating to the Company's temporary differences. A valuation allowance of $1,224,000 was also recorded against this net deferred tax asset.

6. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at December 31 (in thousands):

                                                                                         1997
                                                                                       ---------
Land.................................................................................  $     207
Buildings and improvements...........................................................        790
Furniture, machinery, and equipment..................................................      2,739
Computer equipment and software......................................................      2,507
                                                                                       ---------
                                                                                           6,243
Accumulated depreciation and amortization............................................       (613)
                                                                                       ---------
  Net property, plant and equipment..................................................  $   5,630
                                                                                       ---------
                                                                                       ---------

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

7. INTANGIBLE ASSETS

    Intangible assets consisted of the following at December 31 (in thousands):


                                                                                 1997     USEFUL LIFE
                                                                              ----------  -----------
Advertiser commitments......................................................  $      880  6 months
Trademarks..................................................................      82,650  20 years
Customer and subscriber lists...............................................      69,670  5-17 years
Non-compete agreements......................................................      11,960  3 years
                                                                              ----------
                                                                                 165,160
Accumulated amortization....................................................      (1,855)
                                                                              ----------
  Net intangible assets.....................................................  $  163,305
                                                                              ----------
                                                                              ----------


8. RELATED PARTY TRANSACTIONS

    The Company and CourtRoom Television Network ("CourtTV"), an affiliate of Old ALM's general partner, share certain administrative resources and employees. In addition, the Company has advertising revenue from Court TV under an agreement made by the former owner of Old ALM. This agreement was terminated in October 1997. The cost associated with Court TV employees who devote a portion of their time to the Company's activities is charged to the Company based on an estimate of the time spent on such activities. These charges amounted to $99,191, while the revenue was $44,730 for the five months ended December 31, 1997. In addition, the Company has a receivable from CourtTV of $262,600 at December 31, 1997 reflected in accounts receivable on the accompanying balance sheet.

    Included in accrued expenses on the accompanying balance sheet is $45,000 due to Wasserstein and Co., Inc. for payment of certain costs related to the acquisition of Old ALM.

    Approximately $5,250,000 of financing costs related to the Senior Notes as defined in Note 11, were paid to Wasserstein Perella, an affiliate of the Company. In addition, approximately $4,150,000 of acquisition related fees and expenses were either paid or remain due to Wasserstein Perella.

    Included in other current assets on the accompanying balance sheet is a $550,000 net receivable to Holdings resulting from various intercompany transactions.

9. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $783,000 for the five months ended December 31, 1997. This amount includes the monthly rent payments for corporate headquarters discussed below.

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    At December 31, 1997, minimum rental commitments under noncancellable leases were as follows (in thousands):

                                                                    REAL
                                                                   ESTATE       OTHER       TOTAL
                                                                  ---------  -----------  ---------
1998............................................................  $   2,174   $      75   $   2,249
1999............................................................      2,162          64       2,226
2000............................................................      2,165          49       2,214
2001............................................................      1,958          38       1,996
2002 and thereafter.............................................     10,349           9      10,358
                                                                  ---------       -----   ---------
                                                                  $  18,808   $     235   $  19,043
                                                                  ---------       -----   ---------
                                                                  ---------       -----   ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense and rental income on a straight-line basis over the terms of the leases. Approximately $1,800,000, representing accrued pro rata future payments, net of receipts, is included in other noncurrent liabilities in the accompanying balance sheet as of December 31, 1997.

    ALM, LLC leases its corporate headquarters from Old ALM's general partner. Because the lease can be cancelled with ninety days notice, the commitments under this lease are excluded from the above table. Monthly rent payments under this lease total $74,700. This lease terminates on December 31, 1998.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

10. EMPLOYEE BENEFITS

    NLP has a 401(k) profit sharing plan (the "NLP Plan") for all eligible employees who have completed one year of service. Under the NLP Plan, NLP has the option of making a matching contribution of up to 3% of a participant's compensation. NLP may also annually contribute additional discretionary amounts to participants. For the five months ended December 31, 1997, NLP did not make any matching discretionary contributions to the NLP Plan. In addition, approximately twenty NLP employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. NLP did not make any contributions to these retirement plans for the five months ended December 31, 1997.

    ALM, LLC sponsors a 401(k) salary deferral plan (the "ALM Plan"). Participation in the ALM Plan is available for substantially all ALM, LLC and Counsel Connect, LLC employees. The ALM Plan provides for employer matching of employees' contributions, as defined. The cost of the ALM Plan for the five months ended December 31, 1997 was $137,400.

    ALM, LLC also sponsored a defined benefit plan covering substantially all ALM, LLC and Counsel Connect, LLC employees. This plan was frozen effective December 31, 1997, resulting in an insignificant

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

10. EMPLOYEE BENEFITS (CONTINUED)
curtailment gain. The components of net periodic pension cost for the five months ended December 31, 1997 were as follows (in thousands):

                                                                                          1997
                                                                                        ---------
Service cost..........................................................................  $     160
Interest cost on projected benefit obligation.........................................         94
Actual return on assets...............................................................       (173)
Net amortization and deferral.........................................................        119
                                                                                        ---------
                                                                                        $     200
                                                                                        ---------
                                                                                        ---------

    The following table sets forth the funded status of the Company's pension plan and amounts recognized in the balance sheet as of December 31, 1997 (in thousands):

                                                                                         1997
                                                                                       ---------
Actuarial present value of benefit obligations:
  Vested benefit obligation..........................................................  $   2,948
                                                                                       ---------
Accumulated benefit obligation.......................................................  $   3,305
                                                                                       ---------
Projected benefit obligation.........................................................  $   3,305
Plan assets at fair value............................................................      2,613
                                                                                       ---------
Projected benefit obligation in excess of plan assets................................  $     692
Unrecognized net gain................................................................     --
Unrecognized net transition obligation...............................................     --
                                                                                       ---------
Accrued pension liability............................................................  $     692
                                                                                       ---------
                                                                                       ---------

    In determining the actuarial present value of the projected benefit obligation as of December 31, 1997, the discount rate was 6.75%, the rate of increase in future compensation levels was 3.00%, and the expected long-term rate of return on assets was 9.00%.

    ALM, LLC also sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan. This plan was also frozen as of December 31, 1997.

    ALM, LLC and Counsel Connect, LLC sponsor a comprehensive medical and dental insurance plan, which is available to substantially all employees. ALM, LLC and Counsel Connect, LLC are self insured for claims submitted under this plan up to predetermined amounts above which third party insurance applies.

11. NOTES PAYABLE


    On December 22, 1997, the Company issued $175,000,000 of 9.75% senior notes ("Senior Notes") due December 15, 2007. The Senior Notes accrue interest at 9.75% which is payable in cash semi-annually on June 15 and December 15 (beginning June 15, 1998). The Senior Notes are unsecured general obligations of the Company and are fully and unconditionally guaranteed, on a joint and several and senior unsecured basis, by each of the Company's existing and future subsidiaries. Separate financial statements of, and other disclosures concerning, the Guarantors are not included herein because of the Guarantors' full and unconditional guarantee of the Senior Notes and management has determined that separate financial statements and other disclosures concerning the Guarantors are not material and would not provide any

                          AMERICAN LAWYER MEDIA, INC.

                               DECEMBER 31, 1997

11. NOTES PAYABLE (CONTINUED)

additional meaningful disclosure. The Senior Notes may be redeemed at any time by the Company, in whole or in part, at various redemption prices that includes accrued and unpaid interest as well as any existing liquidating damages. The Senior Notes contain certain covenants that, among other things, limit the incurrence of additional indebtedness by the Company and its subsidiaries, the payment of dividends and other restricted payments by the Company and its subsidiaries, asset sales, transactions with affiliates, the incurrence of liens, and mergers and consolidations. Financing costs, totaling $6,252,000, have been capitalized on the accompanying balance sheet and are being amortized over the term of the Senior Notes. Amortization of deferred financing costs is recorded as interest expense. Assuming there is no redemption of the Senior Notes prior to maturity, the entire principal will be payable on December 15, 2007.


12. FASB 107--FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and notes payable. The Company believes that the carrying amount for these accounts approximates fair value.

13. SUBSEQUENT EVENTS

    Pursuant to an Asset Purchase Agreement dated as of March 3, 1998, among Corporate Presentations, Inc., its sole stockholder, and LegalTech, LLC, a wholly owned indirect subsidiary of the Company, LegalTech, LLC agreed to purchase substantially all of the assets and assume certain of the liabilities of Corporate Presentations, Inc. for approximately $10,800,000. Corporate Presentations, Inc. is a producer of tradeshows and conferences for the legal community. For advisory services rendered to the Company in connection with the LegalTech Acquisition, the Company paid WPMP, an affiliate of Holdings, a fee of 1% of the purchase price of Legal-Tech.

    Pursuant to an Asset Purchase and Sale Agreement dated as of March 27, 1998, among Legal Communications, Ltd., and ALM, LLC a wholly-owned subsidiary of the Company, ALM, LLC agreed to purchase substantially all of the assets and assume certain of the liabilities of Legal Communications Ltd. for a purchase price of $20,000,000. Legal Communications, Ltd. is a publisher of regional legal publications. For advisory services rendered to the Company in connection with the Legal Communications, Ltd Acquisition, the Company intends to pay WPMP, an affiliate of Holdings, a fee of 1% of the purchase price of Legal Communications, Ltd.

    On March 25, 1998, Holdings and the Company (as the "Borrower") signed a Credit Agreement with various banks that has a combined Revolving Commitment in the initial principal amount of $40,000,000. The Revolving Credit Facility is guaranteed by Holdings and by all subsidiaries of the Company. In addition, the Revolving Credit Facility is secured by a first priority security interest in substantially all of the properties and assets of the Company and its domestic subsidiaries, including a pledge of all of the stock of such subsidiaries, and a pledge by Holdings of all of the stock of the Company. Each revolving loan shall bear interest on the outstanding principal amount from the borrowing date until it becomes due at a rate per annum equal to the "Base Rate" or the Eurodollar rate plus the "Applicable Margin" of 1.5% for base rate loans and 2.5% for Eurodollar rate loans. The Base Rate is the higher of the Bank of America publicly announced "Reference Rate" or the Federal Funds Rate plus 0.5%. A commitment fee must be paid on the daily unused portion of the revolving commitment. The Credit Agreement includes both affirmative and negative covenants that include meeting certain financial ratios.

    On April 2, 1998, the Board of Directors authorized Holdings to issue shares of Holdings' $.01 par value per share common stock to U.S. Equity Partners, L.P. in consideration of payment by U.S. Equity Partners, L.P. of $15,000,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, L.P.:

    We have audited the accompanying balance sheet of American Lawyer Media, L.P. as of July 31, 1997 and the related statements of operations, changes in partners' capital and accumulated deficit and cash flows for the seven months then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media, L.P. as of July 31, 1997, and the results of its operations and its cash flows for the seven months then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
November 20, 1997

                          AMERICAN LAWYER MEDIA, L.P.

                                 BALANCE SHEET

                                 JULY 31, 1997
                                 (IN THOUSANDS)

                                           ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $     615
  Accounts receivable, net of allowance for doubtful accounts of $1,661...........      5,726
  Due from affiliate..............................................................        390
  Inventories, net................................................................        399
  Other current assets............................................................        557
                                                                                    ---------
      Total current assets........................................................      7,687

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $7,354..........      5,594
INTANGIBLE ASSETS, net of accumulated amortization of $20,665.....................      4,488
GOODWILL, net of accumulated amortization of $247.................................      1,057
OTHER ASSETS......................................................................        156
                                                                                    ---------
      Total assets................................................................  $  18,982
                                                                                    ---------
                                                                                    ---------

                        LIABILITIES AND PARTNERS' ACCUMULATED DEFICIT

CURRENT LIABILITIES:
  Accounts payable................................................................  $     744
  Accrued expenses................................................................      4,745
  Deferred income (including deferred subscription income of $7,466)..............      8,093
                                                                                    ---------
      Total current liabilities...................................................     13,582

DUE TO GENERAL PARTNER............................................................     34,742
                                                                                    ---------
      Total liabilities...........................................................     48,324

COMMITMENTS AND CONTINGENCIES (Note 7)
PARTNERS' ACCUMULATED DEFICIT.....................................................    (29,342)
                                                                                    ---------
      Total liabilities and partners' accumulated deficit.........................  $  18,982
                                                                                    ---------
                                                                                    ---------

  The accompanying notes to financial statements are an integral part of this balance sheet.

                          AMERICAN LAWYER MEDIA, L.P.

                        STATEMENT OF OPERATIONS (NOTE 3)

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997

                                 (IN THOUSANDS)

NET REVENUES:
  Periodicals
    Advertising....................................................................  $  18,146
    Subscription...................................................................      6,719
  Ancillary Products and Services..................................................      4,532
  Internet Services................................................................      2,148
                                                                                     ---------
      Total net revenues...........................................................     31,545
                                                                                     ---------
OPERATING EXPENSES:
  Editorial........................................................................      4,023
  Production and Distribution......................................................      6,919
  Selling..........................................................................      4,640
  General and Administrative.......................................................      9,531
  Internet Services................................................................      6,464
  Depreciation and Amortization....................................................      1,590
                                                                                     ---------
      Total operating expenses.....................................................     33,167
                                                                                     ---------
      Operating loss...............................................................     (1,622)

INTEREST EXPENSE, net..............................................................      1,420
                                                                                     ---------
      Net loss (Note 3)............................................................  $  (3,042)
                                                                                     ---------
                                                                                     ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                            AND ACCUMULATED DEFICIT

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997

                                 (IN THOUSANDS)

                                                                                                       PARTNERS'
                                                                             CONTRIBUTED  EARNINGS/   ACCUMULATED
                                                                               CAPITAL      LOSSES      DEFICIT
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1996...............................................   $  31,677   $  (57,977)  $  (26,300)
  Net loss.................................................................      --           (3,042)      (3,042)
                                                                             -----------  ----------  ------------
BALANCE AT JULY 31, 1997...................................................   $  31,677   $  (61,019)  $  (29,342)
                                                                             -----------  ----------  ------------
                                                                             -----------  ----------  ------------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENT OF CASH FLOWS

                    FOR THE SEVEN MONTHS ENDED JULY 31, 1997

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss.........................................................................  $  (3,042)
  Adjustments to reconcile net loss to net cash used in operating activities-
    Depreciation and amortization..................................................      1,590
    Allowance for doubtful accounts................................................        304
    Decrease (increase) in-
      Accounts receivable and due from affiliate...................................      1,057
      Inventories..................................................................        121
      Other current assets.........................................................        (21)
      Other assets.................................................................        (56)
    Increase (decrease) in-
      Accounts payable.............................................................     (1,137)
      Accrued expenses.............................................................        422
      Deferred income..............................................................         85
                                                                                     ---------
        Total adjustments..........................................................      2,365
                                                                                     ---------
        Net cash used in operating activities......................................       (677)
                                                                                     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.............................................................     (1,971)
                                                                                     ---------
        Net cash used in investing activities......................................     (1,971)
                                                                                     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings from general partner..............................................      3,173
                                                                                     ---------
        Net cash provided by financing activities..................................      3,173
                                                                                     ---------
        Net increase in cash.......................................................        525
CASH, beginning of period..........................................................         90
                                                                                     ---------
CASH, end of period................................................................  $     615
                                                                                     ---------
                                                                                     ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 JULY 31, 1997

1. ORGANIZATION

    American Lawyer Media, L.P. (the "Company") is a limited partnership of Time Warner and Associated Newspapers. The sole general partner of American Lawyer Media, L.P. is Time Warner. The Company is based in New York and has operations in seven states and the District of Columbia. The Company publishes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and the DAILY BUSINESS REVIEWS, all of which are divisions of the Company. In addition, the Company consolidates its interest in Counsel Connect, a New York general partnership. The partnership, which runs a membership-based internet service exclusively for lawyers and legal professionals, was formed in February 1994 by Mead Data Central and the Company. In February 1996, Mead Data Central assigned its interest in the partnership to the Company and also contributed the balance in its capital account of approximately $1,647,000, to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers. Allowances for estimated doubtful accounts are provided based upon historical experience.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing services, newsletter subscriptions, sales of professional books and directories, Lexis/Nexis royalty income, seminar income, and a daily fax service of court decisions.

    Internet services revenues consist of income earned from COUNSEL CONNECT subscriptions and usage fees.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for magazine subscriptions received from subscribers.

CIRCULATION PROMOTION (SUBSCRIPTION DIRECT MAIL) COSTS

    Circulation promotion costs are charged to expense upon the release of the campaign.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment...........................................  5 years
Buildings.........................................................  25 years
Furniture and fixtures............................................  5 years
Computer equipment and software...................................  3-5 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The cost and accumulated depreciation of property sold or retired are removed from the accounts upon disposition.

INTANGIBLES AND GOODWILL

    Intangible assets, consisting primarily of noncompete agreements and subscription lists, are valued at the appraised market value of the assets at the date of acquisition, net of accumulated amortization. Intangibles are amortized over the expected useful lives of the respective assets, ranging from two to thirteen years. Goodwill represents the excess of purchase price over the fair value of net assets acquired, less accumulated amortization. Goodwill is being amortized on a straight-line basis over 40 years.

ACCOUNTS PAYABLE

    Included in accounts payable are $425,000 of bank overdrafts as of July 31, 1997.

3. INCOME TAXES

    No provision has been made in the accompanying statement of operations for income taxes since, pursuant to provisions of the Internal Revenue Code, the net loss appearing on the accompanying statement of operations is reportable by each of the partners on their individual tax returns.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at July 31, 1997 (in thousands):

Machinery and equipment............................................  $  10,323
Buildings and improvements.........................................      1,430
Furniture and fixtures.............................................        823
Land...............................................................        300
Automobiles........................................................         72
                                                                     ---------
                                                                        12,948
Accumulated depreciation and amortization..........................     (7,354)
                                                                     ---------
    Net property, plant and equipment..............................  $   5,594
                                                                     ---------
                                                                     ---------

5. RELATED PARTY TRANSACTIONS

    The Company has a business relationship with Courtroom Television Network ("Court TV"), an affiliate of the Company's general partner. Revenues are generated through licensing fees charged to Court TV for editorial content and sales of advertisements. The licensing fees for American Lawyer publications totaled approximately $149,000 for the seven months ended July 31, 1997. Advertising revenues from Court TV totaled approximately $122,000 for the seven months ended July 31, 1997. In addition, the Company and Court TV share certain editorial and administrative resources and employees, as well as office facilities. The cost associated with employees who devote all or a portion of their time to Court TV activities is charged to Court TV based on an estimate of their time spent on such activities. These charges, which include an allocation for the chairman of the Company, amounted to $321,000 for the seven months ended July 31, 1997. Court TV is also charged a flat annual fee of $195,000 for use of the Company's reporters for on-camera appearances and background reports. Finally, an allocation is made to Court TV to cover general overhead costs (e.g., rent, utilities, etc.) which amounted to approximately $53,000 for the seven months ended July 31, 1997. Amounts due from Court TV are reflected as due from affiliate on the accompanying balance sheet.

    The Company's general partner provides certain legal, administrative, accounting, and tax services for the Company. Charges for such services amounted to approximately $47,000 for the seven months ended July 31, 1997.

6. DUE TO GENERAL PARTNER

    Due to General Partner consists of borrowings from WCI/AMLAW Inc. and interest accrued thereon. The borrowings bear interest at 1% under prime and do not have a stated maturity date. This amount has been included in long- term liabilities in the accompanying balance sheet since the amount is not intended to be repaid within the next year.

7. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $1,046,500 for the seven months ended July 31, 1997, including rent accruals in excess of payments of $6,600.

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Minimum rental commitments under noncancellable leases as of July 31, 1997 were as follows (in thousands):

                                                                            REAL      SUBLEASE
                                                                           ESTATE      INCOME       OTHER       TOTAL
                                                                          ---------  ----------  -----------  ---------
1997....................................................................  $   1,450  $     (650)  $      28   $     828
1998....................................................................      3,161      (1,443)         70       1,788
1999....................................................................      3,094      (1,473)         59       1,680
2000....................................................................      3,087      (1,473)         44       1,658
2001....................................................................      2,906      (1,473)         33       1,466
2002 and thereafter.....................................................     17,424     (10,823)          5       6,606
                                                                          ---------  ----------       -----   ---------
                                                                          $  31,122  $  (17,335)  $     239   $  14,026
                                                                          ---------  ----------       -----   ---------
                                                                          ---------  ----------       -----   ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense and rental income on a straight-line basis over the terms of the leases. An obligation of $6,600, representing accrued pro rata future payments, net of receipts, is included in the accompanying balance sheet.

    The Company subleases a portion of its office facilities to Court TV. The sublease charges summarized above are based on an oral agreement between the Company and Court TV.

    The lease for the Company's headquarters contains a provision whereby the Company could elect not to renew the lease for the years 1999 through 2008 upon payment of a $2,200,000 termination penalty.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

8. EMPLOYEE BENEFITS

    The Company sponsors a retirement savings plan. Participation in this plan is available for substantially all employees. The plan provides for employer matching of employees' contributions, as defined. The cost of the plan was $177,000 for the seven months ended July 31, 1997.

    The Company has a defined benefit plan covering substantially all employees. The Company's general funding policy is to contribute annual amounts that satisfy the Internal Revenue Code funding requirements. The components of net periodic pension cost for the year ended December 31, 1996 were as follows:

Service cost......................................................  $ 361,216
Interest cost on projected benefit obligation.....................    188,428
Actual return on assets...........................................   (260,515)
Net amortization and deferral.....................................    178,602
                                                                    ---------
                                                                    $ 467,731
                                                                    ---------
                                                                    ---------

                          AMERICAN LAWYER MEDIA, L.P.

                                 JULY 31, 1997

8. EMPLOYEE BENEFITS (CONTINUED)
    The following table sets forth the funded status of the Company's defined benefit plan and amounts recognized in the balance sheet as of December 31, 1996:

Actuarial present value of benefit obligations:
Vested benefit obligation.......................................  $1,756,139
                                                                  ---------
Accumulated benefit obligation..................................  $1,988,235
                                                                  ---------
Projected benefit obligation....................................  $3,031,741
Plan assets at fair value.......................................  1,965,782
                                                                  ---------
Projected benefit obligation in excess of plan assets...........  $1,065,959
Unrecognized net gain...........................................    155,802
Unrecognized net transition obligation..........................   (728,462)
                                                                  ---------
Accrued pension liability.......................................  $ 493,299
                                                                  ---------
                                                                  ---------

    In determining the actuarial present value of the projected benefit obligation as of December 31, 1996, the discount rate was 7.5%, the rate of increase in future compensation levels was 6%, and the expected long-term rate of return on assets was 9%.

    The Company sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan.

    The Company also sponsors a comprehensive medical and dental insurance plan which is available to substantially all employees. The Company is self insured for claims submitted under this plan up to predetermined amounts, above which third party insurance applies.

9. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 107-FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and due to general partner. The carrying amount of these accounts approximates fair value.

                          AMERICAN LAWYER MEDIA, L.P.

                                 BALANCE SHEET

                                 MARCH 31, 1997
                                 (IN THOUSANDS)

                                      ASSETS                                          1997
                                                                                    ---------
CURRENT ASSETS:
  Cash and cash equivalents.......................................................  $     456
  Accounts receivable, net of allowance for doubtful accounts of $1,508...........      6,305
  Inventories, net................................................................        411
  Other current assets                                                                    705
                                                                                    ---------
      Total current assets                                                              7,877

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of
  $6,811..........................................................................      4,773
INTANGIBLE ASSETS, net of accumulated amortization of $20,196                           4,958
GOODWILL, net of accumulated amortization of $236                                         977
OTHER ASSETS                                                                              123
                                                                                    ---------
      Total assets                                                                  $  18,708
                                                                                    ---------
                                                                                    ---------
                        LIABILITIES AND PARTNERS' ACCUMULATED DEFICIT

CURRENT LIABILITIES:
  Accounts payable................................................................  $   1,132
  Accrued expenses................................................................      3,919
  Deferred income (including deferred subscription income of $7,229)..............      7,840
                                                                                    ---------
      Total current liabilities                                                        12,891
                                                                                    ---------
DUE TO GENERAL PARTNER............................................................     32,790
                                                                                    ---------
OTHER NONCURRENT LIABILITIES......................................................      1,035
                                                                                    ---------
COMMITMENTS AND CONTINGENCIES

PARTNERS' ACCUMULATED DEFICIT                                                         (28,008)
                                                                                    ---------
      Total liabilities and partners' accumulated deficit                           $  18,708
                                                                                    ---------
                                                                                    ---------

  The accompanying notes to financial statements are an integral part of this balance sheet.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                                                           1997
                                                                                                         ---------
NET REVENUES:
  Periodicals
    Advertising........................................................................................  $   7,345
    Subscription.......................................................................................      2,716
  Ancillary Products and Services......................................................................      1,826
  Internet Services....................................................................................      1,052
                                                                                                         ---------
      Total net revenues...............................................................................     12,939
                                                                                                         ---------
OPERATING EXPENSES:
  Editorial............................................................................................      1,707
  Production and Distribution..........................................................................      2,920
  Selling..............................................................................................      1,888
  General and Administrative...........................................................................      4,232
  Internet Services....................................................................................      2,690
  Depreciation and Amortization........................................................................        634
                                                                                                         ---------
      Total operating expenses.........................................................................     14,071
                                                                                                         ---------
      Operating loss...................................................................................     (1,132)

INTEREST EXPENSE, net..................................................................................       (576)
                                                                                                         ---------
      Net Loss.........................................................................................  $  (1,708)
                                                                                                         ---------
                                                                                                         ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                   STATEMENT OF CHANGES IN PARTNERS' CAPITAL

                            AND ACCUMULATED DEFICIT

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                                                       PARTNERS'
                                                                             CONTRIBUTED     NET      ACCUMULATED
                                                                               CAPITAL      LOSSES      DEFICIT
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1996...............................................   $  31,677   $  (57,977)  $  (26,300)
  Net loss.................................................................      --           (1,708)      (1,708)
                                                                             -----------  ----------  ------------
BALANCE AT MARCH 31, 1997..................................................   $  31,677   $  (59,685)  $  (28,008)
                                                                             -----------  ----------  ------------
                                                                             -----------  ----------  ------------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                 (IN THOUSANDS)

                                                                                                            1997
                                                                                                          ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss................................................................................................  $  (1,708)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization.........................................................................        634
  Allowance for doubtful accounts.......................................................................        152
  Decrease (increase) in
    Accounts receivable and due from affiliate..........................................................      1,020
    Inventories.........................................................................................        109
    Other current assets................................................................................       (169)
    Other assets........................................................................................        (23)
  Increase (decrease) in
    Accounts payable....................................................................................       (749)
    Accrued expenses....................................................................................     (1,249)
    Deferred income.....................................................................................       (168)
    Other liabilities...................................................................................      1,035
                                                                                                          ---------
      Total adjustments.................................................................................        592
                                                                                                          ---------
      Net cash used in operating activities.............................................................     (1,116)
                                                                                                          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures..................................................................................       (583)
                                                                                                          ---------
    Net cash used in investing activities...............................................................       (583)
                                                                                                          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings from general partner.....................................................................      2,065
                                                                                                          ---------
    Net cash provided by financing activities...........................................................      2,065
                                                                                                          ---------
    Net (decrease) increase in cash and cash equivalents................................................        366

CASH AND CASH EQUIVALENTS, beginning of period..........................................................         90
                                                                                                          ---------
CASH AND CASH EQUIVALENTS, end of period................................................................  $     456
                                                                                                          ---------
                                                                                                          ---------

  The accompanying notes to financial statements are an integral part of this statement.

                          AMERICAN LAWYER MEDIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF PRESENTATION

    The unaudited financial statements for the three months ended March 31, 1997 have been prepared in accordance with the instructions to Form 10-Q and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for such periods. They do not, however, include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. For further information, reference is made to the financial statements for the fiscal year ended December 31, 1996 and the footnotes related thereto included in American Lawyer Media, Inc.'s 1997 Annual Report on Form 10-K. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results of operations for the full year.

REVENUE RECOGNITION

    Periodical advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications.

    Periodical subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing services, newsletter subscriptions, sales of professional books, seminar income, and a daily fax service of court decisions. Printing revenue is recognized upon shipment. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar revenues are recognized when the seminar is held. The daily fax service revenue is recognized upon fulfillment of orders.

    Internet Service revenues consist primarily of revenues from subscriptions and advertising. Internet subscription income is recognized on a pro-rata basis over the life of a subscription, generally one year. Internet advertising revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for magazine subscriptions received from subscribers. Subscription receivables of $1,064,100 are included in accounts receivable in the accompanying balance sheet.

CIRCULATION PROMOTION (SUBSCRIPTION DIRECT MAIL) COSTS

    Circulation promotion costs are charged to expense upon the release of the campaign.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the

                          AMERICAN LAWYER MEDIA, L.P.

                                 MARCH 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment...........................................................    5 years
Buildings.........................................................................   25 years
Furniture and fixtures............................................................    5 years
Computer equipment and software...................................................  3-5 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The cost and accumulated depreciation of property sold or retired are removed from the accounts upon disposition.

INTANGIBLES AND GOODWILL

    Intangible assets, consisting primarily of noncompete agreements and subscription lists, are valued at the appraised market value of the assets at the date of acquisition, net of accumulated amortization. Intangibles are amortized over the expected useful lives of the respective assets, ranging from two to thirteen years. Goodwill represents the excess of purchase price over the fair value of net assets acquired, less accumulated amortization. Goodwill is being amortized on a straight-line basis over 40 years.

ACCOUNTS PAYABLE

    Included in accounts payable are $696,000 of bank overdrafts as of March 31, 1997.

2. INCOME TAXES

    No provision has been made in the accompanying statement of operations for income taxes since, pursuant to provisions of the Internal Revenue Code, the net loss appearing on the accompanying statement of operations is reportable by each of the partners on their individual tax returns.

3. DUE TO GENERAL PARTNER

    Due to General Partner consists of borrowings from WCI/AMLAW Inc. and interest accrued thereon. The borrowings bear interest at 1% under prime and do not have a stated maturity date. This amount has

                          AMERICAN LAWYER MEDIA, L.P.

                                 MARCH 31, 1997

3. DUE TO GENERAL PARTNER (CONTINUED)
been included in long-term liabilities in the accompanying balance sheet since the amount is not intended to be repaid within the next year.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To American Lawyer Media, L.P.:

    We have audited the accompanying balance sheets of American Lawyer Media, L.P. as of December 31, 1996 and 1995, and the related statements of operations, changes in partner's capital and accumulated deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Lawyer Media, L.P. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
November 20, 1997

                          AMERICAN LAWYER MEDIA, L.P.

                                 BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                               1996        1995
                                                                                            ----------  ----------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $       90  $      780
  Accounts receivable, net of allowance for doubtful accounts of $1,357 in 1996 and $1,098
    in 1995...............................................................................       6,496       5,899
  Due from affiliate......................................................................         981         289
  Inventories, net........................................................................         520         629
  Other current assets....................................................................         536         476
                                                                                            ----------  ----------
      Total current assets................................................................       8,623       8,073

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of $6,469 in 1996 and
  $6,309 in 1995..........................................................................       4,533       3,649
INTANGIBLE ASSETS, net of accumulated amortization of $19,911 in 1996 and $18,773 in
  1995....................................................................................       5,242       6,381
GOODWILL, net of accumulated amortization of $229 in 1996 and $198 in 1995................         984       1,015
OTHER ASSETS..............................................................................         100         195
                                                                                            ----------  ----------
      Total assets........................................................................  $   19,482  $   19,313
                                                                                            ----------  ----------
                                                                                            ----------  ----------
                                  LIABILITIES AND PARTNERS' ACCUMULATED DEFICIT

CURRENT LIABILITIES:
  Accounts payable........................................................................  $    1,881  $      836
  Accrued expenses........................................................................       5,743       6,672
  Deferred income (including deferred subscription income of $7,221 in 1996 and $7,095 in
    1995)                                                                                        8,008       7,631
                                                                                            ----------  ----------
      Total current liabilities...........................................................      15,632      15,139

DUE TO GENERAL PARTNER....................................................................      30,150      22,114
                                                                                            ----------  ----------
      Total liabilities...................................................................      45,782      37,253

COMMITMENTS AND CONTINGENCIES (Note 7)
MINORITY INTEREST IN CONSOLIDATED PARTNERSHIP (Note 1)....................................      --           1,819
PARTNERS' ACCUMULATED DEFICIT.............................................................     (26,300)    (19,759)
                                                                                            ----------  ----------
      Total liabilities and partners' accumulated deficit.................................  $   19,482  $   19,313
                                                                                            ----------  ----------
                                                                                            ----------  ----------

  The accompanying notes to financial statements are an integral part of these balance sheets.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                1996       1995
                                                                                              ---------  ---------
NET REVENUES:
  Periodicals
    Advertising.............................................................................  $  26,659  $  25,037
    Subscription............................................................................     11,304     10,884
  Ancillary Products and Services...........................................................      8,467      8,387
  Internet Services.........................................................................      5,474      3,238
                                                                                              ---------  ---------
        Total net revenues..................................................................     51,904     47,546
                                                                                              ---------  ---------
OPERATING EXPENSES:
  Editorial.................................................................................      7,141      7,073
  Production and Distribution...............................................................     12,469     12,587
  Selling...................................................................................      7,479      6,913
  General and Administrative................................................................     16,829     16,506
  Internet Services.........................................................................     11,886     10,854
  Depreciation and Amortization.............................................................      2,488      2,680
                                                                                              ---------  ---------
        Total operating expenses............................................................     58,292     56,613
                                                                                              ---------  ---------
        Operating loss......................................................................     (6,388)    (9,067)
                                                                                              ---------  ---------
INTEREST EXPENSE, net.......................................................................      1,972      1,384
        Loss before minority interest.......................................................     (8,360)   (10,451)

MINORITY INTEREST IN LOSS OF CONSOLIDATED PARTNERSHIP
  (Note 1)..................................................................................        172      2,334
                                                                                              ---------  ---------
        Net loss (Note 3)...................................................................  $  (8,188) $  (8,117)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
                            AND ACCUMULATED DEFICIT

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                       PARTNERS'
                                                                             CONTRIBUTED  EARNINGS/   ACCUMULATED
                                                                               CAPITAL      LOSSES      DEFICIT
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1994...............................................   $  30,030   $  (41,672)  $  (11,642)
  Net loss.................................................................      --           (8,117)      (8,117)
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1995...............................................      30,030      (49,789)     (19,759)
  Contribution of capital from minority partner............................       1,647       --            1,647
  Net loss.................................................................      --           (8,188)      (8,188)
                                                                             -----------  ----------  ------------
BALANCE AT DECEMBER 31, 1996...............................................   $  31,677   $  (57,977)  $  (26,300)
                                                                             -----------  ----------  ------------
                                                                             -----------  ----------  ------------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                 1996       1995
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss...................................................................................  $  (8,188) $  (8,117)
  Adjustments to reconcile net loss to net cash used in operating activities--
    Depreciation and amortization............................................................      2,488      2,680
    Minority interest........................................................................       (172)    (2,334)
    Allowance for doubtful accounts..........................................................        259        108
    Decrease (increase) in--
      Accounts receivable and due from affiliate.............................................     (1,548)       757
      Inventories............................................................................        109       (105)
      Other current assets...................................................................        (60)       (97)
      Other assets...........................................................................         95         13
    Increase (decrease) in--
      Accounts payable.......................................................................      1,045         28
      Accrued expenses.......................................................................      1,043      1,238
      Deferred income........................................................................        377        357
                                                                                               ---------  ---------
        Total adjustments....................................................................      3,636      2,645
                                                                                               ---------  ---------
        Net cash used in operating activities................................................     (4,552)    (5,472)
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.......................................................................     (2,202)    (1,481)
                                                                                               ---------  ---------
        Net cash used in investing activities................................................     (2,202)    (1,481)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings from general partner........................................................      6,064      7,206
                                                                                               ---------  ---------
        Net cash provided by financing activities............................................      6,064      7,206
                                                                                               ---------  ---------
        Net (decrease) increase in cash......................................................       (690)       253
CASH, beginning of year......................................................................        780        527
                                                                                               ---------  ---------
CASH, end of year............................................................................  $      90  $     780
                                                                                               ---------  ---------
                                                                                               ---------  ---------

  The accompanying notes to financial statements are an integral part of these statements.

                          AMERICAN LAWYER MEDIA, L.P.

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION

    American Lawyer Media, L.P. (the "Company") is a limited partnership of Time Warner and Associated Newspapers. The sole general partner of American Lawyer Media, L.P. is Time Warner. The Company is based in New York and has operations in seven states and the District of Columbia. The Company publishes THE AMERICAN LAWYER, CORPORATE COUNSEL MAGAZINE, AMLAW TECH, THE CONNECTICUT LAW TRIBUNE, LEGAL TIMES, NEW JERSEY LAW JOURNAL, THE RECORDER, TEXAS LAWYER, FULTON COUNTY DAILY REPORT, and the DAILY BUSINESS REVIEWS, all of which are divisions of the Company. In addition, the Company consolidates its interest in Counsel Connect, a New York general partnership. The partnership, which runs a membership-based internet service exclusively for lawyers and legal professionals, was formed in February 1994 by Mead Data Central and the Company. In February 1996, Mead Data Central assigned its interest in the partnership to the Company and also contributed the balance in its capital account of approximately $1,647,000, to the Company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers. Allowances for estimated doubtful accounts are provided based upon historical experience.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of third-party printing revenues, newsletter subscriptions, sales of professional books and directories, Lexis/Nexis royalty income, seminar income, and a daily fax service of court decisions.

    Internet services revenues consist of income earned from COUNSEL CONNECT subscriptions and usage fees.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for magazine subscriptions received from subscribers.

CIRCULATION PROMOTION (SUBSCRIPTION DIRECT MAIL) COSTS

    Circulation promotion costs are charged to expense upon the release of the campaign.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of paper utilized by the Company and its outside printers and professional books published and sold by the Company. Inventories are stated at the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost. Significant improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets as follows:

Machinery and equipment...........................................  5 years
Buildings.........................................................  25 years
Furniture and fixtures............................................  5 years
Computer equipment and software...................................  3-5 years

    Leasehold improvements are amortized over the shorter of the remaining lease term or the estimated useful life. The cost and accumulated depreciation of property sold or retired are removed from the accounts upon disposition.

INTANGIBLES AND GOODWILL

    Intangible assets, consisting primarily of non-compete agreements and subscription lists, are valued at the appraised market value of the assets at the date of acquisition, net of accumulated amortization. Intangibles are amortized over the expected useful lives of the respective assets, ranging from two to thirteen years. Goodwill represents the excess of purchase price over the fair value of net assets acquired, less accumulated amortization. Goodwill is being amortized on a straight-line basis over 40 years.

ACCOUNTS PAYABLE

    Included in accounts payable are $1,537,000 and $335,000 of bank overdrafts as of December 31, 1996 and 1995, respectively.

3. INCOME TAXES

    No provision has been made in the accompanying statements of operations for income taxes since, pursuant to provisions of the Internal Revenue Code, the net losses appearing on the accompanying statement of operations is reportable by each of the partners on their individual tax returns.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

4. PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment consisted of the following at December 31, 1996 and 1995 (in thousands):

                                                                               1996       1995
                                                                             ---------  ---------
Machinery and equipment....................................................  $   8,469  $   7,460
Buildings and improvements.................................................      1,398      1,349
Furniture and fixtures.....................................................        763        777
Land.......................................................................        300        300
Automobiles................................................................         72         72
                                                                             ---------  ---------
                                                                                11,002      9,958
Accumulated depreciation and amortization..................................     (6,469)    (6,309)
                                                                             ---------  ---------
    Net property, plant and equipment......................................  $   4,533  $   3,649
                                                                             ---------  ---------
                                                                             ---------  ---------

5. RELATED PARTY TRANSACTIONS

    The Company has a business relationship with Courtroom Television Network ("Court TV"), an affiliate of the Company's general partner. Revenues are generated through licensing fees charged to Court TV for editorial content and sales of advertisements. The licensing fees for American Lawyer publications were fixed at approximately $255,000 in both 1996 and 1995. Advertising revenues from Court TV totaled approximately $244,000 and $233,000 for 1996 and 1995, respectively. In addition, the Company and Court TV share certain editorial and administrative resources and employees, as well as office facilities. The cost associated with employees who devote all or a portion of their time to Court TV activities is charged to Court TV based on an estimate of their time spent on such activities. These charges, which include an allocation for the chairman of the Company, amounted to $1,266,000 and $1,309,000 in 1996 and 1995, respectively. Court TV is also charged a flat annual fee of $195,000 for use of the Company's reporters for on-camera appearances and background reports. Finally, an allocation is made to Court TV to cover general overhead costs (e.g., rent, utilities, etc.) which amounted to approximately $90,000 in both 1996 and 1995. Amounts due from Court TV at December 31, 1996 and 1995 are reflected as due from affiliate on the accompanying balance sheets.

    The Company's general partner provides certain legal, administrative, accounting, and tax services for the Company. Charges for such services amounted to approximately $97,000 and $103,000, in 1996 and 1995, respectively.

6. DUE TO GENERAL PARTNER

    Due to General Partner consists of borrowings from WCI/AMLAW Inc. and interest accrued thereon. The borrowings bear interest at 1% under prime and do not have a stated maturity date. This amount has been included in long-term liabilities in the accompanying balance sheet since the amount is not intended to be repaid within the next year.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

7. COMMITMENTS AND CONTINGENCIES

    Rent expense, including payments of real estate taxes, insurance and other expenses required under certain leases, amounted to approximately $1,757,000 and $1,726,000 for the year ended December 31, 1996 and 1995, respectively, including rent accruals in excess of payments of $12,000 and $21,000 for the year ended December 31, 1996 and 1995, respectively.

    At December 31, 1996, minimum rental commitments under noncancelable leases were as follows (in thousands):

                                                                            REAL      SUBLEASE
                                                                           ESTATE      INCOME       OTHER       TOTAL
                                                                          ---------  ----------  -----------  ---------
1997....................................................................  $   3,481  $   (1,560)  $      67   $   1,988
1998....................................................................      3,161      (1,443)         70       1,788
1999....................................................................      3,094      (1,473)         59       1,680
2000....................................................................      3,087      (1,473)         44       1,658
2001....................................................................      2,906      (1,473)         33       1,466
2002 and thereafter.....................................................     17,424     (10,823)          5       6,606
                                                                          ---------  ----------       -----   ---------
                                                                          $  33,153  $  (18,245)  $     278   $  15,186
                                                                          ---------  ----------       -----   ---------
                                                                          ---------  ----------       -----   ---------

    Certain of the leases provide for free rent periods as well as rent escalations. The rental commitments above represent actual rental payments to be made. The financial statements reflect rent expense and rental income on a straight-line basis over the terms of the leases. An obligation of $12,400, representing accrued pro rata future payments, net of receipts, is included in the accompanying balance sheet as of December 31, 1996.

    The Company subleases a portion of its office facilities to Court TV. The sublease charges summarized above are based on an oral agreement between the Company and Court TV.

    The lease for the Company's headquarters contains a provision whereby the Company could elect not to renew the lease for the years 1999 through 2008 upon payment of a $2,200,000 termination penalty.

    The Company is involved in a number of legal proceedings, some of which are significant, which arose in the ordinary course of business. In the opinion of management, the ultimate outcome of these contingencies is not expected to have a material adverse effect on the Company's financial position or results of operations.

8. EMPLOYEE BENEFITS

    The Company sponsors a retirement savings plan. Participation in this plan is available for substantially all employees. The plan provides for employer matching of employees' contributions, as defined. The cost of the plan for the years ended December 31, 1996 and 1995, was $308,000 and $310,000, respectively.

    The Company sponsors an Excess Benefit Pension Plan providing a benefit to highly compensated employees in excess of the benefits provided by the tax qualified defined benefit plan. The plan is an unfunded, non-qualified deferred compensation plan.

                          AMERICAN LAWYER MEDIA, L.P.

                           DECEMBER 31, 1996 AND 1995

8. EMPLOYEE BENEFITS (CONTINUED)
    The Company also has a defined benefit plan covering substantially all employees. The Company's general funding policy is to contribute annual amounts that satisfy the Internal Revenue Code funding requirements. The components of net periodic pension cost are as follows:

                                                                           1996        1995
                                                                        ----------  ----------
Service cost..........................................................  $  361,216  $  324,416
Interest cost on projected benefit obligation.........................     188,428     155,834
Actual return on assets...............................................    (260,515)    (90,023)
Net amortization and deferral.........................................     178,602      59,568
                                                                        ----------  ----------
                                                                        $  467,731  $  449,795
                                                                        ----------  ----------
                                                                        ----------  ----------

    The following table sets forth the funded status of the Company's defined benefit plan and amounts recognized in the balance sheet as of December 31:

                                                                                            1996          1995
                                                                                        ------------  ------------
Actuarial present value of benefit obligations:
Vested benefit obligation.............................................................  $  1,756,139  $  1,414,464
                                                                                        ------------  ------------
Accumulated benefit obligation........................................................  $  1,988,235  $  1,606,773
                                                                                        ------------  ------------
Projected benefit obligation..........................................................  $  3,031,741  $  2,547,018
Plan assets at fair value.............................................................     1,965,782     1,242,044
                                                                                        ------------  ------------
Projected benefit obligation in excess of plan assets.................................  $  1,065,959  $  1,304,974
Unrecognized net gain (loss)..........................................................       155,802      (174,550)
Unrecognized net transition obligation................................................      (728,462)     (788,030)
                                                                                        ------------  ------------
Accrued pension liability.............................................................  $    493,299  $    342,394
                                                                                        ------------  ------------
                                                                                        ------------  ------------

    In determining the actuarial present value of the projected benefit obligation, the discount rate was 7.5% as of December 31, 1996 and 1995; the rate of increase in future compensation levels was 6% as of December 31, 1996 and 1995, and the expected long-term rate of return on assets was 9% as of December 31, 1996 and 1995.

    The Company sponsors a comprehensive medical and dental insurance plan which is available to substantially all employees. The Company is self insured for claims submitted under this plan up to predetermined amounts, above which third party insurance applies.

9. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 107-
FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued expenses, and due to general partner. The carrying amount of these accounts approximates fair value.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the National Law Publishing Company, Inc.:

    We have audited the accompanying consolidated balance sheet of National Law Publishing Company, Inc. (a New York corporation) and subsidiaries as of December 21, 1997 and the related consolidated statement of operations, stockholders' equity and cash flows for the period from January 1, 1997 through December 21, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of National Law Publishing Company, Inc. and subsidiaries as of December 21, 1997, and the results of their operations and their cash flows for the period from January 1, 1997 through December 21, 1997 in conformity with generally accepted accounting principles.

                                          ARTHUR ANDERSEN LLP

New York, New York
April 3, 1998

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 21, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $     584
  Accounts receivable, net of allowances for doubtful accounts and sales returns
    of $1,014.....................................................................      7,402
  Inventories, net................................................................      1,010
  Deferred income taxes...........................................................        800
  Other current assets............................................................        741
                                                                                    ---------
      Total current assets........................................................     10,537
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of
  $2,250..........................................................................      2,544
INTANGIBLE ASSETS, net of accumulated amortization of $14,306.....................    122,351
DEFERRED INCOME TAXES.............................................................      2,934
OTHER ASSETS......................................................................      1,244
                                                                                    ---------
      Total assets................................................................  $ 139,610
                                                                                    ---------
                                                                                    ---------
                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable................................................................  $   1,522
  Accrued expenses................................................................      1,674
  Deferred income (including deferred subscription income of $9,041)..............      9,545
                                                                                    ---------
      Total current liabilities...................................................     12,741
                                                                                    ---------
LONG-TERM DEBT....................................................................     59,500
DEFERRED INCOME TAXES.............................................................        926
                                                                                    ---------
OTHER NONCURRENT LIABILITIES......................................................      1,661
                                                                                    ---------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 125,000 shares authorized; 89,609 shares issued
    and outstanding...............................................................          1
  Paid-in capital.................................................................     72,993
  Accumulated (deficit)...........................................................     (8,212)
                                                                                    ---------
        Total stockholders' equity................................................     64,782
                                                                                    ---------
        Total liabilities and stockholders' equity................................  $ 139,610
                                                                                    ---------
                                                                                    ---------

       The accompanying notes are an integral part of this balance sheet

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

REVENUES:
  Periodicals......................................................................
    Advertising....................................................................  $  26,402
    Subscription...................................................................      9,504
  Ancillary products and services..................................................     13,926
  Internet services................................................................      1,109
                                                                                     ---------
        Total net revenues.........................................................     50,941
                                                                                     ---------
OPERATING EXPENSES:
  Editorial........................................................................      5,837
  Production and distribution......................................................      9,872
  Selling..........................................................................      8,211
  General and administrative.......................................................      8,722
  Internet services................................................................      1,657
  Depreciation and amortization....................................................      7,283
  Special compensation charge......................................................      6,926
                                                                                     ---------
        Total operating costs and expenses.........................................     48,508
                                                                                     ---------
        Operating income...........................................................      2,433
INTEREST EXPENSE, NET..............................................................     (5,137)
                                                                                     ---------
        Loss before income taxes...................................................     (2,704)
PROVISION FOR INCOME TAXES.........................................................     (2,508)
                                                                                     ---------
        Net loss...................................................................  $  (5,212)
                                                                                     ---------
                                                                                     ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

                                                            COMMON       PAID-IN    ACCUMULATED    TREASURY
                                                             STOCK       CAPITAL     (DEFICIT)       STOCK       TOTAL
                                                          -----------  -----------  ------------  -----------  ---------
BALANCE AT DECEMBER 31, 1996............................   $       1    $  66,165    $   (3,000)   $  --       $  63,166
  Contribution from Stockholder.........................                    6,828                                  6,828
  Net loss for the period from January 1, 1997 through
    December 21, 1997...................................      --           --            (5,212)      --          (5,212)
                                                          -----------  -----------  ------------  -----------  ---------
BALANCE AT DECEMBER 21, 1997............................   $       1    $  72,993    $   (8,212)   $  --       $  64,782
                                                          -----------  -----------  ------------  -----------  ---------
                                                          -----------  -----------  ------------  -----------  ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

         FOR THE PERIOD FROM JANUARY 1, 1997 THROUGH DECEMBER 21, 1997

                                 (IN THOUSANDS)

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss........................................................................  $  (5,212)
  Adjustments to reconcile net loss to net cash provided by operating activities--
    Depreciation and amortization.................................................      7,283
    Decrease in deferred income taxes.............................................      1,134
    Special compensation charges..................................................      6,828
    Changes in operating assets and liabilities--.................................
      (Increase) in accounts receivable...........................................       (405)
      (Increase) in inventories...................................................       (174)
      Decrease in prepaid expenses and other current assets.......................         37
      Decrease in other assets....................................................        317
      (Decrease) in accounts payable and accrued expenses.........................       (320)
      Increase in deferred income.................................................        788
      Increase in other noncurrent liabilities....................................      1,016
                                                                                    ---------
        Net cash provided by operating activities.................................     11,292
                                                                                    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to furniture, equipment and leasehold improvements, net of loss on
    disposal of fixed assets of $19...............................................       (496)
                                                                                    ---------
        Net cash used in investing activities.....................................       (496)
                                                                                    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of debt..............................................................    (10,800)
                                                                                    ---------
        Net cash used in financing activities.....................................    (10,800)
                                                                                    ---------
        Net decrease in cash and cash equivalents.................................         (4)

CASH AND CASH EQUIVALENTS, beginning of period....................................        588
                                                                                    ---------
CASH AND CASH EQUIVALENTS, end of period..........................................  $     584
                                                                                    ---------
                                                                                    ---------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for--
    Interest......................................................................  $   5,528
    Income taxes..................................................................        341
                                                                                    ---------
                                                                                    ---------

         The accompanying notes are an integral part of this statement

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 21, 1997

1. ORGANIZATION

    The National Law Publishing Company, Inc. ("National") through its wholly owned operating subsidiary, New York Law Publishing Company, Inc. ("NYLP" or the "Company") is considered a leading publisher of periodicals, books and newsletters as well as a provider of seminars and electronic information services targeted to the U.S. legal community. NYLP's principal periodical publications are the New York Law Journal (a daily newspaper), The National Law Journal (a weekly publication) and Law Technology Product News (published approximately fifteen times per year). NYLP also wholly owns Law Journal EXTRA!, Inc. ("LJX"). LJX is an on-line service available on the World Wide Web providing access to various legal information and related services including electronic versions of NYLP's principal periodicals.

    On December 1, 1995, Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (collectively "Boston Ventures"), through a wholly-owned subsidiary, NLPC Acquisition, Inc. ("NAI"), acquired approximately 71,308 shares of National's common stock from Apollo Publishing Partners, L.P. ("Apollo") and James A. Finkelstein ("Finkelstein"), the chief executive of the Company, and initiated a series of related transactions which resulted in Boston Ventures acquiring approximately 94.3% of National for $141,958,454 in cash plus acquisition related costs of $757,000.

    In addition, on December 1, 1995, NAI was merged into National, with National as the surviving corporation. In connection with the merger, Boston Ventures received 60,916.5954 shares of National's common stock (approximately 94.3% of National's outstanding stock) in exchange for its shares of NAI. Finkelstein retained 3,691.9149 shares of National, approximately 5.7% of its outstanding stock. In addition, under a related stock option agreement, Finkelstein was granted options to acquire up to an additional 6,461 shares of National which vest, subject to certain employment and operating performance criteria, over a five year period (Note 7).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, which the Company believes it has adequately provided for.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

    Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in the Company's publications. Advertising revenue is recognized upon release of the related publications to subscribers.

    Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of newsletter subscriptions, sales of professional books, software, royalty income and seminar income.

    Internet services revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of $734,000 are included in accounts receivable in the accompanying consolidated balance sheet.

EXPENSE RECOGNITION

    ADVERTISING AND PROMOTION COSTS--Advertising expenditures are expensed when the particular advertisement is released. The Company capitalizes direct response promotional costs. At December 21, 1997 approximately $1,152,000 of direct response promotional costs was recorded in other assets on the accompanying consolidated balance sheet. Advertising expense was approximately $3,018,000 for the period ended December 21, 1997. The amortization of direct response promotion expenditures is included in selling expense in the accompanying consolidated statements of operations.

    EDITORIAL COSTS--All editorial costs are expensed as incurred.

CASH AND CASH EQUIVALENTS

    The Company considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of professional books published and sold by the Company and related binding materials utilized. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture, equipment and purchased software are depreciated on a straight-line basis over their respective estimated useful lives. Repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the lives of the improvements or the term of the related lease, whichever is shorter.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INTANGIBLE ASSETS

    Intangible assets include deferred financing costs with the amortization and/or write-off of such costs classified as part of amortization expense. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

3. PROPERTY, PLANT AND EQUIPMENT, NET

    The following is a summary of property, plant and equipment at December 21, 1997:

                                                                                   ESTIMATED
                                                                                    USEFUL
                                                               (IN THOUSANDS)        LIVES
                                                               ---------------  ---------------
Computer equipment and purchased software....................     $   2,971     6 years
Furniture and office equipment...............................         1,210     5 to 9 years
Leasehold improvements.......................................           613     7 to 10 years
                                                                     ------
                                                                      4,794
Less--accumulated depreciation and amortization..............        (2,250)
                                                                     ------
                                                                  $   2,544
                                                                     ------
                                                                     ------

4. INTANGIBLE ASSETS, NET

    The following is a summary of intangible assets at December 21, 1997:

                                                                                 AMORTIZATION
                                                                 (IN THOUSANDS)    PERIODS
                                                                 --------------  ------------
Goodwill.......................................................    $  135,519       20 years
Deferred financing costs.......................................         1,138        7 years
                                                                 --------------
                                                                      136,657
Less--accumulated amortization.................................       (14,306)
                                                                 --------------
                                                                   $  122,351
                                                                 --------------
                                                                 --------------

    Total amortization expense of intangibles was approximately $6,709,000 for the period ended December 21, 1997.

5. LONG-TERM DEBT

    Long-term debt was comprised of the following at December 21, 1997:

                                                                                (IN THOUSANDS)
                                                                                --------------
Revolving credit facilities...................................................    $   59,500
Less-current portion of revolving credit facilities reduction amount..........        --
                                                                                     -------
                                                                                  $   59,500
                                                                                     -------
                                                                                     -------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

5. LONG-TERM DEBT (CONTINUED)
REVOLVING CREDIT FACILITIES

    On December 1, 1995, the Company entered into a revolving credit facility agreement (the "Credit Agreement") with The First National Bank of Boston (the "Bank"), as a lender and as agent for other lenders, under which NAI borrowed $15,674,061 and NYLP borrowed $55,225,939 (aggregating $70,900,000) in connection with Boston Ventures' acquisition of the Company. Upon NAI's merger into National, NYLP assumed the $15,674,061 of Bank debt, in the form of a dividend from NYLP to National. The Company's borrowing capacity under the revolving credit facility, including cash loans and standby letters of credit of up to $6 million, was $70.5 million through December 21, 1997, and decreases semi-annually until final maturity on December 31, 2002 as follows:

PERIOD                                                                              AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
January 1, 1998 through June 29, 1998.........................................    $   67,000
June 30, 1998 through December 30, 1998.......................................        63,250
December 31, 1998 through June 29, 1999.......................................        59,500
June 30, 1999 through December 30, 1999.......................................        55,250
December 31, 1999 through June 29, 2000.......................................        51,000
June 30, 2000 through December 30, 2000.......................................        45,750
December 31, 2000 through June 29, 2001.......................................        40,500
June 30, 2001 through December 30, 2001.......................................        33,750
December 31, 2001 through June 29, 2002.......................................        27,000
June 30, 2002 through final maturity date.....................................        19,000
Final maturity date (December 31, 2002)

    Available borrowings under this facility are further limited by the sum of
(a) the Company's letter of credit exposure and (b) certain stipulated percentages of excess cash flow based on the ratio of the Company's consolidated funded debt to consolidated operating cash flow, as defined. Outstanding borrowings under the facility bear interest at a fluctuating rate, subject to the Company's elected pricing option, at either the Base Rate, Eurodollar Rate, and/or CD Rate, plus a variable margin based on the Company's ratio of consolidated funded debt to consolidated operating cash flow, as defined. The interest rate under this revolving credit facility approximated 8.0% for the period ended December 21, 1997. Commitment fees are charged and payable quarterly at either a .375% or .500% annual rate, depending on the Company's ratio of consolidated funded debt to consolidated operating cash flow for the immediately preceding quarter (the "Quarterly Funded Debt Ratio") and on the average daily unused portion of the revolving credit facility. In addition, letter of credit usage fees are payable at rates which range between 1.25% and 2.5% depending on the Quarterly Funded Debt Ratio and on the daily letter of credit exposure during the three month period or portion thereof ending on such payment date. The revolving credit facility is secured by the assets of National and NYLP and the stock of NYLP and its subsidiaries.

    The Credit Agreement requires, among other things, that the Company maintain certain minimum levels of consolidated operating cash flow and certain prescribed ratios of consolidated funded debt to consolidated operating cash flows, consolidated operating cash flow to interest expense and consolidated adjusted operating cash flow to consolidated fixed charges, as defined. The Credit Agreement contains other restrictive covenants, including limitations on indebtedness, investments and acquisitions, the disposition of assets, transactions with affiliates and distributions to stockholders.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

5. LONG-TERM DEBT (CONTINUED)
    The Agreement provides that within 10 days after the Eurodollar Basic Rate for three month Eurodollar Pricing Options first exceeds 5.875% per annum, the Company will obtain and thereafter keep in effect one or more interest rate protection agreements covering a notional amount of at least 50% of the outstanding borrowings under the revolving credit facility for an aggregate period of not less than two years.

6. INCOME TAXES

    National and its subsidiaries file a consolidated Federal and combined New York State and New York City income tax returns. NYLP also files income tax returns in California and the District of Columbia. At December 21, 1997, National had a net operating loss carryforwards available to offset future taxable income for Federal income tax purposes of approximately $2.0 million. These carryforwards expire in the years 2004 through 2010 and, as a result of the change in ownership described in Note 1, are subject to the limitations of Internal Revenue Code Section 382. At December 21, 1997, National had approximately $75,000 of operating loss carryforwards for New York State and New York City income tax purposes.

    The provision for income taxes is comprised of the following for the period from January 1, 1997 to December 21, 1997:

Current--
  Federal..........................................................  $   1,830
  State and local..................................................        610
                                                                     ---------
                                                                     $   2,440
                                                                     ---------
Deferred--
  Federal..........................................................         50
  State and local..................................................         18
                                                                     ---------
                                                                     $      68
                                                                     ---------
                                                                     $   2,508
                                                                     ---------
                                                                     ---------

    The reconciliation between the provision for income taxes and the amount computed by applying the statutory Federal income tax rate to loss before income taxes is as follows for the period from January 1, 1997 to December 21, 1997:

Federal statutory income taxes......................................  $    (947)
Permanent differences (principally goodwill amortization)...........      2,391
State and local income taxes, net of Federal benefit................        352
Other...............................................................        712
                                                                      ---------
                                                                      $   2,508
                                                                      ---------
                                                                      ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

7. STOCKHOLDERS' EQUITY

STOCK OPTIONS

    In connection with and as a condition of Boston Ventures' acquisition, the Company entered into a stock option agreement (the "Agreement") with Finkelstein which, subject to certain terms and conditions of the Agreement, granted Finkelstein an option to purchase an aggregate of approximately 6,461 shares of National's common stock. One-third of the shares covered by the option vest and become exercisable in 60 equal installments of approximately 36 shares on the last day of each month commencing on January 31, 1996 and continuing until December 31, 2000. The remaining shares vest and become exercisable, subject to the Company's attainment of two separate annual operating cash flow targets, as defined, in equal annual installments of approximately 431 shares or approximately 862 shares, respectively (if such respective operating cash flow targets are reached), on December 31, 1996 through 2000 or upon sale, subject to achieving certain performance targets. The vesting of all shares is generally subject to Finkelstein being employed by the Company on such dates. The shares are exercisable at a price of approximately $1,083 per share and expire on the tenth anniversary date of the Agreement.

STOCKHOLDERS' AGREEMENT

    On December 1, 1995, Boston Ventures, National and Finkelstein entered into a stockholders' agreement which, among other things, allows Finkelstein, upon the nonrenewal of his employment, as defined in his employment agreement to require the Company to purchase all of his shares and liquidate and cash out his vested option shares for fair value. The Company's obligation to acquire Finkelstein's shares is subject to it being permitted by the Credit Agreement and applicable law to do so. In addition, the stockholders' agreement gives the Company, along with Boston Ventures, the right of first refusal with respect to Finkelstein's shares.

8. RETIREMENT PLANS

    The Company has a 401(k) profit sharing plan (the "Plan") for all eligible employees who have completed one year of service. Under the Plan, the Company has the option of making a matching contribution of up to 3% of a participant's compensation. The Company may also annually contribute additional discretionary amounts to participants. For the period ended December 21, 1997, the Company did not make any matching discretionary contributions to the Plan.

    In addition, approximately twenty Company employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. Company contributions to these retirement plans for the period ended December 21, 1997 were approximately $474,000.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

    The Company leases office space under non-cancelable operating leases which expire at various dates through October 2008. At December 21, 1997, the future minimum payments due under these leases, net of sublease income are as follows:

YEARS ENDING DECEMBER 31,                                                           AMOUNT
------------------------------------------------------------------------------  --------------
                                                                                (IN THOUSANDS)
1998..........................................................................         1,093
1999..........................................................................         1,173
2000..........................................................................         1,177
2001..........................................................................         1,177
Thereafter....................................................................         8,611
                                                                                     -------
                                                                                  $   13,231
                                                                                     -------
                                                                                     -------

    Rent expense, net of sublease income, was approximately $1,153,000 for the period ended December 21, 1997.

    At December 21, 1997, the Company had a letter of credit outstanding of approximately $533,000 for the security deposit on its corporate office space.

EMPLOYMENT AGREEMENT

    In connection with Boston Ventures' December 1, 1995 acquisition of the Company, Finkelstein entered into a long-term employment agreement (the "Employment Agreement") with the Company. The initial term of the Employment Agreement is through December 31, 2000 and provides for, among other things, an annual base salary which, beginning on June 30, 1996, and annually thereafter, is to be increased by the greater of (i) 5% or (ii) the annual increase in the consumer price index for all urban consumers not in excess of 8%.

LEGAL MATTERS

    The Company is subject to certain legal actions and complaints that arise in the ordinary course of its business. In the opinion of management, the amount of the ultimate liability, if any, which may result from these legal actions and complaints will not materially affect the consolidated financial statements of the Company.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments, none of which are held for trading purposes. These financial instruments consist of cash and cash equivalents, long-term debt and interest rate protection agreements. The Company estimates that the fair value of all financial instruments at December 21, 1997 does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheet.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                               DECEMBER 21, 1997

11. SUBSEQUENT EVENT

    On December 22, 1997, Boston Ventures and Mr. James A. Finkelstein completed a Stock Purchase Agreement with American Lawyer Media, LLC for the sale of NLP. The purchase price for the NLP acquisition was approximately $203,200,000 in cash. In connection with the sale of the Company, Boston Ventures cashed out options held by certain management employees with a portion of the proceeds of the sale. The payment totaled approximately $6,926,000 which is included as a special compensation charge in the accompanying consolidated statement of operations (see Note 7).

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                           1997
                                                                                                        ----------
                                                ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................................  $      286
  Accounts receivable, net of allowances for doubtful accounts and sales returns of $717..............       7,248
  Inventories, net....................................................................................         872
  Deferred income taxes...............................................................................       3,643
  Other current assets................................................................................         577
                                                                                                        ----------
    Total current assets..............................................................................      12,626

PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation and amortization of $1,871.............       2,633
INTANGIBLE ASSETS, net of accumulated amortization of $9,332..........................................     127,325
DEFERRED INCOME TAXES.................................................................................         577
OTHER ASSETS..........................................................................................       1,572
                                                                                                        ----------
    Total assets......................................................................................  $  144,733
                                                                                                        ----------
                                                                                                        ----------
                                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable....................................................................................  $    1,722
  Accrued expenses....................................................................................       2,909
  Deferred income (including deferred subscription income of $9,068)..................................      10,016
                                                                                                        ----------
    Total current liabilities.........................................................................      14,647
                                                                                                        ----------
LONG-TERM DEBT........................................................................................      66,200
                                                                                                        ----------
OTHER NONCURRENT LIABILITIES..........................................................................       1,596
                                                                                                        ----------
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 125,000 shares authorized; 89,609 shares issued and outstanding.......           1
  Paid-in capital.....................................................................................      66,165
  Accumulated (deficit)...............................................................................      (3,876)
                                                                                                        ----------
    Total stockholders' equity........................................................................      62,290
                                                                                                        ----------
    Total liabilities and stockholders' equity........................................................  $  144,733
                                                                                                        ----------
                                                                                                        ----------

       The accompanying notes are an integral part of this balance sheet

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                 (IN THOUSANDS)

REVENUES:
  Periodicals
    Advertising...................................................................  $   6,349
    Subscription..................................................................      2,314
  Ancillary products and services.................................................      2,861
  Internet services...............................................................        271
                                                                                    ---------
    Total net revenues............................................................     11,795
                                                                                    ---------
OPERATING EXPENSES:
  Editorial.......................................................................      1,420
  Production and distribution.....................................................      2,267
  Selling.........................................................................      2,120
  General and administrative......................................................      2,431
  Internet services...............................................................        411
  Depreciation and amortization...................................................      1,890
                                                                                    ---------
    Total operating costs and expenses............................................     10,539
                                                                                    ---------
    Operating income..............................................................      1,256

INTEREST EXPENSE, NET.............................................................     (1,378)
                                                                                    ---------
    Loss before income taxes......................................................       (122)

PROVISION FOR INCOME TAXES........................................................       (754)
                                                                                    ---------
    Net loss......................................................................  $    (876)
                                                                                    ---------
                                                                                    ---------

         The accompanying notes are an integral part of this statement.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                 (IN THOUSANDS)

                                                           COMMON     PAID-IN   ACCUMULATED   TREASURY
                                                            STOCK     CAPITAL    (DEFICIT)      STOCK      TOTAL
                                                          ---------  ---------  ------------  ---------  ---------
BALANCE AT DECEMBER 31, 1996............................  $       1  $  66,165   $   (3,000)  $  --      $  63,166
  Net loss..............................................     --         --             (876)     --           (876)
                                                          ---------  ---------  ------------  ---------  ---------
BALANCE AT MARCH 31, 1997...............................  $       1  $  66,165   $   (3,876)  $  --      $  62,290
                                                          ---------  ---------  ------------  ---------  ---------
                                                          ---------  ---------  ------------  ---------  ---------

         The accompanying notes are an integral part of this statement.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                   FOR THE THREE MONTHS ENDED MARCH 31, 1997

                                 (IN THOUSANDS)

                                                                                                           1997
                                                                                                        ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss............................................................................................  $     (876)
  Adjustments to reconcile net loss to net cash provided by operating activities
    Depreciation and amortization.....................................................................       1,890
    Decrease in deferred income taxes.................................................................         650
    Changes in operating assets and liabilities
      Decrease in accounts receivable.................................................................         140
      (Increase) in inventories.......................................................................         (36)
      Decrease in prepaid expenses and other current assets...........................................         201
      (Increase) in other assets......................................................................         (11)
      Increase in accounts payable and accrued expenses...............................................       1,115
      Increase in deferred income.....................................................................         868
      Increase in other noncurrent liabilities........................................................          25
                                                                                                        ----------
        Net cash provided by operating activities.....................................................       3,966
                                                                                                        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to furniture, equipment and leasehold improvements........................................        (168)
                                                                                                        ----------
        Net cash used in investing activities.........................................................        (168)
                                                                                                        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayments of debt..................................................................................      (4,100)
                                                                                                        ----------
        Net cash used in financing activities.........................................................      (4,100)
                                                                                                        ----------
        Net decrease in cash and cash equivalents.....................................................        (302)
CASH AND CASH EQUIVALENTS, beginning of period........................................................         588
                                                                                                        ----------
CASH AND CASH EQUIVALENTS, end of period..............................................................  $      286
                                                                                                        ----------
                                                                                                        ----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the period for:
    Interest..........................................................................................  $      536
                                                                                                        ----------
    Income taxes......................................................................................  $   --
                                                                                                        ----------

         The accompanying notes are an integral part of this statement.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF PRESENTATION

    The unaudited financial statements for the three months ended March 31, 1997 have been prepared in accordance with the instructions to Form 10-Q and include, in the opinion of management, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for such periods. They do not, however, include all of the information and disclosures required by generally accepted accounting principles for complete financial statements. For further information, reference is made to the financial statements for the fiscal year ended December 31, 1996 and the footnotes related thereto included in American Lawyer Media, Inc.'s 1997 Annual Report on Form 10-K. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of the results of operations for the full year.

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CONCENTRATIONS OF CREDIT RISK

    National Law Publishing Company, Inc.'s ("NLP's") financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. NLP believes it is not exposed to any significant credit risk related to cash and cash equivalents. Concentrations of credit risk with respect to trade accounts receivables are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising NLP's customer base. Such Legal Ad Agents do not have significant liquid net worth and, as a result, NLP is exposed to a certain level of credit concentration risk in this area, for which NLP believes it has adequately provided.

REVENUE RECOGNITION

    Periodical Advertising revenues are generated from the placement of display and classified advertisements, as well as legal notices, in NLP's publications. Advertising revenue is recognized upon release of the related publications.

    Periodical Subscription revenues are recognized on a pro rata basis as issues of a subscription are served.

    Ancillary revenues consist principally of newsletter subscriptions, sales of professional books, seminar income and income from electronic products. Book revenues are recognized upon shipment and are reflected net of estimated returns. Newsletter revenues are recognized on the same basis as subscription revenues. Seminar revenues are recognized when the seminar is held. Income from electronic products is recognized monthly as the service is provided.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                                 MARCH 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    Internet Service revenues consist primarily of revenues from subscriptions and advertising. Internet subscription income is recognized on a pro-rata basis over the life of a subscription, generally one year. Internet advertising revenues are recognized upon the release of an advertisement on the website.

DEFERRED SUBSCRIPTION INCOME

    Deferred subscription income results from advance payments or orders for subscriptions received from subscribers and is amortized on a straight-line basis over the life of the subscription as issues are served. Subscription receivables of approximately $1,599,000 are included in accounts receivable in the accompanying consolidated balance sheet.

EXPENSE RECOGNITION

    ADVERTISING AND PROMOTION COSTS Advertising expenditures are expensed when the particular advertisement is released. The Company capitalizes direct response promotion costs. At March 31, 1997 approximately $1,407,000 of direct response promotional costs was recorded in other assets on the accompanying consolidated balance sheet. Advertising expense was approximately $819,000 for the three months ended March 31, 1997. The amortization of direct response promotion expenditures is included in selling expense in the accompanying consolidated statement of operations.

    EDITORIAL COSTS  All editorial costs are expensed as incurred.

CASH AND CASH EQUIVALENTS

    NLP considers time deposits and certificates of deposit with original maturities of three months or less to be cash equivalents.

INVENTORIES

    Inventories consist principally of professional books published and sold by NLP and related binding materials utilized. Inventories are stated at the lower of cost, as determined by the average cost method, or market.

PROPERTY, PLANT AND EQUIPMENT

    Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture, equipment and purchased software are depreciated on a straight-line basis over their respective estimated useful lives. Repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the lives of the improvements or the term of the related lease, whichever is shorter.

INTANGIBLE ASSETS

    Intangible assets include deferred financing costs with the amortization and/or write-off of such costs classified as part of amortization expense. Goodwill represents the excess of purchase price over the fair value of net assets acquired.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                                 MARCH 31, 1997

2. LONG-TERM DEBT

    On December 1, 1995, NLP entered into a revolving credit facility agreement (the "Credit Agreement") with the First National Bank of Boston (the "Bank"), as a lender and as an agent for other lenders, under which NLP Acquisition Co., Inc. ("NAI") borrowed $15,674,061 and The New York Law Publishing Company ("NYLP") borrowed $55,225,939 (aggregating $70,900,000) in connection with Boston Ventures' acquisition of NLP. Upon NAI's merger into NLP, NYLP assumed the $15,674,061 of Bank debt, in the form of a dividend from NYLP to NLP. NLP's borrowing capacity under the Credit Agreement, including cash loans and standby letters of credit of up to $6.0 million, is $74.0 million at March 31, 1997, and decreases semi-annually to $70.5 million on December 30, 1997. As of March 31, 1997, $66.2 million was outstanding under the Credit Agreement.

    The Credit Agreement requires, among other things, that NLP maintain certain minimum levels of consolidated operating cash flow and certain prescribed ratios of consolidated funded debt to consolidated operating cash flows, consolidated operating cash flow to interest expense and consolidated adjusted operating cash flow to consolidated fixed charges, as defined. The Credit Agreement contains other restrictive covenants, including limitations on indebtedness, investments and acquisitions, the disposition of assets, transactions with affiliates and distributions to stockholders.

                          INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
National Law Publishing Company, Inc.

    We have audited the consolidated balance sheets of National Law Publishing Company, Inc. (the "Company") as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

    As discussed in Note 1, the Company's 1995 consolidated financial statements, effective December 1, 1995, reflect the push down accounting effects of Boston Ventures' acquisition cost for the Company. The consolidated financial statements for the eleven month period prior to December 1, 1995 do not reflect the push down accounting effects of the acquisition cost basis of the Company's former stockholders.

                                          LESLIE SUFRIN AND COMPANY, P.C.

New York, New York
February 19, 1997, except as to Note 7
which date is March 27, 1997

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1995
                                 (IN THOUSANDS)

                                                                                               1996        1995
                                                                                            ----------  ----------
                                                      ASSETS

Current assets:
  Cash and cash equivalents...............................................................  $      588  $      101
  Accounts receivable, net of allowances for doubtful accounts and sales returns of $1,086
    in 1996 and $1,159 in 1995............................................................       6,997       6,496
  Inventories, net........................................................................         836         784
  Deferred tax benefits (Note 9)..........................................................       4,293       3,208
  Prepaid expenses and other current assets...............................................         778         860
                                                                                            ----------  ----------
      Total current assets................................................................      13,492      11,449
Furniture, equipment and leasehold improvements, net (Note 4).............................       2,621       2,664
Intangible assets, net (Note 5)...........................................................     129,060     134,738
Deferred tax benefits (Note 9)............................................................         577       4,354
Other assets (Note 6).....................................................................       1,561         920
                                                                                            ----------  ----------
                                                                                            $  147,311  $  154,125
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses...................................................  $    3,516  $    4,253
  Current portion of long-term debt.......................................................       3,300          --
  Due to stockholder (Note 7).............................................................          --       5,000
  Deferred revenue........................................................................       8,757       6,913
                                                                                            ----------  ----------
      Total current liabilities...........................................................      15,573      16,166
Long-term debt (Note 7)...................................................................      67,000      70,900
Other non-current liabilities.............................................................       1,571       1,439
Commitments and contingencies
Stockholders' equity (Note 10):
  Common stock, $.01 par value; 125,000 shares authorized; 89,609 shares issued and
    outstanding...........................................................................           1           1
  Additional paid-in capital..............................................................      66,165      66,165
  Accumulated (deficit)...................................................................      (2,999)       (546)
                                                                                            ----------  ----------
      Total stockholders' equity..........................................................      63,167      65,620
                                                                                            ----------  ----------
                                                                                            $  147,311  $  154,125
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

REVENUES:                                                                     1996       1995
                                                                            ---------  ---------
  Periodicals
  Advertising.............................................................  $  23,319  $  21,387
  Subscription............................................................      9,759      9,694
  Ancillary products and services.........................................     13,398     12,729
  Internet services.......................................................        747        264
                                                                            ---------  ---------
      Total net revenues..................................................     47,223     44,074
                                                                            ---------  ---------
OPERATING COSTS AND EXPENSES:
  Editorial...............................................................      5,929      5,778
  Production and distribution.............................................      8,679      8,146
  Selling.................................................................      8,991      9,776
  General and administrative..............................................      8,047      7,620
  Internet services.......................................................      1,704      2,947
  Depreciation and amortization...........................................      7,487      6,329
                                                                            ---------  ---------
      Total operating costs and expenses..................................     40,837     40,596
                                                                            ---------  ---------
    Operating income......................................................      6,386      3,478
INTEREST EXPENSE, NET.....................................................     (6,013)    (5,458)
OTHER INCOME (EXPENSE)(Note 11)...........................................        181       (211)
                                                                            ---------  ---------
      Total other (expense)...............................................     (5,832)    (5,669)
                                                                            ---------  ---------
INCOME (LOSS) BEFORE INCOME TAXES.........................................        554     (2,191)
(PROVISION) BENEFIT FOR INCOME TAXES (Note 9).............................     (3,007)       523
                                                                            ---------  ---------
NET (LOSS)................................................................  $  (2,453) $  (1,668)
                                                                            ---------  ---------
                                                                            ---------  ---------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                      ADDITIONAL
                                                          COMMON       PAID-IN    ACCUMULATED    TREASURY
                                                           STOCK       CAPITAL     (DEFICIT)      STOCK       TOTAL
                                                       -------------  ----------  ------------  ----------  ----------
Balance, January 1, 1995.............................    $       1    $    2,261   $  (35,910)  $  (11,194) $  (44,842)
Elimination of accumulated deficit and treasury stock
  at December 1, 1995 resulting from Boston Ventures'
  acquisition of approximately 94.3% of the Company
  (Note 1)...........................................       --           (48,226)      37,032       11,194      --
Fair value and other adjustments related to Boston
  Ventures' acquisition..............................       --           112,130       --           --         112,130
Net (loss) for the year ended December 31, 1995......       --            --           (1,668)      --          (1,668)
                                                                --
                                                                      ----------  ------------  ----------  ----------
Balance, December 31, 1995...........................            1        66,165         (546)      --          65,620
Net (loss) for the year ended December 31, 1996......       --            --           (2,453)      --          (2,453)
                                                                --
                                                                      ----------  ------------  ----------  ----------
Balance, December 31, 1996...........................    $       1    $   66,165   $   (2,999)  $   --      $   63,167
                                                                --
                                                                --
                                                                      ----------  ------------  ----------  ----------
                                                                      ----------  ------------  ----------  ----------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                 (IN THOUSANDS)

                                                                                                1996        1995
                                                                                              ---------  ----------
Cash flows from operating activities:
  Net (loss)................................................................................  $  (2,453) $   (1,668)
  Adjustments to reconcile net (loss) to net cash provided by operating activities:
    Depreciation and amortization...........................................................      7,487       6,329
    Provision for deferred rent.............................................................        136         238
    Deferred income taxes...................................................................      2,692        (546)
    Loss on disposal of fixed assets........................................................          9      --
    Changes in operating assets and liabilities:
      (Increase) in accounts receivable.....................................................       (335)       (247)
      (Increase) in inventories.............................................................        (52)       (104)
      (Increase) decrease in prepaid expenses and other current assets......................         82        (189)
      (Increase) in other assets............................................................       (641)       (899)
      Increase (decrease) in accounts payable and accrued expenses..........................       (737)        965
      Increase (decrease) in deferred revenue...............................................        432        (178)
      (Decrease) in other non current liabilities...........................................         (4)        (11)
                                                                                              ---------  ----------
        Net cash provided by operating activities...........................................      6,616       3,690
                                                                                              ---------  ----------
Cash flows from investing activities:
    Additions to furniture, equipment and leasehold improvements............................       (512)       (608)
    Additions to intangible assets..........................................................        (17)     --
                                                                                              ---------  ----------
        Net cash (used in) investing activities.............................................       (529)       (608)
                                                                                              ---------  ----------
Cash flows from financing activities:
    Payments on line of credit..............................................................     (8,524)    (44,600)
    Payment of stockholder debt.............................................................     (5,000)     --
    Proceeds from line of credit............................................................      7,924      --
    Payment of deferred financing costs.....................................................     --          (1,138)
    Payment of acquisition costs............................................................     --          (2,839)
    Payment of subordinated debt............................................................     --         (10,000)
    Issuance of long-term debt..............................................................     --          70,900
    Purchase of stock, warrants and options.................................................     --         (15,674)
                                                                                              ---------  ----------
        Net cash (used in) financing activities.............................................     (5,600)     (3,351)
                                                                                              ---------  ----------
  Net increase (decrease) in cash and cash equivalents......................................        487        (269)
  Cash and cash equivalents--beginning of year..............................................        101         370
                                                                                              ---------  ----------
  Cash and cash equivalents--end of year....................................................  $     588  $      101
                                                                                              ---------  ----------
                                                                                              ---------  ----------
Supplemental disclosure of cash flow information:
    Cash paid during the year for:
      Interest..............................................................................  $   6,198  $    5,303
                                                                                              ---------  ----------
                                                                                              ---------  ----------
      Income taxes..........................................................................  $     117  $       91
                                                                                              ---------  ----------
                                                                                              ---------  ----------
Supplemental disclosure of non cash activities: Issuance of note payable to stockholder in connection with the acquisition of a portion of such stockholder's common stock on
  December 1, 1995 (Notes 1 and 7)..........................................................  $  --      $    5,000
                                                                                              ---------  ----------
                                                                                              ---------  ----------
    Push-down of acquisition cost in excess of fair value of net assets acquired resulting
      in an increase of stockholders' equity................................................  $  --      $   45,964
                                                                                              ---------  ----------
                                                                                              ---------  ----------
    Purchase price adjustment related principally to the revaluation of deferred subscription income at the acquisition date resulting in a corresponding increase to
      goodwill..............................................................................  $   1,246  $   --
                                                                                              ---------  ----------
                                                                                              ---------  ----------

                            See accompanying notes.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION, NATURE OF BUSINESS AND CHANGE IN OWNERSHIP

    The National Law Publishing Company, Inc. ("National") through its wholly owned operating subsidiary, New York Law Publishing Company, Inc. ("NYLP") is a leading publisher of periodicals, books and newsletters as well as a provider of seminars and electronic information services targeted to the U.S. legal community. NYLP's principal periodical publications are NEW YORK LAW JOURNAL (a daily newspaper), THE NATIONAL LAW JOURNAL (a weekly publication) and LAW TECHNOLOGY PRODUCT NEWS (published 12 times per year). NYLP also wholly owns Law Journal EXTRA!, Inc. ("LJX"). LJX is an online service available on the World Wide Web providing access to various legal information and related services including electronic versions of NYLP's principal periodicals. In addition to NYLP, National also owns all outstanding shares of PPC Publishing Corporation ("PPC"), whose sole asset is 25,000 shares of National's common stock. National and its subsidiaries are collectively referred to as the "Company".

    On December 1, 1995, Boston Ventures Limited Partnership IV and Boston Ventures Limited Partnership IVA (collectively, "Boston Ventures"), through a wholly-owned subsidiary, NLPC Acquisition, Inc. ("NAI"), acquired approximately 71,308 shares of National's common stock from Apollo Publishing Partners, L.P. ("Apollo") and James A. Finkelstein ("Finkelstein"), the chief executive of the Company, and initiated a series of related transactions which resulted in Boston Ventures acquiring approximately 94.3% of National for $141,958,454 in cash plus acquisition related costs of $757,000. The following summarizes the series of transactions which have been accounted for as acquisition related:

      (i)  Purchase by NAI of 71,308.0851 shares of National stock (65,000 and        $77,258,645
           6,308.0851 shares acquired from Apollo and Finkelstein, respectively)....
     (ii)  Cash settlement and cancellation of a Finkelstein stock option and Apollo    9,415,417
           stock warrant of 9,756 shares and 1,407 shares, respectively.............
    (iii)  Payment of NYLP bank debt and related accrued interest...................   43,083,087
     (iv)  Payment of National 13% subordinated notes and related accrued              10,119,167
           interest.................................................................
      (v)  Payment of certain agreed upon transaction related expenses incurred by      2,082,138
           the Company on behalf of Apollo and Finkelstein..........................
                                                                                      -----------
                                                                                      $141,958,454
                                                                                      -----------
                                                                                      -----------

    In addition, on December 1, 1995, NAI was merged into National, with National as the surviving corporation. In connection with the merger, Boston Ventures received 60,916.5954 shares of National's common stock (approximately 94.3% of National's outstanding stock) in exchange for its shares of NAI. Finkelstein retained 3,691.9149 shares of National, approximately 5.7% of its outstanding stock. In addition, under a related stock option agreement, Finkelstein was granted options to acquire up to an additional approximate 6,461 shares of National which vest, subject to certain employment and operating performance criteria, over a five year period (See Note 10).

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    A) BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of National and its direct and indirect wholly-owned subsidiaries. As a result of the acquisition by Boston Ventures of approximately 94.3% of National's common stock on December 1, 1995, the Company's assets and liabilities were adjusted to fair value under what is commonly referred to as push down accounting. Since the fair value of the Company's

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) tangible net assets approximated book value, the effect of applying push down accounting has been to record goodwill and to adjust stockholders' equity (deficiency) on that date to reflect Boston Ventures' acquisition cost. Finkelstein's continuing interest in the Company has been reflected at its historical cost basis and not at its $4 million stipulated fair value at the time of Boston Ventures' acquisition. Had the Company made adjustments to "push down" Finkelstein's approximate 5.7% interest at its stipulated fair value, the Company's intangible assets and stockholders' equity at December 31, 1995 would have each increased by $3,818,000 and its 1995 amortization expense and net loss would have each increased by $16,000.

    The Company's results of operations for the eleven months ended November 30, 1995 do not include push down accounting adjustments reflecting Apollo's and Finkelstein's respective costs bases in the Company.

    The consolidated statements of operations for 1995 reflects the Company's consolidated results of operations for (i) the eleven months ended November 30, 1995 (the "Predecessor Period") determined without regard to the effects of push down accounting and (ii) the month of December 1995 (the "Successor Period") which reflects the effects of such push down accounting. The consolidated results of operations for the Successor Period and Predecessor Periods are summarized in Note 15.

    All significant intercompany items and transactions have been eliminated in consolidation.

    B) USE OF ESTIMATES

    The accompanying consolidated financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include certain amounts that are based, in part, on management's best estimates and judgments. These estimates and judgments affect the reported amounts of assets and liabilities and the amount of reported revenues and expenses. Actual results could differ from these estimates and judgments.

    C) CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid short-term investments purchased with an original maturity of three months or less to be cash equivalents.

    D) CONCENTRATIONS OF CREDIT RISK

    The Company's financial instruments that are exposed to concentration of credit risk consist primarily of cash and cash equivalents and trade accounts receivable. The Company's cash and cash equivalent balances are principally maintained with one financial institution. At times, such balances may be in excess of Federally insured limits; however, the Company believes it is not exposed to any significant credit risk in this area. Concentrations of credit risk with respect to trade accounts receivable are, except for amounts due from legal advertising ad agents ("Legal Ad Agents"), generally limited due to the large number of customers comprising the Company's customer base. Approximately $8.4 million in 1996 and $7.6 million in 1995 of advertising revenues relate to legal advertising in New York Law Journal. A significant portion of such revenue is generated through Legal Ad Agents. Such Legal Ad Agents do not have significant liquid net worth, and, as a result, the Company is exposed to a certain level of credit concentration risk in this area, which it believes it has adequately provided for.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    During 1995, the Company determined that its provisions for doubtful accounts with respect to revenues recognized in years prior to 1995, principally with respect to its legal advertising revenues, should be increased by $946,000 due to, among other things, the concentration of credit risk associated with Legal Ad Agents. This additional provision for doubtful accounts has been included in selling expense in the accompanying 1995 consolidated statements of operations.

    The Company's recurring provision for doubtful accounts, which is based on a review of its customer accounts, is included in selling and shipping expense in the accompanying consolidated statements of operations.

    E) INVENTORIES

    Inventories, consisting of book texts and related binding materials, are stated at the lower of cost or market, after appropriate reserves for obsolete inventories. Cost is determined by the average cost method.

    F) FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS

    Furniture, equipment and leasehold improvements are stated at cost less accumulated depreciation and amortization. Furniture, equipment and purchased software are depreciated on a straight-line basis over their respective estimated useful lives. Repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the lives of the improvements or the term of the related lease, whichever is shorter.

    G) INTANGIBLE ASSETS

    Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized on a straight-line basis over their respective useful lives. Intangible assets include deferred financing costs with the amortization and/or write-off of such costs classified as part of amortization expense rather than as interest expense. Goodwill represents the excess of purchase price over the fair value of net assets acquired, including, beginning on December 1, 1995, the push down accounting effects attributable to the Boston Ventures' acquisition of the Company (See Note 1). The Company periodically assesses the recoverability of goodwill by determining whether the amortization of goodwill over its estimated remaining life can be recovered through projected undiscounted future consolidated operating cash flows. The amount of goodwill impairment, if any, is charged to operations at the time impairment is determined by management. At December 31, 1996 and 1995, management determined that there was no impairment of goodwill.

    H) SOFTWARE DEVELOPMENT COSTS

    The Company capitalizes directly related software development costs incurred from the period technological feasibility is established until the product is ready for release. Amounts capitalized are amortized over the estimated useful life of the product and are evaluated by management, as to recoverability, based upon whether the estimated future undiscounted net cash flows from the product are sufficient to fully recover the unamortized remaining book value related to such product.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    I) REVENUE AND COST RECOGNITION

    REVENUES:

        (i) Advertising--Advertising revenues are recognized, net of related advertising agency commissions, on the date publications are released for sale. Revenues billed and/or received for advertisements to be released in future months are included in deferred revenue.

        (ii) Subscriptions--Sales of publication subscriptions are deferred and recognized as revenues over the term of the related subscriptions, principally one year.

       (iii) Books and related updates--Revenues are recognized upon shipment date and are reflected net of estimated returns.

        (iv) Seminars--Seminar revenues are recognized when the seminar is held.

    COST AND EXPENSES

        (i) Advertising and promotion costs--Advertising expenditures are expensed when the particular advertisement is released. Beginning in 1995, direct response promotion costs are capitalized, subject to a net recoverability evaluation, and amortized, on a straight-line basis, over their estimated future benefit period. The amortization of direct response promotion expenditures is included in selling and shipping expense in the accompanying consolidated statements of operations. Prior to 1995, direct response promotional costs were expenses upon advertisement and/or promotion release date (See Note 3).

        (ii) Editorial costs--All editorial costs are expensed as incurred.

       (iii) Rent expense--In accordance with generally accepted accounting principles, rent expense reflects the straight-line amortization, over the terms of the respective leases, of scheduled rent payments over such lease terms. The excess of recognized rent expense over rent payments made to date is included in the accompanying consolidated sheets as a deferred rent obligation, included as part of other non current liabilities.

        (iv) Barter revenue and expenses--Revenue from barter transactions (advertising space provided in exchange for goods and/or services) is recognized as income when the advertisement is run. Costs and expenses related to barter transactions are recognized when the merchandise and/or service is received. Barter revenue and barter expense is reflected net in the accompanying consolidated statements of operations.

    J) INTEREST EXPENSE

    Interest expense includes letter of credit usage and commitment fees and excludes the amortization and/or other charges related to deferred financing costs. With respect to interest rate swap agreements, the differential to be paid or received is accrued as interest rates change and is recognized as an adjustment to interest expense.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    K) INCOME TAXES

    The Company, for financial statement purposes, reports certain items of income and expense in periods different from when such items are reported for income tax purposes. The principal differences relate to the timing and deductibility of bad debt allowances and book returns, the capitalization of certain direct response promotional and inventory costs, depreciation of fixed assets, and the straight-line expense recognition of office space rentals. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and income tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. In addition, the tax benefit related to net operating loss carryforwards and alternative minimum tax ("AMT") credit carryforwards are reflected as deferred tax assets when the realization of such tax benefit is more likely than not. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Income tax expense for a particular period is equal to the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

    L) RECLASSIFICATIONS

    Certain reclassifications have been made to the 1995 consolidated financial statements to conform with the current year presentation.

3. DIRECT RESPONSE PROMOTIONAL COSTS

    Effective January 1, 1995, the Company adopted the American Institute of Certified Public Accountants' Statement of Position 93-7. "Reporting on Advertising Costs" (the "SOP"). The statement requires, among other things, that direct response advertising costs, whose primary purpose is to elicit sales to customers, be reported as an asset and amortized over the estimated period of future benefit. Under the Company's previous accounting policy, promotional and subscription acquisition costs were capitalized prior to the launching of a direct marketing or subscription acquisition campaign and then expensed when the promotional materials were mailed.

    At December 31, 1996 and 1995, approximately $1,203,000 and $583,000 of direct response promotional costs, net of accumulated amortization of $1,255,000 in 1996 and $224,000 in 1995 was recorded in other assets on the accompanying consolidated balance sheet. Advertising expense was approximately $2,707,000 for 1996 and $2,826,000 for 1995.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

4. FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

    The following is a summary of furniture, equipment and leasehold improvements at:

                                                                                  DECEMBER 31,
                                                                              --------------------     ESTIMATED
                                                                                1996       1995      USEFUL LIVES
                                                                              ---------  ---------  ---------------
                                                                                 (IN THOUSANDS)
Computer equipment and purchase software....................................  $   2,558  $   2,171  6 years
Furniture and office equipment..............................................      1,187      1,082  5 to 9 years
Leasehold improvements......................................................        589        579  7 to 10 years
                                                                              ---------  ---------
                                                                                  4,334      3,832
Less accumulated depreciation and amortization..............................     (1,713)    (1,168)
                                                                              ---------  ---------
                                                                              $   2,621  $   2,664
                                                                              ---------  ---------
                                                                              ---------  ---------

5. INTANGIBLE ASSETS, NET

    The following is a summary of intangible assets at:

                                                                                  DECEMBER 31,
                                                                             ----------------------  AMORTIZATION
                                                                                1996        1995       PERIODS
                                                                             ----------  ----------  ------------
                                                                                 (IN THOUSANDS)
Goodwill...................................................................  $  135,519  $  134,256          (*)
Deferred financing costs...................................................       1,138       1,138      7 years
                                                                             ----------  ----------
                                                                                136,657     135,394
Less accumulated amortization..............................................      (7,597)       (656)
                                                                             ----------  ----------
                                                                             $  129,060  $  134,738
                                                                             ----------  ----------
                                                                             ----------  ----------

------------------------

(*) 38 years for periods prior to December 1, 1995 and 20 years thereafter.

    Total amortization expense of intangibles was $6,941,000 and $5,303,000 for the years ended December 31, 1996 and 1995, respectively. The 1995 amortization expense includes an approximate $2 million charge relating to the unamortized deferred financing cost attributable to the Predecessor Credit Facility which was paid off as part of the Boston Ventures' December 1, 1995 acquisition. During 1996, the Company implemented systems which, among other operational and financial reporting enhancements, better quantify its deferred subscription obligation for certain publications. As permitted by generally accepted accounting principles, the Company has restated by approximately $1.3 million the goodwill recorded on December 1, 1995 to reflect the difference between the Company's deferred subscription obligation computed under its upgraded reporting systems and the amount estimated by management on that date.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

6. OTHER ASSETS

    Other assets is comprised of the following at:

                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------

                                                                                  (IN THOUSANDS)
Deferred direct response promotional costs (a)...............................  $   1,203  $     583
Capitalized software (b).....................................................        204        150
Security deposits (c)........................................................         97         89
Officers' life insurance--cash surrender value (d)...........................         43         83
Other........................................................................         14         15
                                                                               ---------  ---------
                                                                               $   1,561  $     920
                                                                               ---------  ---------
                                                                               ---------  ---------

------------------------

(a) Represents direct mail promotional costs that relate to SOP 93-7 (See Note
    3).

(b) During 1996, the Company introduced a CD-ROM Product. All development costs incurred capitalized and are being amortized over a three year period.

(c) Represents security deposits required for leased properties.

(d) Represents the cash value of life insurance purchased on a former officer.

7. LONG-TERM DEBT

    Long-term debt was comprised of the following at:

                                                                                DECEMBER
                                                                          --------------------
                                                                            1996       1995
                                                                          ---------  ---------

                                                                             (IN THOUSANDS)
Revolving Credit Facilities (a).........................................  $  70,300  $  70,900
Less: current portion of Revolving Credit Facilities reduction amount...     (3,300)    --
                                                                          ---------  ---------
                                                                          $  67,000  $  70,900
                                                                          ---------  ---------
                                                                          ---------  ---------

    (A) REVOLVING CREDIT FACILITIES

    On December 1, 1995, the Company entered into a revolving credit facility agreement (the "Credit Agreement") with The First National Bank of Boston (the "Bank"), as a lender and as agent for other lenders, under which NAI borrowed $15,674,061 and NYLP borrowed $55,225,939 (aggregating $70,900,000) in connection with Boston Ventures' acquisition of the Company. Upon NAI's merger into National, NYLP assumed the $15,674,061 of Bank debt, in the form of a dividend from NYLP to National. Therefore, at December 31, 1995, the entire Bank debt of $70.9 million was reflected as a NYLP borrowing. In addition, on January 2, 1996, NYLP borrowed approximately $5,022,000 from the Bank to pay the Finkelstein $5 million note and related accrued interest. The Finkelstein $5 million note was issued in connection with the December 1, 1995 acquisition of the Company (See Note 1). The Finkelstein note and related accrued interest was secured by an irrevocable letter of credit issued by the Bank. The

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

7. LONG-TERM DEBT (CONTINUED)
Company's borrowing capacity under the revolving credit facility, including cash loans and standby letters of credit of up to $6 million, was $80 million through December 30, 1996, and decreases semi-annually until final maturity on December 31, 2002 as follows:

PERIOD                                                                                                  AMOUNT
--------------------------------------------------------------------------------------------------  --------------
                                                                                                    (IN THOUSANDS)
December 31, 1996 through June 29, 1997...........................................................    $   74,000
June 30, 1997 through December 30, 1997...........................................................        70,500
December 31, 1997 through June 29, 1998...........................................................        67,000
June 30, 1998 through December 30, 1998...........................................................        63,250
December 31, 1998 through June 29, 1999...........................................................        59,500
June 30, 1999 through December 30, 1999...........................................................        55,250
December 31, 1999 through June 29, 2000...........................................................        51,000
June 30, 2000 through December 30, 2000...........................................................        45,750
December 31, 2000 through June 29, 2001...........................................................        40,500
June 30, 2001 through December 30, 2001...........................................................        33,750
December 31, 2001 through June 29, 2002...........................................................        27,000
June 30, 2002 through final maturity date.........................................................        19,000
Final maturity date (December 31, 2002)

    Available borrowings under this facility are further limited by the sum of
(a) the Company's letter of credit exposure and (b) certain stipulated percentages of excess cash flow based on the ratio of the Company's consolidated funded debt to consolidated operating cash flow, as defined. Outstanding borrowings under the facility bear interest at a fluctuating rate, subject to the Company's elected pricing option, at either the Base Rate, Eurodollar Rate, and/or CD Rate, plus a variable margin based on the Company's ratio of consolidated funded debt to consolidated operating cash flow, as defined. The interest rate under this revolving credit facility approximated 8.1% and 8.8% for the year and one month ended December 31, 1996 and 1995, respectively. Commitment fees are charged and payable quarterly at either a .375% or .500% annual rate, depending on the Company's ratio of consolidated funded debt to consolidated operating cash flow for the immediately preceding quarter (the "Quarterly Funded Debt Ratio") and on the average daily unused portion of the revolving credit facility. In addition, letter of credit usage fees are payable at rates which range between 1.25% and 2.5% depending on the Quarterly Funded Debt Ratio and on the daily letter of credit exposure during the three month period or portion thereof ending on such payment date. The revolving credit facility is secured by the assets of National and NYLP and the stock of NYLP and its subsidiaries.

    The Credit Agreement requires, among other things, the Company maintain certain minimum levels of consolidated operating cash flow and certain prescribed ratios of consolidated funded debt to consolidated operating cash flow, consolidated operating cash flow to interest expense and consolidated adjusted operating cash flow to consolidated fixed charges, as defined. The Credit Agreement contains other restrictive covenants, including limitations on indebtedness, investments and acquisitions, the disposition of assets, transactions with affiliates and distributions to stockholders.

    The Company, prior to December 1, 1995, had a revolving credit facility with two financial institutions (the "Predecessor Credit Facility"). The weighted average interest rates under the Predecessor Credit

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

7. LONG-TERM DEBT (CONTINUED)
Facility for the eleven months ended November 30, 1995 approximated 9%. The Predecessor Credit Facility was secured by the stock and assets of NYLP and any future NYLP subsidiaries.

    (B) INTEREST RATE PROTECTION AGREEMENTS

    The Agreement provides that within 10 days after the Eurodollar Basic Rate for three month Eurodollar Pricing Options first exceeds 5.875% per annum, the Company will obtain and thereafter keep in effect one or more interest rate protection agreements covering a notional amount of at least 50% of the outstanding borrowings under the revolving credit facility for an aggregate period of not less than two years.

8. OTHER NON-CURRENT LIABILITIES

    Other non-current liabilities was comprised of the following at:

                                                                               1996       1995
                                                                             ---------  ---------
                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                                (IN THOUSANDS)
Deferred rent (a)..........................................................  $   1,536  $   1,400
Rent Security and deposit--sublease........................................         23         22
Deferred compensation......................................................         12         17
                                                                             ---------  ---------
                                                                             $   1,571  $   1,439
                                                                             ---------  ---------
                                                                             ---------  ---------

------------------------

(a) Represents the cumulative excess of rent expense recognized in accordance with generally accepted accounting principles over cumulative cash rental payments made.

9. INCOME TAXES

    National and its subsidiaries file a consolidated Federal and combined New York State and New York City income tax returns. NYLP also files income tax returns in California and the District of Columbia. At December 31, 1996, National had net operating loss carryforwards available to offset future taxable income for Federal income tax purposes of approximately $11.2 million. These carryforwards expire in the years 2004 through 2010 and, as a result of the change in ownership described in Note 1, are subject to the limitations of Internal Revenue Code Section 382. At December 31, 1996, National had net operating loss carryforwards of approximately $5.3 million available to offset future taxable income for New York State and New York City income tax purposes which expire in the years 2005 through 2010.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

9. INCOME TAXES (CONTINUED)
    The benefit (provision) for income taxes is comprised of the following for the years ended:

                                                                                1996       1995
                                                                              ---------  ---------
                                                                                  DECEMBER 31,
                                                                              --------------------

                                                                                 (IN THOUSANDS)
Current:
  Federal...................................................................  $    (110) $      53
  State and local...........................................................       (205)       (76)
                                                                              ---------  ---------
                                                                                   (315)       (23)
                                                                              ---------  ---------

Deferred:
  Federal...................................................................     (1,621)       264
  State and local...........................................................     (1,071)       282
                                                                              ---------  ---------
                                                                                 (2,692)       546
                                                                              ---------  ---------
                                                                              $  (3,007) $     523
                                                                              ---------  ---------
                                                                              ---------  ---------

    Net deferred tax assets were comprised of the following at:

                                                                              1996       1995
                                                                            ---------  ---------
                                                                                DECEMBER 31,
                                                                            --------------------

                                                                               (IN THOUSANDS)
Deferred tax assets:
  Accounts receivable reserves............................................  $     268  $     357
  Inventory capitalization................................................        372        326
  Deferred rent...........................................................        715        651
  Federal, state and local operating loss carryforwards...................      4,472      6,674
  Federal AMT credit......................................................        139         33
                                                                            ---------  ---------
                                                                                5,966      8,041
                                                                            ---------  ---------

Deferred tax liabilities:
  Depreciation............................................................  $     442  $     140
  Deferred promotional costs..............................................        559        269
  Product development costs...............................................         95         70
                                                                            ---------  ---------
                                                                                1,096        479
                                                                            ---------  ---------
Net deferred tax assets...................................................  $   4,870  $   7,562
                                                                            ---------  ---------
                                                                            ---------  ---------

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

9. INCOME TAXES (CONTINUED)
    The presentation of deferred tax assets and liabilities on the accompanying consolidated balance sheet is as follows at:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------

                                                                                (IN THOUSANDS)
Deferred tax benefits, current.............................................  $   4,293  $   3,208
Deferred tax liabilities, current..........................................         --         --
                                                                             ---------  ---------
Net deferred tax benefits, current.........................................      4,293      3,208
                                                                             ---------  ---------
Deferred tax benefits, non-current.........................................      1,673      4,833
Deferred tax liabilities, non-current......................................     (1,096)      (479)
                                                                             ---------  ---------
Net deferred tax benefits, non-current.....................................        577      4,354
                                                                             ---------  ---------
Net deferred tax assets....................................................  $   4,870  $   7,562
                                                                             ---------  ---------
                                                                             ---------  ---------

    The reconciliation between total tax expense (benefit) and the amount computed by applying the statutory Federal income tax rate to income before income taxes is as follows for the years ended:

                                                                                  DECEMBER 31,
                                                                              --------------------
                                                                                1996       1995
                                                                              ---------  ---------

                                                                                 (IN THOUSANDS)
Federal statutory income taxes..............................................  $     188  $    (745)
Permanent differences (principally goodwill amortization)...................      2,181        265
State and local income taxes, net of federal benefit........................        842       (136)
Other.......................................................................       (204)        93
                                                                              ---------  ---------
                                                                              $   3,007  $    (523)
                                                                              ---------  ---------
                                                                              ---------  ---------

10. STOCKHOLDERS' EQUITY (DEFICIENCY)

    A) STOCK OPTIONS

    In connection with and as a condition of Boston Ventures' acquisition, the Company entered into a stock option agreement (the "Agreement") with Finkelstein which, subject to certain terms and conditions of the Agreement, granted Finkelstein an option to purchase an aggregate of approximately 6,461 shares of National's common stock. One-third of the shares covered by the option vest and become exercisable in 60 equal installments of approximately 36 shares on the last day of each month commencing on January 31, 1996 and continuing until December 31, 2000. The remaining shares vest and become exercisable, subject to the Company's attainment of two separate annual operating cash flow targets, as defined, in equal annual installments of approximately 431 shares or approximately 862 shares, respectively (if such respective operating cash flow targets are reached), on December 31, 1996 through 2000 or upon sale, subject to achieving certain performance targets. The vesting of all shares is generally subject to Finkelstein been employed by the Company on such dates. The shares are exercisable at a price of approximately $1,083 per share and expire on the tenth anniversary date of the Agreement.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

10. STOCKHOLDERS' EQUITY (DEFICIENCY) (CONTINUED)
    B) STOCKHOLDERS' AGREEMENT

    On December 1, 1995, Boston Ventures, National and Finkelstein entered into a stockholders' agreement which, among other things, allows Finkelstein, upon the non-renewal of his employment, as defined in his employment agreement (See
Note 13) to require the Company to purchase all of his shares and liquidate and cash out his vested option shares for fair value. The Company's obligation to acquire Finkelstein's shares is subject to it being permitted by the Credit Agreement and applicable law to do so. In addition, the stockholders' agreement gives the Company, along with Boston Ventures, the right of first refusal with respect to Finkelstein's shares.

11. OTHER INCOME (EXPENSE)

    Other income (expense) is comprised of the following items:

                                                                                  1996       1995
                                                                                ---------  ---------
                                                                                   (IN THOUSANDS)
Insurance claim recovery (a)..................................................  $     235  $     (80)
Litigation settlement.........................................................         --        (25)
Barter income (loss)..........................................................        (54)       125
Apollo management fee.........................................................         --       (231)
                                                                                ---------  ---------
                                                                                $     181  $    (211)
                                                                                ---------  ---------
                                                                                ---------  ---------

------------------------

(a) Represents an insurance reimbursement of approximately $287,000 relating to employee theft, net of legal and professional costs of $52,000.

12. RETIREMENT PLANS

    The Company has a 401(k) profit sharing plan (the "Plan") for all eligible employees who have completed one year of service. Under the Plan, the Company has the option of making a matching contribution of up to 3% of a participant's compensation. During 1996 and 1995, the Company did not make any matching discretionary contributions to the Plan.

    In addition, approximately 20 Company employees are covered by certain defined contribution retirement plans sponsored by the Typographical Union. Company contributions to these retirement plans for 1996 and 1995 were $476,000 and $481,000, respectively.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

13. COMMITMENTS AND CONTINGENCIES

    A) OPERATING LEASES

    The Company leases office space under non cancelable operating leases which expire at various dates through October 2008. At December 31, 1996, the future minimum payments due under these leases, net of sublease income, are as follows:

YEARS ENDING DECEMBER 31,                                                                               AMOUNT
--------------------------------------------------------------------------------------------------  --------------
                                                                                                    (IN THOUSANDS)
1997..............................................................................................    $    1,027
1998..............................................................................................         1,129
1999..............................................................................................         1,187
2000..............................................................................................         1,190
2001..............................................................................................         1,177
Thereafter........................................................................................         8,620
                                                                                                         -------
                                                                                                      $   14,330
                                                                                                         -------
                                                                                                         -------

    Rent expense, net of sublease income, was approximately $1,395,000 and $1,335,000 for the years ended December 31, 1996 and 1995, respectively.

    At December 31, 1996 and 1995, the Company had a letter of credit outstanding of approximately $533,000 for the security deposit on its corporate office space.

    B) EMPLOYMENT AGREEMENT

    In connection with Boston Ventures' December 1, 1995 acquisition of the Company, Finkelstein entered into a long-term employment agreement (the "Employment Agreement") with the Company. The initial term of the Employment Agreement is through December 31, 2000 and provides for an annual base salary which, beginning on June 30, 1996, and annually thereafter, is to be increased by the greater of (i) 5% or (ii) the annual increase in the consumer price index for all urban consumers not in excess of 8%.

    C) LEGAL MATTERS

    The Company is subject to certain legal actions and complaints that arise in the ordinary course of its business. In the opinion of management, the amount of the ultimate liability, if any, which may result from these legal actions and complaints will not materially affect the consolidated financial statements of the Company.

14. FAIR VALUES OF FINANCIAL INSTRUMENTS

    The Company has a number of financial instruments, none of which are held for trading purposes. These financial instruments consist of cash and equivalents, long term debt and interest rate projection agreements. The Company estimates that the fair value of all financial instrument at December 31, 1996, does not differ materially from the aggregate carrying values of its financial instruments recorded in the accompanying consolidated balance sheet.

                     NATIONAL LAW PUBLISHING COMPANY, INC.

                           DECEMBER 31, 1996 AND 1995

15. SUPPLEMENTARY 1995 CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION

    The following table summarizes 1995's consolidated results of operations for the Successor and Predecessor periods:

                                                                              SUCCESSOR    PREDECESSOR      FULL
                                                                               PERIOD         PERIOD        YEAR
                                                                             -----------  --------------  ---------
                                                                                         (IN THOUSANDS)
Revenues...................................................................   $   3,510     $   40,564    $  44,074
Operating income (loss)....................................................        (393)         3,871        3,478
(Loss) before income taxes.................................................        (953)        (1,238)      (2,191)
Net (loss).................................................................        (546)        (1,122)      (1,668)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER IN ANY JURISDICTION WHERE, TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................         iv
Summary.........................................          1
Risk Factors....................................         19
The Transactions................................         26
Use of Proceeds.................................         27
Capitalization..................................         27
Pro Forma Financial Information.................         28
Selected Historical Consolidated Financial
  Information...................................         33
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................         36
Business........................................         48
Recent Transactions.............................         59
Management......................................         60
Certain Transactions............................         65
Principal Stockholders..........................         66
The Exchange Offer..............................         67
Description of the Notes........................         76
Description of Other Indebtedness...............        106
Certain U.S. Federal Income Tax
  Considerations................................        108
Plan of Distribution............................        108
Legal Matters...................................        109
Experts.........................................        109
Index to Financial Statements...................        F-1

                            ------------------------


    UNTIL SEPTEMBER 15, 1998 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                          AMERICAN LAWYER MEDIA, INC.

                               OFFER TO EXCHANGE
                   ITS 9 3/4% SENIOR NOTES DUE 2007, SERIES B
                       FOR ANY AND ALL OF ITS OUTSTANDING
                          9 3/4% SENIOR NOTES DUE 2007

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                 JUNE 17, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 16, 1998
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

           [ALTERNATE FRONT COVER PAGE FOR MARKET-MAKING PROSPECTUS]

                          AMERICAN LAWYER MEDIA, INC.

                     9 3/4% SENIOR NOTES DUE 2007, SERIES B

    ALM, LLC, ALM Counsel Connect Inc., ALM IP, LLC, Counsel Connect, Counsel Connect, LLC, Law Journal Extra, Inc., LegalTech, LLC, National Law Publishing Company, Inc., The New York Law Publishing Company, NLP IP Company and PPC Publishing Corporation, as Guarantors of the 9 3/4% Senior Notes Due 2007.

    American Lawyer Media, Inc., a Delaware corporation (the "Company"), exchanged (the "Exchange Offer"), upon the terms and conditions set forth in a prospectus dated June 17, 1998, $1,000 principal amount of its 9 3/4% Senior Notes due 2007, Series B (the "Exchange Notes"), registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement, for each $1,000 principal amount of its outstanding 9 3/4% Senior Notes due 2007 (the "Old Notes") of which $175,000,000 aggregate principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes for which they were exchanged pursuant to the Exchange Offer except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and do not bear legends restricting the transfer thereof, and (iii) the holders of the Exchange Notes are not entitled to the rights of holders of Old Notes under the Registration Rights Agreement (as defined). The Exchange Notes evidence the same debt as the Old Notes (which they replaced) and were issued under and are entitled to the benefits of the Indenture dated as of December 22, 1997, as supplemented (the "Indenture") by and among the Company, the Guarantors and The Bank of New York, as trustee. The Old Notes and the Exchange Notes are sometimes referred to herein collectively as the "Notes." See "Description of the Notes."

    Interest on the Exchange Notes will be payable in cash semi-annually on June 15 and December 15 of each year, commencing June 15, 1998. The Exchange Notes will mature on December 15, 2007, unless previously redeemed, and will not be subject to any sinking fund requirement. The Exchange Notes will be redeemable in cash at the option of the Company, in whole or in part, at any time on or after December 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon (and Liquidated Damages (as defined), if any) to the date of redemption. Prior to December 15, 2002, the Exchange Notes will also be subject to redemption, at the option of the Company, in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the applicable Make-Whole Premium (as defined) plus accrued and unpaid interest thereon (and Liquidated Damages, if any). Prior to December 15, 2000, the Company, at its option, may redeem in the aggregate up to 35% of the original principal amount of the Exchange Notes at 109.75% of the aggregate principal amount so redeemed plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the redemption date with the Net Cash Proceeds (as defined) of one or more Public Equity Offerings (as defined) provided that at least $113.8 million aggregate principal amount of the Exchange Notes remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering. See "Description of the Notes-- Optional Redemption."

    In the event of a Change of Control (as defined), holders of the Notes will have the right to require the Company to purchase the Exchange Notes at 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the purchase date. No assurance can be given that the Company will have sufficient funds available to satisfy its repurchase obligation with respect to the Notes following a Change of Control. See "Description of the Notes--Certain Covenants--Repurchase of Notes at the Option of the Holder Upon a Change of Control." In addition, the Company is obligated in certain instances to offer to repurchase the Exchange Notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon (and Liquidated Damages, if any) to the date of repurchase with the Net Cash Proceeds of certain asset sales. See "Description of the Notes--Certain Covenants-- Limitation on Sale of Assets and Subsidiary Stock."

    The Exchange Notes are senior unsecured general obligations of the Company, PARI PASSU in right of payment to all existing and future senior indebtedness of the Company and senior in right of payment to all existing and future Subordinated Indebtedness (as defined) of the Company. As of December 31, 1997, after giving effect to the consummation of the Initial Offering (as defined), the Company and its subsidiaries had approximately $175 million aggregate principal amount of senior indebtedness outstanding. The Company's pro forma earnings were insufficient to cover fixed charges by approximately $16.1 million for the year ended December 31, 1997. The Exchange Notes are fully and unconditionally guaranteed (the "Subsidiary Guarantees"), on a joint and several and senior unsecured basis, by each of the Company's existing and future Restricted Subsidiaries (as defined) (each a "Guarantor" and collectively the "Guarantors"). See "Capitalization" and "Description of the Notes."

                                             (COVER CONTINUED ON FOLLOWING PAGE)
                            ------------------------

    SEE "RISK FACTORS" BEGINNING ON PAGE 19 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER THEIR OLD NOTES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
    SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                 The date of this Prospectus is June 17, 1998.

                 [ALTERNATE PAGE FOR MARKET-MAKING PROSPECTUS]

    The Old Notes were sold by the Company on December 22, 1997 to Wasserstein Perella Securities, Inc., BancAmerica Robertson Stephens and BancBoston Securities Inc. (the "Initial Purchasers") in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act (the "Initial Offering"). The Initial Purchasers subsequently placed the Old Notes with (i) qualified institutional buyers in reliance upon Rule 144A under the Securities Act, (ii) a limited number of institutional accredited investors (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), and (iii) qualified buyers outside of the United States in reliance upon Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes were offered in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into by the Company, the Guarantors and the Initial Purchasers (the "Registration Rights Agreement") in connection with the Initial Offering.

    This Prospectus is to be used by Wasserstein Perella Securities, Inc. ("WPS") in connection with its offers and sales of the Exchange Notes (and related Subsidiary Guarantees) from time-to-time in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. WPS may act as principal or agent in such transactions. The Company does not intend to list the Exchange Notes on any securities exchange or to seek admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. WPS has advised the Company that it intends to make a market in the Exchange Notes, however, WPS is not obligated to do so and any market-making may be discontinued at any time. The Company will receive no portion of the proceeds of the sale of any Exchange Notes by WPS and will bear expenses incident to the registration thereof. See "Plan of Distribution."

    There has not previously been any public market for the Old Notes or the Exchange Notes. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Exchange Notes will develop. See "Risk Factors--Absence of a Public Market Could Adversely Affect the Value of Exchange Notes."

    Concurrently with the Initial Offering, American Lawyer Media Holdings, Inc. ("Holdings"), the parent company of the Company, sold $35.0 million in initial aggregate principal amount ($63.3 million principal amount at maturity) of its 12 1/4% Senior Discount Notes due 2008 (the "Old Discount Notes") (the "Initial Discount Note Offering," and together with the Initial Offering, the "Initial Offerings").

    Concurrently with the Exchange Offer, Holdings exchanged (the "Discount Note Exchange Offer," and together with the Exchange Offer, the "Exchange Offers") $1,000 principal amount at maturity of its 12 1/4% Senior Discount Notes due 2008, Series B (the "Exchange Discount Notes"), registered under the Securities Act pursuant to a registration statement, for each $1,000 principal amount at maturity of its outstanding Old Discount Notes, of which $63.3 million aggregate principal amount at maturity is outstanding as of the date hereof. The Old Discount Notes and the Exchange Discount Notes are sometimes referred to herein collectively as the "Discount Notes." See "The Transactions" and "Description of Other Indebtedness--Description of the Discount Notes."

    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE EXCHANGE NOTES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY OF THE EXCHANGE NOTES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH

PERSON. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    The Exchange Notes are available initially only in book-entry form and the Exchange Notes issued pursuant to the Exchange Offer were issued in the form of a Global Note (as defined), which was deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of Cede & Co., its nominee. Beneficial interests in the Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. After the initial issuance of the Global Note, Exchange Notes in certificated form will be issued in exchange for the Global Note only under limited circumstances as set forth in the Indenture. See "Description of the Notes--Book-Entry; Delivery and Form."

                             AVAILABLE INFORMATION

    The Company and the Guarantors have filed with the Commission a registration statement on Form S-4 (File No. 333-50117) (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Offer contemplated hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and inspected at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

    Upon the declaration by the Commission that the Exchange Offer Registration Statement was effective, the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file periodic reports and other information with the Commission. The obligation of the Company to file periodic reports and other information with the Commission will be suspended if the Notes are held of record by fewer than 300 holders as of the beginning of any fiscal year of the Company and the Guarantors other than the fiscal year in which the Exchange Offer Registration Statement is declared effective. The Company has agreed that, whether or not it is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, for so long as the Old Notes or the Exchange Notes remain outstanding, it will file with the Commission and distribute to holders of the Old Notes and the Exchange Notes, as applicable, copies of the financial information that would have been contained in such annual reports and quarterly reports, including management's discussion and analysis of financial conditions and results of operations, that would have been required to be filed with the Commission pursuant to the Exchange Act. See "Description of the Notes--Reports."

                            ------------------------

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This Prospectus contains "forward-looking statements" that are subject to a number of risks and uncertainties, many of which are beyond the Company's control. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and similar expressions. Actual results could differ materially from those contemplated by these forward-looking statements as a result of factors such as those described under "Risk Factors." In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Prospectus will in fact transpire. Prospective purchasers are cautioned not to place undue reliance on these forward-looking statements. Neither the Company nor any Guarantor undertakes any obligation to update or revise any forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company, any Guarantor or persons acting on behalf of any of them are expressly qualified in their entirety by the discussion under "Risk Factors."

             [ALTERNATIVE SUBSECTION FOR MARKET-MAKING PROSPECTUS]

ABSENCE OF PUBLIC MARKET COULD ADVERSELY AFFECT THE VALUE OF EXCHANGE NOTES

    The Exchange Notes constitute a new issue of securities with no established trading market. Although the Exchange Notes will generally be permitted to be resold or otherwise transferred by holders who are not affiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to list the Exchange Notes on any securities exchange or seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. WPS has advised the Company that it currently intends to make a market in the Exchange Notes, but WPS is not obligated to do so and may discontinue such market making at any time. In addition, such market making activity will be subject to the limits imposed by law. Accordingly, no assurance can be given that an active public or other market will develop or be obtained for the Exchange Notes or as to the liquidity of the trading market for the Exchange Notes. If a trading market does not develop or develops and is not maintained, holders of the Exchange Notes may experience difficulty in reselling the Exchange Notes or may be unable to sell them at all.

    If a public trading market develops for the Exchange Notes, future trading prices of such securities will depend on many factors including, among other things, prevailing interest rates, the Company's results of operations, the market for similar securities and general economic conditions. Depending on prevailing interest rates, the market for similar securities, general economic conditions and other factors, including the financial condition of the Company, the Exchange Notes may trade at discount from their principal amount.

    WPS may be deemed to be an "affiliate" of the Company, and, as such, may be required to deliver a prospectus in connection with its market-making activities in the Exchange Notes.

               [ALTERNATIVE SECTION FOR MARKET-MAKING PROSPECTUS]

                                USE OF PROCEEDS

    This Prospectus has been prepared for use by WPS in connection with offers and sales from time to time of the Exchange Notes by WPS in market-making transactions. The Company will not receive any of the proceeds from such transactions. See "Plan of Distribution."

    The net proceeds to the Company from the Initial Offering, approximately $169.8 million (after deducting discounts to the Initial Purchasers and other Initial Offering expenses), were used, together with the Equity Contribution, to consummate the NLP Acquisition, to repay principal of and accrued interest on each of the ALM Promissory Note and the WP Promissory Note, to pay certain fees and expenses and to pay one-time restructuring costs in connection with the Transactions.

               [ALTERNATIVE SECTION FOR MARKET-MAKING PROSPECTUS]

                              PLAN OF DISTRIBUTION

    This Prospectus has been prepared for use by WPS in connection with offers and sales from time-to-time of the Exchange Notes by WPS in market-making transactions at negotiated prices relating to prevailing market prices at the time of sale. WPS may act as principal or agent in such transactions. WPS has advised the Company that it currently intends to make a market in the Exchange Notes, but it is not obligated to do so and may discontinue or suspend any such market-making activities at any time without notice.

    There is no existing market for the Exchange Notes and there can be no assurance as to the liquidity of any market that may develop for the Exchange Notes, the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which holders would be able to sell their Exchange Notes. If a public trading market develops for the Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results, the market for similar securities and general economic conditions. The Company does not currently intend to list the Exchange Notes on any securities exchange or the National Association of Securities Dealers Automated Quotation System. Therefore, no assurance can be given as to the liquidity of any trading market for the Exchange Notes. See "Risk Factors--Absence of Public Market Could Adversely Affect the Value of Exchange Notes."

    WPS served as an Initial Purchaser in the Initial Offering and received total underwriting discounts and commissions of $5.3 million in connection therewith.

    WPS, the other Initial Purchasers, the Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with respect to the use by WPS of this Prospectus. Pursuant to the Registration Rights Agreement, the Company agreed to bear all registration expenses incurred under such agreement, and the Company agreed to indemnify WPS against certain liabilities, including liabilities under the Securities Act.

    Affiliates of WPS currently own all of the outstanding shares of Holdings. See "Principal Stockholders." WPS has informed the Company that it does not intend to confirm sales of the Exchange Notes to any accounts over which it exercises discretionary authority without the prior specific written approval of such transactions by the customer.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            [ALTERNATE BACK COVER PAGE FOR MARKET-MAKING PROSPECTUS]

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE GUARANTORS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION OF AN OFFER IN ANY JURISDICTION WHERE, TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                  ---------
Available Information...........................
Summary.........................................
Risk Factors....................................
The Transactions................................
Use of Proceeds.................................
Capitalization..................................
Pro Forma Financial Information.................
Selected Historical Consolidated Financial
  Information...................................
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations....................................
Business........................................
Recent Transactions.............................
Management......................................
Certain Transactions............................
Principal Stockholders..........................
Description of the Notes........................
Description of Other Indebtedness...............
Certain U.S. Federal Income Tax
  Considerations................................
Plan of Distribution............................
Legal Matters...................................
Experts.........................................
Index to Financial Statements...................

                            ------------------------

    UNTIL SEPTEMBER 15, 1998 (90 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          AMERICAN LAWYER MEDIA, INC.

                         9 3/4% SENIOR NOTES DUE 2007,
                                    SERIES B

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                 JUNE 17, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
THE DELAWARE CORPORATIONS
AMERICAN LAWYER MEDIA, INC.

CERTIFICATE OF INCORPORATION

    Article EIGHTH of the Certificate of Incorporation of American Lawyer Media, Inc. (the "Company") provides that the Directors of the Company shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted by the General Corporation Law of the State of Delaware as from time to time in effect (the "DGCL").

    Paragraph 1 of Article EIGHTH states that a Director of the Company shall under no circumstances have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of paragraph 1 of Article EIGHTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

    Paragraph 2 of Article EIGHTH states that the Company shall indemnify each Director and Officer of the Company to the fullest extent permitted by applicable law, except as may be otherwise provided in the Company's By-Laws, and in furtherance thereof the Board of Directors is expressly authorized to amend the Company's By-laws from time to time to give full effect thereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of paragraph 2 of Article EIGHTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors and Officers to indemnification with respect to any act or omission occurring prior to such modification, amendment or repeal.

BY-LAWS

    Article IV of the By-laws of the Company provides for indemnification.
Section 1 of Article IV states that the Company (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or an officer of the Company and (2) except as otherwise required by Section 3 of Article IV, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 2 of Article IV states that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 3 of Article IV states that, to the extent that a person who is or was a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 4 of Article IV states that any indemnification under Section 1 or
Section 2 of Article IV (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5 of Article IV states that expenses incurred by any person who may have a right of indemnification under Article IV in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the. Company pursuant to Article IV.

    Section 6 of Article IV states that the indemnification provided by Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7 of Article IV states that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article IV, Section 145 of the General Corporation Law of the State of Delaware or otherwise.

    Section 8 of Article IV states that the invalidity or unenforceability of any provision of Article IV shall not affect the validity or enforceability of the remaining provisions of Article IV.

ALM COUNSEL CONNECT INC.

CERTIFICATE OF INCORPORATION

    Article 10 of the Certificate of Incorporation of ALM Counsel Connect Inc. (the "Company") provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

BY-LAWS

    Section 7 of Article VII of the By-laws of the Company states that every person serving as a director, officer or employee of the Company shall be indemnified and held harmless by the Company from and against any and all loss, cost, liability and expense that may be imposed upon or incurred by him in connection with or resulting from any claim, action, suit, or proceeding civil or criminal, in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer or employee of the Company, whether or not he continues to be such at the time such loss, cost, liability or expense shall have been imposed or incurred. As used herein, the term "loss, cost, liability and expense" shall include, but shall not be limited to, counsel fees and disbursements and amounts of judgments, fines or penalties against, and amounts paid in settlement by, any such directors, officer or employee; provided, however, that no such director, officer or employee shall be entitled to claim such indemnity: (1) with respect to any matter as to which there shall have been a final adjudication that he has committed or allowed some act or omission, (a) otherwise than in good faith in what he considered to be the best interests of the Company, and (b) without reasonable cause to believe that such act or omission was proper and legal; or (2) in the event of a settlement of such claim, action, suit, or proceeding unless (a) the court having jurisdiction thereof shall have approved of such settlement with knowledge of the indemnity provided herein, or (b) a written opinion of independent legal counsel, selected by or in manner determined by the board of directors, shall have been rendered substantially concurrently with such settlement, to the effect that it was not probable that the matter as to which indemnification is being made would have resulted in a final adjudication as specified in clause (1) above and that the said loss, cost, liability or expense may property be borne by the Company. A conviction or judgment (whether based on a plea of guilty or NOLO CONTENDERE or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication that such directors, officer or employee has committed or allowed some act or omission as hereinabove provided if independent legal counsel, selected as hereinabove set forth, shall substantially concurrently with such conviction or judgement give to the Company a written opinion that such director, officer or employee was acting in good faith in what he considered to be the best interests of the Company or was not without reasonable cause to believe that such act of omission was proper and legal.

NLP IP COMPANY

CERTIFICATE OF INCORPORATION

    Article EIGHTH of the Certificate of Incorporation of NLP IP Company (the "Company") provides that the Directors of the Company shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted by the DGCL.

    Paragraph 1 of Article EIGHTH states that a Director of the Company shall under no circumstances have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a Director except for those breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of Directors. Neither the modification or repeal of paragraph 1 of Article EIGHTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors to exculpation from personal liability for any act or omission occurring prior to such amendment, modification or repeal.

    Paragraph 2 of Article EIGHTH states that the Company shall indemnify each Director and Officer of the Company to the fullest extent permitted by applicable law, except as may be otherwise provided in the Company's By-Laws, and in furtherance thereof the Board of Directors is expressly authorized to amend the Company's By-laws from time to time to give full effect thereto, notwithstanding possible self interest of the Directors in the action being taken. Neither the modification or repeal of paragraph 2 of Article EIGHTH nor any amendment to the DGCL that does not have retroactive application shall limit the right of Directors and Officers to indemnification with respect to any act or omission occurring prior to such modification, amendment or repeal.

BY-LAWS

    Article IV of the By-laws of the Company provides for indemnification.
Section 1 of Article IV states that the Company (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was a director or an officer of the Company and (2) except as otherwise required by Section 3 of Article IV, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he or she is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable .cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no1o contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

    Section 2 of Article IV states that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee, agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

    Section 3 of Article IV states that, to the extent that a person who is or was a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of Article IV, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    Section 4 of Article IV states that any indemnification under Section 1 or
Section 2 of Article IV (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in said Sections 1 and 2. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

    Section 5 of Article IV states that expenses incurred by any person who may have a right of indemnification under Article IV in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the. Company pursuant to Article IV.

    Section 6 of Article IV states that the indemnification provided by Article IV shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    Section 7 of Article IV states that the Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of or participant in another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article IV, Section 145 of the DGCL or otherwise.

    Section 8 of Article IV states that the invalidity or unenforceability of any provision of Article IV shall not affect the validity or enforceability of the remaining provisions of Article IV.

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

    Under the DGCL, directors, officers, employees, and other individuals may be indemnified against expenses (including attorneys' fees), judgements, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action") if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of a derivative action, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and Delaware law requires court approval before there can be any indemnification of expenses where the person seeking indemnification has been found liable to the corporation.

    Delaware corporations may limit the personal liability of their directors for monetary damages for a breach of fiduciary duty, provided, however, that the directors can still be held personally liable (i) for a breach of the duty of loyalty to the corporation and its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (described below), and (iv) for any transaction from which the director derived an improper personal benefit.
Section 174 of the DGCL makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions in certain circumstances and expressly sets forth a negligence standard with respect to such liability.

THE DELAWARE LIMITED LIABILITY COMPANIES
ALM IP, LLC

LIMITED LIABILITY COMPANY AGREEMENT

    Section 15 of the Limited Liability Company Agreement of ALM IP, LLC provides that the Members of ALM IP, LLC shall not be liable for the obligations or liabilities of ALM IP, LLC except to the extent provided in the Delaware Limited Liability Company Act, as amended from time to time.

DELAWARE LIMITED LIABILITY COMPANY ACT

    Section 18-303(a) of the Delaware Limited Liability Company Act (the "Act") states that, except as otherwise provided by the Act, the debts, obligations and liabilities of a limited liability company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the limited liability company, and no member or manager of a limited liability company shall be obligated personally for any such debt, obligation or liability of the limited liability company solely by reason of being a member or acting as a manager of the limited liability company. Section 18-108 of the Act states that subject to such standards and restrictions, if any, as set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

THE NEW YORK CORPORATIONS
LAW JOURNAL EXTRA, INC.

CERTIFICATE OF INCORPORATION

    Article TENTH of the Certificate of Incorporation of Law Journal Extra, Inc. (the "Company") states that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty in his or her capacity as director, except as may otherwise be required by applicable law. Neither the amendment, modification or repeal of Article TENTH nor the adoption of any provision of the Certificate of Incorporation inconsistent with Article TENTH shall adversely affect any right or protection of any director that exists at the time of such change.

BY-LAWS

    Article IV of the By-laws provides for indemnification. Section 1 of Article IV states that the Company shall indemnify to the fullest extent permitted from time to time by law, any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of the Company or any other Company of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company heretofore or hereafter served in any capacity at the request of the Company, by reason of the fact that such person, or his or her testator or intestate is or was a director, officer or employee of the Company, or served such other Company, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of the threat of, the commencement of and/or the continuation of such action or proceeding, or any appeal therein. The Company shall advance expenses incurred by any director or officer in defending a civil or criminal action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount advanced if such director or officer is ultimate found not to be entitled to indemnification or to the event the expenses exceed the indemnification to which such director or office is entitled. The indemnification provided by this paragraph shall not be deemed exclusive of any other rights to which a director-officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or by-laws, or a resolution of shareholders, a resolution of directors, an agreement providing for such indemnification, or any insurance, provided that no indemnification may be made to or on behalf of any directors or officers if a judgment or other final adjudication adverse to the director or officer establishes that such director's or officer's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such director or officer personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

NATIONAL LAW PUBLISHING COMPANY, INC.

CERTIFICATE OF INCORPORATION

    The Certificate of Incorporation of National Law Publishing Company, Inc. (the "Company") provides that the Company shall, to the fullest extent permitted by applicable law, indemnify any person who is or was made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company is serving or served in any capacity at the request of the Company, by reason of the fact that he/she, his/her testator or intestate, is or was a director or officer of the Company, or is serving or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and expenses, including attorneys' fees, or any appeal therein. Permissible indemnification may be provided, as a matter of discretion, to any other person in accordance wit the provisions of the BCL, as from time to time amended, or other applicable law. Any director or officer of the Company serving (i) another corporation, of which a majority of the share entitled to vote in the election of its directors is held, directly or indirectly, by the Company, or(ii) any employee benefit plan of either, in any capacity, shall be deemed to be doing so at the request of the Company.

    Any person entitled to be indemnified as a matter of right pursuant to the indemnification provision in the Company's Certificate of Incorporation may elect, to the extent permitted by law, to have the right to indemnification interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the action or proceeding, or on the basis of the applicable law in effect at the time indemnification is sought. The right to be indemnified pursuant to the indemnification provision in the Company's Certificate of Incorporation shall be a contract right and shall include the right to be paid by the Company expenses incurred in defending any action or proceeding in advance of its final disposition; provided; however, that, the payment of such expenses incurred by a director for officer in his/ her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of such action or proceeding, shall be made only upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should ultimately be determined that such director or officer is not entitled to be indemnified under the indemnification provision.

    The Company's Certificate of Incorporation states that, if a claim is not paid in full by the Company within ninety days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled also to be paid the expense of prosecuting such claim. Neither the failure of the Company (including its Board of Director, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct, nor an actual determination by the Company (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant had not met the applicable standard of conduct.

BY-LAWS

    Article IV of the Amended and Restated By-laws of the Company contains provisions for indemnification. Section 1 of Article IV states that, subject to the provisions of Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"): (A) the Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding or any special appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision; (B) the termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of NOLO CONTENDERE, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonable believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or another enterprise, not opposed to the best interests of the Company or that he had reasonable cause to believe that his conduct was lawful; (C) the Company shall also indemnify any person made, or threatened to be made, a party to an action by or in the right of Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise against amounts paid in settlement and reasonable expenses, including attorneys fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision; except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless an only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper and (D) for the purpose of Article IV, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involved services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties or purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed for a purpose which is not opposed to the best interests of the Company.

    Section 2 of Article IV states that a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of Article IV shall be entitled to indemnification as authorized in Section 1.

    Section 3 of Article IV states that except as provided in Section 2 of
Article IV, any indemnification under Section 1 of Article IV, unless ordered by a court, shall be made by the Company, only if authorized in a specific case:
(1) by the Board of Directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, upon a finding that the director or officer has met the standard of conduct set forth in Section 1 of Article IV,
(2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs: (A) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in
Section 1 has been met by such director or officer, or (B) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in Section 1.

    Section 4 of Article IV states that unless the Board of Directors otherwise determines in a specific case, expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Company in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director of officer to repay such amount or an appropriate portion thereof if it is ultimately found, under the procedure set forth in Article IV, that he is not entitled to any indemnification or the indemnification to the full extent of the expenses advanced by the Company.

    Section 5 of Article IV states that the foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the BCL are in effect and any repeal of modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

    Section 5 of Article IV further states that the indemnification and advancement of expenses provided by Article IV shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Company or the By-laws or, when authorized by the Certificate of Incorporation of these By-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification. The Company may entered into an agreement with any of its directors, officers, employees or agents providing for indemnification and advance of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by Article IV; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Pursuant to Section 6 of Article IV, if Article IV or any portion of thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each employee or agent of the Company as to costs, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of Article IV that shall not have been invalidated and to the fullest extent permitted by applicable law.

    Section 7 of Article IV states that in the event of payment of indemnification to a person described in Section 1 of Article IV, the Company shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Company, shall execute all documents and to all things that the Company may deem necessary or desirable to perfect such right or recovery, including the execution of such documents necessary to enable the Company effectively to enforce any such recovery.

    Section 8 of Article IV states that the Company shall not be liable under
Article IV to make any payment in connection with any claim made against a person described in Section 1 of Article IV to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable under the By-laws of the Company.

THE NEW YORK LAW PUBLISHING COMPANY

CERTIFICATE OF INCORPORATION

    Article SEVENTH of the Restated Certificate of Incorporation of The New York Law Publishing Company (the "Company") states that no director of the Company shall be personally liable to the Company or its shareholders for damages for any breach of duty as a director, unless a judgment or other final adjudication adverse to the director establishes that (i) the acts or omissions of the director were in bad faith or involved intentional misconduct or a knowing violation of law, (ii) the director personally gained in fact a financial profit or other advantage to which the director was not legally entitled, or (iii) the acts of the director violated Section 719 of the BCL.

BY-LAWS

    Article VI of the Amended and Restated By-laws of the Company contains provisions for indemnification. Section 1 of Article VI states that, subject to the provisions of Sections 721 through 725 of the BCL: (A) the Company shall indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the Company served in any capacity at the request of the Company, by reason of the fact that he, his testator or intestate, was a director or officer of the Company, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision; (B) the termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonable believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the Company or that he had reasonable cause to believe that his conduct was lawful; (C) the Company shall also indemnify any person made, or threatened to be made, a party to an action by or in the right of Company to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys, fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, provided that no indemnification may be made to or on behalf of any such director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. This limitation prohibits indemnification only to the extent that indemnification is prohibited by Section 721 of the BCL, or any successor provision; except that no indemnification shall be made in respect of
(1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company, unless an only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper; and (D) for the purpose of Article VI, the Company shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involved services by, such person to the plan or participants or beneficiaries of the plan. Excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Company.

    Section 2 of Article VI states that a person has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in Section 1 of Article VI shall be entitled to indemnification as authorized in Section 1.

    Section 3 of Article VI states that, except as provided in Section 2 of
Article VI, any indemnification under Section 1 of Article VI, unless ordered by a court, shall be made by the Company, only if authorized in a specific case:
(1) by the Board of Directors, acting by a quorum consisting of directors who are not parties to such action or proceeding, upon a finding that the director or officer has met the standard of conduct set forth in Section 1 of Article VI,
(2) if such quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs: (A) by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in
Section 1 has been met by such director or officer, or (B) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in Section 1.

    Section 4 of Article VI states that unless the Board of Directors otherwise determines in a specific case, expenses incurred by a director or officer in defending a civil or criminal action or proceeding shall be paid by the Company in advance of final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount or an appropriate portion thereof if it is ultimately found, under the procedure set forth in Article VI, that he is not entitled to any indemnification or the indemnification to the full extent of the expenses advanced by the Company.

    Section 5 of Article VI states that the foregoing provisions for indemnification and advancement of expenses shall be deemed to be a contract between the Company and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the New York Business Corporation Law are in effect and any repeal of modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a contract right may not be modified retroactively without the consent of such director, officer, employee or agent.

    Section 5 of Article VI further states that the indemnification and advancement of expenses provided by Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled, whether contained in the Certificate of Incorporation of the Company or the By-laws or, when authorized by the Certificate of Incorporation of these By-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification. The Company may entered into an agreement with any of its directors, officers, employees or agents providing for indemnification and advance of expenses, including attorneys' fees, that may change, enhance, qualify or limit any right to indemnification or advancement of expenses created by Article VI; provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

    Pursuant to Section 6 of Article VI, if Article VI or any portion thereof is invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each employee or agent of the Company as to costs, charges and expenses (including attorney's fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company, to the fullest extent permitted by any applicable portion of Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

    Section 7 of Article VI states that, in the event of payment of indemnification to a person described in Section 1 of Article VI, the Company shall be subrogated to the extent of such payment to any right of recovery such person may have and such person, as a condition of receiving indemnification from the Company, shall execute all documents and do all things that the Company may deem necessary or desirable to perfect such right of recovery, including the execution of such documents necessary to enable the Company effectively to enforce any such recovery.

    Section 8 of Article VI states that the Company shall not be liable under
Article VI to make any payment in connection with any claim made against a person described in Section 1 of Article VI to the extent such person has otherwise received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable under the By-laws of the Company.

PPC PUBLISHING CORPORATION

CERTIFICATE OF INCORPORATION

    Article SEVENTH of the Certificate of Incorporation of PPC Publishing Corporation (the "Company") states that the Company shall to the full extent authorized by law, indemnify any present or former officer or director of the Company or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a director or officer of the Company, or served any other corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise in any capacity at the request of the Company, against judgments, fines (including excise taxes assessed on such a person in connection with service to an employee benefit plan), amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred as a result of such action or proceeding or any appeal therein. For purposes of Article SEVENTH, the Company shall be deemed to have requested such present or former officer or director to serve an employee benefit plan where the performance by such person of his duties to the Company also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan. The foregoing right of indemnification shall not be deemed exclusive of any and other rights to which any such person, his testator of intestate, may be entitled apart from Article SEVENTH.

BUSINESS CORPORATION LAW OF THE STATE OF NEW YORK

    Section 722(a) of the BCL states that a corporation may indemnify any person, made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

    Section 722(b) of the BCL states that the termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

    Section 722(c) of the BCL states that a corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys's fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director of officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

    Section 722(d) of the BCL states that for the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

    Section 723 of the BCL provides that (a) a person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section; except as provided in paragraph
(a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case: (1) by the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or, (2) if a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs; (A) by the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or (B) by the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections; and (c) expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

    Section 724(a) of the BCL states that, notwithstanding the failure of a corporation to provide indemnification, and despite any contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section 722 (Authorization for indemnification of directors and officers), and paragraph (a) of section 723. Application therefor may be made, in every case, either: (1) in the civil action or proceeding in which the expenses were incurred or other amounts were paid, or (2) to the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

    Section 724(b) of the BCL states that the application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

    Section 724(c) of the BCL states that, where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

    Section 725(a) of the BCL states that all expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph (c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

    Section 725(b) of the BCL states that no indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:
(1) that the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification; (2) that the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (3) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

    Section 725(c) of the BCL states that, if any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

    Section 725(d) of the BCL states that, if any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

    Section 725(e) of the BCL states that any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

    Section 725(f) of the BCL states that the provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

    Section 726(a) of the BCL states that, subject to paragraph (b), a corporation shall have power to purchase and maintain insurance: (1) to indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and (2) to indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and (3) to indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

    Section 726(b) of the BCL states that no insurance ,under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer: (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

    Section 726(c) of the BCL states that insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

    Section 726(d) of the BCL states that the corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this section, specifying the insurance carrier, date of the contract cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

    Section 726(e) of the BCL states that Section 726 is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

    Section 721 of the BCL states that the indemnification and advancement of expenses granted pursuant to, or provided by, Article 7 of the BCL shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Section 721 further states that nothing contained in Article 7 shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

LIMITED LIABILITY COMPANY LAW OF THE STATE OF NEW YORK

    Section 420 of the New York Limited Liability Company Law states that, subject to the standards and restrictions, if any, set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or other person, or any testator or intestate of such member, manager or other person, from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member, manager or other person if a judgment or other final adjudication adverse to such member, manager or other person establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENTS SCHEDULES.

(A) EXHIBITS

  EXHIBIT
  NUMBER     ITEM
-----------  --------------------------------------------------------------------------------------------------------

       2.1   Purchase Agreement, dated as of October 23, 1997, by and among Boston Ventures Limited Partnership IV,
             Boston Ventures Limited Partnership IVA, James A. Finkelstein and ALM Holdings, LLC, as amended.

       3.1   Certificate of Incorporation of the Company

       3.2   Certificate of Amendment of the Certificate of Incorporation of the Company

       3.3   Certificate of Incorporation of ALM Counsel Connect Inc.

       3.4   Articles of Organization of ALM, LLC

       3.5   Certificate of Formation of ALM IP, LLC

       3.6   Certificate of Formation of Counsel Connect, LLC

       3.7   Certificate of Incorporation of Law Journal Extra, Inc.

       3.8   Certificate of Incorporation of NLP Acquisition Co., Inc.

       3.9   Certificate of Merger of National Law Publishing Company, Inc. and NLP Acquisition Co., Inc.

       3.10  Restated Certificate of Incorporation of The New York Law Publishing Company

       3.11  Certificate of Incorporation of NLP IP Company

       3.12  Certificate of Incorporation of PPC Publishing Corporation

       3.13  Certificate of Amendment to Certificate of Incorporation of PPC Publishing Corporation

       3.14  Certificate to Amendment of Certificate of Incorporation of PPC Publishing Corporation

       3.15  Certificate of Formation of LegalTech, LLC

       3.16  Bylaws of the Company

       3.17  Bylaws of ALM Counsel Connect Inc.

       3.18  Amended and Restated Limited Liability Company Agreement of ALM IP, LLC

       3.19  Bylaws of Law Journal Extra, Inc.

       3.20  Amended and Restated Bylaws of National Law Publishing Company, Inc.

       3.21  Amended and Restated Bylaws of The New York Law Publishing Company

  EXHIBIT
  NUMBER     ITEM
-----------  --------------------------------------------------------------------------------------------------------
       3.22  Bylaws of NLP IP Company

       3.23  Bylaws of PPC Publishing Corporation

       4.1   Indenture, dated as of December 22, 1997, among the Company, the Guarantors named therein and The Bank of New York, as trustee

       4.2   Supplemental Indenture, dated as of December 22, 1997, between Law Journal Extra, Inc., the Company, the
             Guarantors named therein and The Bank of New York, as trustee

       4.3   Supplemental Indenture, dated as of December 22, 1997, between National Law Publishing Company, Inc., the Company, the Guarantors named therein and The Bank of New York, as trustee

       4.4   Supplemental Indenture, dated as of December 22, 1997, between The New York Law Publishing Company, the
             Company, the Guarantors named therein and The Bank of New York, as trustee

       4.5   Supplemental Indenture, dated as of December 22, 1997, between NLP IP Company, the Company, the
             Guarantors named therein and The Bank of New York, as trustee

       4.6   Supplemental Indenture, dated as of December 22, 1997, between PPC Publishing Corporation, the Company, the Guarantors named therein and The Bank of New York, as trustee

       4.7   Supplemental Indenture, dated as of April 14, 1998, among the Company, the Guarantors and The Bank of
             New York, as trustee

       4.8   Form of Initial Notes (included in Exhibit 4.1)

       4.9   Form of Exchange Notes (included in Exhibit 4.1)

       4.10  Registration Rights Agreement, dated as of December 22, 1997, among the Company, the Guarantors named therein and the Initial Purchasers

       5.1   Opinion of Jones, Day, Reavis & Pogue

      10.1   Lease, dated September 30, 1993, between Park Avenue South/Armory, Inc. and The New York Law Publishing
             Company for premises at 345 Park Avenue South, New York, New York

      10.2   First Supplemental Agreement, dated November 30, 1994, between Park Avenue South/ Armory, Inc. and The
             New York Law Publishing Company for premises at 345 Park Avenue South, New York, New York

      10.3   Credit Agreement, dated as of March 25, 1998, among the Company, Holdings, the several Lenders named therein, Bank of America National Trust and Savings Association ("Bank of America"), BancBoston
             Securities Inc. and BancAmerica Robertson Stephens (the "Credit Agreement")

      10.4   Employment Agreement dated as of February 9, 1998 by and between the Company and William L. Pollak

      10.5   First Amendment to the Credit Agreement, dated as of April 24, 1998, among the Company, Holdings, Bank of America and BancBoston, N.A.

      12.1   Statement re: computation of ratio of earnings to fixed charges

     *21.1   List of Subsidiaries of the Company

      23.1   Consent of Arthur Andersen LLP

      23.2   Consent of Leslie Sufrin and Company, P.C.

      23.3   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

  EXHIBIT
  NUMBER     ITEM
-----------  --------------------------------------------------------------------------------------------------------
      23.4   Consent of Arthur Andersen LLP

      23.5   Consent of Leslie Sufrin and Company, P.C.

     *23.6   Consent of Arthur Andersen LLP

     *23.7   Consent of Leslie Sufrin and Company, P.C.

      24.1   Power of Attorney of the Company (included in Part II of the Registration Statement)

      24.2   Power of Attorney of the Guarantors (included in Part II of the Registration Statement)

      25.1   Statement on Form T-1 of the eligibility of the Trustee

      27.1   Financial Data Schedule

      27.2   Financial Data Schedule

      99.1   Form of Letter of Transmittal

      99.2   Form of Notice of Guaranteed Delivery

      99.3   Form of Letter to DTC Participants

      99.4   Form of Letter to Clients and form of Instruction to Book-Entry Transfer Participants.


------------------------

*   Filed herewith

(B) FINANCIAL STATEMENT SCHEDULES

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

    To American Lawyer Media, Inc.

    We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of American Lawyer Media, Inc. for the five months ended December 31, 1997 included in this registration statement and have issued our report thereon dated April 3, 1998. Our audit was made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The schedule listed below is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. The schedule for the five months ended December 31, 1997 has been subjected to the auditing procedures applied in the audit of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

NEW YORK, NEW YORK
APRIL 3, 1998

                          AMERICAN LAWYER MEDIA, INC.
                 SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                  FOR THE FIVE MONTHS ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONS
                                                      ---------------------------
                                         BALANCE AT    CHARGED TO     CHARGED TO                    BALANCE
                                         BEGINNING      COSTS AND       OTHER                      AT END OF
DESCRIPTION                              OF PERIOD      EXPENSES       ACCOUNTS     DEDUCTIONS       PERIOD
--------------------------------------  ------------  -------------  ------------  -------------  ------------
                                        DEBIT(CREDIT) DEBIT(CREDIT)  DEBIT(CREDIT) DEBIT(CREDIT)  DEBIT(CREDIT)
FOR THE FIVE MONTHS ENDED DECEMBER 31,
 1997:
Allowance for doubtful accounts          $   (1,661)    $    (843)    $   (1,014)(1)   $     282(2)  $   (3,236)
                                        ------------       ------    ------------       ------    ------------
                                        ------------       ------    ------------       ------    ------------

------------------------------

(1) Represents the addition of the NLP allowance for doubtful accounts ($1,014) at the date of acquisition.

(2) Represents reversals of the allowance account and write-offs of accounts receivable, net of recoveries.

                          AMERICAN LAWYER MEDIA, INC.
            UNAUDITED SCHEDULE II VALUATION AND QUALIFYING ACCOUNTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                             (DOLLARS IN THOUSANDS)

                                                               ADDITIONS
                                                      ---------------------------
                                         BALANCE AT    CHARGED TO     CHARGED TO                    BALANCE
                                         BEGINNING      COSTS AND       OTHER                      AT END OF
DESCRIPTION                              OF PERIOD      EXPENSES       ACCOUNTS     DEDUCTIONS       PERIOD
--------------------------------------  ------------  -------------  ------------  -------------  ------------
                                        DEBIT(CREDIT) DEBIT(CREDIT)  DEBIT(CREDIT) DEBIT(CREDIT)  DEBIT(CREDIT)
FOR THE THREE MONTHS ENDED MARCH 31,
 1998:
Allowance for doubtful accounts          $   (3,636)    $    (610)    $   --         $     615(1)  $   (3,231)
                                        ------------       ------    ------------       ------    ------------
                                        ------------       ------    ------------       ------    ------------

------------------------

(1) Represents reversals of the allowance account and write-offs of accounts receivable, net of recoveries.

ITEM 22. UNDERTAKINGS.

    (1) Each of the undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2) Each of the undersigned registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) Each of the undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (4) Each of the undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

    Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers and controlling persons of any of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any of the registrants of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                AMERICAN LAWYER MEDIA, INC.

                                BY:            /S/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       President and Chief Executive Officer

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   * * * * *

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

              *                  Chairman of the Board of
------------------------------           Directors           June 16, 1998
      Bruce Wasserstein

                                  Director, President and
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE      June 16, 1998
      William L. Pollak                  OFFICER)

                                 Director, Vice President
              *                        and Secretary
------------------------------     (PRINCIPAL FINANCIAL      June 16, 1998
         Anup Bagaria              OFFICER AND PRINCIPAL
                                    ACCOUNTING OFFICER)

              *                          Director
------------------------------                               June 16, 1998
      Michael J. Biondi

              *                          Director
------------------------------                               June 16, 1998
       Robert C. Clark

              *                          Director
------------------------------                               June 16, 1998
      Donald G. Drapkin

              *                          Director
------------------------------                               June 16, 1998
     James A. Finkelstein

              *                          Director
------------------------------                               June 16, 1998
    Andrew G.T. Moore, II

              *                          Director
------------------------------                               June 16, 1998
   Randall J. Weisenburger

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                ALM COUNSEL CONNECT INC.

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President       June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                ALM IP, LLC

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                   Management Committee         June 16, 1998
                                          Member,
    /s/ WILLIAM L. POLLAK           President and Chief
------------------------------       Executive Officer
      William L. Pollak            (PRINCIPAL EXECUTIVE
                                         OFFICER)

                                   Management Committee         June 16, 1998
                                          Member,
                                    Vice President and
              *                          Secretary
------------------------------     (PRINCIPAL FINANCIAL
         Anup Bagaria                   OFFICER AND
                                   PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                ALM, LLC

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                   Management Committee         June 16, 1998
                                          Member,
    /s/ WILLIAM L. POLLAK           President and Chief
------------------------------       Executive Officer
      William L. Pollak            (PRINCIPAL EXECUTIVE
                                         OFFICER)

                                   Management Committee         June 16, 1998
                                          Member,
                                    Vice President and
              *                          Secretary
------------------------------     (PRINCIPAL FINANCIAL
         Anup Bagaria                   OFFICER AND
                                   PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16 1998.


                                COUNSEL CONNECT, LLC

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                   Management Committee         June 16, 1998
                                          Member,
    /s/ WILLIAM L. POLLAK           President and Chief
------------------------------       Executive Officer
      William L. Pollak            (PRINCIPAL EXECUTIVE
                                         OFFICER)

                                   Management Committee         June 16, 1998
                                          Member,
                                    Vice President and
              *                          Secretary
------------------------------     (PRINCIPAL FINANCIAL
         Anup Bagaria                   OFFICER AND
                                   PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                COUNSEL CONNECT

                                By:ALM COUNSEL CONNECT INC., its general
                                   partner

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                By:COUNSEL CONNECT, LLC, its general partner

                                By:               /s/ ANUP BAGARIA
                                     -----------------------------------------
                                                    Anup Bagaria
                                            VICE PRESIDENT AND SECRETARY

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK       Chief Executive Officer of
------------------------------   ALM Counsel Connect Inc.
      William L. Pollak            (PRINCIPAL EXECUTIVE
                                         OFFICER)

                                   Management Committee         June 16, 1998
                                          Member,
                                    Vice President and
              *                        Secretary of
------------------------------     Counsel Connect, LLC
         Anup Bagaria              (PRINCIPAL FINANCIAL
                                   OFFICER AND PRINCIPAL
                                    ACCOUNTING OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                LAW JOURNAL EXTRA, INC.

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

    /s/ WILLIAM L. POLLAK         Director and President        June 16, 1998
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President       June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                LEGALTECH, LLC

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                   Management Committee         June 16, 1998
    /s/ WILLIAM L. POLLAK       Member, President and Chief
------------------------------       Executive Officer
      William L. Pollak            (PRINCIPAL EXECUTIVE
                                          OFFIER)

                                   Management Committee         June 16, 1998
                                          Member,
                                    Vice President and
              *                          Secretary
------------------------------     (PRINCIPAL FINANCIAL
         Anup Bagaria                   OFFICER AND
                                   PRINICPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                NATIONAL LAW PUBLISHING COMPANY, INC.

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President       June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                THE NEW YORK LAW PUBLISHING COMPANY

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President     June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                NLP IP COMPANY

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President       June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on June 16, 1998.


                                PPC PUBLISHING CORPORATION

                                By:            /s/ WILLIAM L. POLLAK
                                     -----------------------------------------
                                                 William L. Pollak
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                               POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints William
L. Pollak and Anup Bagaria and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the Requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date included.


          SIGNATURE                        TITLE                   DATE
------------------------------  ---------------------------  ----------------

                                  Director, President and       June 16, 1998
    /s/ WILLIAM L. POLLAK         Chief Executive Officer
------------------------------     (PRINCIPAL EXECUTIVE
      William L. Pollak                  OFFICER)

                                 Director, Vice President       June 16, 1998
                                       and Secretary
              *                    (PRINCIPAL FINANCIAL
------------------------------          OFFICER AND
         Anup Bagaria              PRINCIPAL ACCOUNTING
                                         OFFICER)

                                 EXHIBIT INDEX

  EXHIBIT
  NUMBER     ITEM                                                                                                 PAGE
-----------  -------------------------------------------------------------------------------------------------  ---------

       2.1   Purchase Agreement, dated as of October 23, 1997, by and among Boston Ventures Limited
             Partnership IV, Boston Ventures Limited Partnership IVA, James A. Finkelstein and ALM Holdings,
             LLC, as amended.

       3.1   Certificate of Incorporation of the Company

       3.2   Certificate of Amendment of the Certificate of Incorporation of the Company

       3.3   Certificate of Incorporation of ALM Counsel Connect Inc.

       3.4   Articles of Organization of ALM, LLC

       3.5   Certificate of Formation of ALM IP, LLC

       3.6   Certificate of Formation of Counsel Connect, LLC

       3.7   Certificate of Incorporation of Law Journal Extra, Inc.

       3.8   Certificate of Incorporation of NLP Acquisition Co., Inc.

       3.9   Certificate of Merger of National Law Publishing Company, Inc. and NLP Acquisition Co., Inc.

      3.10   Restated Certificate of Incorporation of The New York Law Publishing Company

      3.11   Certificate of Incorporation of NLP IP Company

      3.12   Certificate of Incorporation of PPC Publishing Corporation

      3.13   Certificate of Amendment to Certificate of Incorporation of PPC Publishing Corporation

      3.14   Certificate to Amendment of Certificate of Incorporation of PPC Publishing Corporation

      3.15   Certificate of Formation of LegalTech, LLC

      3.16   Bylaws of the Company

      3.17   Bylaws of ALM Counsel Connect Inc.

      3.18   Amended and Restated Limited Liability Company Agreement of ALM IP, LLC

      3.19   Bylaws of Law Journal Extra, Inc.

      3.20   Amended and Restated Bylaws of National Law Publishing Company, Inc.

      3.21   Amended and Restated Bylaws of The New York Law Publishing Company

      3.22   Bylaws of NLP IP Company

      3.23   Bylaws of PPC Publishing Corporation

       4.1   Indenture, dated as of December 22, 1997, among the Company, the Guarantors named therein and The
             Bank of New York, as trustee

       4.2   Supplemental Indenture, dated as of December 22, 1997, between Law Journal Extra, Inc., the
             Company, the Guarantors named therein and The Bank of New York, as trustee

       4.3   Supplemental Indenture, dated as of December 22, 1997, between National Law Publishing Company,
             Inc., the Company, the Guarantors named therein and The Bank of New York, as trustee

       4.4   Supplemental Indenture, dated as of December 22, 1997, between The New York Law Publishing
             Company, the Company, the Guarantors named therein and The Bank of New York, as trustee

  EXHIBIT
  NUMBER     ITEM                                                                                                 PAGE
-----------  -------------------------------------------------------------------------------------------------  ---------
       4.5   Supplemental Indenture, dated as of December 22, 1997, between NLP IP Company, the Company, the
             Guarantors named therein and The Bank of New York, as trustee
       4.6   Supplemental Indenture, dated as of December 22, 1997, between PPC Publishing Corporation, the
             Company, the Guarantors named therein and The Bank of New York, as trustee
       4.7   Supplemental Indenture, dated as of April 14, 1998, among the Company, the Guarantors and The
             Bank of New York, as trustee
       4.8   Form of Initial Notes (included in Exhibit 4.1)
       4.9   Form of Exchange Notes (included in Exhibit 4.1)
      4.10   Registration Rights Agreement, dated as of December 22, 1997, among the Company, the Guarantors named therein and the Initial Purchasers
       5.1   Opinion of Jones, Day, Reavis & Pogue
      10.1   Lease, dated September 30, 1993, between Park Avenue South/Armory, Inc. and The New York Law
             Publishing Company for premises at 345 Park Avenue South, New York, New York
      10.2   First Supplemental Agreement, dated November 30, 1994, between Park Avenue South/Armory, Inc. and
             The New York Law Publishing Company for premises at 345 Park Avenue South, New York, New York
      10.3   Credit Agreement, dated as of March 25, 1998, among the Company, Holdings, the several Lenders named therein, Bank of America National Trust and Savings Association ("Bank of America"),
             BancBoston Securities Inc. and BancAmerica Robertson Stephens (the "Credit Agreement")
      10.4   Employment Agreement dated as of February 9, 1998 by and between the Company and William L.
             Pollak
      10.5   First Amendment to the Credit Agreement, dated as of April 24, 1998, among the Company, Holdings,
             Bank of America and BankBoston, N.A.
      12.1   Statement re: computation of ratio of earnings to fixed charges
     *21.1   List of Subsidiaries of the Company
      23.1   Consent of Arthur Andersen LLP
      23.2   Consent of Leslie Sufrin and Company, P.C.
      23.3   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)
      23.4   Consent of Arthur Andersen LLP
      23.5   Consent of Leslie Sufrin and Company, P.C.
     *23.6   Consent of Arthur Andersen LLP
     *23.7   Consent of Leslie Sufrin and Company, P.C.
      24.1   Power of Attorney of the Company (included in Part II of the Registration Statement)
      24.2   Power of Attorney of the Guarantors (included in Part II of the Registration Statement)
      25.1   Statement on Form T-1 of the eligibility of the Trustee
      27.1   Financial Data Schedule
      27.2   Financial Data Schedule
      99.1   Form of Letter of Transmittal
      99.2   Form of Notice of Guaranteed Delivery
      99.3   Form of Letter to DTC Participants
      99.4   Form of Letter to Clients and form of Instruction to Book-Entry Transfer Participants.


------------------------

*   Filed herewith